As filed with the Securities and Exchange Commission on December 15, 2023.

Registration No. 333-275077

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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Amendment No. 4
to
Form F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

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J-Long Group Limited

(Exact name of registrant as specified in its charter)

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Cayman Islands	5600	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

Flat F, 8/F, Houston Industrial Building
32-40 Wang Lung Street, Tsuen Wan
New Territories, Hong Kong
+852 3693 2110

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

________________

c/o Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, NY 10168
+212 947-7200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

________________

Copies to:

Virginia Tam, Esq. K&L Gates 44/F, Edinburgh Tower, The Landmark 15 Queen’s Road Central, Hong Kong +852 2230 3535	Mengyi Jason Ye, Esq. Yarona L.Yieh, Esq. Ortoli Rosenstadt LLP 366 Madison Avenue, 3rd Floor New York, NY 10017 +1 (212) 588-0022

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Approximate date of commencement of proposed sale to public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act: Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”), indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

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†        The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains two prospectuses, as set forth below.

•        Public Offering Prospectus. A prospectus to be used for the public offering of 1,400,000 shares of Ordinary Shares of the registrant (the “Public Offering Prospectus”) through the underwriter named on the cover page of the Public Offering Prospectus.

•        Resale Prospectus. A prospectus to be used for the resale by the Selling Shareholders set forth therein of 8,910,000 shares of Ordinary Shares of the registrant (the “Resale Prospectus”).

The Resale Prospectus is substantively identical to the Public Offering Prospectus, except for the following principal points:

•        they contain different outside and inside front covers and back covers;

•        they contain different Offering sections in the Prospectus Summary section beginning on page 1;

•        they contain different Use of Proceeds sections on page Alt-2;

•        a Selling Shareholders section is included in the Resale Prospectus;

•        the Underwriting section from the Public Offering Prospectus on page 131 is deleted from the Resale Prospectus and a Selling Shareholders Plan of Distribution is inserted in its place; and

•        the Legal Matters section in the Resale Prospectus on page Alt-8 deletes the reference to counsel for the underwriter.

The registrant has included in this registration statement a set of alternate pages after the back cover page of the Public Offering Prospectus (the “Alternate Pages”) to reflect the foregoing differences in the Resale Prospectus as compared to the Public Offering Prospectus. The Public Offering Prospectus will exclude the Alternate Pages and will be used for the public offering by the registrant. The Resale Prospectus will be substantively identical to the Public Offering Prospectus except for the addition or substitution of the Alternate Pages and will be used for the resale offering by the Selling Shareholders.

The information in this prospectus is not complete and may be changed. We and the Selling Shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED , 2023

1,400,000 Ordinary Shares

J-Long Group Limited

This is the initial public offering (“this offering”) of the ordinary shares, par value US$0.0000375 per ordinary share (“Ordinary Shares” or “Shares”), of J-Long Group Limited, an exempted company incorporated in the Cayman Islands with limited liability whose principal place of business is in Hong Kong (“JL”). We are offering on a firm commitment basis 1,400,000 Ordinary Shares of JL, representing 4.46% of the Ordinary Shares following completion of the offering of JL. Capital Summit Enterprises Limited, Cherish Gloss Group Limited, Jipsy Trade Limited, Max Premier Enterprises Limited, Summer Explorer Investments Limited, Wise Total Solutions Group Limited (collectively, the “Selling Shareholders”), are also offering 8,910,000 Ordinary Shares of JL to be sold in the offering pursuant to the Resale Prospectus, representing approximately 28.38% of the Ordinary Shares following the completion of this offering. Following this offering and the offering of the Selling Shareholders pursuant to the Resale Prospectus, 32.83% of the Ordinary Shares will be held by shareholders for general trading, assuming the underwriters do not exercise the over-allotment option and the Selling Shareholders will sell all of the Ordinary Shares offered for sale pursuant to the Resale Prospectus. We will not receive any of the proceeds from the sale of the Ordinary Shares by the Selling Shareholders.

Prior to this offering, there has been no public market for our Ordinary Shares. The offering price of our Ordinary Shares in this offering is expected to be between $4 and $6 per share. We intend to apply to list our Ordinary Shares on the Nasdaq Global Market under the symbol “JL.” The closing of this offering is contingent upon the final approval from Nasdaq for our listing on Nasdaq Global Market. There is no guarantee or assurance that our Ordinary Shares will be approved for listing on Nasdaq Global Market or that the offering will be closed.

Investors are cautioned that you are buying shares of a Cayman Islands holding company with operations in Hong Kong by its operating subsidiary.

JL is a holding company incorporated in the Cayman Islands with no material operations of its own, and we conduct our operations primarily in Hong Kong through JLHK. References to the “Company,” “we,” “us,” and “our” in the prospectus are to JL, the Cayman Islands entity that will issue the Ordinary Shares being offered. References to “JLHK” are to our sole operating subsidiary as of the date of this prospectus.  This is an offering of the Ordinary Shares of JL, the holding company in the Cayman Islands, instead of the shares of the JLHK. Investors in this offering may never directly hold any equity interests in JLHK.

Investing in our Ordinary Shares is highly speculative and involves a high degree of risk. Before buying any shares, you should carefully read the discussion of material risks of investing in our Ordinary Shares in “Risk Factors” beginning on page 22 of this prospectus.

Our operations are solely located in Hong Kong, a special administrative region of the People’s Republic of China (“China” or the “PRC”), with its own governmental and legal system that is independent from mainland China, including having its own distinct laws and regulations. As of the date of this prospectus, we are not subject to the PRC government’s direct influence or discretion over the manner in which we conduct our business activities outside of the PRC. However, due to long-arm provisions under the current PRC laws and regulations, there remains regulatory uncertainty with respect to the implementation and interpretation of laws in China. However, because our operations are primarily located in Hong Kong and a number of our clients are mainland China companies, or companies that have shareholders or directors that are mainland China individuals, we are still subject to certain legal and operational risks associated with our operating subsidiary JLHK being based in Hong Kong. Additionally, the legal and operational risks associated with operating in mainland China may also apply to our operations in Hong Kong, and we face the risks and uncertainties associated with interpretation and the application of the complex and evolving PRC laws and regulations and as to whether and how the recent PRC government statements and regulatory developments, such as those relating to data and cyberspace security, and anti-monopoly concerns would be applicable to JL or JLHK, given the substantial operations of our sole operating subsidiary in Hong Kong and the possibilities that Chinese government may exercise significant oversight over the conduct of business in Hong Kong. We are also subject to the risks of uncertainty about any future actions of the PRC government or authorities in Hong Kong in this regard.

Should the PRC government choose to exercise significant oversight and discretion over the conduct of our business, they may intervene in or influence our operations. Such governmental actions:

•        could result in a material change in our operations and/or the value of our securities;

•        could significantly limit or completely hinder our ability to continue our operations;

•        could significantly limit or completely hinder our ability to offer or continue to offer our securities to investors; and

•        may cause the value of our securities to significantly decline or be worthless.

We are aware that recently, the PRC government has initiated a series of regulatory actions and new policies to regulate business operations in certain areas in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a variable interest entity (“VIE”) structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Since these statements and regulatory actions are new, it is highly uncertain how soon the legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. It is also highly uncertain what the potential impact such modified or new laws and regulations will have on JLHK’s daily business operation, its ability to accept foreign investments and the listing of our Ordinary Shares on U.S. or other foreign exchanges. The PRC government may intervene or influence our operations at any time and may exert more control over offerings conducted overseas and foreign investment in Hong Kong-based issuers. The PRC government may also intervene or impose restrictions on our ability to move out of Hong Kong to distribute earnings and pay dividends or to reinvest in our business outside of Hong Kong. Furthermore, PRC regulatory authorities may in the future promulgate laws, regulations or implementing rules that require our company or any of our subsidiaries to obtain regulatory approval from PRC authorities before this offering. These actions could result in a material change in our operations and could significantly limit or completely hinder our ability to complete this offering or cause the value of our Ordinary Shares to significantly decline or become worthless. See “Prospectus Summary — Recent Regulatory Developments in the PRC” beginning on page 13.

We have been advised by CFN Lawyers, our counsel as to the laws of Hong Kong, that based on their understanding of the current Hong Kong laws, as of the date of this prospectus, the Company and JLHK are not required to obtain any permissions or approvals from Hong Kong authorities before listing in the United States and issuing our Ordinary Shares to foreign investors. No such permissions or approvals have been applied for by the Company and/or its subsidiaries or denied by any relevant authorities. As of the date of this prospectus, JLHK does not require any requisite permissions or approvals from the Hong Kong authorities to operate its businesses. All of our Hong Kong subsidiaries have received all requisite permissions or approvals from the Hong Kong authorities to operate their business in Hong Kong, including but not limited to their business registration certificates. However, we have been advised by CFN lawyers that uncertainties still exist, due to the possibility that laws, regulations, or policies in Hong Kong could change rapidly in the future.

As advised by our PRC Counsel, China Commercial Law Firm, as of the date of this prospectus, based on PRC laws and regulations effective as of the date of this prospectus, our operations in Hong Kong and our registered public offering in the United States are not subject to the review nor prior approval of the Cyberspace Administration of China (the “CAC”) nor the China Securities Regulatory Commission (the “CSRC”), because (i) the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings like ours under this prospectus are subject to this regulation; and (ii) JLHK was established and operate in Hong Kong and is not included in the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC. Uncertainties still exist, however, due to the possibility that laws, regulations, or policies in the PRC could change rapidly in the future. As further advised by China Commercial Law Firm, JL, Sun Choice, and our operating subsidiary, JLHK, are not required to obtain any permissions or approvals from any Chinese authorities to operate their business as of the date of this prospectus. No permissions or approvals have been applied for by the Company or denied by any relevant authority. In the event that (i) the PRC government expanded the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC and that we are required to obtain such permissions or approvals, or (ii) we inadvertently concluded that relevant permissions or approvals were not required or that we did not receive or maintain relevant permissions or approvals required, any action taken by the PRC government could significantly limit or completely hinder our operations in Hong Kong and our ability to offer or continue to offer our Ordinary Shares to investors and could cause the value of such securities to significantly decline or be worthless and even delisting if our Ordinary Shares. The delisting of our Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment in the future.

Furthermore, as more stringent criteria, including the Holding Foreign Companies Accountable Act (the “HFCA Act”), have been imposed by the SEC and the Public Company Accounting Oversight Board (“PCAOB”), recently, our Ordinary Shares may be prohibited from trading if our auditor cannot be fully inspected. Our auditor, ZH CPA, LLC, the independent registered public accounting firm that issues the audit report included in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess ZH CPA, LLC’s compliance with applicable professional standards. ZH CPA, LLC is headquartered in Denver, Colorado, and can be inspected by the PCAOB. As of the date of this prospectus, our auditor is not subject to the determinations announced by the PCAOB on December 16, 2021, relating to the PCAOB’s inability to inspect or investigate completely registered public accounting firms headquartered in mainland China or Hong Kong because of a position taken by one or more authorities in the PRC or Hong Kong. On August 26, 2022, the SEC issued a statement announcing that the PCAOB signed a Statement of Protocol with the CSRC and the Ministry of Finance of the PRC, governing inspections and investigations of audit firms based in mainland China and Hong Kong. Pursuant to the Statement of Protocol, the PCAOB has independent discretion to select any issuer audits for inspection or investigation and has unfettered ability to transfer information to the SEC. However, uncertainties still exist whether this new framework will be fully complied with. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination. On December 29, 2022, the Accelerating Holding Foreign Companies Accountable Act was enacted, which amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three. See “Risk Factors — Risks Related to Our Ordinary Shares — Although the audit report included in this prospectus is prepared by U.S. auditors who are currently inspectable by the PCAOB, there is no guarantee that future audit reports will be prepared by auditors inspectable by the PCAOB and, as such, in the future investors may be deprived of the benefits of the PCAOB inspection program. Furthermore, trading in our securities may be prohibited under the HFCA Act if the SEC subsequently determines our audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely, and as a result, U.S. national securities exchanges, such as the Nasdaq, may determine to delist our securities. Furthermore, on December 29, 2022, the Accelerating Holding Foreign Companies Accountable Act was enacted, which amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, and thus reduced the time before our Ordinary Shares may be prohibited from trading or delisted” on page 27. We cannot assure you whether Nasdaq or other regulatory authorities will apply additional or more stringent criteria to us. Such uncertainty could cause the market price of our Ordinary Shares to be materially and adversely affected.

Our management monitors the cash position of JLHK regularly and prepares budgets on a monthly basis to ensure it has the necessary funds to fulfill its obligations for the foreseeable future and to ensure adequate liquidity. In the event that there is a need for cash or a potential liquidity issue, it will be reported to our chief financial officer and subject to approval by our board of directors.

No regulatory approval is required for JL to transfer cash to its subsidiaries: JL is permitted under the laws of the Cayman Islands and its memorandum and articles of association (as amended from time to time) to provide funding to our subsidiaries incorporated in the BVI and Hong Kong through loans or capital contributions. JL’s subsidiary formed under the laws of the BVI is permitted under the laws of the BVI to provide funding to our Hong Kong operating subsidiary JLHK subject to certain restrictions laid down in the BVI Business Companies Act 2004 (as amended) and memorandum and articles of association of the relevant JL’s subsidiary incorporated under the laws of the BVI. As a holding company, JL may rely on dividends and other distributions on equity paid by its subsidiaries for its cash and financing requirements. According to the BVI Business Companies Act 2004 (as amended), a BVI company may make dividends distribution to the extent that immediately after the distribution, the value of the company’s assets exceeds its liabilities and that such company is able to pay its debts as they fall due. According to the Companies Ordinance of Hong Kong, a Hong Kong company may only make a distribution out of profits available for distribution. If any of JL’s subsidiaries incur debt on its own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends to JL. Additionally, as of the date of this prospectus, there are no further BVI or Hong Kong statutory restrictions on the amount of funds which may be distributed by us by dividend. However, in the future, funds may not be available to fund operations or for other use outside of Hong Kong, due to interventions in, or the imposition of restrictions and limitations on, our ability or on our subsidiary’s ability by the PRC government to transfer cash. Any limitation on the ability of our subsidiary to make payments to us could have a material adverse effect on our ability to conduct our business and might materially decrease the value of our Ordinary Shares or cause them to be worthless. For a more detailed discussion of how the cash is transferred within our organization, see “Transfers of Cash to and from Our Subsidiaries” on page 5 and “Risk Factors — Risks Related to Our Ordinary Shares — We rely on dividends and other distributions on equity paid by our subsidiary to fund any cash and financing requirements we may have. In the future, funds may not be available to fund operations or for other use outside of Hong Kong, due to interventions in, or the imposition of restrictions and limitations on, our ability or our subsidiary by the PRC government to transfer cash. Any limitation on the ability of our subsidiary to make payments to us could have a material adverse effect on our ability to conduct our business and might materially decrease the value of our Ordinary Shares or cause them to be worthless” on page 43 of this prospectus.

Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us. As of the date of this prospectus, there are no restrictions or limitation under the laws of Hong Kong imposed on the conversion of HK$ into foreign currencies and the remittance of currencies out of Hong Kong or across borders and to U.S investors. The laws and regulations of the PRC do not currently have any material impact on transfer of cash from JL to JLHK and Sun Choice or from JLHK and Sun Choice to JL, our shareholders and U.S. investors. However, the PRC government may, in the future, impose restrictions or limitations on our ability to transfer money out of Hong Kong, to distribute earnings and pay dividends to and from the other entities within our organization, or to reinvest in our business outside of Hong Kong. Such restrictions and limitations, if imposed in the future, may delay or hinder the expansion of our business to outside of Hong Kong and may affect our ability to receive funds from our operating subsidiary in Hong Kong. The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case, that restrict or otherwise unfavorably impact the ability or way we conduct our business, could require us to change certain aspects of our business to ensure compliance, which could decrease demand for our services, reduce revenues, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities. For a more detailed discussion of this risk, see “Transfers of Cash to and from Our Subsidiaries” on page 5 and “Risk Factors — Risks Related to Our Ordinary Shares — We rely on dividends and other distributions on equity paid by our subsidiary to fund any cash and financing requirements we may have. In the future, funds may not be available to fund operations or for other use outside of Hong Kong, due to interventions in, or the imposition of restrictions and limitations on, our ability or our subsidiary by the PRC government to transfer cash. Any limitation on the ability of our subsidiary to make payments to us could have a material adverse effect on our ability to conduct our business and might materially decrease the value of our Ordinary Shares or cause them to be worthless” on page 43 of this prospectus.

During the year ended March 31, 2023, JLHK declared cash dividends of HK$23,000,000 (approximately US$2,948,718) to Stratum Star, which subsequently declared cash dividends of HK$22,900,000 (approximately US$2,935,897) to its holding company, JL. JL, in turn, declared cash dividends of HK$18,900,000 (approximately US$2,423,077) to its shareholders, Mr. Danny Tze Ching Wong and Mr. Edwin Chun Yin Wong. During the year ended March 31, 2022, JLHK declared cash dividends of HK$23,000,000 (approximately US$2,948,718) to its then holding company, Sun Choice, which subsequently declared the dividend to its then shareholders, Mr. Danny Tze Ching Wong and Ms. Wai Fun Lui. We do not have any current intentions to distribute further earnings. If we determine to pay dividends on any of our Ordinary Shares in the future, as a holding company, we will be dependent on receipt of funds from our Hong Kong operating subsidiary JLHK by way of dividend payments. See “Dividend Policy,” and “Consolidated Statements of Change in Shareholders’ Equity in the Report of Independent Registered Public Accounting Firm” for further details.

We are an “emerging growth company” and a “foreign private issuer” as defined under the federal securities laws and, as such, will be subject to reduced public company reporting requirements. See “Prospectus Summary — Implications of Being an Emerging Growth Company and a Foreign Private Issuer” for additional information.

Prior to the offering, Jipsy Trade Limited owned an aggregate of 1,485,000 Ordinary Shares, of which 1,485,000 Ordinary Shares are being registered pursuant to the Resale Prospectus. Jipsy Trade Limited’s right to sell those 1,485,000 Ordinary Shares is subject to certain resale restrictions based on a leak-out agreement, as well as any Rule 144 restrictions.

Upon the completion of this offering, the outstanding shares of JL will consist of 31,400,000 Ordinary Shares, assuming the underwriters do not exercise their over-allotment option to purchase additional Ordinary Shares, or 31,610,000 Ordinary Shares, assuming the over-allotment option is exercised in full. JL will be a “controlled company” as defined under the Nasdaq Stock Market Rules because, immediately after the completion of this offering, Mr. Danny Tze Ching Wong, our Controlling Shareholder of JL, will own 57.61% of the total issued and outstanding Ordinary Shares, representing 57.61% of the total voting power, assuming that the underwriters do not exercise their over-allotment option, or 57.23% of the total issued and outstanding Ordinary Shares, representing 57.23% of the total voting power, assuming that the over-allotment option is exercised in full. As a result, Mr. Danny Tze Ching Wong will have the ability to control or significantly influence the outcome of matters requiring approval by shareholders.

	Per Share	Total
Initial public offering price(1)	$5	$7,000,000
Underwriting discounts and commission to be paid by us (2)	$0.35	$490,000
Proceeds, before expenses, to us(3)	$4.65	$6,510,000

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(1)        Initial public offering price per Ordinary Share is assumed as US$5 per share, which is the midpoint of the range set forth on the cover page of this prospectus. The table above assumes that the underwriter does not exercise its over-allotment option. For more information, see “Underwriting” in this prospectus.

(2)        We have agreed to pay the underwriters a discount equal 7.0% of the public offering price on each securities being offered to investors sourced by the underwriter, or 4.3% of the public offering price to investors sourced by us. This table assumes that all of the investors in this offering have been sourced by the underwriter. See “Underwriting” in this prospectus for more information regarding our arrangements with the underwriter.

(3)        We expect our total cash expenses for this offering (including cash expenses payable to our underwriters for their out-of-pocket expenses) to be approximately US$2,441,056, exclusive of the above discounts. In addition, we will pay the underwriters a non-accountable expenses equal to 0.5% of the gross proceeds in this offering. See “Underwriting.”

This offering is being conducted on a firm commitment basis. The underwriter is obligated to purchase and pay for all of the Ordinary Shares if any such Ordinary Shares are purchased. We have granted the underwriter an option for a period of 45 days after the effective date of this registration statement to purchase up to 15% of the total number of the Ordinary Shares to be offered by us pursuant to this offering (excluding Ordinary Shares subject to this option), solely for the purpose of covering over-allotments, at the public offering price less the underwriting discounts. If the underwriter exercises the option in full, and assuming an offering price of US$5 per Ordinary Share, which is the midpoint of the range set forth on the cover page of this prospectus, the total gross proceeds to us, before underwriting discounts and expenses, will be US$8,050,000.

Neither the Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

If we complete this offering, net proceeds will be delivered to us on the closing date.

The underwriters expect to deliver the Ordinary Shares against payment as set forth under “Underwriting” on or about            , 2023.

Eddid Securities USA Inc.

The date of this prospectus is            , 2023.

We are responsible for the information contained in this prospectus and any free writing prospectus we prepare or authorize. We and the Selling Shareholders have not, and the underwriters have not, authorized anyone to provide you with different information, and we and the underwriters take no responsibility for any other information others may give you. We and the Selling Shareholders are not, and the underwriters are not, making an offer to sell our Ordinary Shares in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or the sale of any Ordinary Shares.

For investors outside the United States: Neither we nor the underwriters have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction, other than the United States, where action for that purpose is required. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Ordinary Shares and the distribution of this prospectus outside the United States.

JL is incorporated under the laws of the Cayman Islands as an exempted company with limited liability and a majority of our outstanding securities are owned by non-U.S. residents. Under the rules of the SEC we currently qualify for treatment as a “foreign private issuer.” As a foreign private issuer, we will not be required to file periodic reports and financial statements with the SEC as frequently or as promptly as domestic registrants whose securities are registered under the Exchange Act.

Until and including         , 2023 (25 days after the date of this prospectus), all dealers that buy, sell or trade our Ordinary Shares, whether or not participating in this offering, may be required to deliver a prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

i

CONVENTIONS THAT APPLY TO THIS PROSPECTUS

Unless otherwise indicated or the context otherwise requires, all references in this prospectus to:

•        “Alpine Eagle” refers to Alpine Eagle Limited, a BVI business company limited by shares incorporated in the BVI, a direct wholly owned subsidiary of JL;

•        ‘‘Articles’’ or ‘‘Articles of Association’’ refers to the amended and restated articles of association of our Company (as amended from time to time) adopted on [•] and as amended, supplemented and/or otherwise modified from time to time;

•        “BVI” refers to the British Virgin Islands;

•        “Companies Act” refers to the Companies Act (as revised) of the Cayman Islands, as amended, supplemented or otherwise modified from time to time;

•        “Company,” “we,” “us,” and “JL” refers to J-Long Group Limited, an exempted company incorporated in the Cayman Islands with limited liability on July 25, 2022, which will issue the Ordinary Shares being offered;

•        “Controlling Shareholder” refers to Mr. Danny Tze Ching Wong, the ultimate beneficial owner of Ordinary Shares representing 60.3% of the issued capital of the Company as of the date of this prospectus. See “Management” and “Principal Shareholders” for more information;

•        “COVID-19” refers to the Coronavirus Disease 2019;

•        “Exchange Act” refers to the US Securities Exchange Act of 1934, as amended;

•        “HKD” or “HK$” refers to Hong Kong dollar(s), the lawful currency of Hong Kong;

•        “Hong Kong” refers to Hong Kong special administrative region of the People’s Republic of China;

•        “Independent Third Party” refers to a person or company who or which is independent of and is not a 5% beneficial owner of, does not control and is not controlled by or under common control with any 5% beneficial owner and is not the spouse or descendant (by birth or adoption) of any 5% owner of the Company;

•        “IPO” refers to an initial public offering of securities;

•        “JLHK” refers to J-Long Limited, a company incorporated under the laws of Hong Kong with limited liability, an indirect wholly owned subsidiary of JL and our sole operating subsidiary in Hong Kong;

•        “mainland China” refers to the mainland China of the PRC, excluding Taiwan, the special administrative regions of Hong Kong and Macau for the purposes of this prospectus only;

•        ‘‘Memorandum’’ or ‘‘Memorandum of Association’’ refers to the amended and restated memorandum of association of our Company (as amended from time to time) adopted on [•] and as amended, supplemented and/or otherwise modified from time to time;

•        “Nasdaq” refers to Nasdaq Stock Market LLC;

•        “Ordinary Shares” or “Shares” refer to our ordinary shares, par value $0.0000375 per ordinary share;

•        “PCAOB” refers to Public Company Accounting Oversight Board;

•        “PRC” or “China” refers to the People’s Republic of China;

•        “PRC government” or “PRC authorities”, or variations of such words or similar expressions, refer to the central, provincial, and local governments of all levels in mainland China, including regulatory and administrative authorities, agencies and commissions, or any court, tribunal or any other judicial or arbitral body in mainland China, for the purposes of this prospectus only;

•        “PRC laws” refers to all applicable laws, statues, rules, regulations, ordinances and other pronouncements having the binding effect of law in mainland China;

ii

•        “pre-IPO shareholders” or “Selling Shareholders” refers to Wise Total Solutions Group Limited, Jipsy Trade Limited, Cherish Gloss Group Limited, Summer Explorer Investments Limited, Max Premier Enterprises Limited and Capital Summit Enterprises Limited;

•        “Relevant Resale Shares” means the 1,485,000 Ordinary Shares held by Jipsy Trade Limited and being subject to a leak-out agreement between Jipsy Trade Limited and the Company, that are being registered pursuant to the Resale Prospectus;

•        “RMB” refers to Renminbi, the lawful currency of the PRC;

•        “SEC” or “Securities and Exchange Commission” means the United States Securities and Exchange Commission;

•        “Securities Act” refers to the US Securities Act of 1933, as amended;

•        “Sun Choice” refers to Sun Choice Enterprises Limited, a company incorporated under the laws of Hong Kong with limited liability, an indirect wholly owned subsidiary of JL currently with no operations;

•        “Stratum Star” refers to Stratum Star Limited, a BVI business company limited by shares incorporated in the BVI, a direct wholly owned subsidiary of JL; and

•        “U.S. dollars” or “US$” or “$” or “USD” or “dollars” refers to United States dollar(s), the lawful currency of the United States.

We have made rounding adjustments to some of the figures included in this prospectus. Accordingly, numerical figures shown as totals in some tables may not be an arithmetic aggregation of the figures that preceded them.

Unless the context indicates otherwise, all information in this prospectus assumes no exercise by the underwriters of their over-allotment option.

JL is a holding company with operations conducted in Hong Kong through JLHK, our sole operating subsidiary in Hong Kong. JLHK’s reporting currency is Hong Kong dollars. This prospectus contains translations of Hong Kong dollars into U.S. dollars solely for the convenience of the reader.

Unless otherwise noted, all translations from Hong Kong dollars to U.S. dollars and from U.S. dollars to Hong Kong dollars in this prospectus were calculated at the noon buying rate of US$1 = HK$7.8, representing the noon buying rate in The City of New York for cable transfers of HK$ as certified for customs purposes by the Federal Reserve Bank of New York on the last trading day of March 31, 2023. No representation is made that the HK$ amount represents or could have been, or could be, converted, realized or settled into US$ at that rate, or at any other rate.

iii

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus and does not contain all of the information you should consider before investing in our Ordinary Shares. You should read the entire prospectus carefully, including “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our consolidated financial statements and the related notes thereto, in each case included in this prospectus. You should carefully consider, among other things, the matters discussed in the section of this prospectus titled “Business” before making an investment decision. Unless the context otherwise requires, all references to “JL,” “we,” “us,” “our,” the “Company,” and similar designations refer to J-Long Group Limited, an exempted Cayman Islands company and its wholly owned subsidiaries.

Unless otherwise indicated, all share amounts and per share amounts in this prospectus have been presented giving effect to a share split of our Ordinary Shares at a ratio of 8-for-3, which occurred on November 8, 2023.

Overview

We are a holding company incorporated in the Cayman Islands with operations conducted by our Hong Kong subsidiary, JLHK.

We are an established distributor in Hong Kong of reflective and non-reflective garment trims including, among others, heat transfers, fabrics, woven labels and tapes, sewing badges, piping, zipper pullers and drawcords. We have nearly 30 years of experience in the apparel industry and have served over 100 international outerwear and sportswear brands, uniform and safety workwear brands and fashion brands across the world. We offer a wide range of services to cater to our customers’ needs in reflective and non-reflect garment trims, including market trend analysis, product design and development and production and quality control. We work with our customers on their product requirements for the upcoming season, and we usually provide various suggestions on the product design and use of appropriate materials using our know-how and extensive industry knowledge we have accumulated over the years.

Competitive Strengths

We believe the following competitive strengths differentiate us from our competitors:

•        Established market presence in the reflective materials industry with nearly 30 years of operating history;

•        Diversified product portfolio consisting of reflective and non-reflective garment trims;

•        Commitment to environmental sustainability and quality control;

•        Strong and stable network of materials suppliers and manufacturing services suppliers;

•        Stable business relationships with our customers; and

•        Experienced and professional management team.

Our Strategies

We intend to pursue the following strategies to further expand our business:

•        Strengthen our design and development capabilities;

•        Expand our regional sales presence and marketing capabilities;

•        Selectively pursue acquisitions and strategic investments; and

•        Increase warehouse and storage capacity.

Corporate History and Structure

We are an established distributor in Hong Kong of reflective and non-reflective garment trims including, among others, heat transfers, fabrics, woven labels and tapes, sewing badges, piping, zipper pullers and drawcords. We have nearly 30 years of experience in the apparel industry and have served over 100 international brands globally, including outerwear and sportswear brands, uniform and safety workwear brands and fashion brands. We offer a wide range of services to cater to our customers’ needs in reflective and non-reflective garment trims, including market trend analysis, product design and development and production and quality control. We work with our customers on their product requirements for the upcoming season, and we usually provide various suggestions on the product design and use of appropriate materials using our know-how and extensive industry knowledge we have accumulated over the years.

In December 1985, JLHK was incorporated, as a company with limited liability under the laws of Hong Kong.

In November 2017, Sun Choice was incorporated, as a company with limited liability under the laws of Hong Kong.

In July 2022, JL was incorporated under the laws of the Cayman Islands as an exempted company with limited liability, with an authorized share capital of US$50,000 divided into 500,000,000 ordinary shares, par value US$0.0001 each, as the holding company of our BVI and Hong Kong subsidiaries. On July 25, 2022, one share was allotted and issued as fully paid to an initial subscriber, an independent third party, which was subsequently transferred to the Controlling Shareholder. On the same day, JL allotted and issued 10,124,999 and 1,125,000 Ordinary Shares to the Controlling Shareholder and our Director Mr. Edwin Chun Yin Wong, respectively. The Controlling Shareholder and our Director Mr. Edwin Chun Yin Wong are father and son.

In August 2022, Stratum Star was incorporated under the laws of the BVI, as an intermediate holding company of JLHK. In August 2022, Alpine Eagle was incorporated under the laws of the BVI, as an intermediate holding company of Sun Choice.

On December 12, 2022, as part of the reorganization, Stratum Star and Sun Choice entered into a sale and purchase agreement, pursuant to which Stratum Star acquired all the shares of JLHK from Sun Choice in consideration of which Stratum Star allotted and issued an aggregate of 999 shares, credited as fully-paid in its share capital, to JL. Upon the acquisition, JL became the ultimate holding company of Stratum Star and JLHK.

On December 13, 2022, as part of the reorganization, Alpine Eagle and the Controlling Shareholder and an immediate family member of the Controlling Shareholder entered into a sale and purchase agreement, pursuant to which Alpine Eagle acquired all the shares of Sun Choice in consideration of which Alpine Eagle allotted and issued an aggregate of 999 shares, credited as fully-paid in its share capital, to JL. Upon the acquisition, JL became the ultimate holding company of Alpine Eagle and Sun Choice.

On September 20, 2023, the Controlling Shareholder entered into individual sale and purchase agreements with the pre-IPO shareholders, Capital Summit Enterprises Limited, Cherish Gloss Group Limited, Jipsy Trade Limited, Summer Explorer Investments Limited, Wise Total Solutions Group Limited, and Max Premier Enterprises Limited. According to these agreements, the Controlling Shareholder agreed to sell and each of the pre-IPO shareholders agreed to purchase 1,485,000 shares (retroactively adjusted to reflect a share split of our Ordinary Shares at a ratio of 8-for-3, which occurred on November 8, 2023) of JL at a consideration of US$4,000,000. The shares were transferred on the same day upon execution of the instruments of transfer, with the consideration to be settled by way of promissory notes on or before June 30, 2024. The following table sets forth the breakdown of the foregoing transactions among the Controlling Shareholders and the pre-IPO shareholders:

Name of the Investors	Number of Ordinary Shares Sold/Purchased*	Consideration
Capital Summit Enterprises Limited	1,485,000	$4,000,000
Cherish Gloss Group Limited	1,485,000	$4,000,000
Jipsy Trade Limited	1,485,000	$4,000,000
Summer Explorer Investments Limited	1,485,000	$4,000,000
Wise Total Solutions Group Limited	1,485,000	$4,000,000
Max Premier Enterprises Limited	1,485,000	$4,000,000

____________

*        Retroactively adjusted to reflect a share split of our Ordinary Shares at a ratio of 8-for-3, which occurred on November 8, 2023.

In July 2022, JL was incorporated under the laws of the Cayman Islands as an exempted company with limited liability, with an authorized share capital of US$50,000 divided into 500,000,000 ordinary shares, par value US$0.0001 each. On November 8, 2023, the shareholders of the Company resolved and approved an increase in the authorized share and share split at a ratio of 8-for-3, as a result of which the Company’s authorized share capital was changed to US$51,000 divided into 1,360,000,000 Ordinary Shares with a par value of US$0.0000375 each, as part of the Company’s recapitalization prior to this offering. Immediately after such share split, the issued share capital of the Company became US$1,125 divided into 30,000,000 Ordinary Shares with a par value of US$0.0000375 each, all of which were fully paid up. All Ordinary Share and per Ordinary Share amounts used elsewhere in this prospectus and the consolidated financial statements have been retroactively restated to reflect the share split.

The chart below illustrates our corporate structure and subsidiaries as of the date of this prospectus and upon completion of this offering (assuming the underwriters do not exercise the over-allotment option and the Selling Shareholders will sell all of the Ordinary Shares offered for sale pursuant to the Resale Prospectus):

We are offering 1,400,000 Ordinary Shares pursuant to this prospectus, representing 4.46% of the Ordinary Shares following completion of the offering of JL, assuming the underwriters do not exercise the over-allotment option. Capital Summit Enterprises Limtied, Cherish Gloss Group Limited, Jipsy Trade Limited, Max Premier Enterprises Limited, Summer Explorer Investments Limited and Wise Total Solutions Group Limited, the Selling Shareholders, are also offering 8,910,000 Ordinary Shares of JL to be sold in the offering pursuant to the Resale Prospectus, representing approximately 28.38% of the Ordinary Shares following the completion of this offering.

We will be a “controlled company” as defined under the Nasdaq Stock Market Rules because, immediately after the completion of this offering, our Controlling Shareholder, Mr. Danny Tze Ching Wong, will own approximately 57.61% of our total issued and outstanding Shares, representing approximately 57.61% of the total voting power, assuming that the underwriters do not exercise their over-allotment option.

Holding Company Structure

JL is a holding company incorporated in the Cayman Islands with no material operations of its own, and we conduct our operations primarily in Hong Kong through JLHK, our sole operating subsidiary as of the date of this prospectus. This is an offering of the Ordinary Shares of JL, the holding company in the Cayman Islands, instead of the shares of JLHK. Investors in this offering will not directly hold any equity interests in JLHK.

As a result of our corporate structure, JL’s ability to pay dividends may depend upon dividends paid by JLHK. If our existing operating subsidiary JLHK or any newly formed ones incur debt on their own behalf in the future, the instruments governing their debt may restrict their ability to pay dividends to us.

Transfers of Cash To and From Our Subsidiaries

Our management monitors the cash position of JLHK regularly and prepares budgets on a monthly basis to ensure it has the necessary funds to fulfill its obligations for the foreseeable future and to ensure adequate liquidity. In the event that there is a need for cash or a potential liquidity issue, it will be reported to our Chief Financial Officer and subject to approval by our board of directors.

The ability of JL to transfer cash to its subsidiaries is subject to the following: JL is permitted under the laws of the Cayman Islands and its memorandum and articles of association (as amended from time to time) to provide funding to our subsidiaries incorporated in the BVI and Hong Kong through loans or capital contributions. JL’s subsidiary formed under the laws of the BVI is permitted under the laws of the BVI to provide funding to our Hong Kong operating subsidiary JLHK subject to certain restrictions laid down in the BVI Business Companies Act 2004 (as amended) and memorandum and articles of association of the relevant JL’s subsidiaries incorporated under the laws of the BVI.

The ability of Stratum Star and Alpine Eagle, the direct subsidiaries of JL, to transfer cash to JL is subject to the following: according to the BVI Business Companies Act 2004 (as amended), Stratum Star and Alpine Eagle may make dividends distribution to the extent that immediately after the distribution, the value of the company’s assets exceeds its liabilities and that such company is able to pay its debts as they fall due.

The ability of JLHK to transfer cash to Alpine Eagle and Sun Choice to Stratum Star is subject to the following: according to the Companies Ordinance of Hong Kong, JLHK and Sun Choice may only make a distribution out of profits available for distribution. We did not adopt or maintain any cash management policies and procedures as of the date of this prospectus.

Currently, all of our operations are in Hong Kong. Hong Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law. The arrangement provides Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems” and a distinct set of laws and regulations. The laws and regulations of mainland China do not currently have any material impact on transfer of cash from JL to JLHK and Sun Choice or from JLHK and Sun Choice to JL and the investors in the U.S.

During the year ended March 31, 2023, JLHK declared cash dividends of HK$23,000,000 (approximately US$2,948,718) to Stratum Star, which subsequently declared cash dividends of HK$22,900,000 (approximately US$2,935,897) to its holding company, JL. JL, in turn, declared cash dividends HK$18,900,000 (approximately US$2,423,077) to its shareholders, Mr. Danny Tze Ching Wong and Mr. Edwin Chun Yin Wong.

During the year ended March 31, 2022, JLHK declared cash dividends of HK$23,000,000 (approximately US$2,948,718) to its then holding company, Sun Choice, which subsequently declared the dividend to its then shareholders, Mr. Danny Tze Ching Wong and Ms. Wai Fun Lui.

We currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business and do not anticipate declaring or paying any dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

If we determine to pay dividends on any of our Ordinary Shares in the future, as a holding company, we will be dependent on receipt of funds from our subsidiaries by way of dividend payments. JL is permitted under the laws of Cayman Islands and its memorandum and articles of association (as amended from time to time) to provide funding to its subsidiaries through loans or capital contributions. JLHK and Sun Choice are permitted under the laws of Hong Kong to provide funding to JL through dividend distributions subject to certain statutory requirements of having sufficient profits.

There are no statutory prohibitions in the Cayman Islands on the granting of financial assistance by a company to another person for the purchase of, or subscription for, its own, its holding company’s or a subsidiary’s shares. Therefore, a company may provide financial assistance provided the directors of the company, when proposing to grant such financial assistance, discharge their duties of care and act in good faith, for a proper purpose and in the interests of the company. Such assistance should be on an arm’s-length basis. Subject to the Companies Act and our Memorandum and Articles of Association, our Company in general meeting may declare dividends in any currency to be paid to the members but no dividend shall be declared in excess of the amount recommended by our board of directors. Subject to a solvency test, as prescribed in the Companies Act, and the provisions, if any, of the company’s memorandum and articles of association, a company may pay dividends and distributions out of its share premium account. In addition, based upon English case law that is likely to be persuasive in the Cayman Islands, dividends may be paid out of profits. The Cayman Islands does not impose a withholding tax on payments of dividends to shareholders in the Cayman Islands.

Under Hong Kong law, dividends could only be paid out of distributable profits (that is, accumulated realized profits less accumulated realized losses) or other distributable reserves, as permitted under Hong Kong law. Dividends cannot be paid out of share capital. There are no restrictions or limitation under the laws of Hong Kong imposed on the conversion of HK dollar into foreign currencies and the remittance of currencies out of Hong Kong, nor there is any restriction on foreign exchange to transfer cash between JL and its subsidiaries, across borders and to U.S. investors, nor there is any restrictions and limitations to distribute earnings from our business and subsidiaries, to JL and U.S. investors and amounts owed. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect to dividends paid by us. Further, there are no restrictions or limitation under the laws of Hong Kong imposed on the conversion of HK$ into foreign currencies and the remittance of currencies out of Hong Kong or across borders and to U.S investors. The PRC laws and regulations do not currently have any material impact on transfer of cash from JL to JLHK and Sun Choice nor from JLHK and Sun Choice to JL, our shareholders or U.S. investors. However, in the future, funds may not be available to fund operations or for other use outside of Hong Kong, due to interventions in, or the imposition of restrictions and limitations on, our ability or on our subsidiary’s ability by the PRC government to transfer cash. Any limitation on the ability of our subsidiary to make payments to us could have a material adverse effect on our ability to conduct our business and might materially decrease the value of our Ordinary Shares or cause them to be worthless. Currently, all of our operations are in Hong Kong through JLHK. We do not have or intend to set up any subsidiary or enter into any contractual arrangements to establish a VIE, structure with any entity in mainland China. Since Hong Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law of the Hong Kong Special Administrative Region of the People’s Republic of China, or the Basic Law, providing Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems”. The PRC laws and regulations do not currently have any material impact on transfer of cash from JL to JLHK and Sun Choice nor from JLHK and Sun Choice to JL and the investors in the U.S. However, the Chinese government may, in the future, impose restrictions or limitations on our ability to transfer money out of Hong Kong, to distribute earnings and pay dividends to and from the other entities within our organization, or to reinvest in our business outside of Hong Kong. Such restrictions and limitations, if imposed in the future, may delay or hinder the expansion of our business to outside of Hong Kong and may affect our ability to receive funds from our operating subsidiary in Hong Kong. The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case, that restrict or otherwise unfavorably impact the ability or way we conduct our business, could require us to change certain aspects of our business to ensure compliance, which could decrease demand for our services, reduce revenues, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities. To the extent any new or more stringent measures are required to be implemented, our business, financial condition and results of operations could be adversely affected and such measured could materially decrease the value of our Ordinary Shares, potentially rendering it worthless.

See “Dividend Policy” and “Risk Factors — Risks Related to Our Ordinary Shares — We rely on dividends and other distributions on equity paid by our subsidiary to fund any cash and financing requirements we may have. In the future, funds may not be available to fund operations or for other uses outside of Hong Kong, due to interventions in, or the imposition of restrictions and limitations on, our ability or our subsidiary by the PRC government to transfer cash. Any limitation on the ability of our subsidiary to make payments to us could have a material adverse effect on our ability to conduct our business and might materially decrease the value of Ordinary Shares or cause them to be worthless,” and Consolidated Statements of Change in Shareholders’ Equity in audited financial statements contained in this prospectus for more information.

Enforceability of Civil Liabilities

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. Substantially all of our assets are located outside the United States. In addition, a majority of our directors and officers are nationals or residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons or to enforce judgments obtained in U.S. courts against us or them, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. It may also be difficult for you to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our officers and directors.

We have appointed Cogency Global Inc. as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

Appleby, our counsel as to the laws of the Cayman Islands, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (ii) entertain original actions brought in the Cayman Islands against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Appleby has informed us that any final and conclusive judgment for a definite sum (not being a sum payable in respect of taxes or other charges of a like nature nor a fine or other penalty) and/or certain non-monetary judgments rendered in any action or proceedings brought against our Company in a foreign court (other than certain judgments of a superior court of certain states of the Commonwealth of Australia) will be recognized as a valid judgment by the courts of the Cayman Islands without re-examination of the merits of the case. On general principles, we would expect such proceedings to be successful provided that the court which gave the judgment was competent to hear the action in accordance with private international law principles as applied in the Cayman Islands and the judgment is not contrary to public policy in the Cayman Islands, has not been obtained by fraud or in proceedings contrary to natural justice.

Substantially all of our assets are located outside the United States. In addition, a majority of our directors and officers are nationals or residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons.

Name	Position	Nationality	Residence
Mr. Danny Tze Ching Wong	Chairman of the Board	Chinese and Canadian	Hong Kong
Mr. Edwin Chun Yin Wong	Director and Chief Executive Officer	Chinese and Canadian	Hong Kong
Ms. Wai Ha Tang	Chief Financial Officer	Chinese	Hong Kong
Mr. Stephen Wayland Kan	Independent Director Appointee	American	United States
Mr. To Wai Suen	Independent Director Appointee	Chinese	Hong Kong
Mr. Nathaniel Clifton Chan	Independent Director Appointee	Chinese and Australian	Hong Kong

Our counsel as to the laws of Hong Kong, has advised us that there is uncertainty as to whether the courts of Hong Kong would (i) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (ii) entertain original actions brought in Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

A judgment of a court in the United States predicated upon U.S. federal or state securities laws may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court on that judgment for the amount due thereunder, and then seeking summary judgment on the strength of the foreign judgment, provided that the foreign judgment, among other things, is (1) for a debt or a definite sum of money (not being taxes or similar charges to a foreign government taxing authority or a fine or other penalty), and (2) final and conclusive on the merits of the claim, but not otherwise. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud, (b) the proceedings in which the judgment was obtained were opposed to natural justice, (c) its enforcement or recognition would be contrary to the public policy of Hong Kong, (d) the court of the United States was not jurisdictionally competent, or the judgment was in conflict with a prior Hong Kong judgment.

Hong Kong has no arrangement for the reciprocal enforcement of judgments with the United States. As a result, there is uncertainty as to the enforceability in Hong Kong, in original actions or in actions for enforcement, of judgments of U.S. courts of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any state or territory within the United States.

Summary of Key Risks

Our business is subject to a number of risks, including risks that may prevent us from achieving our business objectives or may materially and adversely affect our business, financial condition, results of operations, cash flows, and prospects that you should consider before making a decision to invest in our Ordinary Shares. These risks are discussed more fully in “Risk Factors.” These risks include, but are not limited to, the following:

Risks Related to Doing Business in Hong Kong (for a more detailed discussion, see “Risk Factors — Risks Related to Doing Business in Hong Kong” beginning on page 22 of this prospectus

•        All of our operations are in Hong Kong, a special administrative region of the PRC. Due to the long-arm provisions under the current PRC laws and regulations, the PRC government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our Ordinary Shares. The PRC government may intervene or impose restrictions on our ability to move money out of Hong Kong to distribute earnings and pay dividends or to reinvest in our business outside of Hong Kong. Changes in the policies, regulations, rules, and the enforcement of laws of the PRC government may also be quick with little advance notice and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain. See “Risk Factors — Risks Related to Doing Business in Hong Kong — All of our operations are in Hong Kong, a special administrative region of the PRC. Due to the long-arm provisions under the current PRC laws and regulations, the PRC government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our Ordinary Shares. The PRC government may intervene or impose restrictions on our ability to move money out of Hong Kong to distribute earnings and pay dividends or to reinvest in our business outside of Hong Kong. Changes in the policies, regulations, rules, and the enforcement of laws of the PRC government may also be quick with little advance notice and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain” on page 22 of this prospectus.

•        Hong Kong and the PRC’s legal systems are evolving and have inherent uncertainties that could limit the legal protection available to you. See “Risk Factors — Risks Related to Doing Business in Hong Kong — Hong Kong and the PRC’s legal systems are evolving and have inherent uncertainties that could limit the legal protection available to you” on page 23 of this prospectus.

•        Uncertainties regarding the interpretation and enforcement of PRC laws, rules, and regulations, which could change at any time with little advance notice, could limit the legal protections available to us. See “Risk Factors — Risks Related to Doing Business in Hong Kong — Uncertainties regarding the interpretation and enforcement of PRC laws, rules, and regulations, which could change at any time with little advance notice, could limit the legal protections available to us” on page 24 of this prospectus.

•        It may be difficult for overseas and/or regulators to conduct investigations or collect evidence within the territory of China, including Hong Kong. See “Risk Factors — Risk Related to Doing Business in Hong Kong — It may be difficult for overseas and/or regulators to conduct investigations or collect evidence within the territory of China, including Hong Kong” on page 24 of this prospectus

•        Adverse regulatory developments in China may subject us to additional regulatory review, and additional disclosure requirements and regulatory scrutiny to be adopted by the SEC in response to risks related to recent regulatory developments in China may impose additional compliance requirements for companies like us with Hong Kong-based operations, all of which could increase our compliance costs and subject us to additional disclosure requirements. See “Risk Factors — Risks Related to Doing Business in Hong Kong — Adverse regulatory developments in China may subject us to additional regulatory review, and additional disclosure requirements and regulatory scrutiny to be adopted by the SEC in response to risks related to recent regulatory developments in China may impose additional compliance requirements for companies like us with Hong Kong-based operations, all of which could increase our compliance costs and subject us to additional disclosure requirements” on page 25 of this prospectus.

•        We may become subject to a variety of PRC laws and other obligations regarding data security offerings that are conducted overseas and/or foreign investment in China-based issuers, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition and results of operations and may hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless. See “Risk Factors — Risks Related to Doing Business in Hong Kong — We may become subject to a variety of PRC laws and other obligations regarding data security offerings that are conducted overseas and/or foreign investment in China-based issuers, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition and results of operations and may hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless” on page 25 of this prospectus.

•        Although the audit report included in this prospectus is prepared by U.S. auditors who are currently inspectable by the PCAOB, there is no guarantee that future audit reports will be issued by auditors inspectable by the PCAOB, and, as such, in the future, investors may be deprived of the benefits of the PCAOB inspection program. Furthermore, trading in our Ordinary Shares may be prohibited under the HFCA Act if the SEC subsequently determines our audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely, and as a result, U.S. national securities exchanges, such as the Nasdaq, may determine to delist our securities. Furthermore, on December 29, 2022, the Accelerating Holding Foreign Companies Accountable Act was enacted, which amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, and thus, reduced the time before our Ordinary Shares may be prohibited from trading or delisted. See “Risk Factors — Risks Related to Doing Business in Hong Kong — Although the audit report included in this prospectus is prepared by U.S. auditors who are currently inspectable by the PCAOB, there is no guarantee that future audit reports will be issued by auditors inspectable by the PCAOB, and, as such, in the future, investors may be deprived of the benefits of the PCAOB inspection program. Furthermore, trading in our Ordinary Shares may be prohibited under the HFCA Act if the SEC subsequently determines our audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely, and as a result, U.S. national securities exchanges, such as the Nasdaq, may determine to delist our securities. Furthermore, on December 29, 2022, the Accelerating Holding Foreign Companies Accountable Act was enacted, which amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, and thus, reduced the time before our Ordinary Shares may be prohibited from trading or delisted” on page 27 of this prospectus.

•        The recent joint statement by the SEC, proposed rule changes submitted by Nasdaq, and an act passed by the U.S. Senate and the U.S. House of Representatives all call for additional and more stringent criteria to be applied to emerging market companies. These developments could add uncertainties to our offering, business operations, share price, and reputation. See “Risk Factors — Risks Related to Doing Business in Hong Kong — The recent joint statement by the SEC, proposed rule changes submitted by Nasdaq, and an act passed by the U.S. Senate and the U.S. House of Representatives all call for additional and more stringent criteria to be applied to emerging market companies. These developments could add uncertainties to our offering, business operations, share price, and reputation” on page 30 of this prospectus.

•        The enactment of Law of the PRC on Safeguarding the Hong Kong National Security Law could impact JLHK. See “Risk Factors — Risks Related to Doing Business in Hong Kong — The enactment of Law of the PRC on Safeguarding the Hong Kong National Security Law could impact JLHK” on page 30 of this prospectus.

•        If we become subject to the recent scrutiny, criticism, and negative publicity involving U.S.-listed China-based companies, we may have to expend significant resources to investigate and/or defend the matter, which could harm our business operations, this offering, and our reputation and could result in a loss of your investment in our Ordinary Shares, in particular if such matter cannot be addressed and resolved favorably. See “Risk Factors — Risks Related to Doing Business in Hong Kong — If we become subject to the recent scrutiny, criticism, and negative publicity involving U.S.-listed China-based companies, we may have to expend significant resources to investigate and/or defend the matter, which could harm our business operations, this offering, and our reputation and could result in a loss of your investment in our Ordinary Shares, in particular if such matter cannot be addressed and resolved favorably” on page 31 of this prospectus.

•        A downturn in the Hong Kong, mainland China, or the global economy, or a change in the economic and political policies of China, could materially and adversely affect our business and financial condition. See “Risk Factors — Risks Related to Doing Business in Hong Kong — A downturn in the Hong Kong, mainland China, or the global economy, or a change in the economic and political policies of China, could materially and adversely affect our business and financial condition” on page 31 of this prospectus.

•        Fluctuations in exchange rates could have a material adverse effect on our results of operations and the price of our Ordinary Shares. See “Risk Factors — Risks Related to Doing Business in Hong Kong — Fluctuations in exchange rates could have a material adverse effect on our results of operations and the price of our Ordinary Shares.” on page 31 of this prospectus.

•        There are political risks associated with conducting business in Hong Kong. See “Risk Factors — Risks Related to Doing Business in Hong Kong — There are political risks associated with conducting business in Hong Kong” on page 32 of this prospectus.

•        The enforcement of laws and rules and regulations in China can change quickly with little advance notice. Additionally, the PRC laws and regulations and the enforcement of such that apply or are to be applied to Hong Kong can change quickly with little or no advance notice. As a result, the Hong Kong legal system embodies uncertainties that could limit the availability of legal protections, which could result in a material change in our operations and/or the value of our Ordinary Shares. See “Risk Factors — Risks Related to Doing Business in Hong Kong — The enforcement of laws and rules and regulations in China can change quickly with little advance notice. Additionally, the PRC laws and regulations and the enforcement of such that apply or are to be applied to Hong Kong can change quickly with little or no advance notice. As a result, the Hong Kong legal system embodies uncertainties that could limit the availability of legal protections, which could result in a material change in our operations and/or the value of our Ordinary Shares” on page 32 of this prospectus.

•        You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in Hong Kong against us or our management named in this prospectus based on Hong Kong laws. See “Risk Factors — Risks Related to Doing Business in Hong Kong — You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bring actions in Hong Kong against us or our management named in this prospectus based on Hong Kong laws” on page 33 of this prospectus.

•        Changes in international trade policies, trade disputes, barriers to trade, or the emergence of a trade war may dampen growth in Hong Kong, where the majority of our clients reside. See “Risk Factors — Risks Related to Doing Business in Hong Kong — Changes in international trade policies, trade disputes, barriers to trade, or the emergence of a trade war may dampen growth in Hong Kong, where the majority of our clients reside” on page 33 of this prospectus.

Risks Related to Our Business and Industry (for a more detailed discussion, see “Risk Factors — Risks Related to Our Business and Industry” beginning on page 33 of this prospectus)

•        We have not entered into long-term sales agreements with our customers and rely on demands from our major customers and our sales may fluctuate subject to our customers’ demands. See “Risk Factors — Risks Related to Our Business and Industry — We have not entered into long-term sales agreements with our customers and rely on demands from our major customers and our sales may fluctuate subject to our customers’ demands” on page 33 of this prospectus.

•        We may be unable to timely and accurately respond to changes in the latest market trends in outerwear, sportswear and fashion apparel. See “Risk Factors — Risks Related to Our Business and Industry — We may be unable to timely and accurately respond to changes in the latest market trends in outerwear, sportswear and fashion apparel” on page 34 of this prospectus.

•        Increases in the procurement price at which we purchase our materials and products from our materials suppliers and manufacturing services suppliers may materially and adversely affect our business, financial condition and results of operations. See “Risk Factors — Risks Related to Our Business and Industry — Increases in the procurement price at which we purchase our materials and products from our materials suppliers and manufacturing services suppliers may materially and adversely affect our business, financial condition and results of operations” on page 34 of this prospectus.

•        We depend on a U.S. licensor for most of our products. See “Risk Factors — Risks Related to Our Business and Industry — We depend on a U.S. licensor for most of our products” on page 34 of this prospectus.

•        We rely on our manufacturing services suppliers to convert and manufacture our products. See “Risk Factors — Risks Related to Our Business and Industry — We rely on our manufacturing services suppliers to convert and manufacture our products” on page 35 of this prospectus.

•        Our business is substantially dependent on our relationship with our major suppliers. Changes or difficulties in our relationships with our suppliers may harm our business and financial results. See “Risk Factors — Risks Related to Our Business and Industry — Our business is substantially dependent on our relationship with our major suppliers. Changes or difficulties in our relationships with our suppliers may harm our business and financial results” on page 36 of this prospectus. Labor or other disruptions at ports of our materials suppliers or manufacturing services suppliers may adversely affect our business. See “Risk Factors — Risks Related to Our Business and Industry — Labor or other disruptions at ports of our materials suppliers or manufacturing services suppliers may adversely affect our business” on page 37 of this prospectus.

•        A sustained outbreak of the COVID-19 pandemic could have a material adverse impact on our business, operating results, and financial condition. See “Risk Factors — Risks Related to Our Business and Industry — A sustained outbreak of the COVID-19 pandemic could have a material adverse impact on our business, operating results, and financial condition” on page 40 of this prospectus.

Risks Related to Our Ordinary Shares (for a more detailed discussion, see “Risk Factors — Risks Related to our Ordinary Shares” beginning on page 41 of this prospectus)

•        There has been no public market for our Ordinary Shares prior to this offering; if an active trading market does not develop, you may not be able to resell our Ordinary Shares at any reasonable price. See “Risk Factors — Risks Related to Our Ordinary Shares — There has been no public market for our Ordinary Shares prior to this offering; if an active trading market does not develop, you may not be able to resell our Ordinary Shares at any reasonable price” on page 41 of this prospectus.

•        Our Ordinary Shares are expected to initially trade under $5.00 per share and thus would be known as a “penny stock.” Trading in penny stocks has certain restrictions, and these restrictions could negatively affect the price and liquidity of our Ordinary Shares. See “Risk Factors — Risks Related to Our Ordinary Shares — Our Ordinary Shares are expected to initially trade under $5.00 per share and thus would be known as a “penny stock.” Trading in penny stocks has certain restrictions, and these restrictions could negatively affect the price and liquidity of our Ordinary Shares” on page 43 of this prospectus.

•        We rely on dividends and other distributions on equity paid by our subsidiary to fund any cash and financing requirements we may have. In the future, funds may not be available to fund operations or for other uses outside of Hong Kong, due to interventions in, or the imposition of restrictions and limitations on, our ability or our subsidiary by the PRC government to transfer cash. Any limitation on the ability of our subsidiary to make payments to us could have a material adverse effect on our ability to conduct our business and might materially decrease the value of Ordinary Shares or cause them to be worthless. See page 43 of this prospectus. See “Risk Factors — Risks Related to Our Ordinary Shares — We rely on dividends and other distributions on equity paid by our subsidiary to fund any cash and financing requirements we may have. In the future, funds may not be available to fund operations or for other uses outside of Hong Kong, due to interventions in, or the imposition of restrictions and limitations on, our ability or our subsidiary by the PRC government to transfer cash. Any limitation on the ability of our subsidiary to make payments to us could have a material adverse effect on our ability to conduct our business and might materially decrease the value of Ordinary Shares or cause them to be worthless” on page 43 of this prospectus

•        Any lack of effective internal controls over financial reporting may affect our ability to accurately report our financial results or prevent fraud, which may affect the market for and price of our Ordinary Shares. See “Risk Factors — Risks Related to Our Ordinary Shares — Any lack of effective internal controls over financial reporting may affect our ability to accurately report our financial results or prevent fraud, which may affect the market for and price of our Ordinary Shares” on page 44 of this prospectus.

•        If we fail to meet applicable listing requirements, Nasdaq may delist our Ordinary Shares from trading, in which case the liquidity and market price of our Ordinary Shares could decline. See “Risk Factors — Risks Related to Our Ordinary Shares — If we fail to meet applicable listing requirements, Nasdaq may delist our Ordinary Shares from trading, in which case the liquidity and market price of our Ordinary Shares could decline” on page 45 of this prospectus.

•        Our management has broad discretion to determine how to use the funds raised in this offering and may use them in ways that may not enhance our results of operations or the price of our Ordinary Shares. See “Risk Factors — Risks Related to Our Ordinary Shares — Our management has broad discretion to determine how to use the funds raised in this offering and may use them in ways that may not enhance our results of operations or the price of our Ordinary Shares” on page 46 of this prospectus.

•        Our disclosure controls and procedures may not prevent or detect all errors or acts of fraud. See “Risk Factors — Risks Related to Our Ordinary Shares — Our disclosure controls and procedures may not prevent or detect all errors or acts of fraud” on page 46 of this prospectus.

•        You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing original actions in the Cayman Islands or Hong Kong based on U.S. or other foreign laws, and the ability of U.S. authorities to bring actions in the Cayman Islands or Hong Kong may also be limited. See “Risk Factors — Risks Related to Our Ordinary Shares — You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing original actions in the Cayman Islands or Hong Kong based on U.S. or other foreign laws, and the ability of U.S. authorities to bring actions in the Cayman Islands or Hong Kong may also be limited.” on page 47 of this prospectus.

•        You may have more difficulties protecting your interests than you would as a shareholder of a U.S. corporation. See “Risk Factors — Risks Related to Our Ordinary Shares — You may have more difficulties protecting your interests than you would as a shareholder of a U.S. corporation” on page 48 of this prospectus.

•        We are a foreign private issuer within the meaning of the rules under the Exchange Act, and, as such, we are exempt from certain provisions applicable to U.S. domestic public companies. See “Risk Factors — Risks Related to Our Ordinary Shares — We are a foreign private issuer within the meaning of the rules under the Exchange Act, and, as such, we are exempt from certain provisions applicable to U.S. domestic public companies” on page 49 of this prospectus.

•        We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses. See “Risk Factors — Risks Related to Our Ordinary Shares — We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses” on page 49 of this prospectus.

•        There can be no assurance that we will not be a passive foreign investment company (“PFIC”), for U.S. federal income tax purposes for any taxable year, which could result in adverse U.S. federal income tax consequences to U.S. holders of our Ordinary Shares. See “Risk Factors — Risks Related to Our Ordinary Shares — There can be no assurance that we will not be a passive foreign investment company (“PFIC”), for U.S. federal income tax purposes for any taxable year, which could result in adverse U.S. federal income tax consequences to U.S. holders of our Ordinary Shares” on page 50 of this prospectus.

•        We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements. See “Risk Factors — Risks Related to Our Ordinary Shares — We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements” on page 50 of this prospectus.

•        As a “controlled company” under the rules of the Nasdaq Global Market, we may choose to exempt our Company from certain corporate governance requirements that could have an adverse effect on our public shareholders. See “Risk Factors — Risks Related to Our Ordinary Shares — As a “controlled company” under the rules of the Nasdaq Global Market, we may choose to exempt our Company from certain corporate governance requirements that could have an adverse effect on our public shareholders” on page 51 of this prospectus.

Recent Regulatory Developments in the PRC

We are aware that, recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using VIE structures, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. For example, on July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a document to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws. Also, on July 10, 2021, the CAC issued a revised draft of the Measures for Cybersecurity Review for public comments (the “Revised Draft”), which required that, in addition to “operators of critical information infrastructure,” any “data processor” controlling personal information of no less than one million users which seeks to list in a foreign stock exchange should also be subject to cybersecurity review, and further elaborated the factors to be considered when assessing the national security risks of the relevant activities.

On December 24, 2021, the CSRC released the Administrative Provisions of the State Council Regarding the Overseas Issuance and Listing of Securities by Domestic Enterprises (Draft for Comments) (the “Draft Administrative Provisions”) and the Measures for the Overseas Issuance of Securities and Listing Record-Filings by Domestic Enterprises (Draft for Comments) (together with the Draft Administrative Provisions, the “Draft Rules Regarding Overseas Listing”). The Draft Rules Regarding Overseas Listing lays out the filing regulation arrangement for both direct and indirect overseas listing and clarifies the determination criteria for indirect overseas listing in overseas markets. Among other things, if a domestic enterprise intends to indirectly offer and list securities in an overseas market, the record-filing obligation is with a major operating entity incorporated in the PRC, and such filing obligation shall be completed within three working days after the overseas listing application is submitted. The required filing materials for an IPO and listing shall include, but not be limited to: regulatory opinions, record filing, approval, and other documents issued by competent regulatory authorities of relevant industries (if applicable), and security assessment opinions issued by relevant regulatory authorities (if applicable). On December 27, 2021, the National Development and Reform Commission (“NDRC”) and the Ministry of Commerce jointly issued the Special Administrative Measures for Entry of Foreign Investment (Negative List) (2021 Version) (“Negative List”), which became effective and replaced the previous version. Pursuant to the Negative List, if a PRC company, which engages in any business where foreign investment is prohibited under the Negative List, or prohibited businesses seeks an overseas offering or listing, it must obtain the approval from competent governmental authorities. Based on a set of Q&A published on the NDRC’s official website, a NDRC official indicated that after a PRC company submits its application for overseas listing to the CSRC and where matters relating to prohibited businesses under the Negative List are implicated, the CSRC will consult the regulatory authorities having jurisdiction over the relevant industries and fields. Because the Draft Rules Regarding Overseas Listing are currently in draft form and given the novelty of the Negative List, there remain substantial uncertainties as to whether and what requirements, including filing requirements, will be imposed on a PRC company with respect to its listing and offerings overseas as well as with the interpretation and implementation of existing and future regulations in this regard.

On February 17, 2023, the CSRC issued the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Enterprises, or the Trial Measures, which became effective on March 31, 2023. On the same date of the issuance of the Trial Measures, the CSRC circulated No.1 to No.5 Supporting Guidance Rules, the Notes on the Trial Measures, the Notice on Administration Arrangements for the Filing of Overseas Listings by Domestic Enterprises and the relevant CSRC Answers to Reporter Questions on the official website of the CSRC, or collectively, the Guidance Rules and Notice. The Trial Measures, together with the Guidance Rules and Notice, reiterate the basic supervision principles as reflected in the draft Provisions and Measures by providing substantially the same requirements for filings of overseas offering and listing by domestic companies, yet made the following updates compared to the draft Provisions and Measures: (a) further clarification of the circumstances prohibiting overseas issuance and listing; (b) further clarification of the standard of indirect overseas listing under the principle of substance over form, and (c) adding more details of filing procedures and requirements by setting different filing requirements for different types of overseas offering and listing. Under the Trial Measures and the Guidance Rules and Notice, domestic companies conducting overseas securities offering and listing activities, either in direct or indirect form, shall complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three working days following its submission of initial public offerings or listing application. The companies that have already been listed on overseas stock exchanges or have obtained the approval from overseas supervision administrations or stock exchanges for its offering and listing and will complete their overseas offering and listing prior to September 30, 2023 are not required to make immediate filings for its listing yet need to make filings for subsequent offerings in accordance with the Trial Measures. The companies that have already submitted an application for an initial public offering to overseas supervision administrations prior to the effective date of the Trial Measures but have not yet obtained the approval from overseas supervision administrations or stock exchanges for the offering and listing may arrange for the filing within a reasonable time period and should complete the filing procedure before such companies’ overseas issuance and listing. Based on the above mentioned, given that the operating income, total profit or net assets of the Company were not derived from PRC domestic companies, the majority of the Company’s business activities are not carried out in mainland China, its main place of business is located in Hong Kong, and the majority of its senior management team in charge of its business operations and management are not PRC citizens or have their usual place(s) of residence located in mainland China, this offering shall not be deemed as a domestic enterprise that indirectly offer or list securities or an overseas stock exchange, nor does it requires filing or approvals from the CSRC. Further, as of the date of this prospectus, in respect of the Trial Measures and filing requirements, in the opinion of our directors and officers, we: (i) are not required to obtain permission from any PRC authorities (including those in Hong Kong) to issue our Ordinary Shares to investors; and (ii) are not subject to permission requirements from the CSRC, the CAC or any other entity that is required to approve of our operating subsidiaries’ operations. However, as the Trial Measures and the Guidance Rules and Notice are newly published and there exists uncertainty with respect to the implementation and interpretation of the principle of “substance over form”, it is highly uncertain whether our offering and listing will be deemed as “indirect overseas offering and listing by companies in mainland China” and subject to the filling procedures. If our offering and listing is deemed as “indirect overseas offering and listing by companies in mainland China” under the Trial Measures, we may need to complete the filing procedures for our offering and listing if (i) we cannot obtain the approval of this offering and listing before the effective date of the Trial Measures; or (ii) we obtain the approval before the effective date of the Trial Measures but we cannot complete the overseas listing and offering before September 30, 2023. If we are subject to the filing requirements, we cannot assure you that we will be able to complete such filings in a timely manner or even at all. See “Risk Factors — Risks Related to Doing Business in Hong Kong — We may become subject to a variety of PRC laws and other obligations regarding data security offerings that are conducted overseas and/or foreign investment in China-based issuers, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition, and results of operations and may hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless.”

On January 4, 2022, the CAC, the NDRC, and several other administrations jointly adopted and published the revised Cybersecurity Review Measures (“CRM”), which took effect on February 15, 2022, and replaced the Revised Draft issued on July 10, 2021. Pursuant to the revised CRM, if a network platform operator holding personal information of over one million users seeks for “foreign” listing, it must apply for the cybersecurity review. In addition, operators of critical information infrastructure purchasing network products and services are also obligated to apply for the cybersecurity review for such purchasing activities. Although the CRM provides no further explanation on the extent of “network platform operator” and “foreign” listing, we do not believe we are obligated to apply for a cybersecurity review pursuant to the revised CRM, considering that (i) we are not in possession of or otherwise holding personal information of over one million users, and it is also very unlikely that we will reach such threshold in the near future; and (ii) as of the date of this prospectus, we have not received any notice or determination from applicable PRC governmental authorities identifying it as a critical information infrastructure operator.

JLHK, our sole operating subsidiary as of the date of this prospectus, may collect and store certain data from our clients in Hong Kong during the conduct of our business and operations. Given that (1) JLHK is incorporated and located in Hong Kong; (2) we have no subsidiary, VIE structure, nor any direct operations in mainland China; and

(3) pursuant to the Basic Law, which is a national law of the PRC and the constitutional document for Hong Kong, national laws of the PRC shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to defense and foreign affairs, as well as other matters outside the autonomy of Hong Kong), and we do not currently expect the Measures for Cybersecurity Review (2021), the PRC Personal Information Protection Law, and the Draft Rules Regarding Overseas Listing Regulations to have an impact on our business, operations, or this offering, as we do not believe that JLHK is deemed to be an “Operator” that is required to file for cybersecurity review before listing in the United States because (i) JLHK is incorporated in Hong Kong and operates in Hong Kong without any subsidiary or VIE structure in mainland China, and each of the Measures for Cybersecurity Review (2021), the PRC Personal Information Protection Law, and the Draft Overseas Listing Regulations remains unclear whether it shall be applied to a company based in Hong Kong; (ii) as of date of this prospectus, JLHK has neither collected nor stored any personal information of PRC individuals; (iii) all of the data JLHK has collected is stored in servers located in Hong Kong; and (iv) as of the date of this prospectus, JLHK has not been informed by any PRC governmental authority of any requirement that it file for a cybersecurity review or a CSRC review.

Since these statements and regulatory actions are new, it is highly uncertain how soon the legislative or administrative regulation making bodies will respond or what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. It is also highly uncertain what the potential impact such modified or new laws and regulations will have on JL’s daily business operations, its ability to accept foreign investments, and the listing of our Ordinary Shares on a U.S. or other foreign exchange. There remains significant uncertainty in the interpretation and enforcement of relevant PRC cybersecurity laws and regulations. If the Draft Rules Regarding Overseas Listings are adopted into law in the future and becomes applicable to JLHK if it is deemed to be an “Operator,” or if the Measures for Cybersecurity Review (2021) or the PRC Personal Information Protection Law becomes applicable to JLHK, the business operation of JLHK and the listing of our Ordinary Shares in the United States could be subject to the CAC’s cybersecurity review or CSRC Overseas Issuance and Listing review in the future. If the applicable laws, regulations, or interpretations change and JLHK becomes subject to the CAC or CSRC review, we cannot assure you that JLHK will be able to comply with the regulatory requirements in all respects, and our current practice of collecting and processing personal information may be ordered to be rectified or terminated by regulatory authorities. If JLHK fails to receive or maintain such permissions or if the required approvals are denied, JLHK may become subject to fines and other penalties that may have a material adverse effect on our business, operations, and financial condition and may hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless.

Additionally, due to long-arm provisions under the current PRC laws and regulations, there remains regulatory uncertainty with respect to the implementation and interpretation of laws in China. We are also subject to the risks of uncertainty about any future actions the PRC government or authorities in Hong Kong may take in this regard.

Should the PRC government choose to exercise significant oversight and discretion over the conduct of our business, they may intervene in or influence our operations.

Such governmental actions:

•        could result in a material change in our operations;

•        could hinder our ability to continue to offer securities to investors; and

•        may cause the value of our Ordinary Shares to significantly decline or be worthless.

Permission Required from Hong Kong and PRC Authorities

We have been advised by CFN Lawyers, our counsel as to the laws of Hong Kong, that based on their understanding of the current Hong Kong laws, as of the date of this prospectus, the Company and JLHK are not required to obtain any permissions or approvals from Hong Kong authorities before listing in the United States and issuing our Ordinary Shares to foreign investors. No such permissions or approvals have been applied for by the Company and/or its subsidiaries or denied by any relevant authorities. As of the date of this prospectus, JLHK does not require any requisite permissions or approvals from the Hong Kong authorities to operate its businesses. All of our Hong Kong subsidiaries have received all requisite permissions or approvals from the Hong Kong authorities to operate their business in Hong Kong, including but not limited to their business registration certificates. However, we have been advised by CFN lawyers that uncertainties still exist, due to the possibility that laws, regulations, or policies in Hong Kong could change rapidly in the future.

As advised by our PRC Counsel, China Commercial Law Firm, as of the date of this prospectus, based on PRC laws and regulations effective as of the date of this prospectus, the Company is not required to obtain permissions or approvals from any PRC authorities before listing in the United States and to issue our Ordinary Shares to foreign investors or operate our business as currently conducted, including the CSRC, the CAC, or any other governmental agency that is required to approve our operations, because (i) the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings like ours under this prospectus are subject to this regulation; and (ii) JLHK was established and operate in Hong Kong and is not included in the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC. As further advised by China Commercial Law Firm, JL, Sun Choice, and our operating subsidiary, JLHK, are not required to obtain any permissions or approvals from any Chinese authorities to operate their business as of the date of this prospectus. No permissions or approvals have been applied for by the Company or denied by any relevant authority.

Hong Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law, which serves as Hong Kong’s constitution. The Basic Law provides Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems” and a distinct set of laws and regulations. The PRC laws and regulations do not currently have any material impact on our business, financial condition or results of operations. However, there is no assurance that there will not be any changes in the economic, political and legal environment in Hong Kong in the future. In the event that (i) the PRC government expanded the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC and that we are required to obtain such permissions or approvals, (ii) we inadvertently concluded that relevant permissions or approvals were not required or that we did not receive or maintain relevant permissions or approvals required, or (iii) applicable laws, regulations, or interpretations change and require us to obtain such permissions or approvals in the future, we may face regulatory risks as those operated in mainland China, including the ability to offer securities to investors, list their securities on a U.S. or other foreign exchanges, conduct their business or accept foreign investment or sanctions by the CSRC, the CAC, or other PRC regulatory agencies.

Recent PCAOB Developments

On May 20, 2020, the U.S. Senate passed the HFCA Act, which includes requirements for the SEC to identify issuers whose audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely because of a restriction imposed by a non-U.S. authority in the auditor’s local jurisdiction. The U.S. House of Representatives passed the HFCA Act on December 2, 2020, and the HFCA Act was signed into law on December 18, 2020. Pursuant to the HFCA act, our securities may be prohibited from trading on the Nasdaq or other U.S. stock exchanges if our auditor cannot be inspected by the PCAOB for three consecutive years, and this ultimately could result in our Ordinary Shares being delisted.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCA Act. A company will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCA Act, including the listing and trading prohibition requirements described above.

On June 22, 2021, the U.S. Senate passed a bill that, if passed by the U.S. House of Representatives and signed into law, would reduce the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two years.

On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCA Act, which took effect on January 10, 2022. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions.

On December 16, 2021, PCAOB issued a Determination Report, which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in mainland China of the PRC or Hong Kong, a special administrative region and dependency of the PRC, because of a position taken by one or more authorities in the PRC or Hong Kong. The PCAOB made its determinations pursuant to PCAOB Rule 6100, which provides a framework for how PCAOB fulfills its responsibilities under the HFCA Act.

On December 29, 2022, the Accelerating Holding Foreign Companies Accountable Act was enacted, which amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three.

Our auditor, ZH CPA, LLC, the independent registered public accounting firm that issues the audit report included elsewhere in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess our auditor’s compliance with the applicable professional standards. ZH CPA, LLC is headquartered in Denver, Colorado, and can be inspected by the PCAOB. As of the date of this prospectus, our auditor is not subject to the determinations announced by the PCAOB on December 16, 2021 in mainland China or Hong Kong because of a position taken by one or more authorities in the PRC or Hong Kong.

On August 26, 2022, the SEC issued a statement announcing that the PCAOB signed a Statement of Protocol with the CSRC and the Ministry of Finance of the PRC, governing inspections and investigations of audit firms based in mainland China and Hong Kong. Pursuant to the Statement of Protocol, the PCAOB has independent discretion to select any issuer audits for inspection or investigation and has unfettered ability to transfer information to the SEC. According to the PCAOB, its December 2021 determinations under the HFCA Act remain in effect. The PCAOB is required to reassess these determinations by the end of 2022. Under the PCAOB’s rules, a reassessment of a determination under the HFCA Act may result in the PCAOB reaffirming, modifying or vacating the determination. However, if the PCAOB continues to be prohibited from conducting complete inspections and investigations of PCAOB-registered public accounting firms in mainland China and Hong Kong, the PCAOB is likely to determine by the end of 2022 that positions taken by authorities in the PRC obstructed its ability to inspect and investigate registered public accounting firms in mainland China and Hong Kong completely, then the companies audited by those registered public accounting firms would be subject to a trading prohibition on U.S. markets pursuant to the HFCA Act.

On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination.

Implications of Being a Controlled Company

Upon the completion of this offering, our Controlling Shareholder, Mr. Danny Tze Ching Wong, will own approximately 57.61% of the total issued and outstanding Ordinary Shares, representing approximately 57.61% of the total voting power, assuming the underwriters do not exercise their over-allotment option. As such, we will be deemed to be a “controlled company” within the meaning of the Nasdaq Stock Market Rules and, as a result, may rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies.

For so long as we are a controlled company under that definition, we are permitted to elect to rely, and may rely, on certain exemptions from corporate governance rules, including:

•        an exemption from the rule that a majority of our board of directors must be independent directors;

•        an exemption from the rule that the compensation of our chief executive officer must be determined or recommended solely by independent directors; and

•        an exemption from the rule that our director nominees must be selected or recommended solely by independent directors.

As a result, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements. Although we do not intend to rely on the “controlled company” exemption under the Nasdaq listing rules, we could elect to rely on this exemption after we complete this offering. If we elected to rely on the “controlled company” exemption, a majority of the members of our board of directors might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors after we complete this offering. See “Risk Factors — Risks Related to Our Ordinary Shares and This Offering — As a “controlled company” under the rules of the Nasdaq Global Market, we may choose to exempt our Company from certain corporate governance requirements that could have an adverse effect on our public shareholders.”

Implications of Being an Emerging Growth Company and a Foreign Private Issuer

As a company with less than US$1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”), enacted in April 2012, and may take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

•        being permitted to present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations in our filings with the SEC;

•        not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting;

•        reduced disclosure obligations regarding executive compensation in periodic reports, proxy statements, and registration statements; and

•        exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of the date of the first sale of our Ordinary Shares pursuant to this offering. However, if certain events occur before the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenues exceed US$1.235 billion, or we issue more than US$1 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company before the end of such five-year period.

In addition, Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. We have elected to take advantage of the extended transition period for complying with new or revised accounting standards and acknowledge such election is irrevocable pursuant to Section 107 of the JOBS Act.

We are a foreign private issuer as defined by the SEC. As a result, in accordance with the rules and regulations of the Nasdaq, we may comply with home country governance requirements and certain exemptions thereunder rather than complying with Nasdaq corporate governance standards. We may choose to take advantage of the following exemptions afforded to foreign private issuers:

•        Exemption from filing quarterly reports on Form 10-Q or provide current reports on Form 8-K disclosing significant events within four days of their occurrence.

•        Exemption from Section 16 rules regarding sales of Ordinary Shares by insiders, which will provide less data in this regard than shareholders of U.S. companies that are subject to the Exchange Act.

•        Exemption from the Nasdaq rules applicable to domestic issuers requiring disclosure within four business days of any determination to grant a waiver of the code of business conduct and ethics to directors and officers. Although we will require board approval of any such waiver, we may choose not to disclose the waiver in the manner set forth in the Nasdaq rules, as permitted by the foreign private issuer exemption.

Furthermore, Nasdaq Rule 5615(a)(3) provides that a foreign private issuer, such as us, may rely on our home country corporate governance practices in lieu of certain of the rules in the Nasdaq Rule 5600 Series and Rule 5250(d), provided that we nevertheless comply with Nasdaq’s Notification of Noncompliance requirement (Rule 5625), the Voting Rights requirement (Rule 5640) and that we have an audit committee that satisfies Rule 5605(c)(3), consisting of committee members that meet the independence requirements of Rule 5605(c)(2)(A)(ii). If we rely on our home country corporate governance practices in lieu of certain of the rules of Nasdaq, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq. If we choose to do so, we may utilize these exemptions for as long as we continue to qualify as a foreign private issuer.

Corporate Information

Our principal executive office is located at Flat F, 8/F, Houston Industrial Building, 32-40 Wang Lung Street, Tsuen Wan, New Territories, Hong Kong. Our telephone number is (+852) 3693 2110. Our registered office in the Cayman Islands is located at the office of Appleby Global Services (Cayman) Limited, 71 Fort Street, PO Box 500, George Town, Grand Cayman, KY1 – 1106, Cayman Islands.

Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor New York, NY 10168. Information contained on, or that can be accessed through, our website is not a part of, and shall not be incorporated by reference into, this prospectus.

Impact of COVID-19

Since late December 2019, the outbreak of COVID-19 spread rapidly throughout China and later to the rest of the world. On January 30, 2020, the International Health Regulations Emergency Committee of the World Health Organization declared the outbreak a “Public Health Emergency of International Concern” (“PHEIC”), and later on March 11, 2020, a global pandemic. The COVID-19 outbreak has led governments across the globe to impose a series of measures intended to contain its spread, including border closures, travel bans, quarantine measures, social distancing, and restrictions on business operations and large gatherings. From 2020 to the middle of 2021, COVID-19 vaccination programs had been greatly promoted around the globe, however several types of COVID-19 variants emerged in different parts of the world.

Supply chain disruptions have become a major challenge for the global economy since the start of the COVID-19 pandemic. These shortages and supply-chain disruptions are significant and widespread. Lockdowns in several countries across the world, labor shortages, robust demand for tradable goods, disruptions to logistics networks, and capacity constraints have resulted in increases in freight costs and delivery times. Companies that are reliant on the transportation of goods and materials, such as our Company, which relies on materials and products from our suppliers, may suffer from plant closures and supply shortages across the extended supply network.

Furthermore, our business may be adversely affected if concerns relating to COVID-19 continue to restrict travel, or result in the Company’s personnel, vendors, and services providers being unavailable to pursue their business objectives free of COVID-19 related restrictions. The extent to which COVID-19 impacts our business in the future will depend on future developments, which are highly uncertain and cannot be predicted, including new information that may emerge concerning the severity of COVID-19 and the actions to contain COVID-19 or treat its impact, among others. If the disruptions posed by COVID-19 or other matters of global concerns continue for an extended period of time, our ability to pursue our business objectives may be materially adversely affected. In addition, our ability to raise equity and debt financing, which may be adversely impacted by COVID-19 and other events, including as a result of increased market volatility, decreased market liquidity and third-party financing became unavailable on terms acceptable to us or at all.

Any future impact on our results of operations will depend on, to a large extent, future developments and new information that may emerge regarding the duration and severity of the COVID-19 pandemic and the actions taken by government authorities and other entities to contain the spread or treat its impact, almost all of which are beyond our control. Given the general slowdown in economic conditions globally and volatility in the capital markets, as well as the general negative impact of the COVID-19 outbreak on the apparel industry, we cannot assure you that we will be able to maintain the growth rate we have experienced or projected. We will continue to closely monitor the situation throughout 2023 and beyond. For details regarding risks associated with COVID-19, refer to “Risk Factors — Risks Related to Our Business and Industry — A sustained outbreak of the COVID-19 pandemic could have a material adverse impact on our business, operating results, and financial condition” on page 40 of this prospectus.

The Offering

Securities being offered:

1,400,000 Ordinary Shares par value of US$0.0000375 per Ordinary Share. We are also registering for resale up to 8,910,000 Ordinary Shares by the Selling Shareholders. These Ordinary Shares will not be part of this offering.

IPO price:	We estimate the IPO price will be between US$4 and US$6 per Ordinary Share.
Number of Ordinary Shares outstanding before this offering:	30,000,000 Ordinary Shares.
Number of Ordinary Shares outstanding after this offering:	31,400,000 Ordinary Shares, assuming the underwriters do not exercise the over-allotment option.
Over-allotment option:

We have granted to the underwriters a 45-day option to purchase from us up to an additional 15% of the Ordinary Shares sold in the offering in any combination thereof, solely to cover over-allotments, if any, at the initial public offering price, less the underwriting discounts.

Use of proceeds:

Based upon an IPO price of US$5 per Share (the midpoint of the price range set forth on the cover page of this prospectus), we estimate that we will receive net proceeds from this offering, after deducting the estimated underwriting discounts, non-accountable expense allowance and estimated offering expenses payable by us, of approximately US$4,068,944 if the underwriters do not exercise their over-allotment option, and US$5,040,194 if the underwriters exercise their over-allotment option in full, after deducting the underwriting discounts, non-accountable expense allowance and estimated offering expenses payable by us.

We plan to use the net proceeds of this offering as follows:

•   Approximately 30% for potential strategic acquisition of and investment in other reflective materials distributors or providers as well as upstream and downstream businesses along the industry value chain, which we may seek from time to time to supplement and expand our business operation;

• Approximately 20% for strengthening our research and development capabilities for new products;
• Approximately 20% for further increasing our warehouse and storage capacity; and
• The balance to fund working capital and for other general corporate purposes.
We will not receive any proceeds from the sale of Ordinary Shares by the Selling Shareholders. For more information on the use of proceeds, see “Use of Proceeds” on page 56.

Lock-up:

We and all of our directors, officers, and principal shareholders (5% or more shareholders) have agreed with the underwriters, subject to certain exceptions, not to offer, issue, sell, transfer, contract to sell, encumber, grant any option for the sale of, or otherwise dispose of, directly or indirectly, any of our Ordinary Shares or securities convertible into or exercisable or exchangeable for our Ordinary Shares for a period of six (6) months after the effective date of the registration statement, which forms a part of this prospectus.

Wise Total Solutions Group Limited, one of the Selling Shareholders selling 1,485,000 Ordinary Shares pursuant to the Resale Prospectus, has also agreed with the underwriters, not to offer, issue, sell, transfer, contract to sell, encumber, grant any option for the sale of, or otherwise dispose of, directly or indirectly, any of its Ordinary Shares or securities convertible into or exercisable or exchangeable for our Ordinary Shares for a period of two (2) months after the effective date of the registration statement. See “Shares Eligible for Future Sale” and “Underwriting” for more information.

Leak-Out Agreement:

The Relevant Resale Shares are subject to a leak-out agreement between Jipsy Trade Limited and the Company, pursuant to which the sale of the Relevant Resale Shares is subject to certain resale restrictions based on the closing price and the average daily trading volume of the Company’s Ordinary Shares on Nasdaq. See “Shares Eligible for Future Sale” and “Underwriting” for more information.

Proposed Nasdaq symbol:	We have applied to have our Ordinary Shares listed on the Nasdaq Global Market under the symbol “JL.”
Transfer agent and registrar:	VStock Transfer, LLC
Risk factors:

Investing in our Ordinary Shares is highly speculative and involves a high degree of risk. As an investor you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section beginning on page 22.

RISK FACTORS

An investment in our Ordinary Shares involves a high degree of risk. You should carefully consider the following information about these risks. together with the other information appearing elsewhere in this prospectus. before deciding to invest in our Ordinary Shares. The occurrence of any of the following risks could have a material adverse effect on our business, financial condition, results of operations, and future growth prospects. In these circumstances, the market price of our Ordinary Shares could decline, and you may lose all or part of your investment.

Risks Related to Doing Business in Hong Kong

All of our operations are in Hong Kong, a special administrative region of the PRC. Due to the long-arm provisions under the current PRC laws and regulations, the PRC government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our Ordinary Shares. The PRC government may intervene or impose restrictions on our ability to move money out of Hong Kong to distribute earnings and pay dividends or to reinvest in our business outside of Hong Kong. Changes in the policies, regulations, rules, and the enforcement of laws of the PRC government may also be quick with little advance notice and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain.

JL is a holding company and we conduct all our operations in Hong Kong through our operating subsidiary JLHK. Hong Kong is a special administrative region of the PRC. As such, we are subject to certain legal and operational risks associated with our operations in Hong Kong, including changes in the legal, political and economic policies of the PRC government, the relationship between China and the United States, or Chinese or United States regulations may materially and adversely affect our business, financial condition and results of operation. We are aware that recently, the PRC government has initiated a series of regulatory actions and new policies in certain areas to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a VIE structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. As of the date of this prospectus, we are not materially affected by recent statements by the PRC government indicating an intention to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers with operations only in Hong Kong or in the apparel industry. However, due to certain long-arm provisions in the current PRC laws and regulations, there remains regulatory uncertainty with respect to the implementation and interpretation of laws in China as they may affect Hong Kong. The PRC government may choose to exercise additional oversight and discretion over Hong Kong, and the policies, regulations, rules, and the enforcement of laws of the PRC government to which we are subject may change rapidly and with little advance notice to us or our shareholders. As a result, the application, interpretation, and enforcement of new and existing laws and regulations in the PRC and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system are by their very nature uncertain.

In addition, these PRC laws and regulations may be interpreted and applied inconsistently by different agencies or authorities, which may result in inconsistency with our current policies and practices. New laws, regulations, and other government directives in the PRC may also be costly to comply with, and such compliance, any associated inquiries or investigations, or any other government actions may:

•        delay or impede our development;

•        result in negative publicity or increase our operating costs;

•        require significant management time and attention; and

•        subject us to remedies, administrative penalties, and even criminal liabilities that may harm our business, including fines assessed for our current or historical operations, or demands or orders that we modify or even cease our business practices.

We are aware that recently the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a VIE structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Since these statements and regulatory actions are new, it is highly uncertain how soon the PRC legislative or administrative regulation making bodies will respond or what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, or what the potential impact that any such modified or new laws and regulations would have on our daily business operation, the ability to accept foreign investments and list on a U.S. or other foreign exchange.

The PRC government may intervene or influence our operations at any time and may exert more control over offerings conducted overseas and foreign investment in Hong Kong-based issuers, which may result in a material change in our operations and/or the value of our Ordinary Shares. For example, there is currently no restriction or limitation under the laws of Hong Kong on the conversion of HK dollar into foreign currencies and the transfer of currencies out of Hong Kong and the laws and regulations of the PRC on currency conversion control do not currently have any material impact on the transfer of cash between the ultimate holding company and JLHK in Hong Kong. However, the PRC government may, in the future, impose restrictions or limitations on our ability to move money out of Hong Kong to distribute earnings and pay dividends to and from the other entities within our organization or to reinvest in our business outside of Hong Kong. Such restrictions and limitations, if imposed in the future, may delay or hinder the expansion of our business to outside of Hong Kong and may affect our ability to receive funds from JLHK in Hong Kong. The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case, that restrict or otherwise unfavorably impact our ability to conduct our business could require us to change certain aspects of our business to ensure compliance; decrease demand for our services; reduce revenues; increase costs; require us to obtain more licenses, permits, approvals, or certificates; or subject us to additional liabilities. To the extent any new or more stringent measures are implemented, our business, financial condition, and results of operations could be adversely affected and the value of our Ordinary Shares could decrease or become worthless.

Hong Kong and the PRC’s legal systems are evolving and have inherent uncertainties that could limit the legal protection available to you.

All of our operations are conducted in Hong Kong, a special administration region of China with its own governmental and legal system that is independent from mainland China, as a result has its own distinct rules and regulations.

As one of the conditions for the handover of the sovereignty of Hong Kong to China, China had to accept some conditions such as Hong Kong’s Basic Law before its return. The Basic Law ensured Hong Kong will retain its own currency, legal system, legislative system and people’s rights and freedom for fifty years from 1997. This agreement and given Hong Kong the freedom to function in a high degree of autonomy. Hong Kong is responsible for its own domestic affairs including, but not limited to, the judiciary and courts of last resort, immigration and customs, public finance, currencies and extradition. Hong Kong continues using the English common law system.

Some international observers and human rights organizations have expressed doubts about the future of the relative political freedoms enjoyed in Hong Kong and the PRC’s pledge to allow a high degree of autonomy in Hong Kong. They considered, for example, that the proposals in Article 23 of the Basic Law in 2003 (which was withdrawn due to mass opposition) might have undermined autonomy. On June 10, 2014, Beijing released a new report asserting its authority over the territory. This ignited criticism from many people in Hong Kong, who was of view that the PRC leadership was reneging on its pledge to abide by the “one country, two systems” policy that allows for a democratic, autonomous Hong Kong under Beijing’s rule.

If the PRC were to, in fact, renege on its agreement to allow Hong Kong to function autonomously, this could potentially impact Hong Kong’s common law legal system and may in turn bring about uncertainty in, for example, the enforcement of our contractual rights. This could, in turn, materially and adversely affect our business and operation. Accordingly, we cannot predict the effect of future developments in the Hong Kong legal system, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the pre-emption of local regulations by national laws. These uncertainties could limit the legal protections available to you.

By contrast, the PRC legal system is a civil law system based on written statutes unlike the common law system applicable in Hong Kong, prior court decisions may be cited for reference but have limited precedential value.

Since 1979, the PRC government has promulgated laws and regulations governing economic matters in general, such as foreign investment, corporate organization and governance, commerce, taxation and trade. However, China has not developed a fully integrated legal system. As a result, recently-enacted laws and regulations may not sufficiently cover all aspects of economic activities in China. In particular, because these laws and regulations are relatively new and the limited volume of published cases and their non-binding nature, interpretation and enforcement of these newer laws and regulations involve greater uncertainties than those in jurisdictions available to you. In addition, the PRC’s legal system is based in part on government policies and administrative rules and many have retroactive effects. As a result, we cannot predict the effect of future developments in China’s legal system, including the promulgation of new laws, changes to existing laws, or the interpretation or enforcement thereof, or the pre-emption of local regulations by national laws.

Uncertainties regarding the interpretation and enforcement of PRC laws, rules, and regulations, which could change at any time with little advance notice, could limit the legal protections available to us.

The PRC legal system is based on written statutes and prior court decisions have limited value as precedents. Since the PRC legal system continues to rapidly evolve, the interpretations of many laws, regulations and rules, which could change at any time with little advance notice, are not always uniform and enforcement of these laws, regulations and rules involves uncertainties.

We may have to resort to administrative and court proceedings to enforce our legal rights from time to time. However, since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems. Furthermore, the PRC legal system is based partly on government policies and internal rules (some of which are not published in a timely manner or at all) that may have a retroactive effect. As a result, we may not be aware of our violation of these policies and rules until sometime after the violation. Such uncertainties, including uncertainty over the scope and effect of our contractual, property (including intellectual property) and procedural rights, could materially and adversely affect our business and impede our ability to continue our operations.

It may be difficult for overseas and/or regulators to conduct investigations or collect evidence within the territory of China, including Hong Kong

Shareholder claims or regulatory investigations that are common in the United States generally are difficult to pursue as a matter of law or practicality in China. For example, in China, there are significant legal and other obstacles to providing information needed for regulatory investigations or litigation initiated outside China. Although the authorities in China may establish a regulatory cooperation mechanism with the securities regulatory authorities of another country or region to implement cross-border supervision and administration, such cooperation with the securities regulatory authorities in the United States may not be efficient in the absence of mutual and practicable cooperation mechanism. Furthermore, according to Article 177 of the PRC Securities Law, or Article 177, which became effective in March 2020, no overseas securities regulator is allowed to directly conduct investigations or evidence collection activities within mainland China. While detailed interpretation of or implementation rules under Article 177 have yet to be promulgated, the inability for an overseas securities regulator to directly conduct investigations or evidence collection activities within mainland China may further increase difficulties faced by you in protecting your interests.

In the event that U.S. regulators carry out an investigation on us and there is a need to conduct such investigation, or collect evidence in mainland China, U.S. regulators may not be able to carry out such investigation or evidence collection directly in mainland China under the PRC laws. U.S. regulators may, in the future, consider cross-border cooperation with a securities regulatory authority of the PRC by way of judicial assistance, diplomatic channels or regulatory cooperation mechanism established with the securities regulatory authority of the PRC.

All our operations are currently conducted in Hong Kong. Hong Kong has a legal system separate from mainland China. Our Hong Kong counsel advised that the Securities and Futures Commission of Hong Kong (“SFC”) is a signatory to the International Organisation of Securities Commissions Multilateral Memorandum of Understanding (“MMOU”), which provides for mutual investigatory and other assistance and exchange of information between securities regulators around the world, including the SEC. This is also reflected in section 186 of the Securities and Futures Ordinance (“SFO”) which empowers the SFC to exercise its investigatory powers to obtain information and documents requested by non-Hong Kong regulators, and section 378 of the SFO which allows the SFC to share confidential information and documents in its possession with such regulators. However, there is no assurance that such cooperation will materialize, or if it does, whether it will adequately address any efforts to investigate or collect evidence to the extent that may be sought by U.S. regulators.

Adverse regulatory developments in China may subject us to additional regulatory review, and additional disclosure requirements and regulatory scrutiny to be adopted by the SEC in response to risks related to recent regulatory developments in China may impose additional compliance requirements for companies like us with Hong Kong-based operations, all of which could increase our compliance costs and subject us to additional disclosure requirements.

Currently, Hong Kong has a separate legal system from mainland China, and it has its legislative framework and judiciary independent of that of the PRC government. Nonetheless, the recent regulatory developments in China, in particular with respect to restrictions on China-based companies raising capital offshore, may lead to additional regulatory review in China over our financing and capital raising activities in the United States. In addition, we may be subject to industry-wide regulations that may be adopted by the relevant PRC authorities, which may have the effect of limiting our service offerings, restricting the scope of our operations in Hong Kong, or causing the suspension or termination of our business operations in Hong Kong entirely. We may have to adjust, modify, or completely change our business operations in response to adverse regulatory changes or policy developments, and we cannot assure you that any remedial action adopted by us can be completed in a timely, cost efficient, or liability-free manner or at all.

On July 30, 2021, in response to the recent regulatory developments in China and actions adopted by the PRC government, the Chairman of the SEC issued a statement asking the SEC staff to seek additional disclosures from offshore issuers associated with PRC-based operating companies (including Hong Kong) before their registration statements will be declared effective. On August 1, 2021, the CSRC issued a statement saying that it had taken note of the new disclosure requirements announced by the SEC regarding the listings of such companies and the recent regulatory development in China, and that both countries should strengthen communications on regulating China-related issuers. Since we mainly operate in Hong Kong, we cannot guarantee that we will not be subject to tightened regulatory review and we could be exposed to government interference from China.

We may become subject to a variety of PRC laws and other obligations regarding data security offerings that are conducted overseas and/or foreign investment in China-based issuers, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition, and results of operations and may hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless.

On June 10, 2021, the Standing Committee of the National People’s Congress enacted the PRC Data Security Law, which took effect on September 1, 2021. The law requires data collection to be conducted in a legitimate and proper manner, and stipulates that, for the purpose of data protection, data processing activities must be conducted based on data classification and hierarchical protection system for data security.

On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a document to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws.

On July 10, 2021, the CAC issued the Measures for Cybersecurity Review for public comments (the “Revised Draft”), which required that, among others, in addition to “operator of critical information infrastructure”, any “data processor” controlling personal information of no less than one million users which seeks to list in a foreign stock exchange should also be subject to cybersecurity review. Pursuant to Article 6 of the Revised Draft, companies holding data or more than one million users must apply for cybersecurity approval when seeking overseas listings because of the risk that such data and personal information could be “affected, controlled, and maliciously exploited by foreign governments”.

On August 20, 2021, the 30th meeting of the Standing Committee of the 13th National People’s Congress voted and passed the “Personal Information Protection Law of the People’s Republic of China” (“PRC Personal Information Protection Law”), which became effective on November 1, 2021. The PRC Personal Information Protection Law applies to the processing of personal information of natural persons within mainland China that is carried out outside of China where (1) such processing is for the purpose of providing products or services for natural persons within China, (2) such processing is to analyze or evaluate the behavior of natural persons within China, or (3) there are any other circumstances stipulated by related laws and administrative regulations.

On December 24, 2021, the CSRC, together with other relevant government authorities in China issued the Draft Overseas Listing Regulations. The Draft Overseas Listing Regulations require that a PRC domestic enterprise seeking to issue and list its shares overseas (“Overseas Issuance and Listing”) shall complete the filing procedures of and submit the relevant information to CSRC. The Overseas Issuance and Listing includes direct and indirect issuance and listing. Where an enterprise whose principal business activities are conducted in PRC seeks to issue and list its shares in the name of an overseas enterprise on the basis of the equity, assets, income, or other similar rights and interests of the relevant PRC domestic enterprise, such activities shall be deemed an indirect overseas issuance and listing under the Draft Overseas Listing Regulations.

On February 17, 2023, the CSRC issued the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Enterprises, or the Trial Measures, which became effective on March 31, 2023. On the same date of the issuance of the Trial Measures, the CSRC circulated No.1 to No.5 Supporting Guidance Rules, the Notes on the Trial Measures, the Notice on Administration Arrangements for the Filing of Overseas Listings by Domestic Enterprises and the relevant CSRC Answers to Reporter Questions on the official website of the CSRC, or collectively, the Guidance Rules and Notice. The Trial Measures, together with the Guidance Rules and Notice, reiterate the basic supervision principles as reflected in the draft Provisions and Measures by providing substantially the same requirements for filings of overseas offering and listing by domestic companies, yet made the following updates compared to the draft Provisions and Measures: (a) further clarification of the circumstances prohibiting overseas issuance and listing; (b) further clarification of the standard of indirect overseas listing under the principle of substance over form, and (c) adding more details of filing procedures and requirements by setting different filing requirements for different types of overseas offering and listing. Under the Trial Measures and the Guidance Rules and Notice, domestic companies conducting overseas securities offering and listing activities, either in direct or indirect form, shall complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three working days following its submission of initial public offerings or listing application. The companies that have already been listed on overseas stock exchanges or have obtained the approval from overseas supervision administrations or stock exchanges for its offering and listing and will complete their overseas offering and listing prior to September 30, 2023 are not required to make immediate filings for its listing yet need to make filings for subsequent offerings in accordance with the Trial Measures. The companies that have already submitted an application for an initial public offering to overseas supervision administrations prior to the effective date of the Trial Measures but have not yet obtained the approval from overseas supervision administrations or stock exchanges for the offering and listing may arrange for the filing within a reasonable time period and should complete the filing procedure before such companies’ overseas issuance and listing. Based on the above mentioned, given that the operating income, total profit or net assets of the Company were not derived from PRC domestic companies, the majority of the Company’s business activities are not carried out in mainland China, its main place of business is located in Hong Kong, and the majority of its senior management team in charge of its business operations and management are not PRC citizens or have their usual place(s) of residence located in mainland China, this offering shall not be deemed as a domestic enterprise that indirectly offer or list securities or an overseas stock exchange, nor does it requires filing or approvals from the CSRC. Further, as of the date of this prospectus, in respect of the Trial Measures and filing requirements, in the opinion of our directors and officers, we: (i) are not required to obtain permission from any PRC authorities (including those in Hong Kong) to issue our Ordinary Shares to investors; and (ii) are not subject to permission requirements from the CSRC, the CAC or any other entity that is required to approve of our Operating Subsidiaries’ operations. However, as the Trial Measures and the Guidance Rules and Notice are newly published and there exists uncertainty with respect to the implementation and interpretation of the principle of “substance over form”, it is highly uncertain whether our offering and listing will be deemed as “indirect overseas offering and listing by companies in mainland China” and subject to the filling procedures. If our offering and listing is deemed as “indirect overseas offering and listing by companies in mainland China” under the Trial Measures, we may need to complete the filing procedures for our offering and listing if (i) we cannot obtain the approval of this offering and listing before the effective date of the Trial Measures; or (ii) we obtain the approval before the effective date of the Trial Measures but we cannot complete the overseas listing and offering before September 30, 2023. If we are subject to the filing requirements, we cannot assure you that we will be able to complete such filings in a timely manner or even at all.

On December 28, 2021, the CAC jointly with the relevant authorities formally published Measures for Cybersecurity Review (2021) which took effect on February 15, 2022, and replaced the former Measures for Cybersecurity Review (2020) issued on July 10, 2021. Measures for Cybersecurity Review (2021) stipulates that operators of critical information infrastructure purchasing network products and services, and online platform operators (together with the operators of critical information infrastructure, the “Operators”) carrying out data processing activities that affect or may affect national security, shall conduct a cybersecurity review, and any online platform operator who controls more than one million users’ personal information must go through a cybersecurity review by the cybersecurity review office if it seeks to be listed in a foreign country.

Given that (1) JLHK, our sole operating subsidiary, is incorporated and located in Hong Kong; (2) we have no subsidiary, VIE structure, nor any direct operations in mainland China; and (3) pursuant to the Basic Law, which is a national law of the PRC and the constitutional document for Hong Kong, national laws of the PRC shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to defense and foreign affairs, as well as other matters outside the autonomy of Hong Kong), we do not currently expect the Measures for Cybersecurity Review (2021), the PRC Personal Information Protection Law, and the Draft Overseas Listing Regulations to have an impact on our business, operations, or this offering. Our belief is grounded on the following: (1) we do not believe that JLHK falls within the definition of an “Operator” that is required to file for cybersecurity review before listing in the United States, because (2) JLHK is incorporated in Hong Kong and operates in Hong Kong without any subsidiary or VIE structure in mainland China and each of the Measures for Cybersecurity Review (2021), the PRC Personal Information Protection Law, and the Draft Overseas Listing Regulations remains unclear whether it shall be applied to a company based in Hong Kong; (3) as of the date of this prospectus, JLHK has neither collected nor stored personal information of any PRC individuals; (4) all of the data JLHK has collected is stored in servers located in Hong Kong; (5) as of the date of this prospectus, JLHK has not been informed by any PRC governmental authority of any requirement that it file for a cybersecurity review or a CSRC review; and (6) our business belongs to the apparel industry, which does not involve the collection of user data, implicate cybersecurity, or involve any other type of restricted industry.

As of the date of this prospectus, our registered public offering in the United States is not subject to the review or prior approval of the CAC nor the CSRC. However, since these statements and regulatory actions are new, it is highly uncertain how soon the legislative or administrative regulation-making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. It is also highly uncertain what the potential impact such modified or new laws and regulations will have on the daily business operations of JLHK, their respective abilities to accept foreign investments and the listing of our Ordinary Shares on a U.S. or other foreign exchanges. There remains significant uncertainty in the interpretation and enforcement of relevant PRC cybersecurity laws and regulations and whether the PRC government will adopt additional requirements or extend the existing requirements to apply to our operating subsidiary JLHK located in Hong Kong. If the Draft Rules Regarding Overseas Listings are adopted into law in the future and becomes applicable to JLHK if it is deemed to be an “Operator” that is required to file for cybersecurity review before listing in the United States, or if the Measures for Cybersecurity Review (2021) or the PRC Personal Information Protection Law becomes applicable to JLHK, the business operation of JLHK and the listing of our Ordinary Shares in the United States could be subject to the CAC’s cybersecurity review or CSRC Overseas Issuance and Listing review in the future. If JLHK becomes subject to the CAC or CSRC review, we cannot assure you that JLHK will be able to comply with the regulatory requirements in all respects, and the current practice of collecting and processing personal information may be ordered to be rectified or terminated by regulatory authorities. In the event of a failure to comply, JLHK may become subject to fines and other penalties that may have a material adverse effect on our business, operations, and financial condition and may hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless.

Although the audit report included in this prospectus is prepared by U.S. auditors who are currently inspectable by the PCAOB, there is no guarantee that future audit reports will be issued by auditors inspectable by the PCAOB, and, as such, in the future, investors may be deprived of the benefits of the PCAOB inspection program. Furthermore, trading in our securities may be prohibited under the HFCA Act if the SEC subsequently determines our audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely, and as a result, U.S. national securities exchanges, such as the Nasdaq, may determine to delist our securities. Furthermore, on December 29, 2022, the Accelerating Holding Foreign Companies Accountable Act was enacted, which amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, and thus, reduced the time before our Ordinary Shares may be prohibited from trading or delisted.

The audit report included in this prospectus was issued by ZH CPA, LLC, a U.S.-based accounting firm that is registered with the PCAOB and can be inspected by the PCAOB. We have no intention of dismissing ZH CPA, LLC in the future or of engaging any auditor not based in the U.S. and not subject to regular inspection by the PCAOB. There is no guarantee, however, that any future auditor engaged by the Company would remain subject to full PCAOB inspection during the entire term of our engagement. The PCAOB is currently unable to conduct inspections in mainland China and Hong Kong without the approval of the PRC authorities. Currently, our U.S. auditor’s audit work for us can be inspected by the PCAOB, and we have no operations in mainland China. However, if there is significant change to current political arrangements between mainland China and Hong Kong, companies operated in Hong Kong like us may face similar regulatory risks as those operated in the PRC, and we cannot assure you that our auditor’s audit work for us will continue to be able to be inspected by the PCAOB. If it is later determined that the PCAOB is unable to inspect or investigate our auditor completely, investors may be deprived of the benefits of such inspection. Any audit reports not issued by auditors that are completely inspected by the PCAOB could result in a lack of assurance that our financial statements and disclosures are adequate and accurate.

Inspections of other auditors conducted by the PCAOB outside mainland China have at times identified deficiencies in those auditors’ audit procedures and quality control procedures, which may be addressed as part of the inspection process to improve future audit quality. The lack of PCAOB inspections of audit work undertaken in mainland China prevents the PCAOB from regularly evaluating auditors’ audits and their quality control procedures. As a result, if any component of our auditor’s work papers become located in mainland China in the future, such work papers will not be subject to inspection by the PCAOB. As a result, investors would be deprived of such PCAOB inspections, which could result in limitations or restrictions to our access of the U.S. capital markets.

As part of a continued regulatory focus in the United States on access to audit and other information currently protected by national law, in particular mainland China’s, in June 2019, a bipartisan group of lawmakers introduced bills in both houses of the U.S. Congress that, if passed, would require the SEC to maintain a list of issuers for which PCAOB is not able to inspect or investigate the audit work performed by a foreign public accounting firm for such issuers completely. The proposed Ensuring Quality Information and Transparency for Abroad-Based Listings on our Exchanges Act prescribes increased disclosure requirements for these issuers and, beginning in 2025, the delisting from U.S. national securities exchanges such as the Nasdaq of issuers included on the SEC’s list for three consecutive years. It is unclear if this proposed legislation will be enacted. Furthermore, there have been recent deliberations within the U.S. government regarding potentially limiting or restricting China-based companies from accessing U.S. capital markets.

On May 20, 2020, the U.S. Senate passed the HFCA Act, which includes requirements for the SEC to identify issuers whose audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely because of a restriction imposed by a non-U.S. authority in the auditor’s local jurisdiction. The U.S. House of Representatives passed the HFCA Act on December 2, 2020, and the HFCA Act was signed into law on December 18, 2020. Additionally, in July 2020, the U.S. President’s Working Group on Financial Markets issued recommendations for actions that can be taken by the executive branch, the SEC, the PCAOB or other federal agencies and department with respect to Chinese companies listed on U.S. stock exchanges and their audit firms, in an effort to protect investors in the United States. In response, on November 23, 2020, the SEC issued guidance highlighting certain risks (and their implications to U.S. investors) associated with investments in China-based issuers and summarizing enhanced disclosures the SEC recommends China-based issuers make regarding such risks.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements in the HFCA Act. On December 2, 2021, the SEC adopted amendments to finalize rules implementing the submission and disclosure requirements in the HFCA Act. The rules apply to public companies whose stock is registered with the SEC and are identified by the SEC as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and whose audit work that PCAOB is unable to inspect or investigate. We will be required to comply with these rules if the SEC identifies us as having a “non-inspection” year under a process to be subsequently established by the SEC. The final amendments require any identified registrant to submit documentation to the SEC establishing that the registrant is not owned or controlled by a government entity in the public accounting firm’s foreign jurisdiction, and they also require, among other things, disclosure in the registrant’s annual report regarding the audit arrangements of, and government influence on, such registrants. Pursuant to the HFCA act, our securities may be prohibited from trading on the Nasdaq or other U.S. stock exchanges if our auditor cannot be inspected by the PCAOB for three consecutive years, and this ultimately could result in our Ordinary Shares being delisted.

On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which, if enacted, would amend the HFCA Act and require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its audit work cannot be inspected when its auditor is subject to PCAOB inspections for two consecutive years instead of three and, thus, would reduce the time before our Ordinary Shares may be prohibited from trading or delisted.

On September 22, 2021, the PCAOB adopted a final rule implementing the HFCA Act, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCA Act, whether the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction in connection with their audit works because of a position taken by one or more authorities in that jurisdiction.

On November 5, 2021, the SEC approved the PCAOB’s Rule 6100, Board Determinations Under the HFCA Act. Rule 6100 provides a framework for the PCAOB to use when determining, as contemplated under the HFCA Act, whether it is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction.

On December 16, 2021, the PCAOB issued a report on its determinations that it was unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, because of positions taken by PRC authorities in those jurisdictions. In addition, the PCAOB’s report identified the specific registered public accounting firms which are subject to these determinations. Our registered public accounting firm, ZH CPA, LLC is not headquartered in mainland China or Hong Kong and was not identified in this report as a firm subject to the PCAOB’s determination.

On August 26, 2022, the SEC issued a statement announcing that the PCAOB signed a Statement of Protocol with the CSRC and the Ministry of Finance of the PRC, governing inspections and investigations of audit firms based in mainland China and Hong Kong. Pursuant to the Statement of Protocol, the PCAOB has independent discretion to select any issuer audits for inspection or investigation and has unfettered ability to transfer information to the SEC. However, uncertainties still exist whether this new framework will be fully complied with. According to the PCAOB, its December 2021 determinations under the HFCA Act remain in effect. The PCAOB is required to reassess these determinations by the end of 2022. Under the PCAOB’s rules, a reassessment of a determination under the HFCA Act may result in the PCAOB reaffirming, modifying or vacating the determination. However, if the PCAOB continues to be prohibited from conducting complete inspections and investigations of PCAOB-registered public accounting firms in mainland China and Hong Kong, the PCAOB is likely to determine by the end of 2022 that positions taken by authorities in the PRC obstructed its ability to inspect and investigate registered public accounting firms in mainland China and Hong Kong completely, then the companies audited by those registered public accounting firms would be subject to a trading prohibition on U.S. markets pursuant to the HFCA Act.

On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination.

The lack of access to the PCAOB inspection in mainland China and Hong Kong prevents the PCAOB from fully evaluating audits and quality control procedures of the auditors based in the mainland China and Hong Kong. As a result, the investors may be deprived of the benefits of such PCAOB inspections. The inability of the PCAOB to conduct inspections of auditors in the mainland China and Hong Kong makes it more difficult to evaluate the effectiveness of these accounting firms’ audit procedures or quality control procedures as compared to auditors outside of the mainland China and Hong Kong that are subject to the PCAOB inspections, which could cause existing and potential investors in our Shares to lose confidence in our audit procedures and reported financial information and the quality of our financial statements.

On December 29, 2022, the Accelerating Holding Foreign Companies Accountable Act was enacted, which amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, and thus, reduced the time before our Ordinary Shares may be prohibited from trading or delisted.

The SEC is assessing how to implement other requirements of the HFCA Act, including the listing and trading prohibition requirements described above. Future developments in respect to increasing U.S. regulatory access to audit information are uncertain, as the legislative developments are subject to the legislative process and the regulatory developments are subject to the rule-making process and other administrative procedures.

While we understand that there has been dialogue among the CSRC, the SEC, and the PCAOB regarding the inspection of PCAOB registered accounting firms in mainland China and Hong Kong, there can be no assurance that we will be able to comply with requirements imposed by U.S. regulators if there is significant change to current political arrangements between mainland China and Hong Kong or if any component of our auditor’s work papers become located in mainland China in the future. Delisting of our Ordinary Shares would force holders of our Ordinary

Shares to sell their Ordinary Shares. The market price of our Ordinary Shares could be adversely affected as a result of anticipated negative impacts of these executive or legislative actions, regardless of whether these executive or legislative actions are implemented and regardless of our actual operating performance.

The recent joint statement by the SEC, proposed rule changes submitted by Nasdaq, and an act passed by the U.S. Senate and the U.S. House of Representatives all call for additional and more stringent criteria to be applied to emerging market companies. These developments could add uncertainties to our offering, business operations, share price, and reputation.

U.S. public companies with substantially all of their operations in China (including in Hong Kong) have been the subject of intense scrutiny, criticism, and negative publicity by investors, financial commentators, and regulatory agencies, such as the SEC. Much of the scrutiny, criticism, and negative publicity has centered on financial and accounting irregularities and mistakes, a lack of effective internal controls over financial accounting, inadequate corporate governance policies, or a lack of adherence thereto and, in many cases, allegations of fraud.

On December 7, 2018, the SEC and the PCAOB issued a joint statement highlighting continued challenges faced by the U.S. regulators in their oversight of financial statement audits of U.S.-listed companies with significant operations in China. On April 21, 2020, SEC Chairman Jay Clayton and PCAOB Chairman William D. Duhnke III, along with other senior SEC staff, released a joint statement highlighting the risks associated with investing in companies based in or have substantial operations in emerging markets including China, reiterating past SEC and PCAOB statements on matters including the difficulty associated with inspecting accounting firms and audit work papers in China and higher risks of fraud in emerging markets and the difficulty of bringing and enforcing SEC, Department of Justice and other U.S. regulatory actions, including in instances of fraud, in emerging markets generally.

On May 20, 2020, the U.S. Senate passed the HFCA Act requiring a foreign company to certify it is not owned or controlled by a foreign government if the PCAOB is unable to audit specified reports because the company uses a foreign auditor not subject to PCAOB inspection. If the PCAOB is unable to inspect the company’s auditors for three consecutive years, the issuer’s securities are prohibited to trade on a national exchange. On December 2, 2020, the U.S. House of Representatives approved the HFCA Act.

On May 21, 2021, Nasdaq filed three proposals with the SEC to (i) apply minimum offering size requirement for companies primarily operating in a “Restrictive Market”; (ii) prohibit Restrictive Market companies from directly listing on Nasdaq Capital Market, and only permit them to list on Nasdaq Global Select or Nasdaq Global Market in connection with a direct listing; and (iii) apply additional and more stringent criteria to an applicant or listed company based on the qualifications of the company’s auditors.

As a result of this scrutiny, criticism, and negative publicity, the traded stock of many U.S.-listed Chinese companies sharply decreased in value and, in some cases, has become virtually worthless. Many of these companies are now subject to shareholder lawsuits and SEC enforcement actions and are conducting internal and external investigations into the allegations. It is not clear what effect this sector-wide scrutiny, criticism, and negative publicity will have on us, our offerings, business, and our share price. If we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we will have to expend significant resources to investigate such allegations and/or defend our company. This situation will be costly and time consuming and distract our management from developing our growth. If such allegations are not proven to be groundless, we and our business operations will be severely affected and you could sustain a significant decline in the value of our share.

The enactment of Law of the PRC on Safeguarding the Hong Kong National Security Law could impact JLHK.

On June 30, 2020, the Standing Committee of the PRC National People’s Congress adopted the Hong Kong National Security Law (the “Hong Kong National Security Law”). This law defines the duties and government bodies of the Hong Kong National Security Law for safeguarding national security and four categories of offenses — secession, subversion, terrorist activities, and collusion with a foreign country or external elements to endanger national security — and their corresponding penalties. On July 14, 2020, former U.S. President Donald Trump signed the Hong Kong Autonomy Act (“HKAA”) into law, authorizing the U.S. administration to impose blocking sanctions against individuals and entities who are determined to have materially contributed to the erosion of Hong Kong’s autonomy. On August 7, 2020, the U.S. government imposed HKAA-authorized sanctions on 11 individuals, including then-HKSAR chief executive Carrie Lam and John Lee, who later replaced Carrie Lam as chief executive on July 1, 2022.

In July 2021, President Joe Biden warned investors about the risks of doing business in Hong Kong, issuing an advisory saying China’s push to exert more control over Hong Kong threatens the rule of law and endangers employees and data. The HKAA further authorizes secondary sanctions, including the imposition of blocking sanctions, against foreign financial institutions that knowingly conduct a significant transaction with foreign persons sanctioned under this authority. The imposition of sanctions may directly affect the foreign financial institutions as well as any third parties or customers dealing with any foreign financial institution that are targeted. It is difficult to predict the full impact of the Hong Kong National Security Law and HKAA on Hong Kong and companies located in Hong Kong. If our subsidiaries are determined to be in violation of the Hong Kong National Security Law or the HKAA by competent authorities, our business operations could be materially and adversely affected.

If we become subject to the recent scrutiny, criticism, and negative publicity involving U.S.-listed China-based companies, we may have to expend significant resources to investigate and/or defend the matter, which could harm our business operations, this offering, and our reputation and could result in a loss of your investment in our Ordinary Shares, in particular if such matter cannot be addressed and resolved favorably.

During the last several years, U.S.-listed companies that have substantially all of their operations in China have been the subject of intense scrutiny by investors, financial commentators, and regulatory agencies. Much of the scrutiny has centered on financial and accounting irregularities and mistakes, lack of effective internal controls over financial reporting, and, in many cases, allegations of fraud. As a result of the scrutiny, the stocks of many U.S.-listed Chinese companies that have been the subject of such scrutiny has sharply decreased in value. Many of these companies are now subject to shareholder lawsuits and/or SEC enforcement actions that are conducting internal and/or external investigations into the allegations.

If we become the subject of any such scrutiny, whether any allegations are true or not, we may have to expend significant resources to investigate such allegations and/or defend the Company. Such investigations or allegations would be costly and time consuming and likely would distract our management from our normal business and could result in our reputation being harmed. Our stock price could decline because of such allegations, even if the allegations are false.

A downturn in the Hong Kong, mainland China, or the global economy, or a change in the economic and political policies of China, could materially and adversely affect our business and financial condition.

Our business may be influenced to a significant degree by political, economic, and social conditions in Hong Kong and mainland China generally. The Chinese economy differs from the economies of most developed countries in many respects, including the amount of government involvement, level of development, growth rate, control of foreign exchange, and allocation of resources. While the Chinese economy has experienced significant growth over the past decades, growth has been uneven, both geographically and among various sectors of the economy. The PRC government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall Chinese economy, but they may have a negative effect on us.

Economic conditions in Hong Kong and mainland China are sensitive to global economic conditions. Any prolonged slowdown in the global or Chinese economy may affect potential clients’ confidence in financial market as a whole and have a negative impact on our business, results of operations, and financial condition. Additionally, continued turbulence in the international markets may adversely affect our ability to access the capital markets to meet liquidity needs.

Fluctuations in exchange rates could have a material adverse effect on our results of operations and the price of our Ordinary Shares.

Our business is conducted in Hong Kong through our operating subsidiary JLHK; our books and records are reported in Hong Kong dollars, which is the currency of Hong Kong; and the financial statements that we file with the SEC and provide to our shareholders are presented in U.S. dollars.

Since 1983, Hong Kong dollars have been pegged to the U.S. dollars at the rate of approximately HK$7.80 to US$1.00. Changes in the exchange rate between the Hong Kong dollar and U.S. dollar affect the value of our assets and the results of our operations in U.S. dollars. The value of the Hong Kong dollar against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in the Hong Kong’s political and economic conditions and perceived changes in the economy of Hong Kong and the United States. Any significant revaluation of the Hong Kong dollar may materially and adversely affect our cash flows, revenue, and financial condition.

We cannot assure you that the current policy of the pegging of Hong Kong dollars to U.S. dollars will not be changed in the future. If the pegging system collapses and Hong Kong dollars suffer devaluation, the Hong Kong dollar cost of our expenditures denominated in foreign currency may increase. This would in turn adversely affect the operations and profitability of our business.

There are political risks associated with conducting business in Hong Kong.

Any adverse economic, social, and/or political conditions, material social unrest, strike, riot, civil disturbance, or disobedience, as well as significant natural disasters, may affect the market may adversely affect the business operations of the Company. Hong Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law. The arrangement provides Hong Kong with a high degree of autonomy and executive, legislative, and independent judicial powers, including that of final adjudication under the principle of “one country, two systems” and a distinct set of laws and regulations. However, there is no assurance that there will not be any changes in the economic, political, and legal environment in Hong Kong in the future. Since our operation is based in Hong Kong, any change of such political arrangements may pose immediate threat to the stability of the economy in Hong Kong, thereby directly and adversely affecting our results of operations and financial positions.

The Hong Kong protests that began in 2019 are ongoing and were triggered by the introduction of the Fugitive Offenders amendment bill by the Hong Kong government. If enacted, the bill would have allowed the extradition of criminal fugitives who are wanted in territories with which Hong Kong does not currently have extradition agreements, including mainland China. This led to concerns that the bill would subject Hong Kong residents and visitors to the jurisdiction and legal system of mainland China, thereby undermining the region’s autonomy and people’s civil liberties. Various sectors of the Hong Kong economy have been adversely affected as the protests turned increasingly violent. Most notably, the airline, retail and real estate sectors have seen their sales decline.

Under the Basic Law, Hong Kong is exclusively in charge of its internal affairs and external relations, while the government of the PRC is responsible for its foreign affairs and defense. Hong Kong maintains and develops relations with foreign states and regions. Based on certain recent development, including the Hong Kong National Security Law issued by the Standing Committee of the PRC National People’s Congress in June 2020, the U.S. State Department has indicated that the United States no longer considers Hong Kong to have significant autonomy from China and, at the time, President Donald Trump signed an executive order and HKAA to remove Hong Kong’s preferential trade status and to authorize the U.S. administration to impose blocking sanctions against individuals and entities who are determined to have materially contributed to the erosion of Hong Kong’s autonomy. The United States may impose the same tariffs and other trade restrictions on exports from Hong Kong that it places on goods from mainland China. These and other recent actions may represent an escalation in political and trade tensions involving the United States, China, and Hong Kong, which could potentially harm our business.

Given the relatively small geographical size of Hong Kong, any of such incidents may have a widespread effect on our business operations, which could in turn adversely and materially affect our business, results of operations, and financial condition. It is difficult to predict the full impact of the HKAA on Hong Kong and companies with operations in Hong Kong like us. Furthermore, legislative or administrative actions in respect to China-U.S. relations could cause investor uncertainty for affected issuers, including us, and the market price of our Ordinary Shares could be adversely affected.

The enforcement of laws and rules and regulations in China can change quickly with little advance notice. Additionally, the PRC laws and regulations and the enforcement of such that apply or are to be applied to Hong Kong can change quickly with little or no advance notice. As a result, the Hong Kong legal system embodies uncertainties that could limit the availability of legal protections, which could result in a material change in our operations and/or the value of our Ordinary Shares.

Hong Kong is a special administrative region of the PRC. Following British colonial rule from 1842 to 1997, China assumed sovereignty under the “one country, two systems” principle. The Hong Kong special administrative region’s constitutional document, the Basic Law, ensures that the current political situation will remain in effect for 50 years. The laws previously in force in Hong Kong, that is, the common law, rules of equity, ordinances, subordinate legislation and customary law are maintained. Hong Kong has enjoyed the freedom to function with a high degree of autonomy for its affairs, including currencies, immigration and customs operations, and its independent judiciary system and parliamentary system. Hong Kong is responsible for its own domestic affairs including, but not limited to, the judiciary and courts of last resort, immigration and customs, public finance, currencies and extradition. Hong

Kong continues using the English common law system. On July 14, 2020, the United States signed an executive order to end the special status enjoyed by Hong Kong post-1997. In addition, if the PRC attempts to alter its agreement to allow Hong Kong to function autonomously, it could potentially impact Hong Kong’s common law legal system and may, in turn, bring about uncertainty in, for example, the enforcement of our contractual rights. This could, in turn, materially and adversely affect our business and operations. Additionally, intellectual property rights and confidentiality protections in Hong Kong may not be as effective as in the United States or other countries. Accordingly, we cannot predict the effect of future developments in the Hong Kong legal system, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the pre-emption of local regulations by national laws. These uncertainties could limit the legal protections available to us, including our ability to enforce our agreements with our customers.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in Hong Kong against us or our management named in this prospectus based on Hong Kong laws.

Currently, all of our operations are conducted in Hong Kong outside the United States, and all of our assets are located outside the United States. A majority of our directors and officers are Hong Kong nationals or residents and a substantial portion of their assets are located in Hong Kong outside the United States. You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in Hong Kong against us or our management named in the prospectus, as judgments entered in the United States can be enforced in Hong Kong only at common law. If you want to enforce a judgment of the United States in Hong Kong, it must be a final judgment conclusive upon the merits of the claim, for a liquidated amount in a civil matter and not in respect of taxes, fines, penalties, or similar charges, the proceedings in which the judgment was obtained were not contrary to natural justice, and the enforcement of the judgment is not contrary to public policy of Hong Kong. Such a judgment must be for a fixed sum and must also come from a “competent” court as determined by the private international law rules applied by the Hong Kong courts. In addition, the PRC does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with the Cayman Islands and many other countries and regions. Therefore, recognition and enforcement in the PRC of judgments of a court in any of these non-PRC jurisdictions in relation to any matter not subject to a binding arbitration provision may be difficult or impossible. For more information regarding the relevant laws of the Cayman Islands and Hong Kong, see “Enforceability of Civil Liabilities.”

Changes in international trade policies, trade disputes, barriers to trade, or the emergence of a trade war may dampen growth in Hong Kong, where the majority of our customers reside.

Political events, international trade disputes, and other business interruptions could harm or disrupt international commerce and the global economy, and they could have a material adverse effect on us and our customers, our service providers, and our other partners. International trade disputes could result in tariffs and other protectionist measures that may materially and adversely affect our business.

Tariffs could increase the cost of the services and products, which could affect customers’ investment decisions. In addition, political uncertainty surrounding international trade disputes and the potential of their escalation to trade war and global recession could have a negative effect on customer confidence, which could materially and adversely affect our business. We also may have access to fewer business opportunities, and our operations may be negatively impacted as a result. In addition, the current and future actions or escalations by either the United States or China that affect trade relations may cause global economic turmoil and potentially have a negative impact on our markets, our business, or our results of operations, as well as the financial condition of our clients, and we cannot provide any assurances as to whether such actions will occur or the form that they may take.

Risks Related to Our Business and Industry

We have not entered into long-term sales agreements with our customers and rely on demands from our major customers and our sales may fluctuate subject to our customers’ demands.

Our operating subsidiary JLHK does not enter into any long-term agreements with our customers, which mainly comprise owners of apparel brands, apparel manufacturers and local buying offices of apparel brands and their purchases are made on an order-by-order basis. Our business with our customers has been, and we expect it will continue to be, conducted based on the actual orders received from time to time. Accordingly, the quantity of purchase orders that we receive from our customers may fluctuate from time to time which makes it difficult for us to project future purchase orders. Our success depends on receiving continuous purchase orders from our customers. If for any reason (including product quality or product price), our customers no longer place purchase orders with us at the same level or on similar terms which they have historically done so, or at all, in the future (for example, in the event of decrease in customers’ end products due to economic downturn), or purchasers remove us from their list of nominated suppliers to their manufacturers which can no longer purchase our products, and if we are unable to obtain purchase orders in substitution, or unable to develop new customers, our business may be materially and adversely affected.

We may be unable to timely and accurately respond to changes in the latest market trends in outerwear, sportswear and fashion apparel.

As our major customers comprise of outerwear and sportswear brands, uniform and safety workwear brands and fashion brands, we constantly work with our customers in analyzing the latest market trends and product design and development to stay abreast of emerging consumer preferences and anticipate the changes in the fashion trends that will appeal to the consumers of our customers’ apparel products in order to remain competitive. We believe that our success is, to an important extent, attributable to the ability of our product design and development team and sales and marketing team that are responsive to the changes in fashion trends for apparels and consumer preferences. Due to the highly subjective nature of the fashion trends, we may be unable to capture or predict future fashion trend and present the potential applications of our products and materials to our customers in an appealing manner and our customers may choose to work with our competitors with market-sensitive designs or purchase materials or products from our competitors.

Increases in the procurement price at which we purchase our materials and products from our materials suppliers and manufacturing services suppliers may materially and adversely affect our business, financial condition and results of operations.

Our profitability depends on the cost of procuring the materials and products from our materials suppliers and manufacturing services suppliers and increases for the price of the relevant raw materials may lead to an increase in price from our suppliers for our procurement of the materials and products. Since we generally do not enter into any long-term agreements with our materials suppliers and manufacturing services suppliers, there can be no assurance that they will not significantly increase our purchase price of materials or products in the future, in particular, upon the increase in the market price of or the market demand for such materials or products. While we typically price our products on a cost-plus basis and pass on increases in cost of materials and products to our customers, there can be no assurance that we will be able to pass on any increase in such costs to our customers in the future, in a timely manner or at all to avoid any adverse impacts on our profitability. Furthermore, the prices of these materials and products may be affected by factors beyond our control, including global demand for and supply of such materials and products, the outbreak and continuing spread of COVID-19, general economic condition, international trade barriers, and government price control measures.

We depend on a U.S. licensor for most of our products.

A significant portion of our products consists of reflective materials equipped with licensed performance labels owned by a US-based multinational conglomerate, such as 3M™ Scotchlite™. Some of these products are items that we tailor-make for our customers, and the remaining are products that we distribute on behalf of our U.S. licensor. As one of the authorized distributors of reflective materials from our U.S. licensor, we rely on the ability and efficiency of our U.S. licensor and its group companies to supply us the materials as they play an important role in our business. The U.S. licensor is our primary suppliers, and we have been their authorized distributor for a continuous period of approximately 25 years. Our role as distributor is governed by various distribution agreements, some with our U.S. licensor and others with its affiliates. The distribution agreements are not exclusive and terminable by either party with 30 days’ prior written notice or can be terminable unilaterally by written notice from our U.S. licensor if we are found to be in breach of the terms of the distribution agreements, including breach of obligations, covenants, warranties and representations owed to our U.S. licensor and its group companies which mainly include but not limited to, (i) failure to comply with the applicable laws and regulations; (ii) unauthorized use of the intellectual property rights of our U.S. licensor and its group companies; (iii) failure to maintain adequate liability insurance; (iv) distribution outside the authorized geographical territories. The terms of the distribution agreement executed with our U.S. licensor and its group companies ranges from one to three years. If our U.S. licensor and its group companies terminate their business relationship with us or if there are any unfavorable changes to our business arrangement, and if we are unable to locate an alternative supplier with comparable brand reputation and quality and on terms and prices equivalent to or better than the current business arrangements that are acceptable to our customers after such termination or expiry, or unable to replace the materials with other non-branded materials and products, it may adversely affect our business, results of operations and financial condition.

We depend on our suppliers for the timely delivery of large quantities of reliable quality materials.

Our material suppliers for reflective materials and products and heat transfers play a vital role in our business in that we rely on their ability and efficiency to supply large quantities of products to us for onward supply to our customers. Similarly, we also rely on our manufacturing services suppliers given the fact that they are responsible for the conversion process of our products. However, we generally did not enter into long-term agreements with our suppliers and most of our suppliers generally transacted with us on an order-by-order basis. Although our management monitors our business connection with our suppliers, there is no assurance that our suppliers will continue to supply products to us with desired quality and in required quantities, in a timely manner and on terms commercially acceptable to us.

It is also possible that our major suppliers may suffer financial or other difficulties, adversely affecting their ability to continue to supply products to us, which in turn could have an adverse effect on our business. In addition, we cannot guarantee that we will not have any material dispute with our major suppliers in the future in connection with the performance of a party’s obligations or the scope of a party’s responsibilities under the relevant supply agreement or terms of order. Hence, if we fail to maintain business relationships with our major suppliers, or to obtain supplies from alternative sources on a timely basis or on commercially reasonable terms, our ability to deliver our products to our customers on a timely basis or in the required quantities could be adversely affected, which would in turn have a material adverse effect on our business.

We are subject to risks relating to the warehousing of our products. If any of these risks materializes, our business, financial condition and results of operations could be materially and adversely affected.

Our office and warehouse and storage facilities are presently located on leased premises. At the end of each lease term, we may not be able to negotiate an extension of the lease and may therefore be forced to move to a different location, or the rent we pay may increase significantly. Furthermore, the leases for the office and warehouse and storage facilities we use could be challenged by third parties or government authorities, which may cause interruptions to our business operations. We cannot assure you that our use of such leased properties will not be challenged. In the event that our use of leased properties is successfully challenged, we may be subject to fines and forced to relocate the affected operations. We can provide no assurance that we will be able to able to find suitable replacement sites at desirable locations on terms acceptable to accommodate our future growth on a timely basis, or at all, or that we will not be subject to material liability resulting from third parties’ challenges on our use of such properties. In addition, natural disasters or other unanticipated catastrophic events, including power interruptions, water shortage, storms, fires, typhoons, earthquakes, terrorist attacks and wars, could destroy any inventory located in these facilities and significantly impair our business operations.

We may not be able to meet the delivery schedule of our customers and may experience loss of revenue.

Once we accept purchase orders from our customers, we are committed to delivering our products to our customers within the agreed schedule. If a possible delay in delivery schedule is anticipated, due to transport and shipping disruptions, delay in the cargo consolidation process, disruptions in our suppliers’ operations such as equipment breakdowns, power failures, severe weather conditions or epidemic disease and/or other factors beyond our control, we would take proactive actions such as timely negotiation with our customers for adjusting schedule, making delivery by expedited methods. We may incur additional expenses or have to offer additional discounts to our customers as a result of such remedial measures. When such delays occur, we may also experience a loss of revenue and, in the worst-case scenario, our customers may cancel the purchase order. If such disruptions and/or delays occur frequently, our results of operations may be materially and adversely affected. As of the date of this prospectus, we have not experienced any delay which led to material cancellation of orders from our customers.

We rely on our manufacturing services suppliers to convert and manufacture our products.

We do not own or operate any manufacturing operations to convert or produce our products. We rely on a list of manufacturing services suppliers that were approved by us and engage them for the production or conversion process. We have no long-term agreements with any of these manufacturing services suppliers and we compete with their other clients for production capacity. If we experience significant increase in demand, or if we need to replace an existing manufacturing supplier, we may be unable to locate additional manufacturing capacity on terms that are acceptable to us, or at all, or we may be unable to locate any manufacturing supplier with sufficient capacity to meet our customer’s requirements or to fill our orders in a timely manner. Even if we can find new manufacturing services suppliers, we may encounter delays in production and added costs as a result of the time it takes for the new manufacturing services suppliers to adapt to our methods, products, logistic arrangements and quality control standards. Any delays, interruption, or increased costs in manufacture could have an adverse effect on our ability to meet customer demand and result in lower net revenue and income from operations both in the short and long term.

Our business is substantially dependent on our relationship with our major suppliers. Changes or difficulties in our relationships with our suppliers may harm our business and financial results.

Our business is substantially dependent on our relationship with our major suppliers. We consider major suppliers in each period to be those suppliers that accounted for more than 10% of overall purchases in such period. For the year ended March 31, 2023, four major suppliers account for approximately 24%, 22%, 11% and 10% of our total purchases. For the year ended March 31, 2022, three major suppliers accounted for approximately 27%, 21% and 10% of our total purchases. We generally do not enter into any long-term agreements with our suppliers, including our U.S. licensor and its group companies. Accordingly, there is no assurance that JLHK can maintain stable and long-term business relationships with any supplier, including our U.S. licensor and its group companies. Failure to maintain existing relationships with the suppliers and our U.S. licensor and its group companies or to establish new relationships in the future could negatively affect JLHK’s ability to obtain goods sold to customers in a price advantage and timely manner. If JLHK is unable to obtain ample supply of goods from existing suppliers or alternative sources of supply, JLHK may be unable to satisfy the orders from its customers. In addition, the distribution agreements we entered into with our U.S. licensor and its group subsidiaries provide that they can terminate such agreements by prior written notice with or without cause. If our U.S. licensor and its group subsidiaries terminate the agreements for whatever reasons, or if we fail to renew the distribution agreements with our U.S. licensor, we will have to source products from other suppliers who meet our selection requirements, and there is no assurance that we will be able to secure alternative and/or additional products of comparable or better quality or popularity, or on comparable or better commercial terms, or at all.

JLHK may be exposed to claims by third parties for infringement of intellectual property rights.

Some of the products distributed by JLHK are subject to intellectual property protection. In the event of disputes over the use of any intellectual property in our products, there is a risk that claims may be made against JLHK for intellectual property infringement. In addition, any protracted litigation will result in substantial costs and the diversion of resources and management’s attention.

The licensing of our intellectual property rights is subject to certain contractual limitations, and any disputes or disagreements arising between the owner of such rights and us could negatively impact our sales and prospects, which lead to the decline in our business profitability.

We are licensed and authorized by some of our suppliers and customers certain intellectual property rights such as product brands, trade names, trademarks and logo and our usage of these intellectual property rights may be subject to certain contractual limitations including prior consent of the owner of such intellectual property. As such, we may face claims of infringement of third parties’ intellectual proprietary rights and claims for indemnifications resulting from such infringement. In addition, our suppliers and customers may be unaware of intellectual property registrations or applications relating to their products and brands that may give rise to potential infringement claims against them. There may also be intellectual property rights granted to us by the relevant brand owners and relied on by us that are subject to infringement or other corresponding allegations or claims by third parties. Any disputes or disagreements arising between us and the owner of such rights could negatively impact our sales and prospects, which lead to the decline in our business profitability.

We may not be able to prevent others from unauthorized use of our intellectual property, which could harm our business and competitive position.

We regard our trademarks, copyrights, domain names, know-how and similar intellectual property as critical to our success, and we rely on patents, trademarks, copyrights and trade secret law to protect our intellectual property rights. As of the date of this prospectus, we own a trademark in Hong Kong. See “Business — Intellectual Property.” Despite these measures, any of our intellectual property rights could be challenged, invalidated, circumvented or misappropriated, or such intellectual property may not be sufficient to provide us with competitive advantages. In the event that we resort to litigation to enforce our intellectual property rights, such litigation could result in substantial costs and a diversion of our managerial and financial resources. We cannot assure that we will prevail in such litigation. In addition, our trade secrets may be leaked or otherwise become available to, or be independently discovered by, our competitors. To the extent that our employees or consultants use intellectual property owned by others in their work for us, disputes may arise as to the rights in related know-how and inventions. Any failure in protecting or enforcing our intellectual property rights could have a material adverse effect on our business, financial condition and results of operations.

Labor or other disruptions at ports of our materials suppliers or manufacturing services suppliers may adversely affect our business.

Our business depends on our ability to source and distribute products in a timely and cost-effective manner. As a result, we rely on the free flow of goods through open and operational ports worldwide and on a consistent basis from our materials suppliers and manufacturing services suppliers. Labor disputes and disruptions at various ports or at our materials suppliers or manufacturing services suppliers could create significant risks for our business, particularly if these disputes result in work slowdowns, decreased operations, lockouts, strikes or other disruptions during our peak importing or manufacturing seasons. For example, COVID-19 has resulted in delays and disruptions at ports due to workforce decreases, shipping backlogs and capacity constraints, container shortages and other disruptions. This has resulted, and may continue to result, in slower than planned deliveries of inventory and delayed sales to customers. If we experience significant delays or disruption in receiving and distributing our products, this could have an adverse effect on our business, potentially resulting in cancelled orders by customers, unanticipated inventory accumulation or shortages, increased expense (including air freight) to deliver our products and reduced net revenues and net income or higher net loss.

We face fierce competition from other players in the industry in which we operate.

The reflective materials industry is highly fragmented and competitive due to the presence of numerous small to medium-sized players. We face keen competition from numerous competitors operating on different scales in the reflective materials market. In view of the fierce competition, we may have to adjust our profit margin and adopt a more competitive pricing strategy in order to maintain our position in the market. In the event that we fail to differentiate ourselves from our competitors both locally and/or globally, we may not be able to maintain our customer base and market share and our business, financial condition and results of operations may be adversely affected.

We may not be able to attract and retain our core management team and other key personnel for our operation

Our success and growth depend on our on the knowledge, experience, and expertise of our management team who is responsible for overseeing the financial condition and performance, sales and marketing, product design and development and formulating business strategies as well as the ability to identify, hire, train and retain suitable, skilled and qualified employees. For example, Mr. Danny Tze Ching Wong and Mr. Edwin Chun Yin Wong, our directors, each has accumulated approximately 35 and 10 years of experience respectively in reflective, non-reflective materials and heat transfers of the apparel industry. See ‘‘Management.” In particular, each of our directors has made significant contribution to our success and has an indispensable value in guiding our future development. There is no assurance that we will be able to continue to retain the services of any or all of our management team and key personnel. If any of these personnel is unable or unwilling to continue to serve in his/her present position, and we are unable to find a suitable replacement in a timely manner, at acceptable cost or at all, the loss of their services may cause disruption to our business and may have an adverse impact on our ability to manage or operate our business effectively. The results of our operations may be adversely affected as a result. Our business operation is generally manual in nature, and any deterioration of labor relations may adversely affect our operational stability and efficiency. We cannot give any assurance that favorable labor relations can be maintained. Any industrial action or strike by our labor force beyond our control may also cause temporary or prolonged disruption to our business operation.

Our insurance coverage may be inadequate to protect us from potential losses.

We maintain property all risks insurance and contractors’ all risks insurance for our office and warehouse and storage facilities. We had not made any material claims under our insurance policies. However, there is no assurance that we are fully insured for our losses under our current insurance policies in place. We do not maintain any business interruption or key person life insurance. Our insurance may not be sufficient to cover all of our losses in the event of non-payment. There are certain types of losses, such as from war, acts of terrorism and certain natural disasters, for which we cannot obtain insurance at a reasonable cost, or at all. If any of these occurs, it may result in us incurring substantial losses and the diversion of our resources, which are not covered by our insurance. It may in turn materially and adversely affect our business and financial condition and results of operation.

If we fail to manage our inventory effectively, our results of operations, financial condition and liquidity may be materially and adversely affected.

Our inventories are mostly products which consist of reflective and non-reflective garment trims. For our non-branded products, we depend on our demand and storage capacity forecast to make procurement decisions and to manage our inventory. As the authorized distributor of our licensed U.S. brand, we also have procurement targets under the license agreement, as such we maintain a certain level of inventory and make procurement if the level fall below our pre-determined threshold, which, similarly to our non-branded products, are also determined by our management based on the anticipated demand from our customers.

Such demand, however, can change significantly between the time inventory is ordered and the date by which we hope to sell. Demand may be affected by seasonality, the economy, changes in trends and consumers’ preferences and our customers may not order products in the quantities that we anticipate. The procurement of certain types of inventories may require significant lead time and prepayment.

Furthermore, as we plan to continue expand our product offerings, we expect to include a wide variety of products in our inventory, which will make it more challenging for us to manage our inventory and logistics effectively. We cannot guarantee that our inventory levels will be able to meet the demands of our customers, which may adversely affect our sales. If we fail to manage our inventory effectively, we may be subject to the risk of inventory obsolescence resulting in decline in inventory value, and inventory write-downs or write-offs. Any of the above may materially and adversely affect our results of operations and financial condition. On the other hand, if we underestimate demand for our products, or if our suppliers fail to supply materials and products in a timely manner, we may experience inventory shortages, which might result in diminished customer loyalty and loss in revenue, any of which could harm our business and reputation.

We are exposed to credit risks of our customers.

We are exposed to credit risks of our customers. We do not have access to all the information necessary to form a comprehensive view on the creditworthiness. The complete financial and operational conditions of customers are not always available to us, and we may not be in any position to obtain such information. As a result, if any of our major customers experiences any financial difficulty and fail to settle the outstanding amounts due to us in accordance with the agreed credit terms, our working capital position may be adversely affected.

We may default on our obligations under our credit facilities.

We have entered into several banking facilities with banks in Hong Kong, which were guaranteed by the Controlling Shareholder Mr. Danny Tze Ching Wong and the spouse of Mr. Danny Tze Ching Wong and secured by legal charge over properties beneficially owned by JLHK, Mr. Danny Tze Ching Wong and the spouse of Mr. Danny Tze Ching Wong. A failure to repay any of the indebtedness under our banking facilities as they become due or to otherwise comply with the covenants contained in any of such agreements could result in an event of default thereunder. If not cured or waived, an event of default under any of such agreements could enable the lender thereunder to declare all borrowings outstanding on such debt, together with accrued and unpaid interest and fees, to be due and payable. The lenders could also elect to foreclose on our assets securing such debt or enforce the repayment obligation against the guarantors. In such an event, we may not be able to pay dividends or have sufficient liquidity to meet operating and capital expenditure requirements. Any such acceleration could cause us to lose a substantial portion of our assets and will substantially adversely affect our ability to continue our operations.

We face risks associated with seasonal fluctuations in demand.

As our customers are mainly owners of apparel brands, their apparel manufacturers and local buying offices of apparel brands and the orders for our products are generally highest (i) from December to March each year as they generally place more orders after the Chinese New Year in anticipation of the production of apparel products for the upcoming sales in fall and winter and (ii) from July to October each year in anticipation of the production of apparel products for the upcoming sales in spring and summer. We expect to continue to experience seasonal fluctuations.

Therefore, our operating results for a certain period within a calendar year, or between any interim periods, may not correctly indicate our performance for the entire calendar year. Prospective investors should be aware of this seasonal fluctuation when making any comparison of our operating results.

We may be exposed to product returns and product liability claims.

We distribute materials and products supplied by our U.S. licensor and our suppliers, some of which may be defectively designed or manufactured. We have a quality control team which performs regular sample check in accordance with our internal quality standard and the requirements of our customers and for any defect materials and products, we usually return the defective product and request our U.S. licensor and suppliers to rectify by replacing the defective product. If it cannot be replaced, we will seek to source similar alternatives and propose to our customers and if that is not acceptable, the customer may request a refund. For the years ended March 31, 2023 and 2022, we did not receive any material order or claims from our customers in this regard and have not encountered any material product return request from our customers. However, as the materials and products provided to our customers may be manufactured into consumer products, we may still be exposed to product liability claims if the products and materials distributed by us are defective. Although we may have legal recourse against our U.S. licensor and our suppliers for the defective materials and products, the enforcement of our rights may be expensive, time-consuming and ultimately futile. As a result, any material product liability claim, or related litigation may have a material and adverse effect on our business, financial condition and results of operations. Even unsuccessful claims could result in the expenditure of funds and managerial efforts in defending them and could have a negative impact on our reputation.

Our management team lacks experience in managing a U.S. public company and complying with laws applicable to such company, the failure of which may adversely affect our business, financial condition and results of operations.

Our current management team lacks experience in managing a U.S. publicly traded company, interacting with public company investors and complying with the increasingly complex laws pertaining to U.S. public companies. Prior to the completion of this offering, we were a private company mainly operating our businesses in Hong Kong. As a result of this offering, our company will become subject to significant regulatory oversight and reporting obligations under the federal securities laws and the scrutiny of securities analysts and investors, and our management currently has no experience in complying with such laws, regulations and obligations. Our management team may not successfully or efficiently manage our transition to becoming a U.S. public company. These new obligations and constituents will require significant attention from our senior management and could divert their attention away from the day-to-day management of our business, which could adversely affect our business, financial condition and results of operations.

We may be subject to litigation, arbitration, or other legal proceeding risk.

We may be subject to arbitration claims and lawsuits in the ordinary course of our business. As of the date of this prospectus, the Company, Stratum Star and Alpine Eagle, and JLHK are not a party to, and are not aware of any threat of, any legal proceeding that, in the opinion of our management, is likely to have a material adverse effect on our business, financial condition, or operations. Actions brought against us may result in settlements, awards, injunctions, fines, penalties, and other results adverse to us. A substantial judgment, settlement, fine, or penalty could be material to our operating results or cash flows for a particular period, depending on our results for that period, or could cause us significant reputational harm, which could harm our business prospects.

Our services depend on the reliability of computer systems maintained by us or our outsourcing vendors and the ability to implement, maintain and upgrade our information technology and security measures.

Our services depend on the reliability of computer systems maintained by us and our outsourcing vendors to operate efficiently and reliably at all times. Certain emergencies or contingencies could occur, such as a natural disaster or a significant power outage, which could temporarily shut down our facilities and computer systems. Further, our cybersecurity measures may not detect, prevent or control all attempts to compromise our systems, including distributed denial-of-service attacks, viruses, Trojan horses, malicious software, break-ins, phishing attacks, third-party manipulation, security breaches, employee misconduct or negligence or other attacks, risks, data leakage and similar disruptions that may jeopardize the security of data stored in and transmitted by our systems or that we otherwise maintain. In addition, if the technological and operational platforms and capabilities become outdated, we will be at a disadvantage when competing with our competitors. In addition, our failure to back up our data and information in a timely manner may cause material disruption of our business operation and may therefore adversely affect our business and results of operations.

We may be unable to successfully implement our future business plans and objectives.

Our future business plans may be hindered by factors beyond our control, such as competition within the industry we operate; our ability to cope with high exposure to financial risk, operational risk, market risk, and credit risk as our business and customer base expands; and our ability to provide, maintain, and improve the level of human and other resources in servicing our customers. As such, we cannot assure that our future business plans will materialize, that our objectives will be accomplished fully or partially, or that our business strategies will generate the intended benefits to us as initially contemplated. If we fail to implement our business development strategies successfully, our business performance could be materially and adversely affected.

We may in the future pursue acquisitions and joint ventures as part of our growth strategy. Any future acquisition or joint venture may result in exposure to potential liabilities of the acquired companies and significant transaction costs, and it may also present new risks associated with entering additional markets or offering new products or services and integrating the acquired companies or newly established joint ventures. Moreover, we may not have sufficient management, financial, and other resources to integrate companies we acquire or to successfully operate joint ventures, and we may be unable to profitably operate our expanded company structure. Additionally, any new business that we may acquire or joint ventures we may form, once integrated with our existing operations, may not produce expected or intended results.

A sustained outbreak of the COVID-19 pandemic could have a material adverse impact on our business, operating results, and financial condition.

Since late December 2019, the outbreak of COVID-19 spread rapidly throughout China and later to the rest of the world. On January 30, 2020, the International Health Regulations Emergency Committee of the World Health Organization declared the outbreak a PHEIC, and later, on March 11, 2020, a global pandemic. The COVID-19 outbreak has led governments across the globe to impose a series of measures intended to contain its spread, including border closures, travel bans, quarantine measures, social distancing, and restrictions on business operations and large gatherings. From 2020 to the middle of 2021, a COVID-19 vaccination program had been greatly promoted around the globe; however, several types of COVID-19 variants emerged in different parts of the world.

Supply chain disruptions have become a major challenge for the global economy since the start of the COVID-19 pandemic. For instance, China’s extended COVID-19 lockdown of Shanghai, a major port and business center, has led to logistical disruptions that have almost cause the transport of goods to be ground to a halt. These shortages and supply-chain disruptions are significant and widespread. Lockdowns in several countries across the world, labor shortages, robust demand for tradable goods, disruptions to logistics networks, and capacity constraints have resulted in increases in freight costs and delivery times. Companies that are reliant on the transportation of goods and materials, such as us, which relies on materials supplied by our U.S. licensor which are produced in the U.S., and materials and products from our suppliers in the PRC, may suffer from the logistical disruptions across the extended supply network.

Furthermore, our business may be adversely affected if concerns relating to COVID-19 continue to restrict travel, or result in the Company’s personnel, vendors, and services providers being unavailable to pursue their business objectives free of COVID-19 related restrictions. The extent to which COVID-19 impacts our business in the future will depend on future developments, which are highly uncertain and cannot be predicted, including new information that may emerge concerning the severity of COVID-19 and the actions to contain COVID-19 or treat its impact, among others. If the disruptions posed by COVID-19 or other matters of global concerns continue for an extended period of time, our ability to pursue our business objectives may be materially adversely affected. In addition, our ability to raise equity and debt financing, which may be adversely impacted by COVID-19 and other events, including as a result of increased market volatility, decreased market liquidity and third-party financing became unavailable on terms acceptable to us or at all.

Any future impact on our results of operations will depend on, to a large extent, future developments and new information that may emerge regarding the duration and severity of the COVID-19 pandemic and the actions taken by government authorities and other entities to contain the spread or treat its impact, almost all of which are beyond our control. Given the general slowdown in economic conditions globally and volatility in the capital markets, as well as the general negative impact of the COVID-19 outbreak on the apparel industry, we cannot assure you that we will be able to maintain the growth rate we have experienced or projected. We will continue to closely monitor the situation throughout 2023 and beyond.

We are also vulnerable to natural disasters and other calamities. Our office and warehouse and storage facilities are presently located on several leased premises. We cannot assure you that such properties will have adequate measures to protect itself from the effects of fire, floods, typhoons, earthquakes, power loss, telecommunications failures, break-ins, war, riots, terrorist attacks or similar events.

A severe or prolonged downturn in the global economy, whether caused by economic or political instability, could materially and adversely affect our business and results of operations.

The recent global market and economic crisis stemming from COVID-19 resulted in recessions occurring in most major economies. The International Monetary Fund forecasts global gross domestic product to weaken from 5.9% in 2021 to 4.4% in 2022. Continued concerns about the systemic impact of potential long-term and widespread recession, energy costs, geopolitical issues, sovereign debt issues, COVID-19 and new variants thereof, and the availability and cost of credit have contributed to increased market volatility and diminished expectations for economic growth around the world. The difficult economic outlook has negatively affected businesses and consumer confidence and contributed to significant volatility.

There is continuing uncertainty over the long-term effects of the expansionary monetary and fiscal policies adopted by the central banks and financial authorities of some of the world’s leading economies, including Hong Kong’s. There have also been concerns over unrest in several geographic areas, which may result in significant market volatility. Any prolonged slowdown in the global and/or Hong Kong economy may have a negative impact on our business, results of operations, and financial condition, and continued turbulence in the international markets may adversely affect our ability to access the capital markets to meet liquidity needs. Although we mainly operate our business in Hong Kong, our customers principally comprise owners of international apparel brands, their apparel manufacturers and local buying offices whose customers are located around the world. As such, the demand for our customers’ products may be dependent on the global economy. If there is any significant decline in the global economy, our profitability and business prospects will be materially affected. Also, major market disruptions and adverse changes in market conditions and uncertainty in the regulatory climate worldwide may adversely affect our business and industry or impair our ability to borrow or make any future financial arrangements. If there is any significant decline in the global economy, our profitability and business prospects will be materially affected. Also, major market disruptions and adverse changes in market conditions and uncertainty in the regulatory climate worldwide may adversely affect our business and industry or impair our ability to borrow or make any future financial arrangements.

The credit and financial markets have experienced extreme volatility and disruptions due to the current conflict between Ukraine and Russia, and the uncertain resolution of this conflict could result in protracted and/or severe damage to the global economy. The conflict is expected to have further global economic consequences, including but not limited to the possibility of severely diminished liquidity and credit availability, declines in consumer confidence, declines in economic growth, increases in inflation rates and uncertainty about economic and political stability. The extent and duration of the military action, sanctions, and resulting market disruptions are impossible to predict, but they could be substantial, even though we do not have any direct exposure to Russia or the adjoining geographic regions. Prolonged unrest, intensified military activities, or more extensive sanctions impacting the region could have a material adverse effect on the global economy, and such effect could in turn have a material adverse effect on the business outlook of our business.

Risks Related to Our Ordinary Shares

There has been no public market for our Ordinary Shares prior to this offering; if an active trading market does not develop, you may not be able to resell our Ordinary Shares at any reasonable price.

The offering under this prospectus is an IPO of our Ordinary Shares. Prior to the closing of the offering, there was no public market for our Ordinary Shares. While we plan to list our Ordinary Shares on the Nasdaq Global Market, our listing application may not be approved. If our application to the Nasdaq Global Market is not approved or we otherwise determine that we will not be able to secure the listing of the Ordinary Shares on the Nasdaq Global Market, we will not complete the offering. In addition, an active trading market may not develop following the closing or, if developed, may not be sustained. The lack of an active market may impair your ability to sell your Ordinary Shares at the time you wish to sell them or at a price that you consider reasonable. An inactive market may also impair our ability to raise capital by selling Ordinary Shares and may impair our ability to acquire other companies by using our Ordinary Shares as consideration.

The IPO price for our Ordinary Shares will be determined by negotiation between us, the underwriters, and the Selling Shareholders and may vary from the market price of our Ordinary Shares following our IPO. We cannot assure you that the price at which the Ordinary Shares are traded after this offering will not decline below the IPO price. If you purchase our Ordinary Shares in our initial public offering, you may not be able to resell those shares at or above the IPO price. We cannot assure you that the IPO price of our Ordinary Shares, or the market price following our IPO, will equal or exceed prices in privately negotiated transactions of our shares that have occurred from time to time prior to our IPO. As a result, investors in our Ordinary Shares may experience a significant decrease in the value of their Ordinary Shares due to insufficient or a lack of market liquidity of our Ordinary Shares.

The trading price of our Ordinary Shares could be subject to rapid and substantial volatility, which could make it difficult for prospective investors to assess the rapidly changing value of our Ordinary Shares and result in substantial losses to the investors.

There have been instances of extreme stock price run-ups followed by rapid price declines and strong stock price volatility with recent initial public offerings, especially among those with relatively smaller public floats. As a relatively small-capitalization company with relatively small public float, we may experience greater stock price volatility, extreme price run-ups, lower trading volume and less liquidity than large-capitalization companies. In particular, our Ordinary Shares may be subject to rapid and substantial price volatility, low volumes of trades and large spreads in bid and ask prices. Such volatility, including any stock-run up, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Ordinary Shares.

The trading prices of volatility and wide fluctuations could be due to factors beyond our control. This may happen due to broad market and industry factors, such as performance and fluctuation in the market prices or underperformance or deteriorating financial results of other listed companies based in Hong Kong and China. For example, if the trading volumes of our Ordinary Shares are low, persons buying or selling in relatively small quantities may easily influence prices of our Ordinary Shares. This low volume of trades could also cause the price of our Ordinary Shares to fluctuate greatly, with large percentage changes in price occurring in any trading day session. Holders of our Ordinary Shares may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. The trading performances of other Hong Kong and Chinese companies’ securities after their offerings may affect the attitudes of investors toward Hong Kong-based, U.S.-listed companies, which consequently may affect the trading performance of our Ordinary Shares, regardless of our actual operating performance. In addition, any negative news or perceptions about inadequate corporate governance practices or fraudulent accounting, corporate structure, or matters of other Hong Kong and Chinese companies may also negatively affect the attitudes of investors toward Hong Kong and Chinese companies in general, including us, regardless of whether we have conducted any inappropriate activities. Furthermore, securities markets may from time to time experience significant price and volume fluctuations that are unrelated to our operating performance, which may have a material and adverse effect on the trading price of our Ordinary Shares.

In addition to the above factors, the price and trading volume of our Ordinary Shares may be highly volatile due to multiple factors, including the following:

•        regulatory developments affecting us or our industry;

•        variations in our revenues, profit, and cash flow;

•        changes in the economic performance or market valuations of other financial services firms;

•        actual or anticipated fluctuations in our quarterly results of operations and changes or revisions of our expected results;

•        changes in financial estimates by securities research analysts;

•        detrimental negative publicity about us, our services, our officers, directors, Controlling Shareholder, our business partners, or our industry;

•        announcements by us or our competitors of new service offerings, acquisitions, strategic relationships, joint ventures, capital raisings, or capital commitments;

•        additions to or departures of our senior management;

•        litigation or regulatory proceedings involving us, our officers, directors, or Controlling Shareholder;

•        release or expiry of lock-up, leak-out or other transfer restrictions on our outstanding Ordinary Shares; and

•        sales or perceived potential sales of additional Ordinary Shares.

Any of these factors may result in large and sudden changes in the volume and price at which our Ordinary Shares will trade. As a result of this volatility, investors may experience losses on their investment in our Ordinary Shares. A decline in the market price of our Ordinary Shares also could adversely affect our ability to issue additional shares of Ordinary Shares and our ability to obtain additional financing in the future. No assurance can be given that an active market in our Ordinary Shares will develop or be sustained. If an active market does not develop, holders of our Ordinary Shares may be unable to readily sell the shares they hold or may not be able to sell their shares at all. In the past, shareholders of public companies have often brought securities class action suits against those companies following periods of instability in the market price of their securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations and require us to incur significant expenses to defend the suit, which could harm our results of operations. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition.

Our Ordinary Shares are expected to initially trade under $5.00 per share and thus would be known as a “penny stock.” Trading in penny stocks has certain restrictions, and these restrictions could negatively affect the price and liquidity of our Ordinary Shares.

Our Ordinary Shares are expected to initially trade below $5.00 per share. As a result, our Ordinary Shares would be known as a “penny stock,” which is subject to various regulations involving disclosures to be given to you prior to the purchase of any penny stock. The SEC has adopted regulations that generally define a “penny stock” to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our Ordinary Shares could be considered to be “penny stock”. A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established Members and accredited investors. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase of these securities. In addition, a broker/dealer must receive the purchaser’s written consent to the transaction prior to the purchase and must also provide certain written disclosures to the purchaser. Consequently, the “penny stock” rules may restrict the ability of broker/dealers to sell our Shares, and they may negatively affect the ability of holders of our Shares to resell them. These disclosures require you to acknowledge that you understand the risks associated with buying penny stocks and that you can absorb the loss of your entire investment. Penny stocks generally do not have a very high trading volume. Consequently, the price of the stock is often volatile, and you may not be able to buy or sell the stock at any time.

We rely on dividends and other distributions on equity paid by our subsidiary to fund any cash and financing requirements we may have. In the future, funds may not be available to fund operations or for other uses outside of Hong Kong, due to interventions in, or the imposition of restrictions and limitations on, our ability or our subsidiary by the PRC government to transfer cash. Any limitation on the ability of our subsidiary to make payments to us could have a material adverse effect on our ability to conduct our business and might materially decrease the value of Ordinary Shares or cause them to be worthless.

JL is a holding company, and we rely on dividends and other distributions on equity paid by our subsidiaries for our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders and to service any debt we may incur. We do not expect to pay cash dividends in the foreseeable future. We anticipate that we will retain any earnings to support operations and to finance the growth and development of our business. If any of our subsidiaries incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us.

According to the BVI Business Companies Act 2004 (as amended), a BVI company may make dividends distribution to the extent that immediately after the distribution, the value of the company’s assets exceeds its liabilities and that such company is able to pay its debts as they fall due. According to the Companies Ordinance of Hong Kong, a Hong Kong company may only make a distribution out of profits available for distribution. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect to dividends paid by us. The PRC laws and regulations do not currently have any material impact on transfers of cash from JL to JLHK and Sun

Choice or from JLHK and Sun Choice to JL, our shareholders and U.S. investors. However, the Chinese government may, in the future, impose restrictions or limitations on our ability to transfer money out of Hong Kong, to distribute earnings and pay dividends to and from the other entities within our organization, or to reinvest in our business outside of Hong Kong. Such restrictions and limitations, if imposed in the future, may delay or hinder the expansion of our business to outside of Hong Kong and may affect our ability to receive funds from our operating subsidiary in Hong Kong. The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case, that restrict or otherwise unfavorably impact the ability or way we conduct our business, could require us to change certain aspects of our business to ensure compliance, which could decrease demand for our services, reduce revenues, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities. To the extent any new or more stringent measures are required to be implemented, our business, financial condition and results of operations could be adversely affected and such measured could materially decrease the value of our Ordinary Shares, potentially rendering them worthless. Further, any limitation on the ability of our subsidiaries to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

Any lack of effective internal controls over financial reporting may affect our ability to accurately report our financial results or prevent fraud, which may affect the market for and price of our Ordinary Shares.

Prior to this offering, we have been a private company with limited accounting personnel and other resources with which to address our internal control and procedures. Our management has not completed an assessment of the effectiveness of our internal control over financial reporting and our independent registered public accounting firm has not conducted an audit of our internal control over financial reporting. As of March 31, 2023, we have identified certain material weakness in our internal control over financial reporting. As defined in the standards established by the PCAOB, a “material weakness” is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis.

The material weakness identified relates to the lack of sufficient competent financial reporting and accounting personnel with appropriate understanding of US GAAP and SEC rules and regulations to address complex technical accounting issues and SEC reporting requirements. To remedy the identified material weaknesses, we have implemented and will continue to implement several measures to improve our internal control over financial reporting, including: (i) recruiting additional employees and external consultants with extensive knowledge of U.S. GAAP and SEC financial reporting requirements within our finance and accounting department; (ii) setting up a comprehensive accounting policy, checklists and procedure manual in accordance with U.S. GAAP and SEC financial reporting requirements; (iii) implementing new closing and reporting procedures to ensure the accuracy and adequacy of financial data for the preparation of financial statements, (iv) conducting regular and continuous U.S. GAAP training programs and webinars for our financial reporting and accounting personnel; (v) improving financial oversight function for handling complex accounting issues under U.S. GAAP; and (vi) continuously developing and enhancing our internal audit function for the financial reporting matters. However, we cannot assure you that these measures may fully address the material weakness in our internal control over financial reporting or that we may not identify additional material weaknesses or significant deficiencies in the future.

Upon completion of this offering, we will become a public company in the United States subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act of 2002 and the rules and regulations of Nasdaq Global Market. Section 404 of the Sarbanes-Oxley Act, or Section 404, will require us to include a report from management on the effectiveness of our internal control over financial reporting in our annual report on Form 20-F beginning with our annual report for the fiscal year ending March 31, 2024. In addition, once we cease to be an “emerging growth company” as such term is defined in the JOBS Act, our independent registered public accounting firm must attest to and report on the effectiveness of our internal control over financial reporting. Our management may conclude that our internal control over financial reporting is not effective. Moreover, even if our management concludes that our internal control over financial reporting is effective, our independent registered public accounting firm, after conducting its own independent testing, may issue an adverse report if it is not satisfied with our internal control or the level at which our control is documented, designed, operated, or reviewed, or if it interprets relevant requirements differently from us.

In addition, our internal control over financial reporting will not prevent or detect all errors and all fraud. A control system, no matter how well designed and operated, can provide only reasonable, not absolute, assurance that the control system’s objectives will be met. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that misstatements due to error or fraud will not occur or that all control issues and instances of fraud will be detected.

If we fail to meet applicable listing requirements, Nasdaq may delist our Ordinary Shares from trading, in which case the liquidity and market price of our Ordinary Shares could decline.

Assuming our Ordinary Shares are listed on Nasdaq, we cannot assure you that we will be able to meet the continued listing standards of Nasdaq in the future. If we fail to comply with the applicable listing standards and Nasdaq delists our Ordinary Shares, we and our shareholders could face significant material adverse consequences, including:

•        a limited availability of market quotations for our Ordinary Shares;

•        reduced liquidity for our Ordinary Shares;

•        a determination that our Ordinary Shares are “penny stock,” which would require brokers trading in our Ordinary Shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Ordinary Shares;

•        a limited amount of news about us and analyst coverage of us; and

•        a decreased ability for us to issue additional equity securities or obtain additional equity or debt financing in the future.

The U.S. National Securities Markets Improvement Act of 1996 prevents or pre-empts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because we expect that our Shares will be listed on Nasdaq, such securities will be covered securities. Although the states are pre-empted from regulating the sale of our securities, this statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. Further, if we were no longer listed on Nasdaq, our securities would not be covered securities and we would be subject to regulations in each state in which we offer our securities.

The market price of our Ordinary Shares could be negatively affected by sales of substantial amounts of our Ordinary Shares in the public markets.

We have six pre-IPO shareholders. As of the date of this prospectus, they beneficially owned an aggregate of 8,910,000 Ordinary Shares, representing approximately 28.38% of our issued share capital (or approximately 28.19%, if the underwriters exercise their option to purchase additional Ordinary Shares in full). We intend to file a resale registration statement covering all the ordinary shares held by our pre-IPO shareholders shortly after this offering. These pre-IPO shareholders have purchased their Ordinary Shares at a lower price per Ordinary Share than participants in this offering. As a result, they may be more willing to accept a lower sales price than the IPO price.

In addition, all of the ordinary shares sold in this offering will be freely transferable by persons other than our “affiliates” without restriction or further registration under the Securities Act. Sales of substantial amounts of our Ordinary Shares in the public market, or a perception that such sales could occur, could adversely affect prevailing market prices of our shares. This fact could impact the trading price of the Ordinary Shares following completion of this offering, to the detriment of participants in this offering. We may also find it more difficult to raise additional capital by selling equity securities in the future, at a time and price that we deem appropriate as a result of such sales or perception that such sales could occur.

Our pre-IPO shareholders may be able to sell their Ordinary Shares pursuant to Rule 144 under the Securities Act after completion of this offering. Because these shareholders have paid a lower price per Ordinary Share than participants in this offering, when they are able to sell their pre-IPO shares under Rule 144, they may be more willing to accept a lower sales price than the IPO price. This fact could impact the trading price of the stock following completion of the offering, to the detriment of participants in this offering. Under Rule 144, before our pre-IPO shareholders can sell their shares, in addition to meeting other requirements, they must meet the required holding period. We do not expect any of the Ordinary Shares to be sold pursuant to Rule 144 during the pendency of this offering.

If you purchase our Ordinary Shares in this offering, you will incur immediate and substantial dilution in the book value of your shares.

Investors purchasing our Ordinary Shares in this offering will pay a price per share that substantially exceeds the pro forma as adjusted net tangible book value per Ordinary Share. As a result, investors purchasing Ordinary Shares in this offering will incur immediate dilution. See “Dilution” for a more complete description of how the value of your investment in our Ordinary Shares will be diluted upon the completion of this offering.

If a limited number of participants in this offering purchase a significant percentage of the offering, the effective public float may be smaller than anticipated and the price of our Ordinary Shares may be more volatile than it otherwise would be.

As a company conducting a relatively modest public offering, we are subject to the risk that a small number of investors may hold a high percentage of Ordinary Shares sold in this offering, even if the initial sales by the underwriters are designed to comply with the Nasdaq listing requirements. If this were to happen, investors could find our shares to be more volatile than they might otherwise anticipate. Companies that experience such volatility in their stock price may be more likely to be the subject of securities litigation. In addition, if a large portion of our public float were to be held by a few investors, smaller investors may find it more difficult to sell their shares and we may cease to meet the Nasdaq public shareholder requirements.

Because the amount, timing, and whether or not we distribute dividends at all is entirely at the discretion of our board of directors, you must rely on price appreciation of our Ordinary Shares for return on your investment.

Our board of directors has complete discretion as to whether to distribute dividends. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our board of directors. In either case, all dividends are subject to certain restrictions under Cayman Islands law, namely that the Company may only pay dividends out of profits or share premium and provided that under no circumstances may a dividend be paid if this would result in the Company being unable to pay its debts as they fall due in the ordinary course of business. Even if our board of directors decides to declare and pay dividends, the timing, amount, and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow; our capital requirements and surplus; the amount of distributions, if any, received by us from our subsidiaries; and our financial condition, contractual restrictions, and other factors deemed relevant by our board of directors. Accordingly, the return on your investment in our Ordinary Shares will likely depend entirely upon any future price appreciation of our Ordinary Shares. We cannot assure you that our Ordinary Shares will appreciate in value after this offering or even maintain the price at which you purchased the Ordinary Shares. You may not realize a return on your investment in our Ordinary Shares, and you may even lose your entire investment in our Ordinary Shares.

Our management has broad discretion to determine how to use the funds raised in this offering and may use them in ways that may not enhance our results of operations or the price of our Ordinary Shares.

To the extent (i) we raise more money than required for the purposes explained in the section headed “Use of Proceeds” or (ii) we determine that the proposed uses set forth in that section are not no longer in the best interests of our Company, we cannot specify with any certainty the particular uses of such net proceeds that we will receive from this offering. Our management will have broad discretion in the application of such net proceeds, including working capital, possible acquisitions, and other general corporate purposes, and we may spend or invest these proceeds in a way with which our shareholders disagree. The failure by our management to apply these funds effectively could harm our business and financial condition. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

Our disclosure controls and procedures may not prevent or detect all errors or acts of fraud.

Upon the closing of this offering, we will become subject to the periodic reporting requirements of the Exchange Act. We will design our disclosure controls and procedures to provide reasonable assurance that information we must disclose in reports we file or submit under the Exchange Act is accumulated and communicated to management, and recorded, processed, summarized, and reported within the time periods specified in the rules and forms of the SEC. We believe that any disclosure controls and procedures, no matter how well-conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met.

These inherent limitations include the realities that judgments in decision-making can be faulty and that breakdowns can occur because of simple errors or mistakes. Additionally, controls can be circumvented by the individual acts of a person, by collusion of two or more people or by an unauthorized override of the controls. Accordingly, because of the inherent limitations in our control system, misstatements due to error or fraud may occur and not be detected.

We do not intend to pay dividends for the foreseeable future

We currently intend to retain any future earnings to finance the operation and expansion of our business, and we do not expect to declare or pay any dividends in the foreseeable future. As a result, you may only receive a return on your investment in our Ordinary Shares if the market price of our Ordinary Shares increases. Our board of directors has complete discretion as to whether to distribute dividends, subject to certain requirements of Cayman Islands law. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our directors.

Securities analysts may not publish favorable research or reports about our business or may publish no information at all, which could cause our Ordinary Share price or trading volume to decline.

If a trading market for our shares develops, the trading market will be influenced to some extent by the research and reports that industry or financial analysts publish about us and our business. We do not control these analysts. As a new public company, we may be slow to attract research coverage and the analysts who publish information about our Ordinary Shares will have had relatively little experience with us or our industry, which could affect their ability to accurately forecast our results and could make it more likely that we fail to meet their estimates. In the event we obtain securities or industry analyst coverage, if any of the analysts who cover us provide inaccurate or unfavorable research or issue an adverse opinion regarding our share price, our share price could decline. If one or more of these analysts cease coverage of us or fail to publish reports covering us regularly, we could lose visibility in the market, which in turn could cause our share price or trading volume to decline and result in the loss of all or a part of your investment in us.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing original actions in the Cayman Islands or Hong Kong based on U.S. or other foreign laws, and the ability of U.S. authorities to bring actions in the Cayman Islands or Hong Kong may also be limited.

We are a company incorporated under the laws of the Cayman Islands. We conduct substantially all our operations in Hong Kong and substantially all of our assets are located in Hong Kong. In addition, a majority of our directors and executive officers and the experts named in this prospectus reside outside the United States, and most of their assets are located outside the United States. As a result, it may be difficult or impossible for you to effect service of process within the United States upon us or these individuals, or to bring an action against us or against these individuals in the United States in the event that you believe that your rights have been infringed under the U.S. federal securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands, Hong Kong, or other relevant jurisdictions may render you unable to enforce a judgment against our assets or the assets of our directors and officers.

Appleby, our counsel as to the laws of the Cayman Islands, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (ii) entertain original actions brought in the Cayman Islands against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Appleby has informed us that any final and conclusive judgment for a definite sum (not being a sum payable in respect of taxes or other charges of a like nature nor a fine or other penalty) and/or certain non-monetary judgments rendered in any action or proceedings brought against our Company in a foreign court (other than certain judgments of a superior court of certain states of the Commonwealth of Australia) will be recognized as a valid judgment by the courts of the Cayman Islands without re-examination of the merits of the case. On general principles, we would expect such proceedings to be successful provided that the court which gave the judgment was competent to hear the action in accordance with private international law principles as applied in the Cayman Islands and the judgment is not contrary to public policy in the Cayman Islands, has not been obtained by fraud or in proceedings contrary to natural justice.

Our counsel as to the laws of Hong Kong, CFN Lawyers, has advised us that there is uncertainty as to whether the courts of Hong Kong would (i) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the

United States, or (ii) entertain original actions brought in Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States. A judgment of a court in the United States predicated upon U.S. federal or state securities laws may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court on that judgment for the amount due thereunder and then seeking summary judgment on the strength of the foreign judgment, provided that the foreign judgment, among other things, is (1) for a debt or a definite sum of money (not being taxes or similar charges to a foreign government taxing authority or a fine or other penalty), and (2) final and conclusive on the merits of the claim, but not otherwise. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud, (b) the proceedings in which the judgment was obtained were opposed to natural justice, (c) its enforcement or recognition would be contrary to the public policy of Hong Kong, (d) the court of the United States was not jurisdictionally competent, I(e) the judgment was in conflict with a prior Hong Kong judgment. Hong Kong has no arrangement for the reciprocal enforcement of judgments with the United States. As a result, there is uncertainty as to the enforceability in Hong Kong, in original actions or in actions for enforcement, of judgments of U.S. courts of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any state or territory within the United States. See “Enforceability of Civil Liabilities.”

You may have more difficulties protecting your interests than you would as a shareholder of a U.S. corporation.

We are an exempted company incorporated under the laws of the Cayman Islands. Our corporate affairs are governed by the provisions of our Memorandum and Articles of Association, and by the provisions of the Companies Act and the common law of the Cayman Islands. The rights of shareholders to take action against the directors, actions by minority shareholders, and the fiduciary duties of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands.

The rights of shareholders and the fiduciary duties of our directors and officers under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedents in some jurisdictions in the United States, and some states (such as Delaware) have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States.

Shareholders of Cayman Islands-exempted companies like us have no general rights under Cayman Islands law to obtain copies of the register of members or corporate records of the company. They will, however, have such rights as may be set out in the company’s articles of association. A Cayman Islands exempted company may maintain its principal register of members and any branch registers in any country or territory, whether within or outside the Cayman Islands, as the company may determine from time to time. There is no requirement for an exempted company to make any returns of members to the Registrar of Companies in the Cayman Islands. The names and addresses of the members are, accordingly, not a matter of public record and are not available for public inspection. However, an exempted company shall make available at its registered office, in electronic form or any other medium, such register of members, including any branch register of member, as may be required of it upon service of an order or notice by the Tax Information Authority pursuant to the Tax Information Authority Act (2013 Revision) of the Cayman Islands. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

Certain corporate governance practices in the Cayman Islands, which is our home country, differ significantly from requirements for companies incorporated in other jurisdictions such as the United States. To the extent we choose to follow home country practices with respect to corporate governance matters, our shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers.

As a result of all of the above, our public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors, or our Controlling Shareholder than they would as public shareholders of a company incorporated in the United States. For a discussion of significant differences between the provisions of the Companies Act and the laws applicable to companies incorporated in the United States and their shareholders, see “Description of Share Capital — Differences in Corporate Law”.

Cayman Islands economic substance requirements may have an effect on our business and operations.

Pursuant to the International Tax Cooperation (Economic Substance) Act, 2018 of the Cayman Islands (“ES Act”) that came into force on 1 January 2019, a “relevant entity” is required to satisfy the economic substance test set out in the ES Act. A “relevant entity” includes an exempted company incorporated in the Cayman Islands as is the Company; however, it does not include an entity that is tax resident outside the Cayman Islands. Accordingly, for so long as the Company is a tax resident outside the Cayman Islands, including in Hong Kong, it is not required to satisfy the economic substance test set out in the ES Act.

We are a foreign private issuer within the meaning of the rules under the Exchange Act, and, as such, we are exempt from certain provisions applicable to U.S. domestic public companies.

Because we qualify as a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

•        the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q or current reports on Form 8-K;

•        the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect to a security registered under the Exchange Act;

•        the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

•        the selective disclosure rules by issuers of material nonpublic information under Regulation FD.

We will be required to file an annual report on Form 20-F within four months of the end of each fiscal year. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information that would be made available to you were you investing in a U.S. domestic issuer.

As a foreign private issuer, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from Nasdaq corporate governance listing standards. These practices may afford less protection to shareholders than they would enjoy if we complied fully with Nasdaq corporate governance listing standards.

As a foreign private issuer, we are permitted to take advantage of certain provisions in the Nasdaq rules that allow us to follow our home country law for certain governance matters. Certain corporate governance practices in our home country, the Cayman Islands, may differ significantly from corporate governance listing standards. Currently, we do not intend to rely on home country practices with respect to our corporate governance after we complete this offering. However, if we choose to follow home country practices in the future, our shareholders may be afforded less protection than they would otherwise enjoy under the Nasdaq corporate governance listing standards applicable to U.S. domestic issuers.

We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses.

We are a foreign private issuer, and therefore, we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act. The determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter. We would lose our foreign private issuer status if, for example, more than 50% of our Ordinary Shares are directly or indirectly held by residents of the United States and we fail to meet additional requirements necessary to maintain our foreign private issuer status. If we lose our foreign private issuer status on this date, we will be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms, which are more detailed and extensive than the forms available to a foreign private issuer. We will also have to mandatorily comply with U.S. federal proxy requirements, and our officers, directors, and principal shareholders will become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. In addition, we will lose our ability to rely upon exemptions from certain corporate governance requirements under the Nasdaq rules. As a U.S.-listed public company that is not a foreign private issuer, we will incur significant additional legal, accounting, and other expenses that we will not incur as a foreign private issuer in order to maintain a listing on a U.S. securities exchange.

There can be no assurance that we will not be a PFIC for U.S. federal income tax purposes for any taxable year, which could result in adverse U.S. federal income tax consequences to U.S. holders of our Ordinary Shares.

A non-U.S. corporation will be a PFIC for any taxable year if either (i) at least 75% of its gross income for such year consists of certain types of “passive” income, or (ii) at least 50% of the value of its assets (based on an average of the quarterly values of the assets) during such year is attributable to assets that produce passive income or are held for the production of passive income (the “asset test”). Based on our current and expected income and assets (taking into account the expected cash proceeds and our anticipated market capitalization following this offering), we do not presently expect to be a PFIC for the current taxable year or the foreseeable future. However, no assurance can be given in this regard because the determination of whether we are or will become a PFIC is a fact-intensive inquiry made on an annual basis that depends, in part, upon the composition of our income and assets. In addition, there can be no assurance that the Internal Revenue Service (“IRS”) will agree with our conclusion or that the IRS would not successfully challenge our position. Fluctuations in the market price of our Ordinary Shares may cause us to become a PFIC for the current or subsequent taxable years because the value of our assets for the purpose of the asset test may be determined by reference to the market price of our Ordinary Shares. The composition of our income and assets may also be affected by how, and how quickly, we use our liquid assets and the cash raised in this offering. If we were to be or become a PFIC for any taxable year during which a U.S. holder holds our Ordinary Shares, certain adverse U.S. federal income tax consequences could apply to such U.S. holder. See “Material Tax Income Consideration — Material U.S. Federal Income Tax Considerations for U.S. Holders — PFIC Consequences”.

We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements.

We are an emerging growth company, as defined in the JOBS Act, and we may take advantage of certain exemptions from requirements applicable to other public companies that are not emerging growth companies, including, most significantly, not being required to comply with the auditor attestation requirements of Section 404 of Sarbanes-Oxley for so long as we remain an emerging growth company. As a result, if we elect not to comply with such auditor attestation requirements, our investors may not have access to certain information they may deem important.

The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. We do not plan to opt out of such exemptions afforded to an emerging growth company. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective data.

We will incur increased costs as a result of being a public company, particularly after we cease to qualify as an “emerging growth company”.

Upon consummation of this offering, we will incur significant legal, accounting, and other expenses as a public company that we did not incur as a private company. The Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), as well as rules subsequently implemented by the SEC, impose various requirements on the corporate governance practices of public companies. We are an “emerging growth company”, as defined in the JOBS Act and will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least US$1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Ordinary Shares that is held by non-affiliates exceeds US$700 million as of the end of any second fiscal quarter before that time; and (2) the date on which we have issued more than US$1 billion in non-convertible debt during the prior three-year period. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 in the assessment of the emerging growth company’s internal control over financial reporting and permission to delay the adoption of new or revised accounting standards until such time as those standards apply to private companies.

Compliance with these rules and regulations increases our legal and financial compliance costs and makes some corporate activities more time consuming and costly. After we are no longer an “emerging growth company,” or until five years following the completion of our IPO, whichever is earlier, we expect to incur significant expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 of Sarbanes-Oxley and the other rules and regulations of the SEC. For example, as a public company, we will be required to increase the number of independent directors and adopt policies regarding internal controls and disclosure controls and procedures. We will incur additional costs in obtaining director and officer liability insurance. In addition, we will incur additional costs associated with our public company reporting requirements. It may also be more difficult for us to find qualified persons to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.

As a “controlled company” under the rules of the Nasdaq Global Market, we may choose to exempt our Company from certain corporate governance requirements that could have an adverse effect on our public shareholders.

As of the date of this prospectus, our directors, officers, and principal shareholders hold in aggregate approximately 70.3% or more of our shares. After completion of this offering, our directors, officers, and principal shareholders will hold in aggregate approximately 67.17% or more of our Ordinary Shares, assuming that the underwriters do not exercise their over-allotment option. We will be a “controlled company” as defined under the Nasdaq Stock Market Rules because, immediately after the completion of this offering, our Controlling Shareholder will own approximately 57.61% of our total issued and outstanding Ordinary Shares, representing 57.61% of the total voting power, assuming that the underwriters do not exercise their over-allotment option.

Under Rule 4350(c) of Nasdaq Global Market Rules, a company of which more than 50% of the voting power is held by an individual, group, or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including the requirement that a majority of our directors be independent, as defined in the Nasdaq Global Market Rules, and the requirement that our compensation and nominating and corporate governance committees consist entirely of independent directors. Although we do not intend to rely on the “controlled company” exemption under the Nasdaq Listing Rules, we could elect to rely on this exemption in the future. If we elect to rely on the “controlled company” exemption, a majority of the members of our board of directors might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors. Accordingly, during any time while we remain a controlled company relying on the exemption and during any transition period following a time when we are no longer a controlled company, you would not have the same protections afforded to shareholders of companies that are subject to all of the Nasdaq Global Market corporate governance requirements. Our status as a controlled company could cause our Ordinary Shares to be less attractive to certain investors or otherwise harm our trading price.

In addition, the interests of these shareholders may not be the same as or may even conflict with your interests. For example, these shareholders could attempt to delay or prevent a change in control of us, even if such change in control would benefit our other shareholders, which could deprive our shareholders of an opportunity to receive a premium for their Ordinary Shares as part of a sale of us or our assets and might affect the prevailing market price of our Ordinary Shares due to investors’ perceptions that conflicts of interest may exist or arise. As a result, this concentration of ownership may not be in the best interests of our other shareholders.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve substantial risks and uncertainties. In some cases, you can identify forward-looking statements by the words “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “goal,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” and “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. These statements involve known and unknown risks, uncertainties, and other important factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements. The forward-looking statements and opinions contained in this prospectus are based upon information available to us as of the date of this prospectus and, while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. Forward-looking statements include statements about:

•        the expected or potential impact of the novel coronavirus (COVID-19) pandemic, and the related responses of the government, consumers, the Company, and our operating subsidiaries on our business, financial condition and results of operations;

•        timing of the development of future business;

•        capabilities of our business operations;

•        expected future economic performance;

•        competition in our market;

•        continued market acceptance of our services and products distributed by us;

•        changes in the laws that affect our operations;

•        inflation and fluctuations in foreign currency exchange rates;

•        our ability to obtain and maintain all necessary government certifications, approvals, and/or licenses to conduct our business;

•        continued development of a public trading market for our securities;

•        the cost of complying with current and future governmental regulations and the impact of any changes in the regulations on our operations;

•        managing our growth effectively;

•        projections of revenue, earnings, capital structure, and other financial items;

•        fluctuations in operating results;

•        dependence on our senior management and key employees; and

•        other factors set forth under “Risk Factors”.

You should refer to the section titled “Risk Factors” for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement, of which this prospectus forms a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

INDUSTRY AND MARKET DATA

This prospectus includes statistical and other industry and market data that we obtained from industry publications and research, surveys, and studies conducted by third parties, as well as estimates by our management based on such data. None of these third parties are affiliated with us, and the information contained in this prospectus has not been reviewed or endorsed by any of them. The market data and estimates used in this prospectus involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such data and estimates. Industry publications, research, surveys, studies, and forecasts generally state that the information they contain has been obtained from sources believed to be reliable but that the accuracy and completeness of such information is not guaranteed. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements in this prospectus.

While we believe that the information from these industry publications, surveys, and studies is reliable, the industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of important factors, including those described in the section titled “Risk Factors”. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

Overview of apparel market in Hong Kong

According to Hong Kong Trade Development Council (“HKTDC”), Hong Kong is not only a leading production center, but also a global hub for sourcing clothing. Companies in Hong Kong provide fabrics procurement, sales and marketing, quality control, logistics, clothing design, and international and national rules and regulations. In 2020, Hong Kong was the world’s 12th largest exporter of clothing.

(Source: Hong Kong Census and Statistics Department)

Total export of apparel and clothing accessories from Hong Kong in 2021 was HK$66,755 million (approximately US$8,558 million), slightly picked up by around 5% year-on-year from 2020, of HK$63,784 million (approximately US$8,177 million), when trades were significantly dampened by the outbreak of COVID-19. Although apparel and clothing accessories export recovered slightly in 2021, the value was still a long way from pre-pandemic level, as demonstrated in the chart above. Due to the lockdowns in China in 2022, Hong Kong did not benefit much from the recovery of the global economic activities as counties came out from the haze of Covid-19 as China was the primary source of Hong Kong’s re-export. According to the figures published by the Hong Kong Census and Statistics Department, total export of apparel and clothing accessories from Hong Kong for the 2022 was HK$53,604 million (approximately US$6,872 million), representing a decline of 20% over 2021.

Trading between Hong Kong and China

As compared with Hong Kong, China is known for lower labor cost, abundant supply of labor and higher production capability. The manufacturing sector of Hong Kong is thus management oriented domestically but focusing on the division of labor in the manufacturing operations performed in China.

Hong Kong and China signed the “Mainland and Hong Kong Closer Economic Partnership Arrangement” (the “CEPA”) in June 2003, providing tariff free treatment to all Hong Kong-origin goods meeting the CEPA rules of origin. According to Hong Kong’s Trade and Industry Department, China’s share of Hong Kong’s global trade had increased significantly from 9.3% in 1978 to 52.4% in 2021, where trade value accounted for HK$5,385 billion (approximately US$690 billion) in 2021. China is currently the Hong Kong’s largest trading partner, while Hong Kong is China’s fourth largest trading partner in 2021.

Merchandise trade with the mainland of China
3500
3000
2500
2000
1500
1000
500
0
2017
2018
2019
2020
2021
2022
Total exports
Imports

(Source: Hong Kong Census and Statistics Department)

Hong Kong’s total exports to China experienced a general growth from 2017 to 2021, with exports value increased by 40.2% from HK$2,105.8 billion (approximately US$270 billion) in 2017 to HK$2952.0 billion (approximately US$378 billion) in 2021, representing an average annual growth rate of 8.8%. The value of total exports kept increasing in 2020 and 2021 even under the impact of the COVID-19 pandemic but appeared to reverse in 2022. Total exports to China decreased to HK$2,571 billion (approximately US$330 billion) in 2022. During 2017 to 2020, the value of Hong Kong’s imports from China fluctuated, with year-on-year decrease recorded in 2019 and 2020, before increased significantly in 2021, to HK$2,433.5 billion (approximately US$312 billion). But import value dropped again in 2022, to HK$2,077.7 billion (approximately US$266 billion). The average annual growth of import value from China during 2017 to 2022 was 2.3%.

China’s processing capabilities play a crucial role for Hong Kong’s trading activities between China and the world. The common processing arrangement between Hong Kong and China is known as the outward processing arrangement, which usually involves exporting raw materials or semi-manufactures from or through Hong Kong to China for processing, with a contractual arrangement for subsequent re-importation of the processed goods into Hong Kong.

The following chart presents the value and proportion of Hong Kong’s outward processing trade in the period from 2017 to 2022.

Value and Proportion of Trade Involving Outward Processing in China
1,000,000
900,000
800,000
700,000
600,000
500,000
400,000
300,000
200,000
100,000
-
100
90
80
70
60
50
40
30
20
10
0
2017
2018
2019
2020
2021
2022
Total exports involving outward processing
Imports from China involving outward processing
Re-exports of China origin to other places involving outward processing
Total exports involving outward processing
Imports from China involving outward processing
Re-exports of China origin to other places involving outward processing

(Source: Hong Kong Census and Statistics Department)

The outward processing proportion of the value of Hong Kong’s total exports to China demonstrated a gradual declining trend from 2017 to 2022, although value of trade involving outward processing in China fluctuated during the period.

Competitive landscape

We have a long history of manufacturing and exporting apparels and apparel related goods, which contributed to a well-established client base. Key competition factors are as follows:

(i)     Quality and service

Market players in the apparel label and packaging printing sector face global competition. Global players are expanding and building regional manufacturing plants, and regional players are expanding cross-borders to achieve economies of scale. In such a competitive market, high quality performance and in-time delivery service are essential to stand out in the industry.

(ii)    Strong client relationship

Brands owners value historical partnerships highly when selecting their vendors. The key to maintaining a strong client relationship is to meet a client’s changing demands and to offer consistently high quality with a low error record. To achieve that, manufacturers have to consistently invest in the latest machinery and maintain a skilled and well-trained workforce so as to ensure high quality and strengthen client relationships.

(iii)   Cost efficiency

The rising production costs urged manufacturers to improve cost efficiency in production. Manufacturers are observed to move plants to lower cost regions in Southeast Asia, such as Vietnam in recent years and expand production base to achieve economies of scale to lower marginal costs.

USE OF PROCEEDS

Based upon an IPO price of US$5 per Ordinary Share, which is the midpoint of the estimated IPO price range set forth on the front cover page of this prospectus, we estimate that we will receive net proceeds from this offering, after deducting the estimated underwriting discounts, non-accountable expense allowance and estimated offering expenses payable by us, of approximately US$4,068,944 if the underwriters do not exercise their over-allotment option, and US$5,040,194 if the underwriters exercise their over-allotment option in full, after deducting the underwriting discounts, non-accountable expense allowance, and estimated offering expenses payable by us.

Each US$1.00 increase (decrease) in the assumed IPO price of US$5 per Ordinary Share (the midpoint of the price range set forth on the cover page of this prospectus) would increase (decrease) the net proceeds to us from this offering by US$0.04, assuming that the number of Ordinary Shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting the underwriting discounts, non-accountable expense allowance and estimated offering expenses payable by us. An increase (decrease) of 1 million in the number of Ordinary Shares we are offering would increase (decrease) the net proceeds to us from this offering by US$4,625,000, assuming the assumed IPO price remains the same, and after deducting the underwriting discounts, non-accountable expense allowance, and estimated offering expenses payable by us.

We will not receive any proceeds from the sale of Ordinary Shares by the Selling Shareholders.

The primary purpose of this offering is to create a public market for our Ordinary Shares for the benefit of all shareholders. We plan to use the net proceeds of this offering as follows:

•        Approximately 30% for potential strategic acquisition of and investment in other reflective materials distributors or providers as well as upstream and downstream businesses along the industry value chain, which we may seek from time to time to supplement and expand our business operation;

•        Approximately 20% for strengthening our research and development capabilities for new products;

•        Approximately 20% for further increasing our warehouse and storage capacity; and

•        The balance to fund working capital and for other general corporate purposes.

The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. Our management, however, will have significant flexibility and discretion to apply the net proceeds of this offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this registration statement. We reserve the right to change the use of proceeds that we presently anticipate and describe in this prospectus.

To the extent that the net proceeds we receive from this offering are not immediately used for the above purposes, we intend to invest our net proceeds in short-term, interest-bearing bank deposits or debt instruments.

DIVIDEND POLICY

We currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business, and we do not anticipate declaring or paying any dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects, other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

During the year ended March 31, 2023, JLHK declared cash dividends of HK$23,000,000 (approximately US$2,948,718) to Stratum Star, which subsequently declared cash dividends of HK$22,900,000 (approximately US$2,935,897) to its holding company, JL. JL, in turn, declared cash dividends of HK$18,900,000 (approximately US$2,423,077) to its shareholders, Mr. Danny Tze Ching Wong and Mr. Edwin Chun Yin Wong. During the year ended March 31, 2022, JLHK declared cash dividends of HK$23,000,000 (approximately US$2,948,718) to its then holding company, Sun Choice, which subsequently declared the dividend to its then shareholders, Mr. Danny Tze Ching Wong and Ms. Wai Fun Lui.

The declaration, amount, and payment of any future dividends will be at the sole discretion of our board of directors, subject to compliance with applicable Cayman Islands laws regarding solvency. Our board of directors will take into account general economic and business conditions; our financial condition and results of operations; our available cash and current and anticipated cash needs; capital requirements; contractual, legal, tax, and regulatory restrictions; and other implications on the payment of dividends by us to our shareholders or by our subsidiaries to us, and such other factors as our board of directors may deem relevant.

Subject to the Companies Act and our Articles of Association, our Company in general meeting may declare dividends in any currency to be paid to the members but no dividend shall be declared in excess of the amount recommended by our board of directors. Subject to a solvency test, as prescribed in the Companies Act, and the provisions, if any, of our Memorandum and Articles of Association, a company may pay dividends and distributions out of its share premium account. In addition, based upon English case law which is likely to be persuasive in the Cayman Islands, dividends may be paid out of profits.

We are a holding company incorporated in the Cayman Islands with no operating revenue or profit of our own. We rely on dividends paid to us by our subsidiaries for our cash requirements, including funds to pay any dividends and other cash distributions to our shareholders, service any debt we may incur, and pay our operating expenses. Our ability to pay dividends to our shareholders will depend on, among other things, the availability of dividends from our subsidiaries. According to the BVI Business Companies Act 2004 (as amended), a BVI company may make dividends distribution to the extent that immediately after the distribution, the value of the company’s assets exceeds its liabilities and that such company is able to pay its debts as they fall due. According to the Companies Ordinance of Hong Kong, a Hong Kong company may only make a distribution out of profits available for distribution. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect to dividends paid by us.

Cash dividends, if any, on our Ordinary Shares will be paid in U.S. dollars.

CAPITALIZATION

The following table sets forth our capitalization as of March 31, 2023, on:

•        an actual basis, giving effect to the share split at a ratio of 8-for-3 and the increase of the authorized shares to 1,360,000,000 Ordinary Shares, which was approved and effected on November 8, 2023; and

•        a pro forma as adjusted basis to give effect to the sale of 1,400,000 Ordinary Shares in this offering at the assumed IPO price of $5 per Ordinary Share (the midpoint of the price range set forth on the cover page of this prospectus) after deducting the underwriting discounts, and estimated offering expenses payable by us, assuming the underwriters do not exercise the over-allotment option.

You should read this information together with our audited consolidated financial statements appearing elsewhere in this prospectus and the information set forth under the sections titled “Exchange Rate Information,” “Use of Proceeds,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

	As of March 31, 2023
	Actual US$	Adjusted(1) US$
Short-term and long-term bank borrowings	2,641,032	2,641,032
Operating lease liabilities – non-current	88,139	88,139
Ordinary Shares, $0.0000375 par value per share: 1,360,000,000 shares authorized; 30,000,000 shares issued and outstanding; 31,400,000 shares issued and outstanding pro forma	1,125	1,177
Additional paid-in capital	256,410	4,325,302
Accumulated other comprehensive income/(loss)	(414)	(414)
Retained earnings	11,090,678	11,090,678
Total shareholders’ equity	11,347,799	15,416,743
Total capitalization	14,076,970	18,145,914

____________

(1)      Reflects the sale of Ordinary Shares in this offering at an assumed IPO of $5 per Ordinary Share (the midpoint of the price range set forth on the cover page of this prospectus), after deducting the underwriting discounts, and estimated offering expenses payable by us. The pro forma as adjusted information is illustrative only, and we will adjust this information based on the actual IPO price and other terms of this offering determined at pricing. Additional paid-in capital reflects the net proceeds we expect to receive after deducting the underwriting discounts (underwriting discount equal to 7.0% per Ordinary Share) and, estimated offering expenses payable by us. We estimate that such net proceeds will be approximately $4,068,944. For an itemization of an estimation of the total offering expenses payable by us, see “Expenses Related to this Offering.”

DILUTION

Unless otherwise indicated, all share amounts and per share amounts in this prospectus have been presented giving effect to a share split of our Ordinary Shares at a ratio of 8-for-3, which occurred on November 8, 2023.

If you invest in our Ordinary Shares in this offering, your interest will be immediately diluted to the extent of the difference between the IPO price per Ordinary Share in this offering and the net tangible book value per Ordinary Share after this offering. Dilution results from the fact that the IPO price per Ordinary Share is substantially in excess of the net tangible book value per Ordinary Share. As of March 31, 2023, we had a historical net tangible book value of US$10,358,006, or US$0.35 per Ordinary Share. Our net tangible book value per Ordinary Share represents total tangible assets less intangible asset, all divided by the number of Ordinary Shares outstanding as of March 31, 2023.

After giving effect to the sale of Ordinary Shares in this offering at the assumed IPO price of US$5 per Ordinary Share (the midpoint of the price range set forth on the cover page of this prospectus), we will have 31,400,000 Ordinary Shares outstanding, and after deducting the underwriting discounts, and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value at March 31, 2023, would have been US$15,416,743, or US$0.49 per Ordinary Share. This represents an immediate increase in pro forma as adjusted net tangible book value of US$0.14 per Ordinary Share to existing investors and immediate dilution of US$4.51 per Ordinary Share to new investors. The following table illustrates this dilution to new investors purchasing Ordinary Shares in this offering:

	Post-Offering(1)	Full Exercise of Over-allotment Option(2)
Assumed IPO price per Ordinary Share	$5	$5
Net tangible book value per Ordinary Share as of March 31, 2023	$0.35	$0.35
Increase in pro forma as adjusted net tangible book value per Ordinary Share attributable to new investors purchasing Ordinary Shares in this offering	$0.14	$0.17
Pro forma as adjusted net tangible book value per Ordinary Share after this offering	$0.49	$0.52

____________

(1)      Assumes gross proceeds from the offering of 1,400,000 Ordinary Shares, and assumes that the underwriters’ over-allotment option has not been exercised.

(2)      Assumes gross proceeds from the offering of 1,610,000 Ordinary Shares, and assumes that the underwriters’ over-allotment option has been exercised in full.

Each US$1.00 increase (decrease) in the assumed IPO price of US$5 per Ordinary Share (the midpoint of the price range set forth on the cover page of this prospectus) would increase (decrease) our pro forma as adjusted net tangible book value as of March 31, 2023, after this offering by approximately US$0.04 per Ordinary Share, and would increase (decrease) dilution to new investors by US$0.96 per Ordinary Share, assuming that the number of Ordinary Shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting the underwriting discounts, non-accountable expense allowance, and estimated offering expenses payable by us.

If the underwriters exercise their over-allotment option in full, the pro forma as adjusted net tangible book value per Ordinary Share after this offering would be US$0.52, the increase in net tangible book value per Ordinary Share to existing shareholders would be US$0.17, and the immediate dilution in net tangible book value per Ordinary Share to new investors in this offering would be US$4.48.

To the extent that we issue additional Ordinary Shares in the future, there will be further dilution to new investors participating in this offering.

The following table summarizes, on a pro forma basis as of March 31, 2023, the differences between the existing shareholders and the new investors with respect to the number of Ordinary Shares purchased from us in this offering, the total consideration paid, and the average price per Ordinary Shares paid at the assumed IPO price of US$5 per Ordinary Shares, the midpoint of the price range set forth on the cover page of this prospectus, before deducting estimated underwriting discounts, non-accountable expense allowance and estimated offering expenses. The total number of Ordinary Shares does not include Ordinary Shares issuable upon the exercise of the over-allotment option granted to the underwriters.

	Ordinary Shares purchased		Total consideration		Average price per Ordinary Share
	Number	Percent	Amount	Percent
Existing shareholders	30,000,000	95.54%	$1,125	0.02%	$0.00
New investors	1,400,000	4.46%	$7,000,000	99.98%	$5.00
Total	31,400,000	100%	$7,001,125	100%	$0.22

EXCHANGE RATE INFORMATION

JL is a holding company with operations conducted in Hong Kong through JLHK, our sole operating subsidiary as of the date of this prospectus, using Hong Kong dollars. JLHK’ reporting currency is Hong Kong dollars. The Hong Kong dollar is pegged to the U.S. dollar at a range of HK$7.75 to HK$7.85 to US$1. Unless otherwise noted, all translations from Hong Kong dollars to U.S. dollars and from U.S. dollars to Hong Kong dollars in this prospectus were calculated at the noon buying rate of US$1 = HK$7.8, representing the noon buying rate in The City of New York for cable transfers of HK$ as certified for customs purposes by the Federal Reserve Bank of New York on the last trading day of March 31, 2023. No representation is made that the HK$ amount represents or could have been, or could be, converted, realized or settled into US$ at that rate, or at any other rate.

CORPORATE HISTORY AND STRUCTURE

Corporate History and Structure

We are an established distributor in Hong Kong of reflective and non-reflective garment trims including, among others, heat transfers, fabrics, woven labels and tapes, sewing badges, piping, zipper pullers and drawcords. We have nearly 30 years of experience in the apparel industry and have served over 100 international brands globally, including outerwear and sportswear brands, uniform and safety workwear brands and fashion brands. We offer a wide range of services to cater to our customers’ needs in reflective and non-reflective garment trims, including market trend analysis, product design and development and production and quality control. We discuss with our customers on their product requirements for the upcoming season, and we usually provide various suggestions on the product design and use of appropriate materials using our know-how and extensive industry knowledge we have accumulated over the years.

In December 1985, JLHK was incorporated, as a company with limited liability under the laws of Hong Kong.

In November 2017, Sun Choice was incorporated, as a company with limited liability under the laws of Hong Kong.

In July 2022, JL was incorporated under the laws of the Cayman Islands as an exempted company with limited liability, with an authorized share capital of US$50,000 divided into 500,000,000 ordinary shares, par value US$0.0001 each. On July 25, 2022, one share was allotted and issued as fully paid to an initial subscriber, an independent third party, which was subsequently transferred to the Controlling Shareholder. On the same day, JL issued 10,124,999 and 1,125,000 Ordinary Shares to the Controlling Shareholder and our Director Mr. Edwin Chun Yin Wong, respectively. The Controlling Shareholder and our Director Mr. Edwin Chun Yin Wong are father and son.

In August 2022, Stratum Star was incorporated under the laws of the BVI, as an intermediate holding company of JLHK. In August 2022, Alpine Eagle was incorporated under the laws of the BVI, as an intermediate holding company of Sun Choice.

On December 12, 2022, as part of the reorganization, Stratum Star and Sun Choice entered into a sale and purchase agreement, pursuant to which Stratum Star acquired all the shares of JLHK from Sun Choice in consideration of which Stratum Star allotted and issued of an aggregate of 999 shares, credited as fully-paid in its share capital, to JL. Upon the acquisition, JL became the ultimate holding company of Stratum Star and JLHK.

On December 13, 2022, as part of the reorganization, Alpine Eagle and the Controlling Shareholder and an immediate family member of the Controlling Shareholder entered into a sale and purchase agreement, pursuant to which Alpine Eagle acquired all the shares of Sun Choice in consideration of which Alpine Eagle allotted and issued an aggregate of 999 shares, credited as fully-paid in its share capital, to JL. Upon the acquisition, JL became the ultimate holding company of Alpine Eagle and Sun Choice.

On September 20, 2023, the Controlling Shareholder entered into individual sale and purchase agreements with the pre-IPO shareholders, Capital Summit Enterprises Limited, Cherish Gloss Group Limited, Jipsy Trade Limited, Summer Explorer Investments Limited, Wise Total Solutions Group Limited, and Max Premier Enterprises Limited. According to these agreements, the Controlling Shareholder agreed to sell and each of the pre-IPO shareholders agreed to purchase 1,485,000 shares (retroactively adjusted to reflect a share split of our Ordinary Shares at a ratio of 8-for-3, which occurred on November 8, 2023) of JL at a consideration of US$4,000,000. The shares were transferred on the same day upon execution of the instruments of transfer, with the consideration to be settled by way of promissory notes on or before June 30, 2024. The following table sets forth the breakdown of the foregoing transactions among the Controlling Shareholders and the pre-IPO shareholders:

Name of the Investors	Number of Ordinary Shares Sold/Purchased*	Consideration
Capital Summit Enterprises Limited	1,485,000	$4,000,000
Cherish Gloss Group Limited	1,485,000	$4,000,000
Jipsy Trade Limited	1,485,000	$4,000,000
Summer Explorer Investments Limited	1,485,000	$4,000,000
Wise Total Solutions Group Limited	1,485,000	$4,000,000
Max Premier Enterprises Limited	1,485,000	$4,000,000

____________

*        retroactively adjusted to reflect a share split of our Ordinary Shares at a ratio of 8-for-3, which occurred on November 8, 2023.

In July 2022, JL was incorporated under the laws of the Cayman Islands as an exempted company with limited liability, with an authorized share capital of US$50,000 divided into 500,000,000 ordinary shares, par value US$0.0001 each. On November 8, 2023, the shareholders of the Company resolved and approved an increase in the authorized share and share split at a ratio of 8-for-3, as a result of which the Company’s authorized share capital was changed to US$51,000 divided into 1,360,000,000 Ordinary Shares with a par value of US$0.0000375 each, as part of the Company’s recapitalization prior to this offering. Immediately after such share split, the issued share capital of the Company became US$1,125 divided into 30,000,000 Ordinary Shares with a par value of US$0.0000375 each, all of which were fully paid up. All Ordinary Share and per Ordinary Share amounts used elsewhere in this prospectus and the consolidated financial statements have been retroactively restated to reflect the share split.

Our principal office is located at Flat F, 8/F, Houston Industrial Building, 32-40 Wang Lung Street, Tsuen Wan, New Territories, Hong Kong. Our telephone number is (+852) 3693 2110. Our registered office in the Cayman Islands is located at the office of Appleby Global Services (Cayman) Limited, 71 Fort Street, PO Box 500, George Town, Grand Cayman, Kyl-1106, Cayman Islands.

Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor New York, NY 10168. Information contained on, or that can be accessed through, our website is not a part of, and shall not be incorporated by reference into, this prospectus.

The chart below illustrates our corporate structure and identifies our subsidiaries as of the date of this prospectus and upon completion of this offering (assuming the underwriters do not exercise the over-allotment option and the Selling Shareholders will sell all of the Ordinary Shares offered for sale pursuant to the Resale Prospectus):

Name	Background	Ownership
Stratum Star	- A BVI company - Incorporated on August 24, 2022 - Issued share capital of US$1,000 - Intermediate holding company	100% owned by JL

Alpine Eagle	- A BVI company - Incorporated on August 24, 2022 - Issued share capital of US$1,000 - Intermediate holding company	100% owned by JL

Sun Choice	- A Hong Kong company - Incorporated on November 10, 2017 - Issued share capital of HK$1,000,000 - Inactive	100% owned by Alpine Eagle

JLHK	- A Hong Kong company - Incorporated on December 13, 1985 - Issued share capital of HK$1,000,000 - Engaged in the provision of garment trims	100% owned by Stratum Star

We are offering 1,400,000 Ordinary Shares pursuant to this prospectus, representing 4.46% of the Ordinary Shares following completion of the offering of JL, assuming the underwriters do not exercise the over-allotment option. Capital Summit Enterprises Limtied, Cherish Gloss Group Limited, Jipsy Trade Limited, Max Premier Enterprises Limited, Summer Explorer Investments Limited and Wise Total Solutions Group Limited, the Selling Shareholders, are also offering 8,910,000 Ordinary Shares of JL to be sold in the offering pursuant to the Resale Prospectus, representing approximately 28.38% of the Ordinary Shares following the completion of this offering.

We will be a “controlled company” as defined under the Nasdaq Stock Market Rules because, immediately after the completion of this offering, our Controlling Shareholder will own approximately 57.61% of our total issued and outstanding Shares, representing approximately 57.61% of the total voting power, assuming that the underwriters do not exercise their over-allotment option. Therefore, we may elect not to comply with certain corporate governance requirements of Nasdaq. Currently, we do not plan to utilize the “controlled company” exemptions with respect to our corporate governance practice after we complete this offering. See “Risk Factors — Risks Related to Our Ordinary Shares — As a “controlled company” under the rules of the Nasdaq Global Market, we may choose to exempt our Company from certain corporate governance requirements that could have an adverse effect on our public shareholders” on page 51 of this prospectus.

At each general meeting, each shareholder who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) will have one vote for each Ordinary Share that such shareholder holds. There are no prohibitions to cumulative voting under the laws of the Cayman Islands, but our Memorandum and Articles of Association do not provide for cumulative voting.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following management discussion and analysis of financial condition and results of operations contains forward-looking statements which involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under “Risk Factors” and elsewhere in this prospectus. We assume no obligation to update forward-looking statements or the risk factors. You should read the following discussion in conjunction with our consolidated financial statements and related notes included elsewhere in this prospectus.

OVERVIEW

We are an established distributor in Hong Kong of reflective and non-reflective garment trims including, among others, heat transfers, fabrics, woven labels and tapes, sewing badges, piping, zipper pullers and drawcords, with over 30 years of experience in the apparel industry and having served over 100 international brands globally, including outerwear and sportswear brands, uniform and safety workwear brands and fashion brands. We have been an authorized distributor of 3M™ Scotchlite™ reflective materials since 2000. We are a long-standing channel partner and a converter of 3M™ Scotchlite™ reflective materials, serving a range of global brands. As a converter for 3M™ Scotchlite™ reflective materials, it involves providing adhesive solutions by offering custom shaped parts designed to the specification requirements of the customer.

We also offer a wide range of apparel solution services to cater to our customers’ needs for reflective and non-reflective garment trims, ranging from market trend analysis, product design and development and production to quality control. We work with our customers on their product requirements for the upcoming season, and we usually provide various suggestions on the product design and use of appropriate materials using our product know-how and extensive industry knowledge we have accumulated over the years.

Our revenue is predominantly from Asia, where Hong Kong and the PRC contribute the most.

The following summarizes our revenues by type of goods for each of the years ended March 31, 2022 and 2023:

Revenue by product categories	For the year ended March 31,
	2022	2023
	US$	US$
Heat Transfers	25,225,769	26,351,727
Fabrics	4,367,087	5,036,939
Woven Labels and Tapes	3,522,661	1,671,058
Sewing Badges	1,750,529	1,259,289
Pipings	835,951	672,075
Zipper Pullers	1,364,567	657,601
Drawcords	89,677	176,751
Others	1,136,171	2,466,957
Total Revenues	38,292,412	38,292,397

The following summarizes our revenues by geographic market for each of the years ended March 31, 2022 and 2023:

	For the year ended March 31,
	2022	2023
Asia (excluding Hong Kong and China)	13,677,980	13,618,640
Hong Kong	14,822,478	12,536,891
China	5,096,557	3,900,174
Non-Asia	4,695,397	8,236,692
	38,292,412	38,292,397

MAJOR FACTORS AFFECTING OUR FINANCIAL RESULTS

The directors believe that the following major factors may affect our revenues and results of operations:

Economic conditions in Hong Kong

We are headquartered in Hong Kong. A large portion of our revenues was generated in Hong Kong during the years ended March 31, 2022 and 2023. Accordingly, if Hong Kong experiences any adverse economic, political or regulatory conditions due to events beyond our control, such as local economic downturn, natural disasters, contagious disease outbreaks, terrorist attacks, or if the government adopts regulations that place restrictions or burdens on us or on our industry in general, our business, financial condition, results of operations and prospects may be materially and adversely affected.

Fluctuations in foreign exchange rates

Our sales are primarily settled in Hong Kong dollars, US dollars and Renminbi whereas our purchases of raw materials are mainly from the PRC and the United States and are settled in Renminbi and US dollars. Since 1983, Hong Kong dollars have been pegged to US dollars at the rate of approximately HK$7.80 to US$1.00. Our foreign exchange risk arises primarily from the fluctuations in the exchange rate between the US dollar and Renminbi. During the two years ended March 31, 2022 and 2023, we had not experienced any material foreign exchange risk. In addition, we are exposed to risks associated with the currency conversion and the exchange rate system in the PRC.

Cost of raw materials and product conversion

We source our licensed U.S. branded products directly from our U.S. licensor and, for our own branded products and non-branded products, we source from suppliers located in the PRC. We also engage contract manufacturers located in the PRC to custom-make our products according to the customers’ specifications. Contract manufacturers are engaged to convert our raw materials into specified products with a processing fee. Our cost of sales comprises mainly the cost of raw materials, cost of licensed U.S. branded products and the cost of production from the contract manufacturers. For the years ended March 31, 2022 and 2023, our cost of sales accounted for 76.9% and 73.8% of our revenues. Our ability to control and manage cost of sales thus affects our profitability. If such cost of sales increases substantially, either due to excessive market demand from other purchasers, inflation or other factors that are out of our control, we may incur additional costs. We may not be able to pass these additional costs to our customers and our profitability may be materially and adversely affected.

Impact of COVID-19

We sourced a majority of the raw materials from China, where exercised a strict “zero-covid” policy involving mechanisms to contain the outbreak of COVID-19 during 2020 to 2022. The mechanisms included mass testing to identify infected people, centralized quarantine to isolate the infected and their close contacts, and city-wide lockdown, which could affect mobilization of people and goods. For the years ended March 31, 2022 and 2023, our Group experienced certain extent of supply chain disruption due to lock downs in China or its “zero-covid” policy as raw materials were occasionally held in cities for customs clearance during transit, notwithstanding that shipments of goods from China to Hong Kong did not rely on maritime transportation and our Group’s efforts to constantly monitor stock level. The impact was mainly seen by the drop in our sales in Hong Kong and China because at times we struggled to receive the US brand products for which we are the authorized distributors on time to meet onward sales demand, and we saw some customers who could not afford the wait source alternative products elsewhere. However, there was no material quantifiable impact on the freight cost or storage cost of our products due to the lockdown measures being in place. While the management observed that inventory turnover days in fiscal year 2023 increased to 54 days from 29 days in 2022, the increase was not attributable to slow moving of inventory, but to the increase in purchase near the fiscal year end. Since January 8, 2023, China has reopened the borders and most of the “zero-covid” mechanisms have been abolished, but we do not expect that supply chain pressure will be released immediately or in the short term as domestic consumption and business interactions as stimulated by China’s reopening may give rise to extra logistic demand. Nevertheless, the supply of the US brand products that we are licensed to distribute has resumed to a steady level. As a result, for the fiscal year 2023, sales to Hong Kong and China dropped by about 15.4% and 23.5% year-on-year and on the other hand, non-Asia sales increased by 75.4% year-on-year.

Seasonality

The apparel market exhibits seasonality with dynamic changes in trends and consumers’ preferences depending on the time of year. We experience peak seasons typically from December to March each year as the apparel brands and their apparel manufacturers generally place more orders prior to Chinese New Year in anticipation of the production of apparel products. We normally experience a drop in orders in May each year following the peak season orders. Therefore, when other factors remain constant, it is expected that the financial results of the first half of the financial year may not be comparable to that of the second half of the financial year.

Results of Operations

The following table summarizes our consolidated statements of operations for the periods indicated. This information should be read together with our consolidated financial statements and related notes included elsewhere in this prospectus. The operating results in any period are not necessarily indicative of the results that may be expected for any future period.

	For the years ended March 31,		Change
	2022	2023
	US$	US$	US$	%
Revenues	38,292,412	38,292,397	(15)	(0.0)
Cost of sales	29,436,421	28,253,752	(1,182,669)	(4.0)
Gross profit	8,855,991	10,038,645	1,182,654	13.4

Operating expenses:
Selling and marketing expenses	1,740,278	2,170,570	430,292	24.7
General and administrative expenses	1,585,268	1,635,222	49,954	3.2
Total operating expenses	3,325,546	3,805,792	480,246	14.4
Income from operations	5,530,445	6,232,853	702,408	12.7
Other income/(losses)	61,635	1,212,809	1,151,174	1,867.7
Currency exchange (loss)/gain	(156,123)	443,831	599,954	(384.3)
Interest expense	(75,919)	(135,616)	(59,697)	78.6
Income before tax expense	5,360,038	7,753,877	2,393,839	44.7
Income tax expense	876,396	1,097,726	221,330	25.3
Net income	4,483,642	6,656,151	2,172,509	48.5

Revenues

Our revenues remained approximately the same at US$38,292,397 for the year ended March 31, 2023, from US$38,292,412 for the year ended March 31, 2022. Heat transfers products are our major offering which contributed 66% and 69% of our revenues for the years ended March 31, 2022 and 2023, followed by fabrics products, which contributed 11% and 13%, respectively. For the year ended March 31, 2023, we experienced a decrease in sales of woven labels and tapes products and zipper pullers products, as customers’ demand was not as high as the year before. Drawcords products, on the other hand, recorded a significant increase in sales. As China and Hong Kong abolished almost all COVID-19 measures in January 2023, i.e. the fourth fiscal quarter of 2023, the directors expected that the supply chain issues within China will gradually normalize and will not pose significant long term risk to our operations, but its impact was yet to be reflected for the fiscal year 2023. As a result of the lockdown, sales generated from China saw a decline while non-Asia sales recorded a significant growth as revenue increased by US$3,541,295 to US$8,236,692 for the year ended March 31, 2023, from US$4,695,397 for the year ended March 31, 2022 due to the growing demand of American clients as the global supply chain normalized.

Cost of Sales

Our cost of sales are comprised of direct materials and sub-contractor fee. Cost of sales decreased by 4.0% to US$28,253,752 for the year ended March 31, 2023, from US$29,436,421 for the year ended March 31, 2022. For the year ended March 31, 2023, due to the increase in proportion of production distribution which required less processing work, it led to a decrease in our processing and packaging costs. On the other hand, for certain key customers, we managed to sell larger volume of products which had a higher profit margin to them, resulting in a lower level of cost of sales as compared to the relatively steady revenue level in fiscal year 2023.

Gross Profit

Our gross profit increased by 13.4% to US$10,038,645 for the year ended March 31, 2023, from US$8,855,991 for the year ended March 31, 2022. The increase of gross profit was mainly due to the growth in sales with some key customers, and increase in proportion of production distribution which incurred less processing and packaging costs, which offered us better profit margin. As a result of the above and given the increase in the selling prices, gross profit margin was slightly improved to 26.2% for the year ended March 31, 2023, as compared to 23.1% for 2022.

Selling and Marketing Expenses

Selling and marketing expenses comprise mainly the marketing and promotion fees paid to consultants for overseas sales and wages, salaries for our sales and marketing personnel, and freight out expenses. Our selling and marketing expenses increased by 24.7% to US$2,170,570 for the year ended March 31, 2023, from US$1,740,278 for the year ended March 31, 2022. We paid commission to our overseas consultants who mainly stationed in non-Asia countries and the commission is linked to non-Asia sales. As non-Asia sales increased, we incurred higher commission in fiscal year 2023. In line with inflation and market trend, we also increased and expect to keep increase salaries to our sales and marketing department to keep our Company competitive and attractive.

General and Administrative Expenses

General and administrative expenses comprise mainly staff cost and directors’ remuneration, travel and transportation expenses, depreciation expenses, office expenses, bank charges and other miscellaneous expenses. Our general and administrative expenses increased by 3.2% to US$1,635,222 for the year ended March 31, 2023, from US$1,585,268 for the year ended March 31, 2022. The increase was mainly due to the higher number of sale and lease-back agreements entered into for warehouse, office, and warehouse and office, which caused an increase in lease expenses.

Other Income/expenses and currency exchange gain/loss

We recorded other income and exchange gain of US$1,656,640 for the year ended March 31, 2023, as compared to other expenses and currency exchange loss of US$94,488 for the year ended March 31, 2022. The other income for the year ended March 31, 2023 was mainly due to the foreign exchange gain, at US$443,831, due to the fluctuation of Renminbi, the increase of sundry income of US$177,356 arriving mainly from the subsidy from the Employment Support Scheme launched by the Hong Kong government, and the gain from disposal of property of US$987,532. The other losses for the year ended March 31, 2022 was mainly contributed from the foreign exchange loss of approximately US$156,000 as US dollar appreciated, while such loss was partly offset by sundry income.

Interest Expense

Our interest expenses increased by 78.6% to US$135,616 for the year ended March 31, 2023, from US$75,919 for the year ended March 31, 2022. The increase was primarily due to the rise in interest rate.

Income Tax Expense

Our income tax expense increased by 25.3% to US$1,097,726 for the year ended March 31, 2023, from US$876,396 for the year ended March 31, 2022. The increase was due to our increase in profit before income tax. Effective tax rate decreased to 14.2% for the year ended March 31, 2023 from 16.4% for the year ended March 31, 2022.

Net Income

In view of the foregoing, our net profit increased by 48.5% to US$6,656,151 for the year ended March 31, 2023, from US$4,483,642 for the year ended March 31, 2022. Due to the improved gross profit margin and increased other income, our net profit margin improved to 17.4% for the year ended March 31, 2023 from 11.7% for the year ended March 31, 2022.

Liquidity and Capital Resources

Cash Flow

Our primary uses of cash are for the payment of procurement of raw materials, manufacturing services suppliers, staff costs, various operating expenses and interest from bank borrowings. Our capital resources have been funded through a combination of cash generated from our operations and bank borrowings. We currently expect that there will not be any material change in our sources and use of cash in the future upon completion of and the receipt of proceeds from the issue of our Ordinary Shares. Please also refer to the section “Use of Proceeds” in this prospectus for implementation of our future plans.

The table below summarizes our cash flows information for the years as indicated:

	For the year ended March 31,
	2022	2023
	US$	US$
Cash and cash equivalents and restricted cash at the beginning of the year	3,958,921	7,362,748
Net cash provided by operating activities	5,664,842	1,958,323
Net cash provided by (used in) investing activities	(83,454)	2,061,606
Net cash provided by (used in) financing activities	(2,177,561)	(5,422,750)
Cash and cash equivalents and restricted cash at the end of the year	7,362,748	5,959,927

Operating Activities

Cash flows from operating activities reflected net income for the year adjusted for non-cash items such as depreciation, gain on disposal of property, plant and equipment, provision for inventories, credit loss, deferred tax expenses and changes in working capital.

Net cash provided by operating activities, as reflected in the consolidated statements of cash flows, was US$5,664,842 during the year ended March 31, 2022, which decreased to US$1,958,323 during the year ended March 31, 2023. The decrease in cash operating inflows by US$3,706,519 was due primarily to the increase in inventories, and decrease in accounts payable, accruals and other current liabilities. The increase in inventories was a result of large volume of customer orders at the end of fiscal year 2023.

Please refer to the paragraph headed “Current assets and current liabilities” for discussion on the changes in the working capital items above.

Investing Activities

For the year ended March 31, 2023, net cash provided by investing activities was US$2,061,606, which was the result of the net proceeds from the acquisition and sale of property plant and equipment and marketable debt securities.

For the year ended March 31, 2022, net cash used in investing activities was US$83,454, which was due to additions in furniture and fixtures.

Financing Activities

For the year ended March 31, 2023, net cash used in financing activities was US$5,422,750, which was due to repayment of bank loans of US$1,661,125, payment of deferred costs for legal and professional parties engaged for the preparation of the listing of the Company’s ordinary shares and the net repayment to related parties of US$2,771,832.

For the year ended March 31, 2022, net cash used in financing activities was US$2,177,561. Financing cash inflow includes effects of proceeds from new bank loans of US$1,500,000 which were offset by (i) net payment to related parties of US$2,715,646; and (ii) repayment of bank loans of US$961,915.

Capital Expenditures

We had capital expenditures of US$49,960 and US$83,454 for the years ended March 31, 2023 and 2022, respectively. Our capital expenditures were mainly used for furniture and fixtures.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements, including arrangements that would affect its liquidity, capital resources, market risk support, credit risk support, or other benefits.

Critical Accounting Policies and Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities and contingencies at the date of the financial statements as well as the reported amounts of expenses during the reporting period. As a result, management is required to routinely make judgments and estimates about the effects of matters that are inherently uncertain. Actual results may differ from these estimates under different conditions or assumptions.

Critical accounting policy is both material to the presentation of financial statements and requires management to make difficult, subjective or complex judgments that could have a material effect on financial condition or results of operations. Accounting estimates and assumptions may become critical when they are material due to the levels of subjectivity and judgment necessary to account for highly uncertain matters or the susceptibility of such matters to change, and that have a material impact on financial condition or operating performance.

Critical accounting estimates are estimates that require us to make assumptions about matters that were highly uncertain at the time the accounting estimate were made and if different estimates that we reasonably could have used in the current period, or changes in the accounting estimate that are reasonably likely occur from period to period, have a material impact on the presentation of our financial condition, changes in financial condition or results of operations. The management of the Company believes the following critical accounting estimate is the most significantly affected by judgments and assumptions used in the preparation of our consolidated financial statements: Inventory valuation.

Inventory valuation

Inventories are stated at the lower of cost and net realizable value, and on a weighted average basis. We review inventory on a regular basis for excess and slow-moving inventory. The review is based on an analysis of the age of inventory on hand, historical sales of the same or similar products, and expected net realizable value through future sales. The analysis includes a review of inventory quantities on hand at period-end in relation to year-to-date sales, orders received and projections for sales in the foreseeable future. While we normally procure inventories based on orders received, there are certain types of material which we buy from bulk orders for use in the coming two to six months if such material is repetitively ordered by customers for better pricing and speedy order fulfilment. We consider that there may be a need for inventory impairment if quantities of inventory held exceed the sum of orders received and projected future sales. The estimated net realizable value is determined based on the recent and estimated selling prices of inventory. In the event of a sudden and significant decrease in demand or unexpected obsolescence for those specific materials which we purchased in bulk for the coming two to six months, we could be required to provide for inventory reserve, which would increase our cost of goods sold and decrease our gross profit.

Current Assets and Current Liabilities

The following table sets forth a breakdown of our current assets and liabilities as of the dates indicated:

	As of March 31,
	2022	2023
	US$	US$
CURRENT ASSETS
Cash and cash equivalents	7,362,748	5,959,927
Accounts receivable, net	2,870,347	2,085,776
Accounts receivable, net – related parties	181,715	17,562
Investment in marketable securities	441,440	243,284
Inventories	2,507,962	5,785,616
Notes receivable, net	250,419	393,442
Prepaid expenses and other current assets, net	289,668	126,208
Due from related parties	1,860,425	2,109,768
Total current assets	15,764,724	16,721,583

CURRENT LIABILITIES
Bank loans – current	1,352,053	626,657
Operating lease liabilities – current	21,172	7,151
Operating lease liabilities – current related parties	—	359,658
Accounts payable, accruals and other current liabilities	3,805,263	3,167,676
Accounts payable – related parties	3,299,198	2,382,072
Contract liabilities	208,021	231,475
Due to related parties	228,176	240,375
Income taxes payable	356,257	140,236
Total current liabilities	9,270,140	7,155,300
Net current assets	6,494,584	9,566,283

Accounts receivable, net

Accounts receivable, net are non-interest bearing and normal trade terms granted by us were mainly on credit. The credit period is generally 0-30 days from the date of invoice.

As of March 31, 2023, our accounts receivable including due from related parties decreased by US$948,724 to US$2,103,338 from US$3,052,062 as of March 31, 2022. The decrease is mainly due to our increased efforts in credit control measures, including the monitoring of the aging of receivables and enhanced collection efforts.

We review the accounts receivable on a periodic basis and make allowances when there is doubt as to the collectability of individual balances. In evaluating the collectability of individual accounts receivable balances, we consider several factors, including the estimated provision rate, age of the balance, the customer’s payment history, current credit- worthiness, and current economic trends. Additionally, we may make specific bad debt provisions based on any specific knowledge we have acquired that might indicate that an account is uncollectible. The facts and circumstances of each account may require us to use substantial judgment in assessing its collectability. Delinquent account balances are written-off after management has determined that the likelihood of collection is not probable. For the years ended March 31, 2022 and 2023, additional allowance for credit loss amounted to US$10,286 and nil, respectively.

Investment in marketable debt securities

Our investment in marketable debt securities mainly consists of fixed income investment products purchased through a bank. As of March 31, 2023, current investment decreased by US$198,156 to US$243,284 from US$441,440 as of March 31, 2022, mainly due to the redemption of certain products and reflection of the change in fair value.

Inventories

Our inventories consist of finished goods. To minimize the risk of building up inventory or insufficient stock level, we review our inventory levels on a continuous basis. Our inventory management staff normally discuss with the management the inventory level at least once every quarter.

We had inventories of US$5,785,616 and US$2,507,962 as of March 31, 2023, and 2022, respectively. The increase was mainly due to the increase in customers’ orders.

Inventories consisted of the following:

	As of March 31,
	2022	2023
	USD	USD
Finished goods	2,868,845	6,146,499
Impairment provision	(360,883)	(360,883)
Inventories, net	2,507,962	5,785,616

The table below sets out the turnover days of our inventories for the periods indicated:

	For the year ended March 31,
	2022	2023
Inventory turnover days (Note)	28.6	58.2

Inventory turnover days increased from 28.6 days for the year ended March 31, 2022 to 58.2 days for the year ended March 31, 2023 because of the backlog that developed high year-end balance in 2023.

Prepaid expenses and other current assets

Our prepaid expenses and other current assets mainly related to purchase deposits. Our prepaid expenses and other current assets, net decreased by US$163,460 to US$126,208 as of March 31, 2023 from US$289,668 as of March 31, 2022.

Notes receivable

Our notes receivable represented bank drafts from banks guaranteeing the payments of our customers. Notes receivable increased by US$143,023 to US$393,442 as of March 31, 2023 from US$250,419 as of March 31, 2022.

Due from related parties

The following table sets out a breakdown of due from related parties:

	As of March 31,
	2022	2023
	US$	US$
Name
Mr. Danny Tze Ching Wong	1,860,425	2,108,688
Everlink Enterprises Limited	—	1,080
Total due from related parties	1,860,425	2,109,768

The outstanding amount due from the related parties as of March 31, 2022 will be fully settled by setting off against the dividends to be declared by JLHK and the remaining, if any, by cash, JLHK expects to declare such dividends before the listing of our Ordinary Shares.

Bank loans

As of March 31, 2023, we had total bank loans of US$2,641,032, of which US$626,657 was current and US$2,014,375 was non-current, as compared to total bank loans of US$4,302,158 as of March 31, 2022, of which US$1,352,053 was current and US$2,950,105 was non-current. A majority of the bank loans was property instalment loans relating to mortgages of a number of properties in Hong Kong and a revolving loan facility for investment or insurance products. The bank loans carry interest rates ranging from 1.2% to 1.6% over Hong Kong Interbank Offered Rate (HIBOR) per annum or the lending bank’s best lending rate minus 2.85% per annum and are secured by the property, the investment or insurance products and a guarantee executed by Mr. Danny Tze Ching Wong and Ms. Lui Wai Fun in favor of the lending bank.

Accounts payable, accruals and other current liabilities

The following table sets forth a breakdown of our accounts payable, accruals, and other current liabilities as of the dates indicated:

	As of March 31,
	2022	2023
	US$	US$
Trade payables	6,784,584	5,239,101
Other payables	27,069	57,417
Accrued expenses	231,566	197,444
Advance from customers	61,242	55,786
	7,104,461	5,549,748

Our trade payables are non-interest bearing and are normally settled within 30-60 days or on delivery.

As of March 31, 2023 and 2022, we had trade payables of US$5,239,101 and US$6,784,584. The decrease in accounts payable, accruals and other current liabilities at fiscal year-end 2023 was mainly due to the prompt payments made by us to the key suppliers in order to bargain for better supply terms and maintain a better relationship.

The table below sets out the average trade payables turnover days for the years ended March 31, 2022 and 2023:

	For the year ended March 31,
	2022	2023
Trade payables turnover days	71.6	69.9

Trade payables turnover days decreased in 2023 as compared to 2022 which suggests in general the Company had settled its suppliers slightly faster.

Due to related parties

The following table summarizes amounts due to related parties:

	As of March 31,
	2022	2023
	US$	US$
Trade related	3,299,198	2,382,072
Non-trade related	228,176	240,375

For trade related amount due to related parties, during the years ended March 31, 2022 and 2023, we purchased raw materials from Guangdong Rongmian Accessories Technology Co., Ltd, New Sole (Shanghai) Technology Ltd. and Jiaxing Newsole Reflective Material Co., Ltd., in which Mr. Edwin Chun Yin Wong or Mr. Danny Tze Ching Wong, our Chief Executive Officer and Chairman respectively, directly or indirectly owned a minority equity interest. The table below sets out the amounts payable to each of these parties as of March 31, 2022 and 2023:

	As of March 31,
	2022	2023
	USD	USD
Name
Guangdong Rongmian Accessories Technology Co., Ltd	1,726,584	506,275
New Sole (Shanghai) Technology Ltd	892,073	1,783,376
Jiaxing Newsole Reflective Material Co., Ltd.	680,541	92,421
Total account payable -related parties	3,299,198	2,382,072

The following table also sets out a breakdown of non-traded related amount due to related parties:

	As of March 31,
	2022	2023
	USD	USD
Name
Mega Image Production Limited	185,669	—
Charm Vision Holdings Limited	30,769	—
Mr. Edwin Chun Yin Wong	360	15,375
Lui Wai Fun	11,378	6,410
J-Long Group Ltd	—	218,590
Total due to related parties	228,176	240,375

Mega Image Production Limited and Charm Vision Holdings Limited are wholly-owned directly or indirectly by Mr. Danny Wong Tze Ching. J-Long Group is owned as to 10% by Mr. Danny Tze Ching Wong and 90% by Mr. Edwin Chun Yin Wong.

Contractual Obligations

The following table summarized our contractual obligations as of March 31, 2023:

	Payment due by period
	Less than 1 year	1 to 3 years	3 to 5 years	More than 5 years	Total
	US$	US$	US$	US$	US$
Contractual Obligations:
Operating leases	379,510	89,451	—	—	468,961
Bank loans	626,657	1,342,571	671,804	—	2,641,032

Quantitative and Qualitative Disclosure About Market Risk-

Credit Risk

Credit risk relates to the risk that the counterparty to a financial instrument would fail to discharge its obligations under the terms of the financial instrument and cause a financial loss to us.

Bank deposits are only placed with creditworthy financial institutions. The management does not expect any financial institutions will fail to meet their obligations which will result in material credit losses to us.

In respect of accounts receivable, individual credit evaluations are performed. These evaluations focus on the past history of making payments when due and current ability to pay, and take into account information specific to the customer as well as pertaining to the economic environment in which the customer operates. We do not require collateral from customers.

In respect of our investment in marketable debt securities, which are exposed to the securities issuers’ risk of default in paying coupons on time or at all, we regularly monitor the financial conditions of the debt securities issuers and any change in the credit ratings to make further investment decisions.

Our exposure to credit risk is influenced mainly by the individual characteristics of each customer rather than the industry or country in which the customers operate and therefore significant concentrations of credit risk primarily arise when we have significant exposure to individual customers. As of March 31, 2022 and 2023, 19% and 32% respectively of the total accounts receivable were due from our five largest customers.

Currency Risk

Currency risk refers to the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in foreign exchange rate. Our exposure to currency risk arises primarily from cash and cash equivalents, investment in marketable debt securities and accounts receivable, which are primarily denominated in Hong Kong dollars, US dollars and Renminbi. Our reporting currency is US dollars.

As Hong Kong dollars is pegged to US dollars and although Renminbi gradually depreciated against the US dollars over the two years ended March 31, 2023, the management believe that we are not exposed to significant currency risk.

The following table presents the potential effects on profit before tax of a hypothetical change of +/- 500 basis points (“bps”) in year-end exchange-rates, applied to the Company’s net balances of trade receivables and trade payables in foreign currencies.

	At March 31, 2022			At March 31, 2023
Currency	Notional profit before tax expense (US$)	Impact on profit before tax expense +500 bps (US$)	Impact on profit before tax expense -500 bps (US$)	Notional profit before tax expense (US$)	Impact on profit before tax expense +500 bps (US$)	Impact on profit before tax expense -500 bps (US$)
RMB	5,360,038	268,002	(268,002)	7,753,877	387,694	(387,694)

We currently do not have a foreign currency hedging policy. However, the management monitor foreign exchange exposure and will consider hedging significant foreign exchange exposure should the need arise.

Price Risk

We held investment in marketable debt securities which are exposed to market price fluctuation risk. To manage this risk, our management continuously monitors the financial condition of security issuer and market price fluctuations. Appropriate actions including selling the position will be taken should the need arise. For the years ended March 31, 2022 and 2023, losses resulting from the impairment of investment in marketable debt securities to reflect the decline in value considered to be other-than-temporary were nil and US$60,754, respectively.

Interest Rate Risk

Our exposure to the risk of changes in market interest rates relates primarily to our bank borrowings with floating interest rates and our investment in marketable debt securities. Our policy is to obtain the most favorable interest rates available for its borrowings. Management monitors interest rate exposure and will consider hedging significant interest rate exposures should the need arise. For our investment in marketable debt securities, our management considers the investment objective with respect to the position of the investment and monitors the impact on market price due to the changes in interest rate.

The following table presents the potential effects on net interest income or expenses of a hypothetical change of +/- 250 bps in year-end interest rates, applied to the Company’s bank borrowings and cash and cash equivalents.

For the year ended March 31, 2022			For the year ended March 31, 2023
Notional net interest (expenses)/income (US$)	Impact on net interest (expenses)/income +250 bps (US$)	Impact on net interest (expenses)/income -250 bps (US$)	Notional net interest (expenses)/income (US$)	Impact on net interest (expenses)/income +250 bps (US$)	Impact on net interest (expenses)/income -250 bps (US$)
(75,919)	(1,898)	1,898	(135,616)	(3,390)	3,390

BUSINESS

Overview

We are a holding company incorporated in the Cayman Islands with operations conducted by our operating subsidiary in Hong Kong JLHK.

We are an established distributor in Hong Kong of reflective and non-reflective garment trims including, among others, heat transfers, fabrics, woven labels and tapes, sewing badges, piping, zipper pullers and drawcords. We have nearly 30 years of experience in the apparel industry and have served over 100 international brands globally, including outerwear and sportswear brands, uniform and safety workwear brands and fashion brands. We have a more than 25 years working relationship with a leading U.S. multinational conglomerate listed on the New York Stock Exchange, who is also our primary supplier of materials. It produces, among others, reflective products for use in the fields of industry, work safety, U.S. health care, and consumer goods. We have been its authorized distributor of 3M™ Scotchlite™ reflective materials since 2000. The leading U.S. multinational conglomerate sells its 3M™ Scotchlite™ reflective materials through regional distributors across the world. We are a long-standing channel partner and one of the leading converters of 3M™ Scotchlite™ reflective materials, serving a range of global brands. As a converter for 3M™ Scotchlite™ reflective materials, it involves providing adhesive solutions by offering custom shaped parts designed to the specification requirements of the customer.

We also offer a wide range of apparel solution services to cater to our customers’ needs for reflective and non-reflective garment trims, ranging from market trend analysis, product design and development and production to quality control. We work with our customers on their product requirements for the upcoming season, and we usually provide various suggestions on the product design and use of appropriate materials using our know-how and extensive industry knowledge we have accumulated over the years.

Our Competitive Strengths

We believe the following competitive strengths differentiate us from our competitors:

Established Market Presence in The Reflective Materials Industry with Nearly 30 Years of Operating History

We have more than 30 years of experience in the reflective materials industry in Hong Kong. We have been the authorized distributor of 3M™ Scotchlite™ reflective materials for a leading U.S. multinational conglomerate in Asia Pacific since 2000 and have established ourselves as one of the leading licensed authorized distributors of its reflective materials. Throughout the years, we have built a strong sales and marketing team in Hong Kong and an established network of sales and marketing consultants that are situated in Denmark, Italy and the United States, which are responsible for maintaining and establishing communication with our customers, such as the apparel brands and their regional offices and the apparel manufacturers, and also soliciting their orders.

We have also supplied non-branded reflective trims and heat transfers to some of our customers to cater to their different needs. As of the date of this prospectus, we have served over 100 international brands, including outerwear and sportswear brands, safety workwear brands and fashion brands. We believe that our long-term presence in the apparel industry together with our proven track record have enabled us to develop a good reputation and earned us trust from our customers in our ability to deliver quality work in a timely and satisfactory manner.

Diversified product portfolio consisting of Reflective and Non-Reflective Garment Trims

Our customers, in particular, owners of apparel brands, have diverse needs and preferences for a wide range of product offerings for use in their apparel and outerwear and sportswear products. Our customers mainly consist of (i) owners of apparel brands; (ii) apparel manufacturers that manufacture apparel products for owners of apparel brands; and (iii) local buying offices of apparel brands. In recognition of the demands of our customers, we offer a large portfolio of reflective and non-reflective garment trims, including, among other, heat transfers, fabrics, woven labels and tapes, sewing badges, piping, zipper pullers and drawcords, for use in the fields of consumer apparel and sportswear, uniform and safety workwear, outerwear accessories and outdoor gear and related products.

We mainly discuss with our customers their trim requirements for their apparel products. Occasionally, based on the requirements and preference of our customers and latest market trends in the apparel industry, we provide various suggestions on the product design and use of appropriate materials, generate new design concepts and ideas for our customers’ consideration using our know-how and extensive industry knowledge we have accumulated over the years.

Commitment to Environmental Sustainability and Quality Control

As one of the leading authorized distributors of reflective materials and products under our licensed U.S. brand, we have strictly adhered to the quality control procedures imposed on us throughout the years and also selected manufacturing services suppliers that adhere to equivalent or higher standard of production and quality control procedures implemented by us and those that apply environmentally sustainable practices in their production process as required by our customers. The same standards are also applied across our non-branded materials and products. JLHK has been awarded a certificate by Bluesign® SYSTEM PARTNER for its article range of “label” for meeting the relevant Bluesign® criteria of reducing environmental impact and a certificate from Oeko-Tex® for meeting the human-ecological requirements of STANDARD 100 by Oeko-Tex® for reflective materials including reflective fabrics, tapes and printed transfer film. This demonstrates our commitment to environmental sustainability, which we believe will increase our favorability with and ability to attract a wider spectrum of customers in the future. We have a quality control team that carries out supervision in accordance with our quality control procedures. We impose stringent standards such as quality control standards, and technical and managerial capabilities to ensure the quality of our products. Through our established relationships with our customers, we have gained significant knowledge and experience in satisfying and exceeding their required quality standards. Given our stringent quality control procedures, we have been in a position to maintain our status as one of the core suppliers for many of our major customers and obtain their orders for our products on a continuous basis.

Strong and Stable Network of Materials Suppliers and Manufacturing Services Suppliers

We are the authorized distributor of reflective materials and products of our licensed U.S. brand in Asia Pacific and have been appointed for a continuous period of over 25 years. During our period as its licensed authorized distributor, based on our strong presence in the apparel industry and in-depth knowledge in reflective and heat transfer material and products, we have established a reputation as one of the leading authorized distributors for reflective materials and products of our licensed U.S. brand and remained committed to continue to expand our distribution network in the apparel industry, particularly given the anticipated growth in the global sportswear and outerwear apparel market. In respect of our non-branded products for reflective garment trims and heat transfers, we have also maintained good relationship with our materials suppliers and manufacturing services suppliers, among which we had established business relationship ranging from three years to over ten years with our five largest suppliers for the years ended March 31, 2023 and 2022. Having long-term and stable working relationships with our materials suppliers and manufacturing services suppliers enable us to have a steady supply of materials and products and allow us to have a comprehensive assessment of their ability and control over the product quality.

Stable Business Relationships with Our Customers

We have fostered positive and enduring business relationships with a diverse range of customers over the years. As of March 31, 2023, our five largest customers, by revenue, encapsulate the diversity of our customer base, with whom we have established relationship ranging from one to over ten years. The broad spectrum of relationships, alongside our deep understanding of our customers’ evolving needs, allow us to secure recurring orders for our materials and products. Despite the significance of our top five customers, our revenue model and customer base are not heavily concentrated on any particular customer, reflecting our strong market position and effective business model. We believe that our long-standing operation history, coupled with the stable and diversified relationships with our customers, will continue to strengthen and bolster our reputation and recognition in the apparel market, and enable us to capture a wider range of business opportunities.

Experienced and Professional Management Team

Mr. Danny Tze Ching Wong, our director and chairman of the board, has over 35 years of experience in the apparel industry specializing in the development and supply of reflective and non-reflective garment trims and has played a key management and leadership role in our development. Prior to founding JLHK, he also worked in the safety and security department of a world-renowned leading reflective material brand in the U.S.. Mr. Edwin Chun Yin Wong, our director and chief executive officer, has over 10 years of experience in the trading and retail of garment products. Their qualifications and leadership have facilitated us in formulating business strategies and their technical know-how and industry knowledge acquired and accumulated over the years, particularly in the sports apparel industry, are essential to keeping us ahead of our competition and securing new business. We believe that our experienced and professional management team is an invaluable asset and will continue to contribute to our business development and future prospects.

Our Strategies

We intend to pursue the following strategies to further expand our business:

Strengthen Our Design and Development Capabilities

We consider our ability to capture the latest market trends in the apparel industry as a crucial element to our success. Our product design and development team conducts market analysis regularly to identify the latest trends in consumer apparel and sportswear, uniform and safety workwear and outerwear market for our apparel brand customers. The latest market trend information will be shared with our sales and marketing team and our sales and marketing team will then discuss with our customers to secure the design, application and use of our products in their apparel products. To further our design and development capabilities and to maintain our competitiveness in the market, we intend to expand our product design and development team by hiring additional experienced personnel with skills and product design and prior working experience in the apparel brands.

Expand Our Regional Sales Presence and Marketing Capabilities

As our existing and target customers are mostly international renowned apparel brands based across the world, we have set up regional sales networks in Denmark, Italy and the United States to maintain a close proximity with them to facilitate our communication on their evolving needs and to better identify changes in the market trends. Our sales and marketing team in Hong Kong is responsible for maintaining relationships with our customers, namely owners of apparel brands, apparel manufacturers and local buying offices of apparel brands in Asia. Through direct discussions with our customers, we can also anticipate their trim requirements for their apparel products and offer solutions for their manufacturing in Asia. As we expect a rise in demand for apparel products, in particular outerwear and sportswear apparel products, we intend to expand our sales and marketing team in Hong Kong and hire additional sales representatives to enhance our geographical coverage and to cope with potential growth in demand for our materials and products from existing customers and capture new potential business.

We intend to increase our marketing budget to capture a greater market share, through both online and offline marketing. In terms of online marketing, we will revamp our website with more promotional videos and items to attract online audience. We aim to create more engaging content and increase our budget for promoting on different online business platforms and industry-related websites to increase our brand’s exposure. Regarding our offline strategy, we intend to set up larger and more attractive booths at the annual exhibitions in Munich, Denver and Portland we regularly participate in to explore new customer base and business opportunities. Through our strengthened product design and development team, we will continue to keep up with the latest market trend and distribute more appealing catalogues for advertising our products with a view to capture more business opportunities.

Selectively Pursue Acquisitions and Strategic Investments

While we have not identified any specific targets, we plan to selectively pursue acquisitions and strategic investments that complement our existing operations, facilitate our business strategies as well as strengthening our products, enhancing our offerings and/or expanding our market presence. Our potential targets for investment and acquisition will focus on companies with greater sales and marketing, research and development and manufacturing capabilities, especially in reflective, heat transfers and eco-friendly materials and products, to enable us to broaden our product line. We will select potential targets based on various factors, including their existing market share, technology, reputation and customer network.

Increase Warehouse and Storage Capacity

To facilitate our business operations and satisfy the needs of some of our customers, we procure reflective and heat transfer materials and products based on the anticipated demand of our customers from time to time and maintain an inventory of stock of the materials and products at the warehouse and storage facilities of our office, which, based on our understanding is in line with the industry norm. We intend to further increase our warehouse and storage capacity to facilitate the growth in demand for our materials and products.

Our Business Operations

We are a distributor of reflective and non-reflective garment trims, including the reflective materials and products of our licensed U.S. brand and other non-branded products. Our customers mainly consist of (i) owners of apparel brands, (ii) apparel manufacturers that manufacture apparel products for the apparel brands and (iii) other customers, which consists of local buying offices of apparel brands. We offer a wide range of services to satisfy our customers’ needs including market trend analysis, product design and development and production and quality control. We also work together with our customers on their apparel products for the upcoming season and pitch various designs and applications of our materials and products based on their needs and requirements.

We sell our products and materials to apparel manufacturers that handle the manufacturing process for the apparel brands as they are usually appointed to handle the manufacturing of their apparel products. We discuss with the apparel brands and generate new design concepts and ideas for the apparel brands’ consideration using our know-how and extensive industry knowledge. Based on the satisfactory results of their due diligence on us, we may be nominated as their authorized supplier of the apparel brand and their contract manufacturers of their apparel products would be required to place orders with us, with the quantity, delivery schedule and payment terms specified. If there were more than one nominated supplier in this category, we would confirm with the apparel manufacturer whether they would proceed with us. For this arrangement, the apparel manufacturer would be our direct customer. The apparel brands shall give us and our manufacturing services suppliers authorizations to use the trademarks of the apparel brands during the conversion of the garment trims.

Owners of apparel brands and local buying offices of apparel brands may also approach us to purchase materials and products from us directly. To a smaller extent, we also receive orders from construction companies and the government authorities in Hong Kong for our products for their workwear and safety work apparel.

As we do not own or operate any manufacturing operations, for products that require conversion, we delegate the converting process of our products to our manufacturing services suppliers located in the PRC, which are closely monitored by our quality control team.

Business Operation Flow

Sales and marketing
Price quotation, and product design and development
Product approval and order placement
Procurement and production mangement
Quality control
Delivery and settlement
After sales services

Sales and Marketing

Our sales and marketing team in Hong Kong and the sales and marketing consultants in Denmark, Italy and the United States are responsible for client management including strengthening relationships with our existing customers and approaching potential customers, such as owners of apparel brands and apparel manufacturers. Our sales and marketing team at our office in Hong Kong is directly operated by us and is responsible for customers located in Hong Kong and mainland China (i.e. the apparel brands’ regional offices and apparel manufacturers in mainland China) and may also directly cover customers located at other regions as necessary. Our sales and marketing team at our office in Hong Kong also oversees our sales operation of our sales and marketing consultants, which comprise of third-party sales and marketing companies contracted by us. Our sales and marketing consultants mainly cover the customers at their own respective regions, while the teams in Denmark and the United States may extend their reach to potential customers of other major European markets and the North America market, respectively.

Our sales and marketing team also follows up on the product designs and orders with customers. Our customer service team also collects the feedback from customers received from our sales and marketing team.

Price Quotation and Product Design and Development

Our product design and development team work closely with our management and sales and marketing team in anticipating the latest market trends on products designs and specifications and understanding the requirements of our customers.

For customized products, based on the information received from our customers as well as the market analysis conducted by our product design and development team, our sales and marketing team discusses with our customers about their potential designs of applying our materials or products to their apparel products and formalizes the design concept. Our product design and development team will subsequently present the ideas through our sales and marketing team to our customers or their manufacturers and provide a price quotation.

For customers that seek to purchase our materials and products directly, our sales and marketing team will confirm with our management and revert with a price quotation based on the materials requested.

Product Approval and Order Placement

If our customers have accepted our price quotation and agreed on the product specifications, our product design and development team will deliver to our customer a small batch of sample products for their inspection. Upon their approval, they may place orders with the quantity, delivery schedule and payment terms specified, upon which we would commence the conversion process of the product.

For the orders of our materials and products from our customers which do not require further processing, once our customer approves the sample products and our customer service team confirms that we have sufficient materials or products required in stock, we shall directly proceed to delivery and arrange for settlement with our customers.

Procurement and Production Management

Once our customer service team confirms the order with our customers, based on the product specifications required by our customers, we shall proceed to examine the existing inventory of products from our warehouse to check whether it is sufficient to fulfill the order. In the case of insufficient stock for the required products, our sales and marketing team shall procure from our U.S. licensor for our licensed U.S. branded products or from our selected suppliers for non-branded materials and products. If the products are sufficient to satisfy the customer order, we shall proceed directly to delivery and settlement.

For products that require conversion, based on the product specifications, delivery schedule, production capacity and other requirements from our customer, our product design and development team select a suitable supplier from our pre-approved list of manufacturing services suppliers in the PRC which may supply the converted products. We engage manufacturing supplier to convert our materials into specified products based on our specifications and requirements with a processing fee.

Our quality control team will regularly monitor the conversion process. The conversion process of the products normally consists of various methods of cutting (such as laser cutting and custom cutting) and lamination of the materials by our manufacturing services suppliers. Our quality control team also requires our manufacturing services suppliers to provide us with regular updates on the progress and our customer and service team shall inform our customers on the latest status.

Quality Control

For the materials and products that we procure from our U.S. licensor and our suppliers, our quality control team performs regular sample checks in accordance with our internal quality standard and the requirements of our customers and for any defect materials and products, we usually return the defective products and request our U.S. licensor and suppliers to rectify by replacing the defective products. In the case where the defective product cannot be replaced, we will seek to source similar alternatives and propose to our customers. If such is not acceptable by the customer, the customer may request a refund in relation to the purchase order.

For materials and products that require to be converted, as the authorized distributor of our licensed U.S. brand, we strictly adhere to quality control procedures imposed on us for the converted products, and our quality control team is responsible to ensure that we apply the equivalent or higher standard of quality control in the conversion process for our manufacturing services suppliers. A similar standard is also imposed across non-branded products. For apparel brands that have nominated us as their supplier for converted products, we are also subject to their manufacturing specifications and standards imposed on us.

In selecting our suppliers for non-branded materials and products, we make reference to the (i) quality; (ii) price; (iii) stability of the supply; (iv) logistics arrangements; (v) payment terms; and (vi) after-sale services. We also require our materials suppliers and manufacturing services suppliers to apply environmentally sustainable practices in their production and sourcing process that meets the standards of our certifications awarded for our operations as necessary.

Delivery and Settlement

We engage third party logistic companies to transport and deliver our products from our manufacturing services suppliers or our warehouse/storage facilities to our customers or their designated location, subject to our customers’ needs. Although most of our customers are required to settle payment before delivery of our products, our customers generally have a credit period of around 30 to 90 days from the date of our purchase invoice.

After-sale Services

We value our relationships with our customers. Our customer service team attends to our customers’ enquiries, feedbacks and complaints. In the case of any defective products or materials discovered by our customers, our quality control team will request a sample of the defective product or materials and inspect accordingly and rectify the defect by replacing the defective product or materials.

Our Products

We offer a wide range of reflective and non-reflective garment trims, which are mainly categorized into (i) heat transfers, (ii) fabrics, (iii) woven labels and tapes, (iv) sewing badges, (v) piping, (vi) zipper pullers and (vii) drawcords. Our garment trims are largely accessories attached to apparel products and used in apparel products manufacturing to either enhance the aesthetic appeal or functional aspects of the apparel products. Our products are in different materials, shapes, sizes and colors. In particular, as an established distribution expert in reflective and non-reflective garment trims with nearly 30 years of experience in the apparel industry, we specialize in providing heat transfers and fabrics. The following table sets for forth a summary of our products:-

Type of Garment Trims	Description	Picture
Heat Transfers

•   Made through printing a design in reverse on a release paper using, and combining, screen printing, lithographic printing and digital printing. The printed image is applied against the fabric of products with industrial heat press. Afterwards, the release paper is peeled away and the image will be transferred to the substrate. Our heat transfers, many of which can be customized for specific customer needs, contain various information, such as the brands’ trademarks and logos. Further, our heat transfers come in a range of styles including reflective, stretchable, anti-color migration and water-repellent.

Fabrics

•   Reflective and non-reflective fabric. Reflective fabric is a functional composite material formed by implanting high-refractive-index glass beads on the surface of the substrate by coating, laminating, compounding and other technical processes. The reflective fabric reflects the light back to the light source through the principle of spherical retroreflection, thereby producing excellent reflective effects and highly visible warning effects. Our reflective fabrics are generally used by our customers to produce their end products, which have wide applications in different industries.

Type of Garment Trims	Description	Picture
Woven Labels and Tapes	• Fabrics that are created by weaving or knitting yarns together.
Sewing Badges	• Embroidery made using a fabric backing and thread.
Piping	• Trim or edging formed by sewing a thin strip of folded fabric into a narrow tube and attaching it to the edge of a piece of fabric.

Type of Garment Trims	Description	Picture
Zipper Pullers	• Comprised of a metal or fabric loop attached through the hole of a zipper slider in any garment.
Drawcords	• Cord or ribbon run through a hem or casing and pulled to tighten or close an opening.

Application of Our Products

Diversity of products is one of our core competitive strengths. Our products are widely used across industries and applications as consumer apparel and sportswear, uniform and safety workwear, outerwear accessories and outdoor hard gear. The pictures below illustrate the application of our products:

Pricing Strategy

We usually determine the price of a product on a cost-plus basis, and our prices are quoted in HKD, RMB or USD. In determining our quote, we take into account the costs of materials, the quantity of the purchase orders, the complexity of the product design, delivery costs, the costs of the converted products quoted by the manufacturing services suppliers (if applicable), as well as the estimated time required as factors in determining the prices of our products.

Customers

Our customers mainly consist of (i) owners of apparel brands; (ii) apparel manufacturers that manufacture apparel products for owners of apparel brands; and (iii) local buying offices of apparel brands.

We do not enter into long-term agreements with our customers, which is in line with the common industry practice. In a typical sales transaction, our customers will place a purchase order with us, and we will confirm the purchase by issuing a confirmation in return. Set out below are the salient terms of a sales transaction:

Product description	:	A brief description of the products, the product design and specification, materials to be used, color and size, is also specified.
Order details	:	The number of pieces for each color and/or size, the currency, the unit price, the purchase order code, and the total amount, are specified.
Payment terms	:

We generally require our customers to settle in full by letter of credit upon delivery of goods. We may also grant a credit period of up to 30 days to its major customers based on factors such as years of business relationship with the customers, their reputation and payment history.

Delivery details	:

The estimated delivery time is specified, which usually ranged from approximately two to eight weeks from the date of the purchase order depending on the quantity of the order and the type of products.

Product Returns and Warranty

We do not have a product warranty policy. As a general policy, we accept product returns due to effects caused by us after conducting an investigation to ascertain the cause of the defects. Depending on the circumstances of each case, we may replace the defective products or may issue a refund to our customer if the defect is caused by us. Upon receiving a complaint from our customer in relation to a potential product defect, we will perform proper inspection and examination to the defective products such as by comparing the defective products to our sample products. We did not record any material sales return nor were we subject to any material product liability claims during the years ended March 31, 2023 and 2022.

Sales and Marketing Team

We conduct our sales and marketing through our sales and marketing team in Hong Kong and also through the sales and marketing services consultants that we have engaged for other geographical regions outside Hong Kong and mainland China. Our sales and marketing team and our consultants are both responsible for identifying new business opportunities as well as establishing and maintaining relationships with our customers. Our sales and marketing team in Hong Kong mainly covers customers in Hong Kong and mainland China, particularly, the apparel brands’ regional offices and their apparel manufacturers in mainland China and may also directly cover customers located at other geographical regions as necessary. Our sales and marketing team at Hong Kong is directly operated by us and responsible for overseeing the sales and marketing consultants of other geographical regions.

Our sales and marketing consultants are based in different geographical regions including Denmark, Italy and the United States where some international apparel brands are based. The sales and marketing consultants mainly cover customers at their own respective region, while the team at Denmark and the United States may extend their reach to potential customers of other major European market and the North American market, respectively. We select to engage sales and marketing consultants mainly based on their sales and marketing experience in reflective and heat transfer materials and products and their relationships and networks with outerwear and sportswear apparel brands in their respective geographical region and we conduct a regular review of their sales performance from time to time. We compensate our sales and marketing consultants on a commission basis, which we believe provides them with strong incentive to promote our products. We also collect customer feedback from time to time in order to keep up with the market competitiveness regarding pricing, product range and quality, production and delivery time.

Suppliers

We source our licensed U.S. branded products directly from our U.S. licensor as its authorized distributor of reflective materials. For non-branded products, we source from suppliers located in the PRC. For the year ended March 31, 2023, four major suppliers accounted for approximately 24%, 22%, 11% and 10% of our total purchases. For the year ended March 31, 2022, three major suppliers accounted for approximately 27%, 21% and 10% of our total purchases.

We do not enter into long-term supply contracts with our materials suppliers and manufacturing services suppliers, and we believe this conforms with the industry practice as our demands for the products and the conversion service are subject to fast changing fashion trend in the market.

For our suppliers of materials and products, we generally place orders for our materials and products on an order-by-order basis after seeking and confirming quotations from the suppliers. Our purchase order includes order information such as unit price, quantity, delivery schedule and payment details.

For our manufacturing services suppliers, once our customer confirms the product design and specifications with us, we pass the final designs and specifications to our manufacturing services suppliers to obtain a fee quotation for the converted products. Similar to our materials suppliers, our purchase order also includes information such as designs, specifications, quantity, delivery schedule and payment details.

The following sets forth the salient terms of the distribution agreements we enter into with our U.S. licensor and its group companies for our licensed U.S. branded products:

Term:	Typically one to three years.
Geographical territory and exclusivity:

The distribution agreement authorizes us to distribute the products of our U.S. licensor and its group companies on a non-exclusive basis, and we shall have the right to distribute its products within the territory specified in the distribution agreement.

Inventory management:

During the term of the distribution agreement, we shall maintain an adequate level of inventory of the products of our U.S. licensor and its group companies to ensure a continuous supply of the said products to our customer.

Credit term:	Generally ranging from 25 to 55 days after the issuance of invoice.
Products defects:	Our U.S. licensor and its group companies only accept return, exchange or refund of their products if there are quality defects.
Quality assurance:	The products supplied by our U.S. licensor and its group companies shall be in good working order.
Termination:	Either party to the distribution agreement may terminate the distribution agreement by giving 30 days’ notice in writing to the other party.

We engage only suppliers that are on our approved supplier list. We generally select our suppliers based on the following criteria: (i) product quality, (ii) price, (iii) their production capability and stability in the supply, (iv) their logistic arrangements, (v) payment terms offered, and (vi) after-sale services. Our quality control team will normally conduct a quality assessment on new potential suppliers before they are selected as our approved suppliers. The quality assessment will involve the inspection of the relevant qualification certificates of the suppliers and in some cases, their production sites, to whether they are able to meet our environment sustainability standard and practices when requested by our customers. After a potential supplier is approved, we will include the supplier to our approved supplier list. The approved supplier list is reviewed on a regular basis for their performance based on the above criteria. An internal grading would be given to our suppliers following the performance reviews in respect of which we would adjust our ongoing purchase orders with the suppliers with reference to such internal grading. Similar criteria are also applied when we select and approve manufacturing services suppliers which supply us the converted products when requested by our customers.

Procurement and Inventory Management

Our products mainly consist of reflective and non-reflective garment trims. For non-branded products, we make procurement based on anticipated purchase orders/actual purchase orders, the historical order amount and our storage capacity. We store all our materials and products in our warehouse and storage facilities in Hong Kong. We source a majority of our products and materials when our customers confirm their purchase orders with us. If a certain type of material or product has been repeatedly ordered in a particular quarter, our procurement team will discuss with our management for placing a bulk order of that specific material or product for use in the coming two to six months. Towards the end of each quarter, our procurement team also discusses with our management and our sales and marketing teams the estimated quantity required for the following quarter.

As an authorized distributor of our licensed U.S. brand, we also have procurement targets under the license agreement, as such we maintain a certain level of inventory of materials of our licensed U.S. brand from time to time and make procurement if the level of inventory of the materials or products of our licensed U.S. brands below the threshold as determined by our management and relevant inventory management staff. Our inventory management staff normally discusses with the management on the inventory level at least once every quarter.

As the supply of the materials and products under our licensed U.S. brand originates from the United States, they are generally able to deliver to us the materials and products we ordered within a period of six to eight weeks upon receipt of our orders.

Seasonality

The apparel market exhibits seasonality with dynamic changes in trends and consumers’ preferences depending on the time of year. We experience peak seasons typically from December to March each year as the apparel brands and their apparel manufacturers generally place more orders prior to Chinese New Year in anticipation of the production of apparel products. We normally experience a drop in orders in May each year following the peak season orders.

Quality Control

We are committed to a high standard of quality control in all aspects of our operations. The following describes the quality control practices we use in the design, production and delivery of our products:

•        Purchase of materials and products — We only purchase our materials and products from suppliers who are on our approved supplier list and adjust our purchase orders with reference to our internal grading of these suppliers. In selecting our approved suppliers, reference is made to (i) product quality, (ii) price, (iii) their production capability and stability in the supply of materials and products, (iv) their logistic arrangements, (v) payment terms offered, and (vi) after-sale services. We perform sample checks on the materials and products in accordance with our internal quality standards on materials and products and return any materials and products that fail to meet our standards and our customers’ specifications.

•        Production and conversion — We do not own or operate any manufacturing operations and all of our materials and converted products (including sample products and finished goods) are produced by our suppliers. Our management team and quality control team are responsible for the overall production management, monitoring of production schedule, evaluation of manufacturing services and conducting quality control on finished goods. During the conversion process, we regularly communicate with the manufacturing services suppliers and check their production schedule to ensure that they are able to deliver the finished products and materials on time. Our quality control team also performs on-site quality inspections regularly by taking sample checks on the semi-finished products and finished products for quality control purposes.

Certifications

As of the date of this prospectus, we have obtained the following certifications for our operations:

Certification	Description	Awarding organization or authority	Holder	Expiry date
3M	3M™ Scotchlite™ reflective material products franchised distributor	3M China	JLHK	December 31, 2023
Registered Converter	Registered converter of 3M™ Scotchlite™ Reflective Material	3M China	JLHK	December 31, 2023
OEKO-TEX® certificate

Silver grey reflective (solid or partly) printed fabric or tape produced from woven fabric made of 100% polyester, polyester/cotton in white, knitted fabric made of polyester/elastane (spandex) in white and disperse dyed, laminated with colorless transparent polyurethane coating and micro glass bead, silver grey reflective (solid or partly) printed transfer film produced from hot melt adhesive film made of polyurethane in colorless transparent, laminated with colorless transparent polyurethane coating and micro glass bead, all with or without aluminum coating as well as colored silicone patch and heat transfer print (with silicone and PU inks) in various colors on colorless transparent PET film; produced by using materials certified according to STANDARD 100 by OEKO-TEX®

		Hohenstein Textile Testing Institute GmbH & Co KG	JLHK	April 30, 2024

Certification	Description	Awarding organization or authority	Holder	Expiry date
Bluesign® SYSTEM PARTNER

Recognizes our products are made of Bluesign® approved textile accessories for apparel and demonstrates our effort in sustainable process, such as our products are produced in a safe and resource conserving way with a minimum impact on people and the environment

		Bluesign Technologies AG	JLHK	June 26, 2025
Global Recycled Standard 4.0	Product categories: Trading (PC0030) Process categories: worn accessories (PC0012), functional accessories (PC0017), hard goods (PC0022) dyed fabrics (PC0025), fabrics (PC0028)	Intertek Testing Services NA, Inc.	JLHK	December 10, 2023
HIGG Facility Environmental Module	Certifies that JLHK has adopted the Higg Facility Environmental Model as standardized environmental assessment to measure and grow its sustainability practice	Sustainable Apparel Coalition	JLHK	N/A
Certificate of Compliance

Product categories: Retroreflective Silver (1351L, 1751L), Perforated Retroreflective Silver (1351L-PF-SS, 1751L-PF-SS), Fluorescent Yellow-Green with a Retroreflective Silver Stripe in the Center (1355LC, 1735LA), Perforated Fluorescent Yellow-Green with a Retroreflective Silver Stripe in thse ssCenter (1735LA-PF-SS), Retroreflective Silver Segmented Heat Transfer (5351L, 5731L), Fluorescent Yellow-Green Segmented Heat Transfer with a Retroreflective Silver Stripe in the Center (5355L)

Recognizes our products meet the following standards: Standard on Protective Ensembles for Structural Fire Fighting and Proximity Fire Fighting (NFPA 1971), Standard on Protective Clothing and Equipment for Wildland Fire Fighting and Urban Interface Fire Fighting (NFPA 1977), Standard on Flame-Resistant Clothing for Protection of Industrial Personnel Against Short-Duration Thermal Exposures from Fire (NFPA 2112)

		UL LLC	JLHK	N/A

Competition

The industry in which we operate is large, fragmented and highly competitive. We face fierce competition among service providers in terms of the product design, price, quality control and delivery of products. Our competitors include other apparel labels and trim products companies. While the market is fragmented, many of our direct competitors operate on a larger scale and have substantially greater resources than us. Access to offshore manufacturing and the growth of e-commerce have made it easier for new companies to enter the markets in which we compete, further increasing competition in the already competitive apparel industry.

Despite the intense competition, we believe we are well-positioned to compete effectively in the apparel labels and the apparel trim products industry and our strengths will distinguish us from our competitors. In addition, we believe that (i) our position and competitive advantage over some market players, such as our strong relationship with apparel brands and manufacturers and our strong product development and technical capabilities and (ii) our commitment to quality control have placed us in a position to maintain our status as a core supplier for many apparel brands. Our focus on sustainable practices, innovative materials and products, and collaborative partnerships with core customers allows us to successfully compete in the industry.

Intellectual Property

As of the date of this prospectus, we have registered one trademark in Hong Kong, which we consider to be material to our business:

No.	Trademark	Place of registration	Trademark number	Owner	Class	Expiry date
1.		Hong Kong	306024456	JLHK	26	July 28, 2032

Insurance

We believe our insurance coverage is adequate to insure against the risks relating to our operations, given the size and nature of our business. Our insurance coverage includes, among others, employees’ compensation, business interruption, trade credit and fire. We believe that our insurance coverage is in line with our industry norm. We review our insurance policies from time to time for adequacy in the breadth of coverage.

Facilities

During the years ended March 31, 2023 and 2022, we owned the following properties:

No.	Location	Gross floor area (sq.m)
1.	Workshop Unit D on 8th Floor, Houston Industrial Building, 32-40 Wang Lung Street, Tsuen Wan, New Territories, Hong Kong(1)	376.81
2.	Workshop Unit F on 8th Floor, Houston Industrial Building, 32-40 Wang Lung Street, Tsuen Wan, New Territories, Hong Kong(2)	96.50
3.	Workshop Unit Q on 8th Floor, Houston Industrial Building, 32-40 Wang Lung Street, Tsuen Wan, New Territories, Hong Kong(3)	103.11
4.	Flat C, 3/F, Tower 10, Deerhill Villas, Deerhill Bay, No. 4699 Tai Po Road, Tai Po Kau, Tai Po, New Territories, Hong Kong	161.93
5.	House 20, JC Castle, 18 Shan Tong Road, Tai Po, New Territories, Hong Kong	278.15

____________

(1)      On October 27, 2022, JLHK as vendor and Everlink Enterprises Limited (“Everlink”) as purchaser entered into an agreement for the sale and purchase of the property and completed the sale of property on the same day. On October 27, 2022, JLHK entered into a lease agreement with Everlink, pursuant to which JLHK leased back the premises with a lease term from October 27, 2022 to October 26, 2024 at an annual rent of HK$730,080. For a description of this sale and purchase, see Note 16 to the consolidated financial statements of JL.

(2)      On October 11, 2022, JLHK as vendor and Everlink as purchaser entered into an agreement for the sale and purchase of the property and completed the sale of property on October 13, 2022. On October 13, 2022, JLHK entered into a lease agreement with Everlink, pursuant to which JLHK leased back the premises with a lease term from October 13, 2022 to October 12, 2024 at an annual rent of HK$187,020. For a description of this sale and purchase, see Note 16 to the consolidated financial statements of JL.

(3)      On October 20, 2022, JLHK as vendor and Everlink as purchaser entered into an agreement for the sale and purchase of the property and completed the sale of property with Everlink on the same day. On October 20, 2022, JLHK entered into a lease agreement with Everlink, pursuant to which JLHK leased back the premises with a lease term from October 20, 2022 to October 19, 2024 at an annual rent of HK$199,800. For a description of this sale and purchase, see Note 16 to the consolidated financial statements of JL.

During the years ended March 31, 2023 and 2022, we leased the following properties to support our business activities and operations:

No.	Location	Gross floor area (sq.m)	Rent
1.	Workshop Unit E on 10th Floor, Houston Industrial Building, 32-40 Wang Lung Street, Tsuen Wan, New Territories, Hong Kong(1)	194.06	HK$376,020 per annum
2.	Workshop Unit E on 8th Floor, Houston Industrial Building, 32-40 Wang Lung Street, Tsuen Wan, New Territories, Hong Kong (“Unit 8E”)(2)	194.06	HK$376,020 per annum
3	Workshop Unit D on 11th Floor, Houston Industrial Building, 32-40 Wang Lung Street, Tsuen Wan, New Territories, Hong Kong (“Unit 11D”)(3)	376.81	HK$730,080 per annum
4.	Workshop Unit C on 8th Floor, Houston Industrial Building, 32-40 Wang Lung Street, Tsuen Wan, New Territories, Hong Kong(4)	107.97	HK$209,160 per annum
5.	Flat H, 15/F, Block 6, Coastal Skyline, No.12 Tung Chung Waterfront Road, Tung Chung, New Territories(5)	59.92	HK$14,000 per month
6.	Carport L12, 1/F., Houston Industrial Building, 32-40 Wang Lung Street, Tsuen Wan, New Territories, Hong Kong(6)	—	HK$8,000 per month
7.	Workshop Unit D on 8th Floor, Houston Industrial Building, 32-40 Wang Lung Street, Tsuen Wan, New Territories, Hong Kong(7)	376.81	HK$730,080 per annum
8.	Workshop Unit F on 8th Floor, Houston Industrial Building, 32-40 Wang Lung Street, Tsuen Wan, New Territories, Hong Kong(8)	96.50	HK$187,020 per annum
9.	Workshop Unit Q on 8th Floor, Houston Industrial Building, 32-40 Wang Lung Street, Tsuen Wan, New Territories, Hong Kong(9)	103.11	HK$199,800 per month

____________

(1)      JLHK has entered into a lease agreement with Charm Vision Holdings Limited (“Charm Vision”), a company owned by our Director Mr. Danny Tze Ching Wong, since April 1, 2019 and the said lease agreement is renewable on April 1 each calendar year. From April 1, 2022, the annual rent of the premise is HK$376,020.

(2)      JLHK has entered into a lease agreement with Charm Vision in respect of Unit 8E since July 1, 2017 and the said lease agreement is renewable on April 1 each calendar year. From April 1, 2022, the annual rent of Unit 8E is HK$376,020.

(3)      JLHK has entered into a lease agreement with Charm Vision in respect of Unit 11D since March 5, 2018 and the said lease agreement is renewable on April 1 each calendar year. From April 1, 2022, the annual rent of Unit 11D is HK$730,080.

(4)      JLHK entered into a lease agreement with Charm Vision, pursuant to which JLHK leased the premise with a lease term from April 1, 2022 to March 31, 2024.

(5)      JLHK entered into a lease agreement with an independent third party, pursuant to which JLHK leased the premise with a lease term from August 1, 2021 to July 31, 2023. JLHK shall have an option to renew or terminate the lease upon giving one month’s written notice before the expiration of the term.

(6)      JLHK entered into a lease agreement with Charm Vision, pursuant to which JLHK leased the carport with a lease term from January 1, 2023 to December 31, 2025.

(7)      On October 27, 2022, JLHK as vendor and Everlink as purchaser entered into an agreement for the sale and purchase of the property and completed the sale of property on the same day. On October 27, 2022, JLHK entered into a lease agreement with Everlink, pursuant to which JLHK leased back the premises with a lease term from October 27, 2022 to October 26, 2024 at an annual rent of HK$730,080.

(8)      On October 11, 2022, JLHK as vendor and Everlink as purchaser entered into an agreement for the sale and purchase of the property and completed the sale of property on October 13, 2022. On October 13, 2022, JLHK entered into a lease agreement with Everlink, pursuant to which JLHK leased back the premises with a lease term from October 13, 2022 to October 12, 2024 at an annual rent of HK$187,020.

(9)      On October 20, 2022, JLHK as vendor and Everlink as purchaser entered into an agreement for the sale and purchase of the property and completed the sale of property with Everlink on the same day. On October 20, 2022, JLHK entered into a lease agreement with Everlink, pursuant to which JLHK leased back the premises with a lease term from October 20, 2022 to October 19, 2024 at an annual rent of HK$199,800.

We believe that our facilities are adequate to meet our needs for the immediate future and that, should it be needed, suitable additional space will be available on commercially reasonable terms to accommodate any expansion of our operations.

Employees

As of March 31, 2023, JLHK employed a total number of 57 full-time employees in Hong Kong. JLHK had a total of 59 full-time employees as of March 31, 2022. All of our employees were stationed in Hong Kong. The following table sets out a breakdown of our employees by function:

	As of March 31, 2022	As of March 31, 2023
Management	3	3
Administration and human resources	2	1
Accounting and finance	3	5
Sales and marketing	26	25
Customer service	13	13
Warehouse/inventory management	6	6
Quality control	2	2
Product design and development	4	2
Total	59	57

We believe JLHK maintains a good working relationship with its employees, and it has not experienced any significant problems with our employees or any disruption to our operations due to labor disputes, nor have we experienced any material difficulties in the recruitment and retention of experienced core staff or skilled personnel during the years ended March 31, 2023 and 2022.

We emphasize the continuing education and quality training of our staff to enhance its work performance. Our employees also receive in-house training on a regular basis to enhance their technical knowledge on industry quality standards and safety standards. We consider our training program to be only used as a platform to upgrade the skills of our employees regularly, but also used to encourage greater cohesion. These measures increase overall efficiency and loyalty, and they also serve as a means of retaining quality employees. We review the performance of our employees from time to time in order to determine salary adjustments and promotion appraisals.

Legal Proceedings

We may from time to time be subject to various legal or administrative claims and proceedings arising in the ordinary course of our business. We are currently not a party to any pending material legal or administrative proceedings, and are not aware of any events that are likely to lead to such material proceedings.

REGULATIONS

Regulations Related to Our Business Operations in Hong Kong

Regulations Related to Service Providers

Business Registration Ordinance (Chapter 310 of the Laws of Hong Kong)

The Business Registration Ordinance requires every person carrying on any business to make an application to the Commissioner of Inland Revenue in the prescribed manner for the registration of that business. The Commissioner of Inland Revenue must register each business for which a business registration application is made and, as soon as practicable after the prescribed business registration fee and levy are paid, issue a business registration certificate or branch registration certificate for the relevant business or the relevant branch, as the case may be.

Regulations Related to Supply of Goods

Sales of Goods Ordinance (Chapter 26 of the Laws of Hong Kong)

The Sale of Goods Ordinance implies various conditions or warranties to contracts of sale of goods and provides the rules on liability in relation to delivery.

When there is a contract for the sale of goods by description, there is an implied condition that the goods shall correspond with the description, and if the sale is by sample and by description, it is not sufficient that the bulk of the goods corresponds with the sample if the goods do not also correspond with the description.

Where the seller sells goods in the course of a business, there is an implied condition that the goods supplied under the contract are of merchantable quality, except that there is no such condition (a) as regards defects specifically drawn to the buyer’s attention before the contract is made; or (b) if the buyer examines the goods before the contract is made, as regards defects which that examination ought to reveal; or (c) if the contract is a contract for sale by sample, regarding the defects which would have been apparent on a reasonable examination of the sample.

“Merchantable quality” is defined in Section 2(5) of the Sale of Goods Ordinance to mean: (a) as fit for the purpose or purposes for which goods of that kind are commonly bought; (b) of such standard of appearance and finish; (c) as free from defects (including minor defects); (d) as safe; and (e) as durable, as it is reasonable to expect having regard to any description applied to them, the price (if relevant) and all the other relevant circumstances; and any reference in the Ordinance to unmerchantable goods shall be construed accordingly.

Where the seller sells goods in the course of a business and the buyer, expressly or by implication, makes known to the seller any particular purpose for which the goods are being bought, there is an implied condition that the goods supplied under the contract are reasonably fit for that purpose, whether or not that is a purpose for which such goods are commonly supplied, except where the circumstances show that the buyer does not rely, or that it is unreasonable for him to rely, on the seller’s skill or judgment.

In relation to delivery, the Sale of Goods Ordinance presumes that the risk of loss, damage or deterioration of the good remains at the seller until the property therein is transferred to the buyer; if property has been transferred to the buyer, the goods are at the buyer’s risk whether or not physical deliver has been made. Provided that where delivery has been delayed through the fault of either seller or buyer, the goods are at the risk of the party in fault in relation to any loss which might not have occurred but for such fault.

The goods need to be ascertained before property in the goods is transferred to the buyer. Generally, goods are ascertained when they are physically separated from the bulk.

Where there is a contract for the sale of specific goods, or where goods are subsequently appropriate to the contract, the seller may, by the terms of the contract or appropriation, reserve the right of disposal of the goods until certain conditions are fulfilled. In such case, notwithstanding the delivery of the goods to the buyer, or to a carrier or other bailee for the purpose of transmission to the buyer until the conditions imposed by the seller are fulfilled.

After goods have been ascertained, the property in them is transferred to the buyer at such time as the parties to the contract intend it to be transferred, taking into account the terms of the contract, the conduct of the parties, and the circumstances of the case.

For delivery by a carrier, the Sale of Goods Ordinance provides that the seller’s delivery to the carrier is prima facie deemed to be delivery of the goods to the buyer. The seller must make reasonable contract with the carrier having regard to the nature of the goods and the other circumstances of the case. If the seller omits to do so, and the goods are lost or damaged in the course of transit, the buyer may decline to treat the delivery to the carrier as a delivery to himself, or may hold the seller responsible in damages. The seller’s duty is to ensure that the transit of the goods is reasonably safe and smooth, that the goods will not be lost or damaged in the ordinary course of event.

Trade Descriptions Ordinance (Chapter 362 of the Laws of Hong Kong)

The Trade Descriptions Ordinance prohibits false trade description, false, misleading or incomplete information, false statements etc, in respect of goods offered in the course of trade. Therefore, all the products sold by us are required to comply with the relevant provisions therein.

Section 2 of the Trade Descriptions Ordinance provides, among others, that “trade description” in relation to goods means an indication, direct or indirect, and by whatever means given, of certain matters (including among other things, quantity, method of manufacture, composition, fitness for purpose, availability, compliance with a standard specified or recognised by any person, price, their being of the same kind as goods supplied to a person, price, place or date of manufacture, production, processing or reconditioning, person by whom manufactured, produced, processed or reconditioned etc), with respect to any goods or parts of the goods; and in relation to services means an indication, direct or indirect, and by whatever means given, of certain matters (including among other things, nature, scope, quantity, fitness for purpose, method and procedures, availability, the person by whom the service is supplied, after-sale service assistance, price etc).

Section 7 of the Trade Descriptions Ordinance provides that no person shall in the course of trade or business apply a false trade description to any goods or sell or offer for sale any goods with false trade descriptions applied thereto. Section 7A provides that a trader who applies a false trade description to a service supplied or offered to be supplied to a consumer, or supplies or offers to supply to a consumer a service to which a false trade description is applied, commits an offence.

Under sections 13E, 13F, 13G, 13H and 13I of the Trade Descriptions Ordinance, a trader commits an offence if he engages in relation to a consumer in a commercial practice that: (a) is a misleading omission; (b) is aggressive; (c) constitutes bait advertising; (d) constitutes a bait and switch; or (e) constitutes wrongly accepting payment for a product.

Pursuant to section 18 of the Trade Descriptions Ordinance, a person who commits an offence under sections 7, 7A, 13E, 13F, 13G, 13H or 13I shall be subject, on conviction on indictment, to a fine of HK$500,000 and to imprisonment for five years, and on summary conviction, to a fine at HK$100,000 and to imprisonment for two years.

Regulations Related to Employment and Labor Protection

Employment Ordinance (Chapter 57 of the Laws of Hong Kong)

The Employment Ordinance is an ordinance enacted for, among other things, the protection of the wages of employees and the regulation of the general conditions of employment and employment agencies. Under the Employment Ordinance, an employee is generally entitled to, among other things, notice of termination of his or her employment contract; payment in lieu of notice; maternity protection in the case of a pregnant employee; not less than one rest day in every period of seven days; severance payments or long service payments; sickness allowance; statutory holidays or alternative holidays; and paid annual leave of up to 14 days depending on the period of employment.

Employees’ Compensation Ordinance (Chapter 282 of the Laws of Hong Kong)

The Employees’ Compensation Ordinance (Chapter 282 of the Laws of Hong Kong), or the ECO, is an ordinance enacted for the purpose of providing for the payment of compensation to employees injured in the course of employment. As stipulated by the ECO, no employer shall employ any employee in any employment unless there is in force in relation to such employee a policy of insurance issued by an insurer for an amount not less than the applicable amount specified in the Fourth Schedule of the ECO in respect of the liability of the employer. According to the Fourth Schedule of the ECO, the insured amount shall be not less than HKD100,000,000 per event if a company has no more than 200 employees. Any employer who contravenes this requirement commits a criminal offence and is liable on conviction to a fine and imprisonment. An employer who has taken out an insurance policy under the ECO is required to display a prescribed notice of insurance in a conspicuous place on each of its premises where any employee is employed.

Minimum Wage Ordinance (Chapter 608 of the Laws of Hong Kong)

The Minimum Wage Ordinance provides for a prescribed minimum hourly wage rate (currently at HK$40 per hour) during the wage period for every employee engaged under a contract of employment under the Employment Ordinance.

Any provision of the employment contract that purports to extinguish or reduce the right, benefit, or protection conferred on the employee by the Minimum Wage Ordinance is void.

Mandatory Provident Fund Schemes Ordinance (Chapter 485 of the Laws of Hong Kong)

The Mandatory Provident Fund Schemes Ordinance (“MPFSO”) is an ordinance enacted for the purposes of providing for the establishment of non-governmental mandatory provident fund schemes (each, a “MPF Scheme”). The MPFSO requires every employer of an employee of 18 years of age or above but under 65 years of age to take all practical steps to ensure the employee becomes a member of a registered MPF Scheme. Subject to the minimum and maximum relevant income levels, it is mandatory for both employers and their employees to contribute 5% of the employee’s relevant income to the MPF Scheme. Any employer who contravenes this requirement commits a criminal offense and is liable on conviction to a fine and imprisonment. As of the date of this prospectus, the Company believes it has made all contributions required under the MPFSO.

Occupational Safety and Health Ordinance (Chapter 509 of the Laws of Hong Kong)

The Occupational Safety and Health Ordinance provides for protection to employees with respect to their safety and health in workplaces. It applies not only to industrial workplaces but also non-industrial.

Under the Occupational Safety and Health Ordinance, every employer must, as far as reasonably practicable, ensure the safety and health at work for all employees by: (a) providing and maintaining plant and systems of work that are safe and without risks to health; (b) making arrangements for ensuring safety and absence of risks to health in connection with the use, handling, storage or transport of plant or substances; (c) providing such information, instruction, training and supervision as may be necessary to ensure the safety and health at work of the employees; (d) as regards any workplace under the employer’s control, (i) maintaining the workplace in a condition that is safe and without risks to health; and (ii) providing or maintaining means of access to and egress from the workplace that are safe and without any such risks; and (e) providing and maintaining a working environment for the employees that is safe and without risks to health. An employer who fails to comply with the above provisions commits an offence and is liable, on summary conviction, to a fine of HK$3,000,000 and on conviction on indictment, to a fine of HK$10,000,000. Further, an employer who intentionally, knowingly or recklessly fails to comply with these provisions commits an offence and is liable, on summary conviction, to a fine of HK$3,000,000 and to imprisonment for six months, and on conviction on indictment, to a fine of HK$10,000,000 and to imprisonment for two years.

The Commissioner for Labour may serve improvement notices on an employer or an occupier of the workplace against contravention of this ordinance or the Factories and Industrial Undertakings Ordinance (Cap 59 of the Laws of Hong Kong), or suspension notices against an activity or condition or use of workplace where there is an imminent risk of death or serious bodily injury. An employer or occupier who fails to comply with such notices without reasonable excuse commits an offence and is liable on conviction to a fine of HK$400,000 and HK$1,000,000 respectively, and imprisonment of up to 12 months.

Occupiers Liability Ordinance (Chapter 314 of the Laws of Hong Kong)

The Occupiers Liability Ordinance regulates the obligations of a person occupying or having control of premises on injury resulting to persons or damage caused to goods or other property lawfully on the land. The Occupiers Liability Ordinance imposes a common duty of care on an occupier of premises to take such care as in all the circumstances of the case is reasonable to see that the visitors will be reasonably safe in using the premises for the purposes for which he is invited or permitted by the occupier to be there.

Factories and Industrial Undertakings Ordinance (Chapter 59 of the Laws of Hong Kong)

The Factories and Industrial Undertaking Ordinance (the “FIUO”) imposes general duties on proprietors of and persons employed at industrial undertakings, including without limitation to cargo and container handling undertakings, factories and other industrial workplaces, to ensure health and safety at work in such undertakings. Proprietor includes any person, body corporate, a firm, an occupier and the agent of such an occupier having the management or control of the business carried on in an industrial undertaking for the time being.

Section 6A(1) of the FIUO provides that “it shall be the duty of every proprietor of an industrial undertaking to ensure, so far as is reasonably practicable, the health and safety at work of all persons employed by him at the industrial undertaking.” Contravention of such duty is an offence and is liable to a fine of HK$3,000,000 on summary conviction, and HK$10,000,000 on conviction on indictment. A proprietor willfully contravene with the duty imposed by section 6A(1) without reasonable excuse commits an offence and is liable to a fine of HK$3,000,000 and to imprisonment for 6 months on summary conviction, and HK$10,000,000 and to imprisonment for two years on conviction on indictment.

There are 30 sets of subsidiary regulations under the FIUO, covering various aspects of hazardous work activities in various workplaces, containing detailed health and safety standards on work situations, plant and machinery, processes and substances.

Regulations Related to Intellectual Property

Copyright Ordinance (Chapter 528 of the Laws of Hong Kong)

The Copyright Ordinance protects recognised categories of literary, dramatic, musical and artistic work, as well as films, broadcasts and cable programmes, and typographical arrangement of published editions. Certain acts such as copying and/or issuing or making available copies to the public of a copyright work without the authorisation from the copyright owner would constitute “primary infringement” of copyright which does not require knowledge of infringement.

In addition, a person may incur civil liability for “secondary infringement” under the Copyright Ordinance if that person possess, sells, distributes or deals with a copy of a work which is, and which he knows or has reason to believe to be, an infringing copy of the work for the purposes of or in the course of any trade or business without the consent of the copyright owner. However, the person will only be liable if, at the time he committed the act, he knew or had reason to believe that he was dealing with infringing copies.

Under section 118 of the Copyright Ordinance, a person commits a criminal offence if he, without the consent of the copyright owner of a copyright work, makes for sale or hire an infringing copy of the work or possess an infringing copy of the work with a view to its being, among others, sold or let for hire by any person for the purpose of or in the course of that trade or business.

Under section 119A of the Copyright Ordinance, there is a provision against copying service business which imposes criminal liability when a person, for the purpose of or in the course of a copying service business, possess a reprographic copy of a copyright work as published in a book, magazine or periodical, being a copy that is an infringing copy of the copyright work. It is a defence for the person charged to prove that he did not know and had no reason to believe that the copy of a copyright work in question was an infringing copy of the copyright law.

Trade Marks Ordinance (Chapter 559 of the Laws of Hong Kong)

The Trade Marks Ordinance provides for the registration, use and protection of trademarks. Under section 18 of the Trade Marks Ordinance, it is provided that a person infringes a registered trademark if the person uses in the course of trade or business a sign which is:

(a)     identical to the trademark in relation to goods or services which are identical to those for which it is registered;

(b)    identical to the trademark in relation to goods or services which are similar to those for which it is registered; and the use of the sign in relation to those goods or services is likely to cause confusion on the part of the public;

(c)     similar to the trademark in relation to goods or services which are identical or similar to those for which it is registered; and the use of the sign in relation to those goods or services is likely to cause confusion on the part of the public; or

(d)    identical or similar mark in relation to goods or services which are not identical or similar to those for which the trademark is registered; the trademark is entitled to protection under the Paris Convention as a well-known trademark; and the use of the sign, being without due cause, takes unfair advantage of, or is detrimental to, the distinctive character or repute of a trademark.

A person shall be treated as a party to any use of the material which infringes the registered trademark if he:

(a)     applies or causes to be applied a registered trademark or a sign similar to a registered trademark to material which is intended to be used for labelling or packaging goods; as a business paper; or for advertising goods or services; and

(b)    at the time the trademark or sign was applied to the material, he knew or had reason to believe that its application to the material was not authorised by the owner of the registered trademark or by a licensee.

Trademarks registered in other countries or regions are not automatically entitled to protection in Hong Kong unless they are also registered under the Trade Marks Ordinance. Nevertheless, trademarks which are not registered under the Trade Marks Ordinance may still obtain protection by the common law action of passing off, which requires proof of the owner’s reputation in the unregistered trademark and that use of the trademark by third parties will cause damages to the owner.

Regulations Related to Import and Export of Goods

Import and Export Ordinance (Chapter 60 of the Laws of Hong Kong)

The Import and Export Ordinance provides for the regulation and control of the import of articles into Hong Kong, the export of articles from Hong Kong, the handling and carriage of articles within Hong Kong which have been imported into Hong Kong or which may be export from Hong Kong, and any matter incidental to or connected with the foregoing.

The import and export of certain articles are prohibited unless with the relevant licences under sections 6C and 6D which are issued under section 3 of the Import and Export Ordinance. Pursuant to section 6C of the Import and Export Ordinance, no person shall import any article specified in Schedule 1 to the Import and Export (General) Regulations (Cap 60A of the Laws of Hong Kong) except under and in accordance with an import licence issued by the Director-General of Trade and Industry under section 3 of the Import and Export Ordinance. Section 6D of the Import and Export Ordinance provides that no person shall export any article specified in the second column of Schedule 2 to the Import and Export (General) Regulations to the place specified opposite thereto in the third column of the schedule except under and in accordance with an export licence issued by the Director-General of Trade and Industry under section 3 of the Import and Export Ordinance. Any person who contravenes section 6C or 6D of the Import and Export Ordinance in respect of any article specified in Part 1 of Schedule 1 or Part 1 of Schedule 2 of the Import and Export (General) Regulations (Chapter 60A of the Laws of Hong Kong) shall be guilty of an offence and liable on conviction to a fine of HK$500,000 and to imprisonment of two years. Any person who contravenes sections 6C or 6D of the Import and Export Ordinance in respect of any article specified in Part 2 of Schedule 1 or Part 2 of Schedule 2 of the Import and Export (General) Regulations (Chapter 60A of the Laws of Hong Kong) shall be guilty of an offence and liable to a fine of $500,000 and to imprisonment for two years on summary conviction, or a fine of $2,000,000 and to imprisonment for seven years on conviction on indictment.

Import and Export (Registration) Regulations (Chapter 60E of the Laws of Hong Kong)

Regulation 3 of the Import and Export (Registration) Regulations (“Import and Export Regulations”) sets out exemptions in respect of regulations 4 and 5.

Pursuant to regulation 4 of the Import and Export Regulations, every person, including company, who imports any article other than an exempted article shall lodge with the Commissioner of Customs and Excise an accurate and complete import declaration relating to such article using services provided by a specified body, in accordance with the requirements that the Commissioner of Customs and Excise may specify. Every declaration required to be lodged shall be lodged within 14 days after the importation of the article to which it relates.

Regulation 5 of the Import and Export Regulations requires that every person who exports or re-exports any article other than an exempted article shall lodge with the Commissioner of Customs and Excise an accurate and complete export declaration relating to such article using services provided by a specified body, in accordance with the requirements that the Commissioner of Customs and Excise may specify. Every declaration required to be lodged shall be lodged within 14 days after the exportation of the article to which it relates.

Any person fails or neglects to do such declaration as required under regulations 4 and 5 of the Import and Export Regulations within 14 days after the importation or exportation (as the case may be) of the article to which it relates without any reasonable excuse shall be liable to (1) a fine of HK$1,000 upon summary conviction; and (2) commencing from the date of conviction, a fine of HK$100 in respect of everyday during which his failure or neglect to lodge such declaration in that manners continues. Further, any person who knowingly or recklessly lodges any declaration with the Commissioner of Customs and Excise that is inaccurate in any material particular shall be liable on summary conviction to a fine of HK$10,000.

Regulations Related to Hong Kong Taxation

Inland Revenue Ordinance (Chapter 112 of the Laws of Hong Kong)

Under the Inland Revenue Ordinance, where an employer commences to employ in Hong Kong an individual who is or is likely to be chargeable to tax, or any married person, the employer shall give a written notice to the Commissioner of Inland Revenue not later than three months after the date of commencement of such employment. Where an employer ceases or is about to cease to employ in Hong Kong an individual who is or is likely to be chargeable to tax, or any married person, the employer shall give a written notice to the Commissioner of Inland Revenue not later than one month before such individual ceases to be employed in Hong Kong.

Tax on dividends

Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect to dividends paid by the Company.

Capital gains and profit tax

No tax is imposed in Hong Kong in respect to capital gains from the sale of shares. However, trading gains from the sale of shares by persons carrying on a trade, profession, or business in Hong Kong, where such gains are derived from or arise in Hong Kong, will be subject to Hong Kong profits tax, which is imposed at the rates of 8.25% on assessable profits up to HKD2,000,000 and 16.5% on any part of assessable profits over HKD2,000,000 on corporations from the year of assessment commencing on or after April 1, 2018. Certain categories of taxpayers (for example, financial institutions, insurance companies, and securities dealers) are likely to be regarded as deriving trading gains rather than capital gains unless these taxpayers can prove that the investment securities are held for long-term investment purposes.

Stamp Duty Ordinance (Chapter 117 of the Laws of Hong Kong)

Under the Stamp Duty Ordinance, the Hong Kong stamp duty currently charged at the ad valorem rate of 0.1% on the higher of the consideration for or the market value of the shares will be payable by the purchaser on every purchase and by the seller on every sale of Hong Kong shares (in other words, a total of 0.2% is currently payable on a typical sale and purchase transaction of Hong Kong shares). In addition, a fixed duty of HKD5 is currently payable on any instrument of transfer of Hong Kong shares. Where one of the parties is a resident outside Hong Kong and does not pay the ad valorem duty due by it, the duty not paid will be assessed on the instrument of transfer (if any) and will be payable by the transferee. If no stamp duty is paid on or before the due date, a penalty of up to ten times the duty payable may be imposed.

Regulations Related to Personal Data

Personal Data (Privacy) Ordinance (Chapter 486 of the Laws of Hong Kong)

The Personal Data (Privacy) Ordinance (“PDPO”) imposes a statutory duty on data users to comply with the requirements of the six data protection principles (the “Data Protection Principles”) contained in Schedule 1 to the PDPO. The PDPO provides that a data user shall not do an act, or engage in a practice, that contravenes a Data Protection Principle unless the act or practice, as the case may be, is required or permitted under the PDPO. The six Data Protection Principles are:

•        Principle 1 — purpose and manner of collection of personal data;

•        Principle 2 — accuracy and duration of retention of personal data;

•        Principle 3 — use of personal data;

•        Principle 4 — security of personal data;

•        Principle 5 — information to be generally available; and

•        Principle 6 — access to personal data.

Non-compliance with a Data Protection Principle may lead to a complaint to the Privacy Commissioner for Personal Data (the “Privacy Commissioner”). The Privacy Commissioner may serve an enforcement notice to direct the data user to remedy the contravention and/or instigate prosecution actions. A data user who contravenes an enforcement notice commits an offense that may lead to a fine and imprisonment.

The PDPO also gives data subjects certain rights, inter alia:

•        the right to be informed by a data user whether the data user holds personal data of which the individual is the data subject;

•        if the data user holds such data, to be supplied with a copy of such data; and

•        the right to request correction of any data the individual considers to be inaccurate.

The PDPO criminalizes, including, but not limited to, the misuse or inappropriate use of personal data in direct marketing activities, non-compliance with a data access request, and the unauthorized disclosure of personal data obtained without the relevant data user’s consent. An individual who suffers damage, including injured feelings, by reason of a contravention of the PDPO in relation to his or her personal data may seek compensation from the data user concerned.

MANAGEMENT

Directors and Executive officers	Age	Position
Mr. Danny Tze Ching Wong	66	Chairman of the board
Mr. Edwin Chun Yin Wong	35	Director and Chief Executive Officer
Ms. Wai Ha Tang	60	Chief Financial Officer
Mr. Stephen Wayland Kan*	70	Independent Director Appointee
Mr. To Wai Suen*	49	Independent Director Appointee
Mr. Nathaniel Clifton Chan*	42	Independent Director Appointee

____________

*        Has agreed to act as our independent director upon the SEC’s declaration of effectiveness of our registration statement on Form F-1, of which this prospectus is a part.

Mr. Danny Tze Ching Wong (“Mr. Danny Wong”) has served as the Company’s chairman of the board since July 2022 and is our Controlling Shareholder. Mr. Danny Wong has over 35 years of experience in the apparel industry specializing in the development and supply of reflective and non-reflective garment trims. Since 1985, Mr. Danny Wong founded and served as the managing director of our operating subsidiary JLHK, one of the first authorized 3M™ Scotchlite™ Reflective Distributors in Asia Pacific, serving international outerwear, sports apparel brands and fashion brands worldwide. He has been primarily responsible for our corporate strategic planning, business development and overall management and operations. His activities include consultations, marketing and sales development, execution of business plans, account management, recruiting and training new colleagues, and being a point of contact for customers and suppliers. Prior to founding JLHK, he also worked in the safety and security department of a world-renowned leading reflective material brand in the U.S. Mr. Danny Wong is the father of Mr. Edwin Wong, another director of the Company.

Mr. Edwin Chun Yin Wong (“Mr. Edwin Wong”) has served as our chief executive officer since July 2022 and director since July 2022. He has over 10 years of experience in the trading and retail of garment products. Mr. Edwin Wong concurrently serves as director of JLHK since June 2012. He has been responsible for maintaining business growth while building our customer base in both occupational and customer markets. In addition, he oversees core aspects of our business operations from market research and trend analysis to product designs, development, manufacturing, quality control and shipment. Mr. Edwin Wong has obtained a bachelor’s degree in business administration from the University of Southern California’s Marshall School of Business in January 2009. Mr. Edwin Wong is the son of Mr. Danny Wong, another director of the Company.

Ms. Wai Ha Tang (“Ms. Tang”) has served as our chief financial officer since December 2022. Ms. Tang has over 30 years of experience in accounting and finance. Ms. Tang had previously worked for extensive periods of time in China, the UK, Vietnam and Cambodia as auditor, business and tax advisor, chief financial officer, chief operation officer, listed and non-listed company director and entrepreneur. She has been involved in various industries including fashion, garment manufacturing, environmental, retail and distribution. Since June 2019, she has served as the managing director and chief financial officer of Aquales Investment Limited, a family office which focuses on investing in early-stage projects with positive environmental and social impacts worldwide. From September 2017 to June 2019, she served as the group chief financial officer of Vershold Group, an integrated supply chain solutions provider to retailers and manufacturers. From October 2015 to September 2017, she served as the executive director and chief financial officer of Aquales International Limited, a provider of weatherwear and accessories. From July 2012 to October 2015, she served as the chief financial officer, company secretary and chief operation officer of Native Union (Design Pool Limited), a provider of mobile device accessories. From October 2010 to July 2012, she served as an executive director of Alcamat Financial and Accounting Services Limited. From February 2003 to February 2009, she served as the group executive director of Hembly International Holdings Ltd, a company listed on the Stock Exchange of Hong Kong (stock code: 3989). Ms. Tang is a fellow chartered accountant (FCA) of the Institute of Chartered Accountants in England and Wales, certified public accountant (CPA) of the Hong Kong Institute of Certified Public Accountants, chartered financial analyst (CFA) level 1 candidate of the Chartered Financial Analyst Institute, and Business and Finance Professional (BFP) of the Institute of Chartered Accountants in England and Wales. Ms. Tang received a bachelor’s degree in education from the University of Bristol in 1988 and a master of business administration from Oxford University’s Said Business School in 2021.

Mr. To Wai Suen (“Mr. Suen”) will serve as our director upon effectiveness of our registration statement on Form F-1 of which this prospectus is a part, and will be the chairman of the audit committee and a member of the nominating and corporate governance committee and compensation committee of JL. Mr. Suen has over 15 years of experience in accounting and finance. He is currently an independent director of MingZhu Logistics Holdings Limited, a company listed on NASDAQ (stock code: YGMZ), since April 2018 and October 2020, respectively. In addition, he has served as an independent non-executive director of Ping An Securities Group (Holdings) Limited, a company listed on the Stock Exchange of Hong Kong (stock code: 231) since February 2020; Huisen Household International Group, a company listed on the Stock Exchange of Hong Kong (stock code: 2127) since December 2020; and Huajin International Holdings Limited, a company listed on the Stock Exchange of Hong Kong (stock code: 2738) since March 2023. He was an independent non-executive director of CT Environmental Group Limited, a company listed on the Stock Exchange of Hong Kong (stock code: 1363), from February 2018 to April 2019. Other than serving as an independent director, he served as the chief financial officer and company secretary of China Saite Group Company Limited, a company listed on the Stock Exchange of Hong Kong (stock code: 153), from May 2015 to August 2016. In addition, he served as the company secretary to certain companies including IDT International Limited, a company listed on the Stock Exchange of Hong Kong (stock code: 167), from January 2017 to April 2017, China Smarter Energy Group Holdings Limited, a company listed on the Stock Exchange of Hong Kong (stock code: 1004), from February 2017 to April 2019, and Asia Energy Logistics Group Limited, a company listed on the Stock Exchange of Hong Kong (stock code: 351), from July 2020 to April 2021, respectively. He also worked at Deloitte Touche Tohmatsu from January 2001 to January 2012 with his last position as a senior manager. Mr. Suen is a practising member of the Hong Kong Institute of Certified Public Accountants. He obtained a bachelor’s degree in commerce from The University of Western Australia in March 2001.

Mr. Stephen Wayland Kan (“Mr. Kan”) will serve as our director upon effectiveness of our registration statement on Form F-1, of which this prospectus is a part, and will be the chairman of the nominating and corporate governance committee and a member of the audit committee and compensation committee of JL. Mr. Kan has nearly 40 years of work experience and has vast experience in import, retail and wholesale trade. Since June 1996, Mr. Kan has co-founded and served as chief executive officer of KRW International, Inc, a company engaged in import and export trade and wholesale. Mr. Kan also holds professional qualifications and substantial work experience in accounting and finance. From 2002 to 2011, he served as the Manager of Special Projects and Business Controls at San Diego Gas and Electric Company. From 1998 to 2002, he served as SAP Technology Consultant at Idea Integration. Prior to that, from 1975 to 1998, he served various management and staff positions in treasury, accounting and financial planning at Southern California Gas Company. He is a fellow member of the Institute of Management Accountants since 1993. He received a Bachelor of Science degree in accounting from the University of California, Berkeley in 1975 and a Master of Business Administration from the California State University in 1982.

Mr. Nathaniel Clifton Chan (“Mr. Chan”) will serve as our director upon effectiveness of our registration statement on Form F-1, of which this prospectus is a part, and will be the chairman of the compensation committee and a member of the audit committee and nominating and corporate governance committee of JL. Mr. Chan has over 15 years of work experience in the financial industry. Since February 2019, Mr. Chan has served as a team senior relationship manager at HSBC Global Private Bank. From October 2008 to September 2018, Mr. Chan served as an associate and then as a director at UBS AG Private Wealth Management. From December 2006 to September 2008, Mr. Chan served as a manager and then as an assistant vice president in the public sector division of Asia Pacific corporate banking at Citi. From January 2005 to December 2006, Mr. Chan served as a management associate and then as an assistant manager in the real estate division of Hong Kong corporate banking at Citi. He has obtained a bachelor’s degree in science from the University of Southern California’s Marshall School of Business in May 2003.

Family Relationships

As of the date of this prospectus, there are no family relationships among the members of our executive officers and board of directors, other than that of Mr. Danny Wong and Mr. Edwin Wong, who are father and son.

Employment Agreements and Indemnification Agreements

We intend to enter into employment agreements with each of our executive officers. Under these agreements, each of our executive officers is employed for a specified time period — typically for one year. We may terminate employment for cause, at any time, without advance notice or remuneration, for certain acts of the executive officer, such as conviction or plea of guilty to a felony or any crime involving moral turpitude, negligent or dishonest acts to our detriment, or misconduct or a failure to perform agreed duties. We may also terminate an executive officer’s employment without cause upon 30 days’ advance written notice. In such case of termination by us, we will provide severance payments to the executive officer as expressly required by applicable law of the jurisdiction where the executive officer is based. The executive officer may resign at any time with 30 days’ advance written notice.

Each executive officer has agreed to hold, at all times during and after the termination or expiry of his or her employment agreement, in strict confidence and not to use, except as required in the performance of his or her duties in connection with the employment or pursuant to applicable law, any of our confidential information, or the confidential or proprietary information disclosed to the executive officer by or obtained by the executive officer from us either directly or indirectly in writing, orally, or otherwise, if specifically indicated to be confidential or reasonably expected to be confidential.

We intend to enter into agreements with all directors whose service will begin upon the effectiveness of the registration statement of which this prospectus forms a part. Pursuant to the agreements, each director has agreed to attend and participate in such number of meetings of the board and of the committees of which he or she may become a member as regularly or specially called and will agree to serve as a director for a year and be up for re-election each year at our annual shareholder meeting. The directors’ services will be compensated by cash under the agreement in an amount determined by the board.

We intend to enter into indemnification agreements with each of our executive directors and executive officers. Under these agreements, we agree to indemnify them against certain liabilities and expenses that they incur in connection with claims made by reason of their being a director or officer of our company. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past ten years, been involved in any legal proceedings described in subparagraph (f) of Item 401 of Regulation S-K.

Board of Directors

Our board of directors will consist of five directors, comprising two executive directors and three independent directors, upon the SEC’s declaration of effectiveness of our registration statement on Form F-1, of which this prospectus is a part. A director is not required to hold any shares in our Company to qualify to serve as a director. Subject to making appropriate disclosures to the board of directors in accordance with our post-offering amended and restated memorandum and articles of association, a director may vote with respect to any contract, proposed contract, or arrangement in which he or she is interested; in voting in respect to any such matter, such director should take into account his or her directors’ duties. A director may exercise all the powers of the company to borrow money; mortgage its business, property, and uncalled capital; and issue debentures or other securities whenever money is borrowed or as security for any obligation of the Company or of any third party.

Board Diversity

We seek to achieve board diversity through the consideration of a number of factors when selecting the candidates to our board, including, but not limited to, gender, skills, age, professional experience, knowledge, cultural, education background, ethnicity, and length of service. The ultimate decision of the appointment will be based on merit and the contribution that the selected candidates will bring to our board.

Our directors have a balanced mix of knowledge and skills. We will have three independent directors with different industry backgrounds, representing a majority of the members of our board. Our board is well balanced and diversified in alignment with our business development and strategy.

Committees of the Board of Directors

We plan to establish an audit committee, a compensation committee, and a nominating and corporate governance committee under the board of directors upon the effectiveness of the registration statement of which this prospectus forms a part. We will adopt a charter for each of the three committees upon the establishment of the committees. Each committee’s members and functions are described below.

Audit Committee

Our audit committee consists of Mr. Kan, Mr. Suen, and Mr. Chan, and it is chaired by Mr. Suen. We have determined that each of these three director nominees satisfies the “independence” requirements of the Nasdaq Listing Rules and meets the independence standards under Rule 10A-3 under the Exchange Act. We have determined that Mr. Suen qualifies as an “audit committee financial expert.” The audit committee oversees our accounting and financial reporting processes and the audits of our financial statements. The audit committee is responsible for, among other things:

•        selecting the independent registered public accounting firm and pre-approving all auditing and non-auditing services permitted to be performed by the independent registered public accounting firm;

•        reviewing with the independent registered public accounting firm any audit problems or difficulties and management’s responses;

•        reviewing and approving all proposed related party transactions, as defined in Item 404 of Regulation S-K under the Securities Act;

•        discussing the annual audited financial statements with management and the independent registered public accounting firm;

•        reviewing the adequacy and effectiveness of our accounting and internal control policies and procedures and any special steps taken to monitor and control major financial risk exposures;

•        annually reviewing and reassessing the adequacy of our audit committee charter;

•        meeting separately and periodically with management and the independent registered public accounting firm;

•        monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance; and

•        reporting regularly to the board.

Compensation Committee

Our compensation committee consists of Mr. Kan, Mr. Suen and Mr. Chan, and it is chaired by Mr. Chan. We have determined that each of these directors satisfies the “independence” requirements of the Nasdaq Listing Rules. The compensation committee assists the board in reviewing and approving the compensation structure, including all forms of compensation, relating to our directors and executive officers. Our chief executive officer may not be present at any committee meeting during which their compensation is deliberated upon. The compensation committee is responsible for, among other things:

•        reviewing and approving, or recommending to the board for its approval, the compensation for our chief executive officer and other executive officers;

•        reviewing and recommending to the board for determination with respect to the compensation of our non-employee directors;

•        reviewing periodically and approving any incentive compensation or equity plans, programs, or other similar arrangements; and

•        selecting a compensation consultant, legal counsel, or other adviser only after taking into consideration all factors relevant to that person’s independence from management.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee consists of Mr. Kan, Mr. Suen and Mr. Chan, and it is chaired by Mr. Kan. We have determined that each of these directors satisfies the “independence” requirements of the Nasdaq Listing Rules. The nominating and corporate governance committee assists the board in selecting individuals qualified to become our directors and in determining the composition of the board and its committees. The nominating and corporate governance committee is responsible for, among other things:

•        recommending nominees to the board for election or re-election to the board or for appointment to fill any vacancy on the board;

•        reviewing annually with the board the current composition of the board in regard to characteristics such as independence, knowledge, skills, experience, expertise, diversity, and availability of service to us;

•        selecting and recommending to the board the names of directors to serve as members of the audit committee and the compensation committee, as well as of the nominating and corporate governance committee itself;

•        developing and reviewing the corporate governance principles adopted by the board and advising the board with respect to significant developments in the law, practice of corporate governance, and our compliance with such laws and practices; and

•        evaluating the performance and effectiveness of the board as a whole.

Foreign Private Issuer Exemption

We are a “foreign private issuer,” as defined under Rule 3b-4(c) of the Exchange Act. As a result, we are exempt from some of the requirements under the Exchange Act applicable to domestic issuers, and in accordance with the rules and regulations of Nasdaq, we may choose to comply with home country governance requirements and certain exemptions thereunder rather than complying with Nasdaq corporate governance standards. We may choose to take advantage of the following exemptions afforded to foreign private issuers:

•        Exemption from filing quarterly reports on Form 10-Q, from filing proxy solicitation materials on Schedule 14A or 14C in connection with annual or special meetings of shareholders, from providing current reports on Form 8-K disclosing significant events within four days of their occurrence, and from the disclosure requirements of Regulation FD.

•        Exemption from Section 16 rules regarding sales of Ordinary Shares by insiders, which will provide less data in this regard than shareholders of U.S. companies that are subject to the Exchange Act.

•        Exemption from the Nasdaq rules applicable to domestic issuers requiring disclosure within four business days of any determination to grant a waiver of the code of business conduct and ethics to directors and officers. Although we will require board approval of any such waiver, we may choose not to disclose the waiver in the manner set forth in the Nasdaq rules, as permitted by the foreign private issuer exemption.

Furthermore, Nasdaq Rule 5615(a)(3) provides that a foreign private issuer, such as us, may rely on our home country corporate governance practices in lieu of certain of the rules in the Nasdaq Rule 5600 Series and Rule 5250(d), but we are required to comply with Nasdaq’s Notification of Noncompliance requirement (Rule 5625), the Voting Rights requirement (Rule 5640), and that we have an audit committee that satisfies Rule 5605(c)(3), consisting of committee members that meet the independence requirements of Rule 5605(c)(2)(A)(ii). If we rely on our home country corporate governance practices in lieu of certain of the rules of Nasdaq, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq. If we choose to do so, we may utilize these exemptions for as long as we continue to qualify as a foreign private issuer.

Duties of Directors

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company — a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his or her position as director (unless the company permits him to do so) and a duty not to put himself in a position where the interests of the company conflict with his or her personal interest or his or her duty to a third party. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Compensation of Directors and Executive Officers

For the years ended March 31, 2023 and 2022, we paid an aggregate of HK$787,800 (approximately US$101,000) and HK$822,480 (approximately US$105,446), respectively, in cash (including salaries, bonus and mandatory provident fund) to our directors. Our Hong Kong subsidiary is required by law to contribute amounts equal to certain percentages of each employee’s salary for his or her mandatory provident fund. We have not made any agreements with our directors or executive officers to provide benefits upon termination of employment.

Equity Compensation Plan Information

We have not adopted any equity compensation plans.

Outstanding Equity Awards at Fiscal Year-End

As of March 31, 2023 and 2022, we had no outstanding equity awards.

RELATED-PARTY TRANSACTIONS

Before the completion of this offering, we intend to adopt an audit committee charter, which will require the committee to review all related-party transactions on an ongoing basis and all such transactions be approved by the audit committee.

List of Related Parties

Name	Relationship
Mr. Danny Tze Ching Wong (“Mr. Danny Wong”)	Director, Chairman of the Board of Director and Controlling Shareholder
Mr. Edwin Chun Yin Wong (“Mr. Edwin Wong”)	Director and Chief Executive Officer
Ms. Lui Wai Fun (“Ms. Lui”)	Spouse of Mr. Danny Wong
Charm Vision Holdings Limited (“Charm Vision”)	A company owned as to 99.9% by Mr. Danny Wong and 0.1% by the spouse of Mr. Danny Wong
J-Long Group Limited (“JLGL”)	A company owned as to 10% by Mr. Danny Wong and 90% by Mr. Edwin Wong
Mega Image Production Limited (“Mega Image”)	A company owned as to 90.91% by Charm Vision and 9.09% by Mr. Danny Wong
Guangdong Rongmian Accessories Technology Co., Ltd. (“Guangdong Rongmian)	A company owned as to 28% by Mr. Edwin Wong
Jiaxing Newsole Reflective Material Co., Ltd. (“Jiaxing Newsole”)	A company owned as to 90% by New Sole (Shanghai) Technology Ltd., which is owned as to 33% by Mr. Danny Wong
New Sole (Shanghai) Technology Ltd. (“New Sole”)	A company owned as to 33% by Mr. Danny Wong
Xsafe Limited (“Xsafe”)	A company wholly owned by Mr. Danny Wong
Everlink Enterprises Limited (“Everlink”)	A company wholly owned by Mr. Danny Wong

Transactions with Related Parties

Related party transactions during the years ended March 31, 2023, 2022 and 2021

	Nature	2021	2022	2023
		US$	US$	US$
Guangdong Rongmian	Sales of garment trims(1)	625,085	817,685	195,332
Guangdong Rongmian	Purchase of garment trims(1)	3,730,304	8,147,625	7,431,504
New Sole	Purchase of garment trims(2)	1,094,999	1,110,739	3,182,535
Jiaxing Newsole	Sale of garment trims(3)	254,110	366,732	7,760
Jiaxing Newsole	Purchase of garment trims(3)	1,025,490	2,044,746	1,561,334
Xsafe Limited	Administration charges	5,962	5,962	5,962

____________

(1)      During the normal course of business, Guangdong Rongmian engaged JLHK as both the supplier and customer for the sale and purchase of garment trims.

(2)      During the normal course of business, JLHK engaged New Sole as customer for the purchase of garment trims.

(3)      During the normal course of business, JLHK engaged Jiaxing Newsole as both the supplier and customer for the sale and purchase of garment trims.

Policies and Procedures for Related-Party Transactions

Our board of directors intends to create an audit committee in connection with this offering that will be tasked with review and approval of all related-party transactions.

Leases

JLHK entered into lease agreements with related parties during the years ended March 31, 2023, 2022 and 2021 as follows:

Name	Premise	Rental payment for the year ended March 31, 2021	Rental payment for the year ended March 31, 2022	Rental payment for the year ended March 31, 2023
		US$	US$	US$
Charm Vision	Office and warehouse	30,769	30,769	216,831
Charm Vision	Carpark	—	—	3,077
Everlink(1)(2)(3)	Office and warehouse	—	—	62,972

____________

(1)      On October 11, 2022, JLHK, as vendor, and Everlink, as purchaser, entered an agreement for the sale and purchase, pursuant to which JLHK agreed to sell, and Everlink agreed to purchase Workshop Unit F on 8th Floor, Houston Industrial Building, 32-40 Wang Lung Street, Tsuen Wan, New Territories, Hong Kong at a consideration of HK$2,250,000 (approximately US$288,462). On October 13, 2022, JLHK entered into a lease agreement with Everlink, pursuant to which JLHK leased back the premises with a lease term from October 13, 2022 to October 12, 2024 at an annual rent of HK$187,020 (approximately US$23,977).

(2)      On October 20, 2022, JLHK, as vendor, and Everlink, as purchaser, entered into an agreement for the sale and purchase, pursuant to which JLHK agreed to sell, and Everlink agreed to purchase Workshop Unit Q on 8th Floor, Houston Industrial Building, 32-40 Wang Lung Street, Tsuen Wan, New Territories, Hong Kong at a consideration of HK$2,430,000 (approximately US$311,538). On October 20, 2022, JLHK entered into a lease agreement with Everlink, pursuant to which JLHK leased back the premises with a lease term from October 20, 2022 to October 19, 2024 at an annual rent of HK$199,800 (approximately US$25,615).

(3)      On October 27, 2022, JLHK, as vendor, and Everlink, as purchaser, entered into an agreement for the sale and purchase, pursuant to which JLHK agreed to sell, and Everlink agreed to purchase Workshop Unit D on 8th Floor, Houston Industrial Building, 32-40 Wang Lung Street, Tsuen Wan, New Territories, Hong Kong at a consideration of HK$9,800,000 (approximately US$1,256,410). On October 27, 2022, JLHK entered into a lease agreement with Everlink, pursuant to which JLHK leased back the premises with a lease term from October 27, 2022 to October 26, 2024 at an annual rent of HK$730,080 (approximately US$93,600).

Bank Facilities

Bank borrowings as of March 31, 2023, 2022 and 2021 are as follows:

Lender	Type	Maturity date	Currency	Interest rate	Balance as of March 31,
					2021	2022	2023
					US$	US$	US$
Hang Seng Bank Limited(1)	Mortgage	June 2020	HKD	HIBOR+1.3%	—	—	—
Hang Seng Bank Limited(1)	Mortgage	April 2021	HKD	Prime – 2.85%	12,865	—	—
Hang Seng Bank Limited(1)	Mortgage	April 2021	HKD	Prime – 2.85%	9,190	—	—
Hang Seng Bank Limited(1)	Mortgage	March 2027	HKD	HIBOR+1.6%	833,333	700,319	571,055
Hang Seng Bank Limited(1)	Mortgage	March 2027	HKD	HIBOR+1.6%	1,346,154	1,131,285	921,158
Hang Seng Bank Limited(1)	Mortgage	March 2027	HKD	HIBOR+1.6%	371,795	312,450	254,415
Hang Seng Bank Limited(1)	Mortgage	December 2026	HKD	HIBOR+1.4%	562,531	468,173	375,410
Hang Seng Bank Limited(1)	Mortgage	April 2027	HKD	HIBOR+1.6%	—	426,880	—
Hang Seng Bank Limited(1)	Mortgage	April 2027	HKD	HIBOR+1.6%	—	634,846	518,994
Hang Seng Bank Limited(1)	Revolving loan	—	HKD	HIBOR+1.2%	—	—	—
Hang Seng Bank Limited(1)	Revolving loan	—	HKD	HIBOR+1.2%	628,205	628,205	—
Hang Seng Bank Limited(1)	Revolving loan	—	HKD	HIBOR+1.2%	—	—	—
Total					3,764,073	4,302,158	2,641,032

____________

(1)      JLHK entered into (as renewed or supplemented yearly where required) several banking facilities with banks in Hong Kong. The banking facilities were secured, details of which are set out as follows:

(a)      Unlimited joint or personal guarantee by the Controlling Shareholder Mr. Danny Wong and the spouse of Mr. Danny Wong; and

(b)      Legal charge over properties beneficially owned by JLHK, Mr. Danny Wong and the spouse of Mr. Danny Wong.

Due From (To) Related Parties

Due from (to) related parties consist of the followings:

Name	Nature	Classification	As of March 31, 2021	As of March 31, 2022	As of March 31, 2023
			US$	US$	US$
Mr. Danny Wong	Advance to director	Amount due from related party(1)	1,882,196	1,860,425	2,108,688
Mr. Edwin Wong	Advance from director	Amounts due to related party	364	360	15,375
Ms. Lui	Advance from a related party	Amounts due to related party	—	11,378	6,410
Charm Vision	Advance from a related party	Amounts due to related party	30,769	30,769	—
JLGL	Advance to a related party	Amounts due from related party(2)	211,713	—	—
JLGL	Advance from a related party	Amounts due to related party	—	—	218,590
Mega Image	Advance from a related party	Amount due to related party	185,669	185,669	—
Everlink	Advance to a related party	Amount due from related party(3)	—	—	1,080

____________

(1)      During the years ended March 31, 2023, 2022 and 2021, the largest amount outstanding due from Mr. Danny Wong were US$10,516,578, US$9,372,775 and US$2,462,372, respectively. The outstanding amount will be fully settled by setting off against the dividends to be declared by JLHK and the remaining, if any, by cash, which JLHK expects to declare such dividend before the listing of our Ordinary Shares.

(2)      During the years ended March 31, 2023, 2022 and 2021, the largest amount outstanding due from JLGL were US$252,821, US$864,632 and US$1,029,661, respectively.

(3)      During the year ended March 31, 2023, the largest amount outstanding due from Everlink was US$1,080.

The above amounts were unsecured, interest free with no specific repayment terms and of non-trade nature.

Accounts Receivable/Payable

Accounts receivable/payable consist of the followings:

Name	Nature	Classification	As of March 31, 2021	As of March 31, 2022	As of March 31, 2023
			US$	US$	US$
Guangdong Rongmian	Sales of garment trims	Accounts receivable(1)	92,936	33,537	18,843
Guangdong Rongmian	Purchase of garment trims	Accounts payable	636,678	1,726,584	506,275
Jiaxing Newsole	Sales of garment trims	Accounts receivable(2)	—	149,717	258
Jiaxing Newsole	Purchase of garment trims	Accounts payable	227,171	680,541	92,421
New Sole	Purchase of garment trims	Accounts payable	925,803	892,073	1,783,376

____________

(1)      During the years ended March 31, 2022, 2021 and 2020, the largest amount outstanding from Guangdong Rongmian were US$321,344, US$307,623 and US$175,720, respectively.

(2)      During the years ended March 31, 2022, 2021 and 2020, the largest amount outstanding from Jiaxing Newsole were US$773,721, US$149,717 and US$149,961, respectively.

PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of our Ordinary Shares as of the date of this prospectus by our officers, directors, and 5% or greater beneficial owners of Ordinary Shares. There is no other person or group of affiliated persons known by us to beneficially own more than 5% of our Ordinary Shares. The following table assumes that none of our officers, directors, or 5% or greater beneficial owners of our Ordinary Shares will purchase shares in this offering. In addition, the following table assumes that the over-allotment option has not been exercised. Holders of our Ordinary Shares are entitled to one (1) vote per share and vote on all matters submitted to a vote of our shareholders, except as may otherwise be required by law.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Unless otherwise indicated, the person identified in this table has sole voting and investment power with respect to all shares shown as beneficially owned by him or her, subject to applicable community property laws. Percentage of beneficial ownership of each listed person prior to this Offering is based on 30,000,000 Ordinary Shares outstanding as of the date of this prospectus (reflecting a 8-for-3 share split of our Ordinary Shares, effective on November 8, 2023). Percentage of beneficial ownership of each listed person after this Offering includes Ordinary Shares outstanding immediately after the completion of this Offering.

Name of Beneficial Owner	Ordinary Shares beneficially owned prior to this offering		Ordinary Shares beneficially held immediately after this offering
	Number of Ordinary Shares	Approximate percentage of outstanding Ordinary Shares	Number of Ordinary Shares	Approximate percentage of outstanding Ordinary Shares
Directors, director nominees, and executive officers
Mr. Danny Tze Ching Wong(1)(3)	18,090,000	60.3%	18,090,000	57.61%
Mr. Edwin Chun Yin Wong(1)(3)	3,000,000	10%	3,000,000	9.55%
Ms. Wai Ha Tang(1)	—	—	—	—
Mr. To Wai Suen(1)(2)	—	—	—	—
Mr. Stephen Wayland Kan(1)(2)	—	—	—	—
Mr. Nathaniel Clifton Chan(1)(2)	—	—	—	—
5% or greater shareholders
Mr. Danny Tze Ching Wong(1)(3)	18,090,000	60.3%	18,090,000	57.61%
Mr. Edwin Chun Yin Wong(3)	3,000,000	10%	3,000,000	9.55%

As of the date of this prospectus, none of our outstanding Ordinary Shares are held by record holders in the United States.

____________

(1)      Except as otherwise indicated below, the business address for our directors and executive officers is at Flat F, 8/F, Houston Industrial Building, 32-40 Wang Lung Street, Tsuen Wan, New Territories, Hong Kong.

(2)      Each of Mr. Stephen Wayland Kan, Mr. To Wai Suen and Mr. Nathaniel Clifton Chan will serve as our director upon the effectiveness of our registration statement on Form F-1 of which this prospectus is a part.

(3)      Mr. Danny Tze Ching Wong, our chairman of the board and director is the father of Mr. Edwin Chun Yin Wong our chief executive officer and director and they do not share the same household nor beneficial ownership over the Ordinary Shares the other owns.

DESCRIPTION OF SHARE CAPITAL

A copy of our Memorandum and Articles of Association is filed as an exhibit to the registration statement of which this prospectus is a part.

We are an exempted company incorporated with limited liability in the Cayman Islands and, upon completion of this offering, our affairs will be governed by our Memorandum and Articles of Association, the Companies Act and the common law of the Cayman Islands.

As of the date of this prospectus, our authorized share capital is US$51,000 divided into 1,360,000,000 Ordinary Shares, par value US$0.0000375 each.

As of the date immediately prior to this offering, 30,000,000 Ordinary Shares of par value US$0.0000375 per Ordinary Share were issued, fully paid and outstanding. Upon completion of this offering, we will have 31,400,000 Ordinary Shares issued and outstanding, assuming the Underwriter does not elect to exercise their option to purchase additional Ordinary Shares from us.

Assuming that we obtain the requisite shareholder approval, we will adopt our Memorandum and Articles of Association which will become effective and replace our current memorandum and articles of association in its entirety immediately prior to the completion of this offering. The following are summaries of certain material provisions of our Memorandum and Articles of Association and the Companies Act insofar as they relate to the material terms of our Ordinary Shares. A copy of the Memorandum and Articles of Association will be filed as an exhibit to the registration statement of which this prospectus is a part.

Ordinary Shares

General

All of our outstanding Ordinary Shares are fully paid and non-assessable. Certificates representing the Ordinary Shares are issued in registered form. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their Ordinary Shares. We may not issue shares to bearer.

Dividends

Subject to the Companies Act and our Articles of Association, our Company in general meeting may declare dividends in any currency to be paid to the members but no dividend shall be declared in excess of the amount recommended by our board of directors.

Except in so far as the rights attaching to, or the terms of issue of, any share may otherwise provide:

(i)     all dividends shall be declared and paid according to the amounts paid up on the shares in respect of which the dividend is paid, although no amount paid up on a share in advance of calls shall for this purpose be treated as paid up on the share;

(ii)    all dividends shall be apportioned and paid pro rata in accordance with the amount paid up on the shares during any portion(s) of the period in respect of which the dividend is paid; and

(iii)   our board of directors may deduct from any dividend or other monies payable to any member all sums of money (if any) presently payable by him to our Company on account of calls, instalments or otherwise.

Where our board of directors or our Company in general meeting has resolved that a dividend should be paid or declared, our board of directors may resolve:

(aa)   that such dividend be satisfied wholly or in part in the form of an allotment of shares credited as fully paid up, provided that the members entitled to such dividend will be entitled to elect to receive such dividend (or part thereof) in cash in lieu of such allotment; or

(bb)  that the members entitled to such dividend will be entitled to elect to receive an allotment of shares credited as fully paid up in lieu of the whole or such part of the dividend as our board of directors may think fit.

Upon the recommendation of our board of directors, our Company may by ordinary resolution in respect of any one particular dividend of our Company determine that it may be satisfied wholly in the form of an allotment of shares credited as fully paid up without offering any right to members to elect to receive such dividend in cash in lieu of such allotment.

Any dividend, bonus or other sum payable in cash to the holder of shares may be paid by cheque or warrant sent through the post. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent and shall be sent at the holder’s or joint holders’ risk and payment of the cheque or warrant by the bank on which it is drawn shall constitute a good discharge to our Company. Any one of two or more joint holders may give effectual receipts for any dividends or other monies payable or property distributable in respect of the shares held by such joint holders.

Whenever our board of directors or our Company in general meeting has resolved that a dividend be paid or declared, our board of directors may further resolve that such dividend be satisfied wholly or in part by the distribution of specific assets of any kind.

Our board of directors may, if it thinks fit, receive from any member willing to advance the same, and either in money or money’s worth, all or any part of the money uncalled and unpaid or instalments payable upon any shares held by him, and in respect of all or any of the monies so advanced may pay interest at such rate (if any) not exceeding 20% per annum, as our board of directors may decide, but a payment in advance of a call shall not entitle the member to receive any dividend or to exercise any other rights or privileges as a member in respect of the share or the due portion of the shares upon which payment has been advanced by such member before it is called up.

All dividends, bonuses or other distributions unclaimed for one year after having been declared may be invested or otherwise used by our board of directors for the benefit of our Company until claimed and our Company shall not be constituted a trustee in respect thereof. All dividends, bonuses or other distributions unclaimed for six years after having been declared may be forfeited by our board of directors and, upon such forfeiture, shall revert to our Company.

No dividend or other monies payable by our Company on or in respect of any share shall bear interest against our Company.

Our Company may exercise the power to cease sending cheques for dividend entitlements or dividend warrants by post if such cheques or warrants remain uncashed on two consecutive occasions or after the first occasion on which such a cheque or warrant is returned undelivered.

Voting Rights

Subject to any special rights, restrictions or privileges as to voting for the time being attached to any class or classes of shares at any general meeting: (a) on a poll every member present in person or by proxy or, in the case of a member being a corporation, by our duly authorized representative shall have one vote for every share which is fully paid or credited as fully paid registered in his name in the register of members of our Company but so that no amount paid up or credited as paid up on a share in advance of calls or instalments is treated for this purpose as paid up on the share; and (b) on a show of hands every member who is present in person (or, in the case of a member being a corporation, by our duly authorized representative) or by proxy shall have one vote. Where more than one proxy is appointed by a member which is a Clearing House (as defined in the Articles) (or its nominee(s)) or a central depository house (or its nominee(s)), each such proxy shall have one vote on a show of hands. On a poll, a member entitled to more than one vote need not use all his votes or cast all the votes he does use in the same way.

Transfer of Ordinary Shares

Subject to the Companies Act and our Articles of Association, all transfers of shares shall be effected by an instrument of transfer in the usual or common form or in such other form as our board of directors may approve and may be under hand or, if the transferor or transferee is a Clearing House (as defined in the Articles) (or its nominee(s)) or a central depository house (or its nominee(s)), under hand or by machine imprinted signature, or by such other manner of execution as our board of directors may approve from time to time.

Execution of the instrument of transfer shall be by or on behalf of the transferor and the transferee, provided that our board of directors may dispense with the execution of the instrument of transfer by the transferor or transferee or accept mechanically executed transfers. The transferor shall be deemed to remain the holder of a share until the name of the transferee is entered in the register of members of our Company in respect of that share.

Our board of directors may, in our absolute discretion, at any time and from time to time remove any share on the principal register to any branch register or any share on any branch register to the principal register or any other branch register. Unless our board of directors otherwise agrees, no shares on the principal register shall be removed to any branch register nor shall shares on any branch register be removed to the principal register or any other branch register. All removals and other documents of title shall be lodged for registration and registered, in the case of shares on any branch register, at the registered office and, in the case of shares on the principal register, at the place at which the principal register is located.

Our board of directors may, in our absolute discretion, decline to register a transfer of any share (not being a fully paid up share) to a person of whom it does not approve or on which our Company has a lien. It may also decline to register a transfer of any share issued under any share option scheme upon which a restriction on transfer subsists or a transfer of any share to more than four joint holders.

Our board of directors may decline to recognize any instrument of transfer unless a certain fee, up to such maximum sum as Nasdaq may determine to be payable, is paid to our Company, the instrument of transfer is properly stamped (if applicable), is in respect of only one class of share and is lodged at our registered office or the place at which the principal register is located accompanied by the relevant share certificate(s) and such other evidence as our board of directors may reasonably require is provided to show the right of the transferor to make the transfer (and if the instrument of transfer is executed by some other person on his behalf, the authority of that person so to do).

The registration of transfers of shares or of any class of shares may, after compliance with any notice requirement of Nasdaq, be suspended at such times and for such periods (not exceeding in the whole thirty days in any year) as our board of directors may determine.

Fully paid shares shall be free from any restriction on transfer (except when permitted by Nasdaq) and shall also be free from all liens.

Procedures on liquidation

A resolution that our Company be wound up by the court or be wound up voluntarily shall be a special resolution of our shareholders.

Subject to any special rights, privileges or restrictions as to the distribution of available surplus assets on liquidation for the time being attached to any class or classes of shares:

(i)     if our Company is wound up, the surplus assets remaining after payment to all creditors shall be divided among the members in proportion to the capital paid up on the shares held by them respectively; and

(ii)    if our Company is wound up and the surplus assets available for distribution among the members are insufficient to repay the whole of the paid-up capital, such assets shall be distributed, subject to the rights of any shares which may be issued on special terms and conditions, so that, as nearly as may be, the losses shall be borne by the members in proportion to the capital paid up on the shares held by them, respectively.

If our Company is wound up (whether the liquidation is voluntary or compelled by the court), the liquidator may, with the sanction of a special resolution and any other sanction required by the Companies Act, divide among the members in specie or kind the whole or any part of the assets of our Company, whether the assets consist of property of one kind or different kinds, and the liquidator may, for such purpose, set such value as he deems fair upon any one or more class or classes of property to be so divided and may determine how such division shall be carried out as between the members or different classes of members and the members within each class. The liquidator may, with the like sanction, vest any part of the assets in trustees upon such trusts for the benefit of members as the liquidator thinks fit, but so that no member shall be compelled to accept any shares or other property upon which there is a liability.

Calls on Ordinary Shares and Forfeiture of Ordinary Shares

Subject to these Articles and to the terms of allotment, our board of directors may, from time to time, make such calls as it thinks fit upon the members in respect of any monies unpaid on the shares held by them respectively (whether on account of the nominal value of the shares or by way of premium) and not by the conditions of allotment of such shares made payable at fixed times. A call may be made payable either in one sum or by instalments. If the sum payable in respect of any call or instalment is not paid on or before the day appointed for payment thereof, the person or persons from whom the sum is due shall pay interest on the same at such rate not exceeding 20% per annum as our board of directors shall fix from the day appointed for payment to the time of actual payment, but our board of directors may waive payment of such interest wholly or in part. Our board of directors may, if it thinks fit, receive from any member willing to advance the same, either in money or money’s worth, all or any part of the money uncalled and unpaid or instalments payable upon any shares held by him, and in respect of all or any of the monies so advanced our Company may pay interest at such rate (if any) not exceeding 20% per annum as our board of directors may decide.

If a member fails to pay any call or instalment of a call on the day appointed for payment, our board of directors may, for so long as any part of the call or instalment remains unpaid, serve not less than 14 days’ notice on the member requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued and which may still accrue up to the date of actual payment. The notice shall name a further day (not earlier than the expiration of 14 days from the date of the notice) on or before which the payment required by the notice is to be made, and shall also name the place where payment is to be made. The notice shall also state that, in the event of non-payment at or before the appointed time, the shares in respect of which the call was made will be liable to be forfeited.

If the requirements of any such notice are not complied with, any share in respect of which the notice has been given may at any time thereafter, before the payment required by the notice has been made, be forfeited by a resolution of our board of directors to that effect. Such forfeiture will include all dividends and bonuses declared in respect of the forfeited share and not actually paid before the forfeiture.

A person whose shares have been forfeited shall cease to be a member in respect of the forfeited shares but shall, nevertheless, remain liable to pay to our Company all monies which, at the date of forfeiture, were payable by him to our Company in respect of the shares together with (if our board of directors shall in our discretion so require) interest thereon from the date of forfeiture until payment at such rate not exceeding 20% per annum as our board of directors may prescribe.

Redemption of Ordinary Shares

Subject to the Companies Act, our Articles of Association, and, where applicable, the Nasdaq listing rules or any other law or so far as not prohibited by any law and subject to any rights conferred on the holders of any class of Shares, any power of our Company to purchase or otherwise acquire all or any of its own Shares (which expression as used in this Article includes redeemable Shares) be exercisable by our board of directors in such manner, upon such terms and subject to such conditions as it thinks fit.

Subject to the Companies Act, our Articles of Association, and to any special rights conferred on the holders of any Shares or attaching to any class of Shares, Shares may be issued on the terms that they may, at the option of our Company or the holders thereof, be liable to be redeemed on such terms and in such manner, including out of capital, as our board of directors may deem fit.

Variations of Rights of Shares

Subject to the Companies Act and without prejudice to our Articles of Association, if at any time the share capital of our Company is divided into different classes of shares, all or any of the special rights attached to any class of shares may (unless otherwise provided for by the terms of issue of the shares of that class) be varied, modified or abrogated with the sanction of a special resolution passed at a separate general meeting of the holders of the shares of that class. The provisions of the Articles relating to general meetings shall mutatis mutandis apply to every such separate general meeting, but so that the necessary quorum (whether at a separate general meeting or at its adjourned meeting) shall be not less than a person or persons together holding (or, in the case of a member being a corporation, by our duly authorized representative) or representing by proxy not less than one-third in nominal value of the issued shares of that class. Every holder of shares of the class shall be entitled on a poll to one vote for every such share held by him, and any holder of shares of the class present in person or by proxy may demand a poll.

Any special rights conferred upon the holders of any shares or class of shares shall not, unless otherwise expressly provided in the rights attaching to the terms of issue of such shares, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

General Meetings of Shareholders

Our Company must hold an annual general meeting each fiscal year other than the fiscal year of our Company’s adoption of our Articles of Association.

Extraordinary general meetings may be convened on the requisition of one or more members holding, at the date of deposit of the requisition, not less than one tenth of the paid up capital of our Company having the right of voting at general meetings. Such requisition shall be made in writing to our board of directors or the secretary of our Company for the purpose of requiring an extraordinary general meeting to be called by our board of directors for the transaction of any business specified in such requisition. Such meeting shall be held within two months after the deposit of such requisition. If within 21 days of such deposit, our board of directors fails to proceed to convene such meeting, the requisitionist(s) himself (themselves) may do so in the same manner, and all reasonable expenses incurred by the requisitionist(s) as a result of the failure of our board of directors shall be reimbursed to the requisitionist(s) by our Company.

Every general meeting of our Company shall be called by at least 10 clear days’ notice in writing. The notice shall be exclusive of the day on which it is served or deemed to be served and of the day for which it is given, and must specify the time, place and agenda of the meeting and particulars of the resolution(s) to be considered at that meeting and the general nature of that business.

Although a meeting of our Company may be called by shorter notice than as specified above, such meeting may be deemed to have been duly called if it is so agreed:

(i)     in the case of an annual general meeting, by all members of our Company entitled to attend and vote thereat; and

(ii)    in the case of any other meeting, by a majority in number of the members having a right to attend and vote at the meeting holding not less than 95% of the total voting rights at the meetings of all our shareholders.

All business transacted at an extraordinary general meeting shall be deemed special business. All business shall also be deemed special business where it is transacted at an annual general meeting, with the exception of the election of Directors which shall be deemed ordinary business.

No business other than the appointment of a chairman of a meeting shall be transacted at any general meeting unless a quorum is present when the meeting proceeds to business, and continues to be present until the conclusion of the meeting.

The quorum for a general meeting shall be two members entitled to vote and present in person (or in the case of a member being a corporation, by our duly authorized representative) or by proxy representing not less than one-third (1/3) in nominal value of the total issued voting shares in our Company throughout the meeting.

Inspection of Books and Records

Our shareholders have no general right to inspect or obtain copies of the register of members or corporate records of our company. They will, however, have such rights as may be set out in our Articles of Association.

Changes in Capital

Subject to the Companies Act, our shareholders may, by ordinary resolution:

(a)     increase our share capital by new shares of the amount fixed by that ordinary resolution and with the attached rights, priorities and privileges set out in that ordinary resolution;

(b)    consolidate and divide all or any of our share capital into shares of larger amount than our existing shares;

(c)     sub-divide our Shares or any of them into our Shares of smaller amount than is fixed by our Company’s Memorandum of Association, so, however, that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced our shares shall be the same as it was in case of the share from which the reduced our Shares is derived;

(d)    cancel any shares which, at the date of the passing of that ordinary resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so cancelled; and

(e)     convert all or any of our paid up shares into stock, and reconvert that stock into paid up shares of any denomination.

Subject to the Companies Act and to any rights for the time being conferred on the shareholders holding a particular class of shares, our shareholders may, by special resolution, reduce our share capital or any capital redemption reserve in any way.

Certain Cayman Islands Company Considerations

Exempted Company

We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

•        an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies in the Cayman Islands;

•        an exempted company’s register of members is not open to inspection;

•        an exempted company does not have to hold an annual general meeting;

•        an exempted company may issue no par value, negotiable or bearer shares;

•        an exempted company may obtain an undertaking against the imposition of any future taxation;

•        an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

•        an exempted company may register as a limited duration company; and

•        an exempted company may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company.

Differences in Corporate Law

The Companies Act is modeled after that of England and Wales but does not follow recent statutory enactments in England. In addition, the Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the State of Delaware.

This discussion does not purport to be a complete statement of the rights of holders of our Ordinary Shares under applicable law in the Cayman Islands or the rights of holders of the common stock of a typical corporation under applicable Delaware law.

Mergers and Similar Arrangements

The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The plan must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a statement setting out the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman Islands parent company and its Cayman Islands subsidiary or subsidiaries does not require authorization by a resolution of shareholders. For this purpose a subsidiary is a company of which at least ninety percent (90%) of the issued shares entitled to vote are owned by the parent company.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain circumstances, a dissentient shareholder of a Cayman Islands constituent company is entitled to payment of the fair value of his shares upon dissenting to a merger or consolidation. The exercise of appraisal rights will preclude the exercise of any other rights save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made, and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

•        the statutory provisions as to the required majority vote have been met;

•        the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

•        the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

•        the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of dissentient minority shareholder upon a tender offer. When a tender offer is made and accepted by holders of ninety percent (90%) of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands.

If an arrangement and reconstruction is thus approved, the dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits

In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands court can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge actions where:

•        a company acts or proposes to act illegally or ultra vires;

•        the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

•        those who control the company are perpetrating a “fraud on the minority”.

Indemnification of Directors and Executive Officers and Limitation of Liability

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our Memorandum and Articles of Association provide that that we shall indemnify our officers and directors against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such directors or officer, other than by reason of such person’s dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere.

This standard of conduct is generally the same as permitted under the Delaware General Corporation Act for a Delaware corporation. In addition, we intend to enter into indemnification agreements with our directors and senior executive officers that will provide such persons with additional indemnification beyond that provided in our Memorandum and Articles of Association. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company — a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his or her position as director (unless the company permits him to do so) and a duty not to put himself in a position where the interests of the company conflict with his or her personal interest or his or her duty to a third party. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Action by Written Consent

Under the Delaware General Corporation Act, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Our Articles of Association provide that any action required or permitted to be taken at general meetings of our Company may only be taken upon the vote of shareholders at general meeting and shareholders may approve corporate matters by way of a unanimous written resolution without a meeting being held.

Shareholder Proposals

Under the Delaware General Corporation Act, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Companies Act does not provide shareholders with rights to requisition a general meeting nor any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our Articles of Association allow any one or more of our shareholders who together hold shares which carry in aggregate not less than one tenth of the paid up capital of our company having the right of voting at general meetings to requisition an extraordinary general meeting of our shareholders, in which case our board is obliged to convene an extraordinary general meeting and to put the resolutions so requisitioned to a vote at such meeting. Other than this right to requisition a shareholders’ meeting, our Articles of Association do not provide our shareholders with any other right to put proposals before annual general meetings or extraordinary general meetings. As an exempted Cayman Islands company, we are not obliged by law to call shareholders’ annual general meetings.

Cumulative Voting

Under the Delaware General Corporation Act, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. As permitted under Cayman Islands law, our Articles of Association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our Articles of Association, directors may be removed by an ordinary resolution of our shareholders.

Transactions with Interested Shareholders

The Delaware General Corporation Act contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting stock within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding Up

Under the Delaware General Corporation Act, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so. Under the Companies Act and our Articles of Association, our company may be dissolved, liquidated or wound up by a special resolution of our shareholders.

Variation of Rights of Shares

Under the Delaware General Corporation Act, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our Articles of Association, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class with the sanction of a special resolution passed at a separate meeting of the holders of the shares of that class.

Amendment of Governing Documents

Under the Delaware General Corporation Act, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. As permitted by Cayman Islands law, our Memorandum and Articles of Association may only be amended by a special resolution of our shareholders.

Rights of Non-Resident or Foreign Shareholders

There are no limitations imposed by our Memorandum and Articles of Association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our Memorandum and Articles of Association governing the ownership threshold above which shareholder ownership must be disclosed.

Listing

We have applied to have our Ordinary Shares listed on the Nasdaq Global Market under the symbol “JL.” We cannot guarantee that we will be successful in listing our Ordinary Shares on the Nasdaq Global Market; however, we will not complete this offering unless we are listed on the Nasdaq Stock Market.

Transfer Agent

The transfer agent of our Ordinary Shares is Vstock Transfer, LLC, located at 18 Lafayette Place, Woodmere, New York 11593.

History of Ordinary Shares Issuance

Securities/Purchaser	Date of Issuance	Number of Securities(1)		Consideration
Ordinary Shares
Mr. Danny Tze Ching Wong	July 25, 2022	27,000,000	(2)	USD1,012.50
Mr. Edwin Chun Yin Wong	July 25, 2022	3,000,000		USD112.50

____________

(1)      Retroactively adjusted to reflect a share split of our Ordinary Shares at a ratio of 8-for-3, which occurred on November 8, 2023.

(2)      On September 20, 2023, Mr. Danny Tze Ching Wong entered into individual sale and purchase agreements with the pre-IPO shareholders, Capital Summit Enterprises Limited, Cherish Gloss Group Limited, Jipsy Trade Limited, Summer Explorer Investments Limited, Wise Total Solutions Group Limited, and Max Premier Enterprises Limited. According to these agreements, the Controlling Shareholder agreed to sell and each of the pre-IPO shareholders agreed to purchase 1,485,000 shares (retroactively adjusted to reflect a share split of our Ordinary Shares at a ratio of 8-for-3, which occurred on November 8, 2023) of JL at a consideration of US$4,000,000. The shares were transferred on the same day upon execution of the instruments of transfer, with the consideration to be settled by way of promissory notes on or before June 30, 2024.

SHARES ELIGIBLE FOR FUTURE SALE

Before this offering, there was no established public market for our Ordinary Shares, and while we have applied for approval to have our Ordinary Shares listed on the Nasdaq Global Market, we cannot assure you that a liquid trading market for the Ordinary Shares will develop or be sustained after this offering. Future sales of substantial amounts of our Ordinary Shares in the public markets after this offering, or the perception that such sales may occur, could adversely affect market prices prevailing from time to time. As described below, only a limited number of our Ordinary Shares currently outstanding will be available for sale immediately after this offering due to contractual and legal restrictions on resale. Nevertheless, after these restrictions lapse, future sales of substantial amounts of our Ordinary Shares, including Ordinary Shares issued upon exercise of outstanding options, in the public market in the United States, or the possibility of such sales, could negatively affect the market price in the United States of our Ordinary Shares and our ability to raise equity capital in the future.

Upon the closing of this offering, we will have 31,400,000 outstanding Ordinary Shares, assuming no exercise of the underwriters’ over-allotment option. Of that amount, 10,310,000 Ordinary Shares will be publicly held by investors participating in this offering assuming that the underwriters do not exercise their over-allotment option and the Selling Shareholders will sell all of the Ordinary Shares offered for sale pursuant to the Resale Prospectus, and Ordinary Shares will be held by our existing shareholders, some of whom may be our affiliates as that term is defined in Rule 144 under the Securities Act. As defined in Rule 144, an affiliate of an issuer is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the issuer.

All of the Ordinary Shares sold in this offering will be freely transferable by persons other than our affiliates in the United States without restriction or further registration under the Securities Act. Ordinary Shares purchased by one of our affiliates may not be resold, except pursuant to an effective registration statement or an exemption from registration, including an exemption under Rule 144 under the Securities Act described below.

The Ordinary Shares issued and outstanding prior to this offering are restricted securities, as that term is defined in Rule 144 under the Securities Act. These restricted securities may be sold in the United States only if they are registered or if they qualify for an exemption from registration under Rule 144 or Rule 701 under the Securities Act. These rules are described below.

Rule 144

In general, persons who have beneficially owned restricted Ordinary Shares for at least six months, and any affiliate of the Company who owns either restricted or unrestricted securities, are entitled to sell their securities without registration with the SEC under an exemption from registration provided by Rule 144 under the Securities Act.

Non-Affiliates

Any person who is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a seller may sell an unlimited number of restricted securities under Rule 144 if:

•        the restricted securities have been held for at least six months, including the holding period of any prior owner other than one of our affiliates;

•        we have been subject to the Exchange Act periodic reporting requirements for at least 90 days before the sale; and

•        we are current in our Exchange Act reporting at the time of sale.

Any person who is not deemed to have been an affiliate of ours at the time of, or at any time during the three months preceding, a sale and has held the restricted securities for at least one year, including the holding period of any prior owner other than one of our affiliates, will be entitled to sell an unlimited number of restricted securities without regard to the length of time we have been subject to Exchange Act periodic reporting or whether we are current in our Exchange Act reporting.

Affiliates

Persons seeking to sell restricted securities who are our affiliates at the time of, or any time during the three months preceding, a sale, would be subject to the restrictions described above. They are also subject to additional restrictions, by which such person would be required to comply with the manner of sale and notice provisions of Rule 144 and would be entitled to sell within any three month period only that number of securities that does not exceed the greater of either of the following:

•        1% of the number of Ordinary Shares then outstanding, which will equal approximately 314,000 Ordinary Shares immediately after the closing of this offering, assuming the underwriters do not exercise their over-allotment option; or

•        the average weekly trading volume of our Ordinary Shares in the form of Ordinary Shares on the Nasdaq Global Market during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

In such case, these shares would remain subject to lock-up/leak-out arrangements and would only become eligible for sale when the lock-up/leak-out period expires.

Additionally, persons who are our affiliates at the time of, or any time during the three months preceding, a sale may sell unrestricted securities under the requirements of Rule 144 described above, without regard to the six month holding period of Rule 144, which does not apply to sales of unrestricted securities.

Rule 701

Rule 701 under the Securities Act, as in effect on the date of this prospectus, permits resales of shares in reliance upon Rule 144 but without compliance with certain restrictions of Rule 144, including the holding period requirement. If any of our employees, executive officers, or directors purchase shares under a written compensatory plan or contract, they may be entitled to rely on the resale provisions of Rule 701, but all holders of Rule 701 shares would be required to wait until 90 days after the date of this prospectus before selling any such shares. However, the Rule 701 shares would remain subject to lock-up arrangements as described below and would only become eligible for sale when the lock-up period expires.

Regulation S

Regulation S under the Securities Act provides an exemption from registration requirements in the United States for offers and sales of securities that occur outside the United States. Rule 903 of Regulation S provides the conditions to the exemption for a sale by an issuer, a distributor, their respective affiliates, or anyone acting on their behalf. Rule 904 of Regulation S provides the conditions to the exemption for a resale by persons other than those covered by Rule 903. In each case, any sale must be completed in an offshore transaction, as that term is defined in Regulation S, and no directed selling efforts, as that term is defined in Regulation S, may be made in the United States.

We are a foreign issuer as defined in Regulation S. As a foreign issuer, securities that we sell outside the United States pursuant to Regulation S are not considered to be restricted securities under the Securities Act, and, subject to the offering restrictions imposed by Rule 903, are freely tradable without registration or restrictions under the Securities Act, unless the securities are held by our affiliates. We are not claiming the potential exemption offered by Regulation S in connection with the offering of newly issued shares outside the United States and will register all of the newly issued shares under the Securities Act.

Subject to certain limitations, holders of our restricted shares who are not our affiliates or who are our affiliates by virtue of their status as our officer or director of may resell their restricted shares in an “offshore transaction” under Regulation S if:

•        none of the shareholder, its affiliate, nor any person acting on their behalf engages in directed selling efforts in the United States, and

•        in the case of a sale of our restricted shares by an officer or director who is our affiliate solely by virtue of holding such position, no selling commission, fee, or other remuneration is paid in connection with the offer or sale other than the usual and customary broker’s commission that would be received by a person executing such transaction as agent.

Additional restrictions are applicable to a holder of our restricted shares who will be our affiliate other than by virtue of his or her status as our officer or director.

Lock-up Agreements

We have agreed not to, for a period of 6 months after the date of the Underwriting Agreement (the “Lock-Up Period”), (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (ii) file or caused to be filed any registration statement with the SEC relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (iii) complete any offering of debt securities of the Company, other than entering into a line of credit with a traditional bank or (iv) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of the Company, whether any such transaction described in clause (i), (ii), (iii) or (iv) above is to be settled by delivery of shares of capital stock of the Company or such other securities, in cash or otherwise.

Each of our directors, officers and principal shareholders (5% or more shareholders), has agreed to enter into customary lock-up agreements in favor of Eddid Securities USA Inc. that for a period of 6 months after the effective date of the registration statement, they shall not offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares of the Company or any securities convertible into or exercisable or exchangeable for Ordinary Shares of the Company, subject to customary exceptions.

In addition, Wise Total Solutions Group Limited, one of the Selling Shareholders selling 1,485,000 Ordinary Shares pursuant to the Resale Prospectus, has agreed to enter into customary lock-up agreements in favor of Eddid Securities USA Inc. that for a period of two (2) months after the effective date of the registration statement, they shall not offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares of the Company or any securities convertible into or exercisable or exchangeable for Ordinary Shares of the Company, subject to customary exceptions.

The representative has no present intention to waive or shorten the lock-up period; however, the terms of the lock-up agreement may be waived at its discretion. In determining whether to waiver the terms of the lock-up agreement, the representative may base its decision on its assessment of the relative strengths of the securities markets and companies similar to ours in general, and the trading pattern of, and demand for, our securities in general.

Leak-Out Agreement

Jipsy Trade Limited, one of the Selling Shareholders selling 1,485,000 Ordinary Shares pursuant to the Resale Prospectus, has agreed to enter into a leak-out agreement with the Company, pursuant to which Jipsy Trade Limited has agreed not to sell the Relevant Resale Shares for a period of 60 days after the date of the effective date of Company’s registration statement, except as follows:

(a)     Jipsy Trade Limited may sell up to 33% of the Relevant Resale Shares if (i) the Nasdaq Official Closing Price of the Ordinary Shares of the Company as reported on nasdaq.com (“NOCP”) on ally two consecutive trading days equals or exceeds 120% of the offer price per share in the initial public offer; and (ii) the average daily trading volume (as reported as the NLS Volume on nasdaq.com) (“Trading Volume”) of the Ordinary Shares on Nasdaq over such two consecutive trading days equals or exceeds 100,000 Ordinary Shares;

(b)    Jipsy Trade Limited may sell up to all additional 33% of the Relevant Resale Shares if (i) the NOCP on any two consecutive trading days equals or exceeds 140% of the offer price per share in the initial public offering; and (ii) the average daily Trading Volume of the Ordinary Shares on the Nasdaq over such two consecutive trading days equals or exceeds 120,000 Ordinary Shares;

(c)     Jipsy Trade Limited may sell the remaining 34% of the Relevant Resale Shares if (i) the NOCP on any two consecutive trading days equals or exceeds 160% of the offer price per share in the initial public offering; and (ii) the average daily Trading Volume of the Ordinary Shares on Nasdaq over such two consecutive trading days equals or exceeds 150,000 Ordinary Shares.

For the purpose of clarity, the price and volume amounts in the above subparagraphs (a) through (c) shall be subject to adjustment for sub-divisions, consolidations or similar transactions affecting the Ordinary Shares following the effective date of the leak-out agreement. The conditions in the above subparagraphs are mutually inclusive and one condition need not be met before the others take effect. For example, if the offer price in this offering is $5.00, the average NOCP of the Ordinary Shares is $8.00 and the average Trading Volume of the Ordinary Shares on Nasdaq is 150,000 for any two consecutive days, then all three of the above-mentioned conditions have been met and all of the Relevant Resale Shares can be sold collectively.

MATERIAL INCOME TAX CONSIDERATIONS

Cayman Islands Taxation

The Cayman Islands currently levy no taxes on individuals or corporations based upon profits, income, gains or appreciations and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to our Company levied by the Government of the Cayman Islands save for certain stamp duties which may be applicable, from time to time, on certain instruments. No stamp duty is payable in the Cayman Islands on transfers of shares of Cayman Islands companies save for those which hold interests in land in the Cayman Islands. There are no exchange control regulations or currency restrictions in effect in the Cayman Islands.

Hong Kong Profits Taxation

No tax is imposed in Hong Kong in respect of capital gains from the sale of property, such as our Ordinary Shares. Generally, gains arising from disposal of the Ordinary Shares which are held more than two years are considered capital in nature. However, trading gains from the sale of property by persons carrying on a trade, profession or business in Hong Kong where such gains are derived from or arise in Hong Kong from such trade, profession or business will be chargeable to Hong Kong profit tax. Liability for Hong Kong profits tax would therefore arise in respect of trading gains from the sale of Ordinary Shares realized by persons in the course of carrying on a business of trading or dealing in securities in Hong Kong where the purchase or sale contracts are effected (being negotiated, concluded and/or executed) in Hong Kong. Effective from April 1, 2018, profits tax is levied on a two-tiered profits tax rate basis, with the first HK$2 million of profits being taxed at 8.25% for corporations and 7.5% for unincorporated businesses, and profits exceeding the first HK$2 million being taxed at 16.5% for corporations and 15% for unincorporated businesses.

In addition, Hong Kong does not impose withholding tax on gains derived from the sale of stock in Hong Kong companies and does not impose withholding tax on dividends paid outside of Hong Kong by Hong Kong companies. Accordingly, investors will not be subject to Hong Kong withholding tax with respect to a disposition of their Ordinary Shares or with respect to the receipt of dividends on their Ordinary Shares, if any. No income tax treaty relevant to the acquiring, withholding or dealing in the Ordinary Shares exists between Hong Kong and the United States.

Material U.S. Federal Income Tax Considerations for U.S. Holders

The following discussion describes the material U.S. federal income tax consequences relating to the ownership and disposition of our Ordinary Shares by U.S. Holders (as defined below). This discussion applies to U.S. Holders that purchase our Ordinary Shares pursuant to this offering and hold such Ordinary Shares as capital assets. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended, U.S. Treasury regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect. This discussion does not address all of the U.S. federal income tax consequences that may be relevant to specific U.S. Holders in light of their particular circumstances or to U.S. Holders subject to special treatment under U.S. federal income tax law (such as certain financial institutions; insurance companies; dealers or traders in securities or other persons that generally mark their securities to market for U.S. federal income tax purposes; tax-exempt entities or governmental organizations; retirement plans; regulated investment companies; real estate investment trusts; grantor trusts; brokers, dealers, or traders in securities, commodities, currencies, or notional principal contracts; certain former citizens or long-term residents of the United States; persons who hold our Ordinary Shares as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security,” or integrated investment; persons that have a “functional currency” other than the U.S. dollar; persons that own directly, indirectly, or through attribution 10% or more of the voting power of our Ordinary Shares; corporations that accumulate earnings to avoid U.S. federal income tax; partnerships and other pass-through entities; and investors in such pass-through entities). This discussion does not address any U.S. state or local or non-U.S. tax consequences or any U.S. federal estate, gift, or alternative minimum tax consequences.

As used in this discussion, the term “U.S. Holder” means a beneficial owner of our Ordinary Shares who is, for U.S. federal income tax purposes, (i) an individual who is a citizen or resident of the United States; (ii) a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia; (iii) an estate, the income of which is subject to U.S. federal income tax regardless of its source; or (iv) a trust (x) with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons has the authority to control all of its substantial decisions, or (y) that has elected under applicable U.S. Treasury regulations to be treated as a domestic trust for U.S. federal income tax purposes.

If an entity treated as a partnership for U.S. federal income tax purposes holds our Ordinary Shares, the U.S. federal income tax consequences relating to an investment in such Ordinary Shares will depend in part upon the status and activities of such entity and the particular partner. Any such entity should consult its own tax advisor regarding the U.S. federal income tax consequences applicable to it and its partners of the purchase, ownership, and disposition of our Ordinary Shares.

Persons considering an investment in our Ordinary Shares should consult their own tax advisors as to the particular tax consequences applicable to them relating to the purchase, ownership, and disposition of our Ordinary Shares, including the applicability of U.S. federal, state, and local tax laws and non-U.S. tax laws.

Passive Foreign Investment Company (“PFIC”) Consequences

In general, a corporation organized outside the United States will be treated as a PFIC for any taxable year in which either (i) at least 75% of its gross income is “passive income” (“PFIC income test”), or (ii) on average at least 50% of its assets, determined on a quarterly basis, are assets that produce passive income or are held for the production of passive income (“PFIC asset test”). Passive income for this purpose generally includes, among other things, dividends, interest, royalties, rents, and gains from the sale or exchange of property that gives rise to passive income. Assets that produce or are held for the production of passive income generally include cash (even if held as working capital or raised in a public offering), marketable securities, and other assets that may produce passive income. Generally, in determining whether a non-U.S. corporation is a PFIC, a proportionate share of the income and assets of each corporation in which it owns, directly or indirectly, at least a 25% interest (by value) is taken into account.

Although PFIC status is determined on an annual basis and generally cannot be determined until the end of a taxable year, based on the nature of our current and expected income and the current and expected value and composition of our assets, we do not presently expect to be a PFIC for our current taxable year or the foreseeable future. However, there can be no assurance given in this regard because the determination of whether we are or will become a PFIC is a fact-intensive inquiry made on an annual basis that depends, in part, upon the composition of our income and assets. In addition, there can be no assurance that the IRS will agree with our conclusion or that the IRS would not successfully challenge our position.

If we are a PFIC in any taxable year during which a U.S. Holder owns our Ordinary Shares, the U.S. Holder could be liable for additional taxes and interest charges under the “PFIC excess distribution regime” upon (i) a distribution paid during a taxable year that is greater than 125% of the average annual distributions paid in the three preceding taxable years, or, if shorter, the U.S. Holder’s holding period for our Ordinary Shares; and (ii) any gain recognized on a sale, exchange, or other disposition, including a pledge, of our Ordinary Shares, whether or not we continue to be a PFIC. Under the PFIC excess distribution regime, the tax on such distribution or gain would be determined by allocating the distribution or gain ratably over the U.S. Holder’s holding period for our Ordinary Shares. The amount allocated to the current taxable year (i.e., the year in which the distribution occurs or the gain is recognized) and any year prior to the first taxable year in which we are a PFIC will be taxed as ordinary income earned in the current taxable year. The amount allocated to other taxable years will be taxed at the highest marginal rates in effect for individuals or corporations, as applicable, to ordinary income for each such taxable year, and an interest charge, generally applicable to underpayments of tax, will be added to the tax.

If we are a PFIC for any year during which a U.S. Holder holds our Ordinary Shares, we must generally continue to be treated as a PFIC by that holder for all succeeding years during which the U.S. Holder holds such Ordinary Shares, unless we cease to meet the requirements for PFIC status and the U.S. Holder makes a “deemed sale” election with respect to our Ordinary Shares. If the election is made, the U.S. Holder will be deemed to sell our Ordinary Shares it holds at their fair market value on the last day of the last taxable year in which we qualified as a PFIC, and any gain recognized from such deemed sale would be taxed under the PFIC excess distribution regime. After the deemed sale election, the U.S. Holder’s Ordinary Shares would not be treated as shares of a PFIC unless we subsequently become a PFIC.

If we are a PFIC for any taxable year during which a U.S. Holder holds our Ordinary Shares and one of our non-U.S. subsidiaries is also a PFIC (i.e., a lower-tier PFIC), such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC and would be taxed under the PFIC excess distribution regime on distributions by the lower-tier PFIC and on gain from the disposition of shares of the lower-tier PFIC even though such U.S. Holder would not receive the proceeds of those distributions or dispositions. Any of our non-U.S. subsidiaries that have elected to be disregarded as entities separate from us or as partnerships for U.S. federal income tax purposes would not be corporations under U.S. federal income tax law and, accordingly, cannot be classified as lower-tier

PFICs. However, non-U.S. subsidiaries that have not made the election may be classified as a lower-tier PFIC if we are a PFIC during your holding period and the subsidiary meets the PFIC income test or PFIC asset test. Each U.S. Holder is advised to consult its tax advisors regarding the application of the PFIC rules to any of our non-U.S. subsidiaries.

If we are a PFIC, a U.S. Holder will not be subject to tax under the PFIC excess distribution regime on distributions or gain recognized on our Ordinary Shares if a valid “mark-to-market” election is made by the U.S. Holder for our Ordinary Shares. An electing U.S. Holder generally would take into account, as ordinary income each year, the excess of the fair market value of our Ordinary Shares held at the end of such taxable year over the adjusted tax basis of such Ordinary Shares. The U.S. Holder would also take into account, as an ordinary loss each year, the excess of the adjusted tax basis of such Ordinary Shares over their fair market value at the end of the taxable year, but only to the extent of the excess of amounts previously included in income over ordinary losses deducted as a result of the mark-to-market election. The U.S. Holder’s tax basis in our Ordinary Shares would be adjusted to reflect any income or loss recognized as a result of the mark-to-market election. Any gain from a sale, exchange, or other disposition of our Ordinary Shares in any taxable year in which we are a PFIC would be treated as ordinary income, and any loss from such sale, exchange, or other disposition would be treated first as ordinary loss (to the extent of any net mark-to-market gains previously included in income) and thereafter as capital loss. If, after having been a PFIC for a taxable year, we cease to be classified as a PFIC because we no longer meet the PFIC income test or PFIC asset test, the U.S. Holder would not be required to take into account any latent gain or loss in the manner described above, and any gain or loss recognized on the sale or exchange of the Ordinary Shares would be classified as a capital gain or loss.

A mark-to-market election is available to a U.S. Holder only for “marketable stock.” Generally, stock will be considered marketable stock if it is “regularly traded” on a “qualified exchange” within the meaning of applicable U.S. Treasury regulations. A class of stock is regularly traded during any calendar year during which such class of stock is traded, other than in de minimis quantities, on at least 15 days during each calendar quarter.

Our Ordinary Shares will be marketable stock as long as they remain listed on the Nasdaq Global Market and are regularly traded. A mark-to-market election will not apply to the Ordinary Shares for any taxable year during which we are not a PFIC, but it will remain in effect with respect to any subsequent taxable year in which we become a PFIC. Such election will not apply to any of our non-U.S. subsidiaries. Accordingly, a U.S. Holder may continue to be subject to tax under the PFIC excess distribution regime with respect to any lower-tier PFICs notwithstanding the U.S. Holder’s mark-to-market election for the Ordinary Shares.

Our Company and all distributions, interest, and other amounts paid by us in respect to our shares to persons who are not resident in the Cayman Islands are exempt from all provisions of the Income Tax Ordinance in the Cayman Islands. No estate, inheritance, succession, or gift tax, rate, duty, levy, or other charge is payable by persons who are not resident in the Cayman Islands with respect to any of our shares, debt obligations, or other securities. All instruments relating to transactions in respect to our shares, debt obligations, or other securities and all instruments relating to other transactions relating to our business are exempt from payment of stamp duty in the Cayman Islands, except for those which hold interests in land in the Cayman Islands. There are currently no withholding taxes or exchange control regulations in the Cayman Islands applicable to us or our shareholders.

The tax consequences that would apply if we are a PFIC would also be different from those described above if a U.S. Holder were able to make a valid qualified electing fund (“QEF”) election. As we do not expect to provide U.S. Holders with the information necessary for a U.S. Holder to make a QEF election, prospective investors should assume that a QEF election will not be available.

The U.S. federal income tax rules relating to PFICs are very complex. Prospective U.S. investors are strongly urged to consult their own tax advisors with respect to the impact of PFIC status on the purchase, ownership, and disposition of our Ordinary Shares, the consequences to them of an investment in a PFIC, any elections available with respect to the Ordinary Shares, and the IRS information reporting obligations with respect to the purchase, ownership, and disposition of Ordinary Shares of a PFIC.

Distributions

Subject to the discussion above under “PFIC Consequences,” a U.S. Holder that receives a distribution with respect to our Ordinary Shares generally will be required to include the gross amount of such distribution in gross income as a dividend when actually or constructively received to the extent of the U.S. Holder’s pro rata share of our current and/or accumulated earnings and profits (as determined under U.S. federal income tax principles). To the extent a distribution received by a U.S. Holder is not a dividend because it exceeds the U.S. Holder’s pro rata share of our current and accumulated earnings and profits, it will be treated first as a tax-free return of capital and reduce (but not below zero) the adjusted tax basis of the U.S. Holder’s Ordinary Shares. To the extent the distribution exceeds the adjusted tax basis of the U.S. Holder’s Ordinary Shares, the remainder will be taxed as capital gain. Because we may not account for our earnings and profits in accordance with U.S. federal income tax principles, U.S. Holders should expect all distributions to be reported to them as dividends.

Distributions on our Ordinary Shares that are treated as dividends generally will constitute income from sources outside the United States for foreign tax credit purposes and generally will constitute passive category income. Such dividends will not be eligible for the “dividends received” deduction generally allowed to corporate shareholders with respect to dividends received from U.S. corporations. Dividends paid by a “qualified foreign corporation” to certain non-corporate U.S. Holders may be eligible for taxation at a reduced capital gains rate rather than the marginal tax rates generally applicable to ordinary income, provided that a holding period requirement (more than 60 days of ownership, without protection from the risk of loss, during the 121-day period beginning 60 days before the ex-dividend date) and certain other requirements are met. Each U.S. Holder is advised to consult its tax advisors regarding the availability of the reduced tax rate on dividends to its particular circumstances. However, if we are a PFIC for the taxable year in which the dividend is paid or the preceding taxable year (see discussion above under “PFIC Consequences”), we will not be treated as a qualified foreign corporation, and therefore, the reduced capital gains tax rate described above will not apply.

Dividends will be included in a U.S. Holder’s income on the date of the depositary’s receipt of the dividend. The amount of any dividend income paid in Cayman Islands dollars will be the U.S. dollar amount calculated by reference to the exchange rate in effect on the date of receipt, regardless of whether the payment is in fact converted into U.S. dollars. If the dividend is converted into U.S. dollars on the date of receipt, a U.S. Holder should not be required to recognize foreign currency gain or loss in respect to the dividend income. A U.S. Holder may have foreign currency gain or loss if the dividend is converted into U.S. dollars after the date of receipt.

A non-U.S. corporation (other than a corporation that is classified as a PFIC for the taxable year in which the dividend is paid or the preceding taxable year) generally will be considered to be a qualified foreign corporation with respect to any dividend it pays on Ordinary Shares that are readily tradable on an established securities market in the United States.

Sale, Exchange or Other Disposition of Our Ordinary Shares

Subject to the discussion above under “PFIC Consequences,” a U.S. Holder generally will recognize capital gain or loss for U.S. federal income tax purposes upon the sale, exchange, or other disposition of our Ordinary Shares in an amount equal to the difference, if any, between the amount realized (i.e., the amount of cash plus the fair market value of any property received) on the sale, exchange, or other disposition and such U.S. Holder’s adjusted tax basis in the Ordinary Shares. Such capital gain or loss generally will be long-term capital gain taxable at a reduced rate for non-corporate U.S. Holders or long-term capital loss if, on the date of sale, exchange, or other disposition, the Ordinary Shares were held by the U.S. Holder for more than one year. Any capital gain of a non-corporate U.S. Holder that is not long-term capital gain is taxed at ordinary income rates. The deductibility of capital losses is subject to limitations. Any gain or loss recognized from the sale or other disposition of our Ordinary Shares will generally be gain or loss from sources within the United States for U.S. foreign tax credit purposes.

Medicare Tax

Certain U.S. Holders that are individuals, estates, or trusts and whose income exceeds certain thresholds generally are subject to a 3.8% tax on all or a portion of their net investment income, which may include their gross dividend income and net gains from the disposition of our Ordinary Shares. If you are a U.S. person that is an individual, estate, or trust, you are encouraged to consult your tax advisor regarding the applicability of this Medicare tax to your income and gains in respect to your investment in our Ordinary Shares.

Information Reporting and Backup Withholding

U.S. Holders may be required to file certain U.S. information reporting returns with the IRS with respect to an investment in our Ordinary Shares, including, among others, IRS Form 8938 (Statement of Specified Foreign Financial Assets). As described above under “PFIC Consequences,” each U.S. Holder who is a shareholder of a PFIC must file an annual report containing certain information. U.S. Holders paying more than US$100,000 for our Ordinary Shares may be required to file IRS Form 926 (Return by a U.S. Transferor of Property to a Foreign Corporation) reporting this payment. Substantial penalties may be imposed upon a U.S. Holder that fails to comply with the required information reporting.

Dividends on and proceeds from the sale or other disposition of our Ordinary Shares may be reported to the IRS unless the U.S. Holder establishes a basis for exemption. Backup withholding may apply to amounts subject to reporting if the holder (i) fails to provide an accurate U.S. taxpayer identification number or otherwise establish a basis for exemption, or (ii) is described in certain other categories of persons. However, U.S. Holders that are corporations generally are excluded from these information reporting and backup withholding tax rules.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability if the required information is furnished by the U.S. Holder on a timely basis to the IRS.

U.S. Holders should consult their own tax advisors regarding the backup withholding tax and information reporting rules.

EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT ITS OWN TAX ADVISOR ABOUT THE TAX CONSEQUENCES TO IT OF AN INVESTMENT IN OUR ORDINARY SHARES IN LIGHT OF THE INVESTOR’S OWN CIRCUMSTANCES.

Prospective investors should consult their professional advisers on the possible tax consequences of buying, holding, or selling any Ordinary Shares under the laws of their country of citizenship, residence, or domicile.

The following is a discussion on certain Cayman Islands and Hong Kong income tax consequences of an investment in the Ordinary Shares. The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances, and does not consider tax consequences other than those arising under Cayman Islands and Hong Kong laws.

UNDERWRITING

In connection with this offering, we will enter into an underwriting agreement with Eddid Securities USA Inc., as representative of the underwriters, or the representative, in this offering. The representative may retain other brokers or dealers to act as sub-agents or selected dealers on their behalf in connection with this offering. The underwriters have agreed to purchase from us, on a firm commitment basis, the number of Ordinary Shares set forth opposite its name below, at the offering price less the underwriting discounts set forth on the cover page of this prospectus:

Name of Underwriters	Number of Ordinary Shares
Eddid Securities USA Inc.	1,400,000
Total	1,400,000

The underwriters are committed to purchase all the Ordinary Shares offered by this prospectus if they purchase any Ordinary Shares. The underwriters are not obligated to purchase the Ordinary Shares covered by the underwriter’s over-allotment option to purchase Ordinary Shares as described below. The underwriters are offering the Ordinary Shares, subject to prior sale, when, as, and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel, or modify offers to the public and to reject orders in whole or in part.

Over-Allotment Option

We have granted to the underwriter an option, exercisable for 45 days from the effective date of the registration statement, to purchase up to 210,000 additional Ordinary Shares (equal to 15% of the Ordinary Shares initially offered by this prospectus) at the initial public offering price listed on the cover page of this prospectus, less underwriting discounts. The option may be exercised in whole or in part, and may be exercised more than once, during the 45-day option period. The underwriter may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with the offering contemplated by this prospectus.

Discounts and Expenses

The underwriting discounts are equal to the following percentages of the initial public offering price set forth on the cover of this prospectus: (i) 4.3% of the gross proceeds from all investors sourced by the Company (“Company-Solicited Investors”) and (ii) 7% of the gross proceeds from all other investors.

The following table shows the per share and total initial public offering price, underwriting discounts, and proceeds before expenses to the Company, assuming all investors are introduced by the underwriter. These amounts are shown assuming both no exercise and full exercise of the underwriter’s over-allotment option to purchase up to an additional 210,000 Ordinary Shares.

		Total
	Per Ordinary Share	Total Without Exercise of Over-Allotment Option	Total With Exercise of Over-Allotment Option
Public offering price(1)	$5	$7,000,000	$8,050,000
Underwriting discounts to be paid by us	$0.35	$490,000	$563,500
Proceeds, before expenses, to us	$4.65	$6,510,000	$7,486,500

____________

(1)      Initial public offering price per share is assumed as US$5 per share, which is the midpoint of the range set forth on the cover page of this prospectus.

We will also pay to the underwriter by deduction from the net proceeds of the offering contemplated herein, a non-accountable expense allowance equal to 0.5% of the gross proceeds received by us from the sale of the Ordinary Shares, including any Ordinary Shares issued pursuant to the exercise of the underwriter’s over-allotment option.

We have agreed to reimburse the underwriter up to a maximum of US$300,000 (inclusive of the Advance) for out-of-pocket accountable expenses, for all of its reasonable, out-of-pocket expenses (including, but not limited to, travel, due diligence expenses, reasonable fees and expenses of its legal counsel, roadshow and background check on the Company’s principals) in connection with the performance of its services. We paid an expense advance of US$95,000 to the underwriter (the “Advance”), for the underwriter’s anticipated out-of-pocket expenses, and any expense deposits will be returned to us to the extent the underwriter’s incurred out-of-pocket accountable expenses are less than the advance in accordance with FINRA Rule 5110(g)(4)(A).

We estimate that the total expenses of the offering payable by us, excluding the underwriting discounts and the non-accountable expense allowance, will be approximately US$2,406,056, including a maximum aggregate reimbursement of US$300,000 of underwriter’s accountable expenses.

Lock-up Agreements

The Company, on behalf of itself and any successor entity, will agree in the Underwriting Agreement that, without the prior written consent of Eddid Securities, it will not, for a period of six (6) months after the effective date of Company’s registration statement (the “Lock-Up Period”), (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (ii) file or caused to be filed any registration statement with the SEC relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (iii) complete any offering of debt securities of the Company, other than entering into a line of credit with a traditional bank or (iv) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of the Company, whether any such transaction described in clause (i), (ii), (iii) or (iv) above is to be settled by delivery of shares of capital stock of the Company or such other securities, in cash or otherwise.

In addition, each of our directors, officers and the principal shareholders (5% or more shareholders), has agreed to enter into customary lock-up agreements in favor of Eddid Securities USA Inc. that for a period of six (6) months from the effective date of Company’s registration statement, they shall not offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares of the Company or any securities convertible into or exercisable or exchangeable for Ordinary Shares of the Company, subject to customary exceptions.

In addition, Wise Total Solutions Group Limited, one of the Selling Shareholders 1,485,000 Ordinary Shares pursuant to the Resale Prospectus, has agreed to enter into customary lock-up agreements in favor of Eddid Securities USA Inc. that for a period of two (2) months after the effective date of the registration statement, they shall not offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares of the Company or any securities convertible into or exercisable or exchangeable for Ordinary Shares of the Company, subject to customary exceptions.

The representative has no present intention to waive or shorten the lock-up period; however, the terms of the lock-up agreement may be waived at its discretion. In determining whether to waiver the terms of the lock-up agreement, the representative may base its decision on its assessment of the relative strengths of the securities markets and companies similar to ours in general, and the trading pattern of, and demand for, our securities in general.

Leak-Out Agreement

Jipsy Trade Limited, one of the Selling Shareholders selling 1,485,000 Ordinary Shares pursuant to the Resale Prospectus, has agreed to enter into a leak-out agreement with the Company, pursuant to which Jipsy Trade Limited has agreed not to sell the Relevant Resale Shares for a period of 60 days after the date of the effective date of Company’s registration statement, except as follows:

(a)     Jipsy Trade Limited may sell up to 33% of the Relevant Resale Shares if (i) the Nasdaq Official Closing Price of the Ordinary Shares of the Company as reported on nasdaq.com (“NOCP”) on ally two consecutive trading days equals or exceeds 120% of the offer price per share in the initial public offer; and (ii) the average daily trading volume (as reported as the NLS Volume on nasdaq.com) (“Trading Volume”) of the Ordinary Shares on Nasdaq over such two consecutive trading days equals or exceeds 100,000 Ordinary Shares;

(b)    Jipsy Trade Limited may sell up to all additional 33% of the Relevant Resale Shares if (i) the NOCP on any two consecutive trading days equals or exceeds 140% of the offer price per share in the initial public offering; and (ii) the average daily Trading Volume of the Ordinary Shares on the Nasdaq over such two consecutive trading days equals or exceeds 120,000 Ordinary Shares;

(c)     Jipsy Trade Limited may sell the remaining 34% of the Relevant Resale Shares if (i) the NOCP on any two consecutive trading days equals or exceeds 160% of the offer price per share in the initial public offering; and (ii) the average daily Trading Volume of the Ordinary Shares on Nasdaq over such two consecutive trading days equals or exceeds 150,000 Ordinary Shares.

For the purpose of clarity, the price and volume amounts in the above subparagraphs (a) through (c) shall be subject to adjustment for sub-divisions, consolidations or similar transactions affecting the Ordinary Shares following the effective date of the leak-out agreement. The conditions in the above subparagraphs are mutually inclusive and one condition need not be met before the others take effect. For example, if the offer price in this offering is $5.00, the average NOCP of the Ordinary Shares is $8.00 and the average Trading Volume of the Ordinary Shares on Nasdaq is 150,000 for any two consecutive days, then all three of the above-mentioned conditions have been met and all of the Relevant Resale Shares can be sold collectively.

Indemnification

We have agreed to indemnify the several underwriters against certain liabilities, including certain liabilities under the Securities Act. If we are unable to provide this indemnification, we have agreed to contribute to payments the underwriters may be required to make in respect of those liabilities.

Other Relationships

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

Stock Exchange

We have applied to list our Ordinary Shares approved for listing/quotation on the Nasdaq Global Market under the symbol “JL.” However, there can be no assurance that we will be successful in listing our Ordinary Shares on the Nasdaq Global Market. We will not consummate and close this offering without a listing approval letter from Nasdaq Global Market.

Price Stabilization, Short Positions

In connection with this offering, the underwriters may engage in activities that stabilize, maintain or otherwise affect the price of our securities during and after this offering, including:

•        stabilizing transactions;

•        short sales;

•        purchases to cover positions created by short sales;

•        imposition of penalty bids; and

•        syndicate covering transactions.

Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of our securities while this offering is in progress. Stabilization transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. These transactions may also include making short sales of our Ordinary Shares, which involve the sale by the underwriters of a greater number of Ordinary Shares than they are required to purchase in this offering and purchasing Ordinary Shares on the open market to cover short positions created by short sales. Short sales may be “covered short sales,” which are short positions in an amount not greater than the underwriters’ option to purchase additional shares referred to above, or may be “naked short sales,” which are short positions in excess of that amount.

The underwriters may close out any covered short position by either exercising their option, in whole or in part, or by purchasing our securities in the open market. In making this determination, the underwriters will consider, among other things, the price of our securities available for purchase in the open market as compared to the price at which they may purchase our securities through the over-allotment option.

Naked short sales are short sales made in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing our securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our securities in the open market that could adversely affect investors who purchased in this offering.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because Eddid Securities USA Inc. has repurchased shares sold by or for the account of that underwriter in stabilizing or short covering transactions.

These stabilizing transactions, short sales, purchases to cover positions created by short sales, the imposition of penalty bids and syndicate covering transactions may have the effect of raising or maintaining the market price of our securities or preventing or retarding a decline in the market price of our securities. As a result of these activities, the price of our securities may be higher than the price that otherwise might exist in the open market. The underwriters may carry out these transactions on the Nasdaq Global Market, in the over-the-counter market or otherwise. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of the shares. Neither we, nor any of the underwriters make any representation that the underwriters will engage in these stabilization transactions or that any transaction, once commenced, will not be discontinued without notice.

Determination of Offering Price

The principal factors to be considered in determining the public offering price include:

•        the information set forth in this prospectus and otherwise available to Eddid Securities;

•        our history and prospects and the history and prospects for the industry in which we compete;

•        our past and present financial performance;

•        our prospects for future earnings and the present state of our company;

•        the general condition of the securities market at the time of this offering;

•        the recent market prices of, and demand for, publicly traded shares of generally comparable companies; and

•        other factors deemed relevant by the underwriters and us.

The assumed public offering price set forth on the cover page of this preliminary prospectus is subject to change as a result of market conditions and other factors. Neither we nor the underwriters can assure investors that an active trading market will develop for our Ordinary Shares or that the Ordinary Shares will trade in the public market at or above the public offering price.

Affiliations

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and their affiliates may from time to time in the future engage with us and perform services for us or in the ordinary course of their business for which they will receive customary fees and expenses. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of us. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of these securities or instruments and may at any time hold, or recommend to customers that they acquire, long and/or short positions in these securities and instruments.

Electronic Distribution

A prospectus in electronic format may be made available on the Internet sites or through other online services maintained by one or more of the underwriters participating in this offering, or by their affiliates. In those cases, prospective investors may view offering terms online and, depending upon the particular underwriter, prospective investors may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of our securities for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any underwriter in its capacity as underwriter and should not be relied upon by investors.

Stamp Taxes

If you purchase the securities offered in this prospectus, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover page of this prospectus.

Selling Restrictions

No action may be taken in any jurisdiction other than the United States that would permit a public offering of the shares or the possession, circulation or distribution of this prospectus in any jurisdiction where action for that purpose is required. Accordingly, the Ordinary Shares offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

In addition to the public offering of the Ordinary Shares in the United States, the underwriter may, subject to applicable foreign laws, also offer the Ordinary Shares in certain countries.

Offers outside of the United States

Notice to Prospective Investors in Hong Kong

The Ordinary Shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance

(Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the Ordinary Shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Ordinary Shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in the People’s Republic of China

This prospectus may not be circulated or distributed in the PRC and the Ordinary Shares may not be offered or sold, and will not offer or sell to any person for re-offering or resale directly or indirectly to any resident of the PRC except pursuant to applicable laws, rules and regulations of the PRC. For the purpose of this paragraph only, the PRC does not include Taiwan and the special administrative regions of Hong Kong and Macau.

Notice to Prospective Investors in Taiwan

The Ordinary Shares have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the Ordinary Shares in Taiwan.

Notice to Prospective Investors in the Cayman Islands

No invitation, whether directly or indirectly may be made to the public in the Cayman Islands to subscribe for our Ordinary Shares.

EXPENSES RELATED TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding the underwriting discounts and non-accountable expense allowance, that are expected to be incurred in connection with the sale of Ordinary Shares in this offering. With the exception of the registration fee payable to the SEC, the Nasdaq Global Market listing fee, and the filing fee payable to FINRA, all amounts are estimates.

SEC registration fee	$9,239
Stock Exchange Market Entry and Listing	$270,000
FINRA filing fee	$9,889
Printing and engraving expenses	$27,000
Legal fees and expenses	$670,313
Accounting fees and expenses	$1,067,531
Miscellaneous expenses	$52,084
Total	$2,106,056

____________

*        To be completed by amendment.

LEGAL MATTERS

The validity of our Ordinary Shares and certain other matters of Cayman Islands law will be passed upon for us by Appleby. We are being represented by K&L Gates LLP with respect to certain legal matters of U.S. federal securities. Certain legal matters as to Hong Kong law will be passed upon for us by CFN Lawyers. Certain legal matters as to PRC law will be passed upon for us by China Commercial Law Firm. Eddid Securities USA Inc., the representative of the underwriters, is being represented by Ortoli Rosenstadt LLP in connection with this offering.

EXPERTS

The consolidated financial statements as of and for the years ended March 31, 2023 and 2022, included in this prospectus have been so included in reliance on the report of ZH CPA, LLC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The registered business address of ZH CPA, LLC is 1600 Broadway, Suite 1600, Denver, Colorado, 80202 USA.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands exempted company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions, and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the United States and provides less protection for investors. In addition, Cayman Islands companies do not have standing to sue before the federal courts of the United States.

Substantially all of our assets are located outside the United States. In addition, most of our directors and executive officers are nationals or residents of jurisdictions other than the United States and substantially all of their assets are located outside the United States. As a result, it may be difficult or impossible for you to effect service of process within the United States upon us or these persons, or to enforce judgments obtained in U.S. courts against us or them, including judgments predicated upon the civil liability provisions of the securities laws of the United States, or any state in the United States. It may also be difficult for you to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our executive officers and directors.

We have appointed Cogency Global Inc. as our agent to receive service of process with respect to any action brought against us in the United States in connection with this offering under the federal securities laws of the United States or of any state in the United States.

Appleby, our counsel as to the laws of the Cayman Islands, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (ii) entertain original actions brought in the Cayman Islands against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Appleby has informed us that any final and conclusive judgment for a definite sum (not being a sum payable in respect of taxes or other charges of a like nature nor a fine or other penalty) and/or certain non-monetary judgments rendered in any action or proceedings brought against our Company in a foreign court (other than certain judgments of a superior court of certain states of the Commonwealth of Australia) will be recognized as a valid judgment by the courts of the Cayman Islands without re-examination of the merits of the case. On general principles, we would expect such proceedings to be successful provided that the court which gave the judgment was competent to hear the action in accordance with private international law principles as applied in the Cayman Islands and the judgment is not contrary to public policy in the Cayman Islands, has not been obtained by fraud or in proceedings contrary to natural justice.

Substantially all of our assets are located outside the United States. In addition, a majority of our directors and officers are nationals or residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons.

Name	Position	Nationality	Residence
Mr. Danny Tze Ching Wong	Chairman of the Board	Chinese and Canadian	Hong Kong
Mr. Edwin Chun Yin Wong	Director and Chief Executive Officer	Chinese and Canadian	Hong Kong
Ms. Wai Ha Tang	Chief Financial Officer	Chinese	Hong Kong
Mr. Stephen Wayland Kan	Independent Director Appointee	American	United States
Mr. To Wai Suen	Independent Director Appointee	Chinese	Hong Kong
Mr. Nathaniel Clifton Chan	Independent Director Appointee	Chinese and Australian	Hong Kong

Hong Kong

Our counsel as to the laws of Hong Kong, has advised us that there is uncertainty as to whether the courts of Hong Kong would (i) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (ii) entertain original actions brought in Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

A judgment of a court in the United States predicated upon U.S. federal or state securities laws may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court on that judgment for the amount due thereunder and then seeking summary judgment on the strength of the foreign judgment, provided that the foreign judgment, among other things, is (1) for a debt or a definite sum of money (not being taxes or similar charges to a foreign government taxing authority or a fine or other penalty), and (2) final and conclusive on the merits of the claim, but not otherwise. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud, (b) the proceedings in which the judgment was obtained were opposed to natural justice, (c) its enforcement or recognition would be contrary to the public policy of Hong Kong, (d) the court of the United States was not jurisdictionally competent, or (e) the judgment was in conflict with a prior Hong Kong judgment.

Hong Kong has no arrangement for the reciprocal enforcement of judgments with the United States. As a result, there is uncertainty as to the enforceability in Hong Kong, in original actions or in actions for enforcement, of judgments of U.S. courts of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any state or territory within the United States.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement (including amendments and exhibits to the registration statement) on Form F-1 under the Securities Act. This prospectus, which forms a part of the registration statement, does not contain all of the information included in the registration statement and the exhibits and schedules to the registration statement. Certain information is omitted, and you should refer to the registration statement and its exhibits and schedules for that information. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.

Upon completion of this offering, we will be subject to the information reporting requirements of the Exchange Act applicable to foreign private issuers. Accordingly, we will be required to file reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. Those reports may be inspected without charge at the locations described above. As a foreign private issuer, we will be exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors, and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

We maintain a website at https://j-long.com/. Information contained on, or that can be accessed through, our website is not a part of, and shall not be incorporated by reference into, this prospectus.

J-LONG GROUP LIMITED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of
J-Long Group Limited

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of J-Long Group Limited and its subsidiaries (the “Company”) as of March 31, 2023 and 2022, and the related consolidated statement of operations, comprehensive income, changes in shareholders’ equity, and cash flows for each of the years in the two-year period ended March 31, 2023, and the related notes (collectively referred to as the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 2023 and 2022, and the results of its operations and its cash flows for each of the years in the two-year period ended March 31, 2023, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ ZH CPA, LLC

We have served as the Company’s auditor since 2022.

Denver, Colorado

July 24, 2023 (except for the effects of stock split disclosed in Note 14 and Note 18 as to which the date is November 21, 2023)

J-LONG GROUP LIMITED
CONSOLIDATED BALANCE SHEETS
AS OF MARCH 31, 2023 AND 2022

	For the year ended March 31,
	2022	2023
	USD	USD
Assets
Current assets:
Cash and cash equivalents	7,362,748	5,959,927
Accounts receivable, net	2,870,347	2,085,776
Accounts receivable, net – related parties	181,715	17,562
Investment in marketable debt securities	441,440	243,284
Inventories	2,507,962	5,785,616
Notes receivable	250,419	393,442
Prepaid expenses and other current assets, net	289,668	126,208
Due from related parties	1,860,425	2,109,768
Total current assets	15,764,724	16,721,583
Property, plant and equipment, net	3,422,003	2,367,136
Right-of-use assets – Operating lease	28,139	447,475
Deferred cost	—	989,793
Deferred tax assets	75,723	79,626
Total non-current assets	3,525,865	3,884,030
TOTAL ASSETS	19,290,589	20,605,613

Liabilities
Current liabilities:
Bank loans – current	1,352,053	626,657
Operating lease liabilities – current	21,172	7,151
Operating lease liabilities – current – related parties	—	359,658
Accounts payable, accruals and other current liabilities	3,805,263	3,167,676
Accounts payable – related parties	3,299,198	2,382,072
Contract liabilities	208,021	231,475
Due to related parties	228,176	240,375
Income taxes payable	356,257	140,236
Total current liabilities	9,270,140	7,155,300

Non-current liabilities
Bank loans – non-current	2,950,105	2,014,375
Operating lease liabilities – non-current	7,150	—
Operating lease liabilities – non-current – related parties	—	88,139
Total non-current liabilities	2,957,255	2,102,514
TOTAL LIABILITIES	12,227,395	9,257,814

Commitments and contingencies	—	—

Shareholders’ equity
Ordinary shares US$0.0000375 par value each; 1,360,000,000 shares authorized; 30,000,000 shares issued and outstanding	1,125	1,125
Additional Paid-in Capital	256,410	256,410
Accumulated other comprehensive income/(loss)	(51,945)	(414)
Retained earnings	6,857,604	11,090,678
Total shareholders’ equity	7,063,194	11,347,799
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	19,290,589	20,605,613

The accompanying notes are an integral part of these consolidated financial statements.

J-LONG GROUP LIMITED
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
FOR THE YEARS ENDED MARCH 31, 2023 AND 2022

	For the year ended March 31,
	2022	2023
	USD	USD
Revenues	38,292,412	38,292,397
Cost of sales	29,436,421	28,253,752
Gross profit	8,855,991	10,038,645

Operating expenses:
Selling and marketing expenses	1,740,278	2,170,570
General and administrative expenses	1,585,268	1,635,222
Total operating expenses	3,325,546	3,805,792

Income from operations	5,530,445	6,232,853

Other income (expenses):
Other income (expenses)	61,635	1,212,809
Currency exchange (loss) gain	(156,123)	443,831
Interest (expenses) income, net	(75,919)	(135,616)
Total other income (expense)	(170,407)	1,521,024

Income before tax expense	5,360,038	7,753,877
Income tax expense	876,396	1,097,726
Net income	4,483,642	6,656,151

Other comprehensive income/(loss)
Unrealized gain (losses) on investment in marketable debt securities, net of tax	(19,500)	51,531
Total comprehensive income	4,464,142	6,707,682

Net income per share attributable to ordinary shareholders
Basic and diluted	0.15	0.22
Weighted average number of ordinary shares used in computing net income per share
Basic and diluted	30,000,000	30,000,000

The accompanying notes are an integral part of these consolidated financial statements.

J-LONG GROUP LIMITED
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY
FOR THE YEARS ENDED MARCH 31, 2023 and 2022

	Ordinary shares		Additional Paid-in Capital	Retained earnings	Accumulated other comprehensive income/(loss)	Total stockholders’ equity
	Number of shares	Amount
		USD	USD	USD	USD	USD
Balance as of March 31, 2021	30,000,000	1,125	256,410	5,322,680	(32,445)	5,547,770
Dividend paid	—	—	—	(2,948,718)	—	(2,948,718)
Change in fair value of investment in marketable debt securities, net of tax	—	—	—	—	(19,500)	(19,500)
Net income	—	—	—	4,483,642	—	4,483,642
Balance as of March 31, 2022	30,000,000	1,125	256,410	6,857,604	(51,945)	7,063,194
Dividend paid	—	—	—	(2,423,077)	—	(2,423,077)
Change in fair value of investment in marketable debt securities, net of tax	—	—	—	—	51,531	51,531
Net income	—	—	—	6,656,151	—	6,656,151
Balance as of March 31, 2023	30,000,000	1,125	256,410	11,090,678	(414)	11,347,799

The accompanying notes are an integral part of these consolidated financial statements.

J-LONG GROUP LIMITED
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED MARCH 31, 2023 AND 2022

	For the year ended March 31,
	2022	2023
	USD	USD
Operating activities
Net income	4,483,642	6,656,151
Non-cash item adjustments:
Depreciation	202,823	169,283
Gain on disposal of property, plant and equipment	—	(987,532)
Provision for inventories	190,594	—
Loss for early redemption of marketable debt securities	—	10,626
Credit loss	10,236	60,754
Deferred tax expenses	(31,919)	(14,087)
Change in operating assets and liabilities:
Change in accounts receivable	(19,621)	784,571
Change in accounts receivable – related parties	(89,764)	164,153
Change in prepayment, deposits and other receivable	(85,947)	20,437
Change in due from related parties	233,484	101,564
Change in accounts payable, accruals, and other current liabilities	546,376	(637,587)
Change in accounts payable – related parties	1,509,546	(917,126)
Change in due contract liabilities	(163,669)	23,454
Change in due to related parties	(221,698)	10,047
Change in income tax payable	(305,665)	(216,021)
Change in inventories	(593,639)	(3,277,654)
Change in lease liabilities – operating lease	63	7,290
Cash provided by/(used in) operating activities	5,664,842	1,958,323

Investing activities
Payment for acquiring property, plant and equipment	(83,454)	(49,960)
Proceeds from disposal of property, plant and equipment	—	1,923,076
Proceeds from redemption of marketable debt securities	—	188,490
Cash provided by/(used in) investing activities	(83,454)	2,061,606

Financing activities
Proceeds from new bank loans	1,500,000	—
Repayment of bank loans	(961,915)	(1,661,125)
Payment for deferred costs	—	(989,793)
Advance from related parties	17,072,555	24,802,951
Repayment to related parties	(19,788,201)	(27,574,783)
Cash (used in)/provided by financing activities	(2,177,561)	(5,422,750)

Net change in cash and cash equivalents	3,403,827	(1,402,821)
Cash and cash equivalents as of beginning of the year	3,958,921	7,362,748
Cash and cash equivalents and restricted cash as of the end of the year	7,362,748	5,959,927

Supplementary Cash Flows Information
Cash paid for interest	75,416	115,010
Cash paid (refunded) for income tax	1,213,980	1,327,833
	1,289,396	1,442,843

Supplementary Schedule of Non-Cash Investing and Financing Activities
Right-of-use assets obtained in exchange for new operation lease liabilities	42,209	710,437
Dividends declared and offset against amounts due from related parties	2,948,718	2,423,077

The accompanying notes are an integral part of these consolidated financial statements.

J-LONG GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED MARCH 31, 2022 AND 2023

1. ORGANIZATION AND PRINCIPAL ACTIVITIES

J-Long Group Limited (the “Company”) was incorporated in the Cayman Islands on July 25, 2022 under the Companies Act as an exempted company with limited liability. The Company conducts its primary operations of apparel trims solution services in Hong Kong through its indirectly held wholly owned subsidiary that are incorporated and domiciled in Hong Kong, namely J-Long Limited (“JLHK”).

Details of the Company and its subsidiaries are set out in the table as follows:

Name	Date of incorporation	Percentage of effective ownership		Place of incorporation	Principal activities
		2022	2023
J-Long Group Limited (the “Company”)	July 25, 2022	Parent	Parent	Cayman Islands	Investment holdings
Stratum Star Limited (“Stratum Star”)	August 24, 2022	100%	100%	The British Virgin Islands	Investment holdings
Alpine Eagle Limited (“Alpine Eagle”)	August 24, 2022	100%	100%	The British Virgin Islands	Investment holdings
J-Long Limited (“JLHK”)	December 13, 1985	100%	100%	Hong Kong	Provision of apparel solution services
Sun Choice Enterprises Limited (“Sun Choice”)	November 10, 2017	100%	100%	Hong Kong	Inactive

Public Shareholding
Mr. Danny Tze Ching Wong
Mr. Edwin Chun Yin Wong
Pre-IPO 0%
Post-IPO 25%
Pre-IPO 90%
Post-IPO 67.5%
Pre-IPO 10%
Post-IPO 7.5%
J-Long Group Limited
(Cayman Islands)
100%
100%
Stratum Star Limited
(British Virgin Islands)
Alpine Eagle Limited
(British Virgin Islands)
100%
100%
J-Long Limited
(Hong Kong)
Sun Choice Enterprises Limited
(Hong Kong)

In November 2017, Sun Choice was incorporated in Hong Kong with limited liability. The principal activity of Sun Choice is investment holding. The shareholders of Sun Choice were Mr. Danny Tze Ching Wong and Lui Wai Fun, who is the spouse of Mr. Danny Tze Ching Wong, they each own 91.5% and 8.5% of the shares of Sun Choice, respectively.

In December 1985, JLHK was incorporated in Hong Kong with limited liability. The principal activity of JLHK is provision of apparel solution services. The former shareholders of JLHK, namely Mr. Danny Tze Ching Wong and Fedelity Inc., holding of 83% and 17% shares respectively, transferred all the shares to the Sun Choice in January 2018. Sun Choice had 100% ownership of JLHK afterward.

J-LONG GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED MARCH 31, 2022 AND 2023

1. ORGANIZATION AND PRINCIPAL ACTIVITIES (cont.)

Reorganization

In July 2022, the Company was incorporated under the laws of the Cayman Islands as an exempted company with limited liability, with an authorized share capital of US$50,000 divided into 500,000,000 Ordinary Shares, par value US$0.0001 each. On July 25, 2022, one fully-paid share was allotted and issued to the initial subscriber and transferred to Mr. Danny Tze Ching Wong subsequently. On the same day, 10,124,999 and 1,125,000 shares were also allotted and issued to the controlling shareholder, namely Mr. Danny Tze Ching Wong and Mr. Edwin Chun Yin Wong, who are father and son.

In August 2022, Stratum Star was incorporated under the laws of the BVI, wholly owned subsidiary of the Company. In August 2022, Alpine Eagle was incorporated under the laws of the BVI, wholly owned subsidiary of the Company.

On December 12, 2022, Stratum Star acquired all the shares of JLHK from Sun Choice and became the immediate holding company of JLHK. On December 13, 2022, Alpine Eagle acquired all the shares of Sun Choice from Mr. Danny Tze Ching Wong and Lui Wai Fun, who is the spouse of Mr. Danny Tze Ching Wong, and became the immediate holding company of Sun Choice.

Following such share transfer, Sun Choice and JLHK became the Company’s indirect wholly-owned subsidiaries through Alpine Eagle and Stratum Star.

On September 20, 2023, the controlling shareholder, namely Mr. Danny Tze Ching Wong entered into individual share sales and purchase agreements with the pre-IPO shareholders, Capital Summit Enterprises Limited, Cherish Gloss Group Limited, Jipsy Trade Limited, Summer Explorer Investments Limited, Wise Total Solutions Group Limited, and Max Premier Enterprises Limited. According to these agreements, Mr. Danny Tze Ching Wong agreed to sell and each of the pre-IPO shareholder agreed to purchase 1,485,000 shares (as adjusted for accounting purposes only to reflect the shares split) of the Company. After completion of this transaction, Mr. Danny Tze Ching Wong, and Mr. Edwin Chun Yin, they each own 60.3% and 10% of the shares of the Company, respectively.

The Company and its subsidiaries resulting from Reorganization has always been under the common control of Mr. Danny Tze Ching Wong before and after the Reorganization and thus the current capital structure has been retroactively presented in prior periods as if such structure existed at that time and in accordance with ASC 805-50-45-5, the entities under common control are presented on a combined basis for all periods to which such entities were under common control. Since all of the subsidiaries were under common control for the entirety of the years ended March 31, 2023 and 2022, the results of these subsidiaries are included in the financial statements for both periods. After the Restructuring, the Company has 30,000,000 ordinary shares (as adjusted for accounting purposes only to reflect the shares split) issued and outstanding.

All references to Ordinary Shares, share data, per share data, and related information have been retroactively adjusted, where applicable, in the financial statements to reflect the issuances of Ordinary Shares of the Company as if these events had occurred at the beginning of the earliest period presented in accordance with ASC 805-50-45-5.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The consolidated financial statements include all accounts of the Company and its wholly owned subsidiaries (Collectively, the “Company”) and have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”).

Consolidation

The consolidated financial statements include the financial statements of the Company and its subsidiaries. All inter-company transactions and balances between the Company and its subsidiaries have been eliminated upon consolidation.

J-LONG GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED MARCH 31, 2022 AND 2023

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Measurement of credit losses on financial instruments

Effective April 1, 2020 the Company adopted ASU 2016-13, “Financial Instruments — Credit Losses (Topic 326) — Measurement of Credit Losses on Financial Instruments,” using the modified retrospective approach for trade and other receivables (exclude prepayments), notes receivable, investment in marketable debt securities, due from related parties and cash and bank deposits. The Company adopted this ASC Topic 326 and several associated ASUs on April 1, 2020 using a modified retrospective approach with a cumulative effect recorded as decrease of accumulated retained earnings with amount of USD10,310, among which USD10,236 was related to the increase of allowance for accounts receivables and USD74 was related to the increase of allowance for other receivables and other current/non-current assets. As of April 1, 2020, upon the adoption, the expected credit loss provision for the current assets was USD78,416. This guidance replaced the “incurred loss” impairment methodology with an approach based on “expected losses” to estimate credit losses on certain types of financial instruments and requires consideration of a broader range of reasonable and supportable information to form credit loss estimates. The guidance requires financial assets to be presented at the net amount expected to be collected. The allowance for credit losses is a valuation account that is deducted from the cost of the financial asset to present the net carrying value at the amount expected to be collected on the financial asset.

Use of estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. The most significant estimates relate to allowance for uncollectible accounts receivable and other receivable, inventory valuation and assessment of impaired securities to determine whether or not the securities are other-than-temporarily impaired. Management believes that the estimates utilized in preparing its consolidated financial statements are reasonable and prudent. Actual results could differ from these estimates.

Risks and uncertainties

The main operations of the Company are located in Hong Kong. Accordingly, the Company’s business, financial condition, and results of operations may be influenced by political, economic, and legal environments in Hong Kong, as well as by the general state of the economy in Hong Kong. The Company’s results may be adversely affected by changes in the political, regulatory and social conditions in Hong Kong. Although the Company has not experienced losses from these situations and believes that it is in compliance with existing laws and regulations including its organization and structure disclosed in Note 1, such experience may not be indicative of future results.

The Company’s business, financial condition and results of operations may also be negatively impacted by risks related to natural disasters, extreme weather conditions, health epidemics and other catastrophic incidents, which could significantly disrupt the Company’s operations.

As an infectious disease, the outbreak of COVID-19 (the “Outbreak”) was first reported in late December 2019 and has since spread to various countries all over the world. On March 11, 2020, the World Health Organization announced that COVID-19 be characterized as a pandemic based on its assessment and the governments of different countries have taken drastic measures to curb the spread of the Outbreak. The Outbreak has not only endangered the health of citizens but has also disrupted the business operations of various enterprises. While the Company’s business operations are primarily based in Hong Kong and the Company’s customers are located in both Asia and Non-Asia, there was no significant impact on the Company’s business in 2022 and 2023 given that all of the retail stores, supermarkets and department stores remained open with normal opening hours since the Outbreak.

Following the Outbreak, a series of precautionary and control measures have been and will continue to be implemented in Hong Kong. The directors of the Company will keep continuous attention on monitoring the development of the Outbreak. Based on the currently available information, the directors of the Company consider that the Outbreak would not have a material financial impact on the Company’s overall operation and sales performance.

J-LONG GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED MARCH 31, 2022 AND 2023

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Foreign currency translation and transaction and Convenience translation

The Company’s reporting currency is the USD. The Company’s operations are principally conducted in Hong Kong where Hong Kong dollar is the functional currency.

Transactions denominated in other than the functional currencies are re-measured into the functional currency of the entity at the exchange rates prevailing on the transaction dates. Monetary assets and liabilities denominated in currencies other than the applicable functional currencies are translated into the functional currency at the prevailing rates of exchange at the balance date. The resulting exchange differences are reported in the statements of operations and comprehensive income.

The exchanges rates used for translation from Hong Kong dollar to USD was 7.8000, a pegged rate determined by the linked exchange rate system in Hong Kong. This pegged rate was used to translate Company’s balance sheets, income statement items and cash flow items for both 2023 and 2022.

Concentrations and risks

Concentration

Significant customers and suppliers are those that account for greater than 10% if the Company’s revenue and purchase, respectively.

During the years ended March 31, 2023 and 2022, there were no customer generated revenue which accounted for over 10% of the total revenue generated for that year, respectively.

As of March 31, 2023 and 2022, there were two and one customers which accounted for over 10% of the total consolidated accounts receivable, respectively. The details are as follows:

	As of March 31,
	2022	2023
Customer A	12%	15%
Customer B	5%	13%

For the years ended March 31, 2023 and 2022, there were four and three suppliers which accounted for over 10% of the total purchases, respectively. The details are as follows:

	As of March 31,
	2022	2023
Supplier A	10%	11%
Supplier B	21%	22%
Supplier C#	27%	24%
Supplier D#	4%	10%

____________

#        Those suppliers are related to the Company

As of March 31, 2023 and 2022, there were three and three suppliers which accounted for over 10% of the total consolidated accounts payable, respectively. The details are as follows:

	As of March 31,
	2022	2023
Supplier A	12%	7%
Supplier B	9%	18%
Supplier C#	25%	10%
Supplier D#	13%	34%

____________

#        Those suppliers are related to the Company

J-LONG GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED MARCH 31, 2022 AND 2023

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Credit Risk

Credit risk is the potential financial loss to the Company resulting from the failure of a customer or a counterparty to settle its financial and contractual obligations to the Company, as and when they fall due. As the Company does not hold any collateral, the maximum exposure to credit risk is the carrying amounts of accounts and other receivables (exclude prepayments), notes receivable, investment in marketable debt securities, due from related parties and cash and bank deposits presented on the consolidated statements of financial position. The Company has no other financial assets which carry significant exposure to credit risk.

Interest Rate Risk

The Company is exposed to interest rate risk primarily relates to the variable-rate bank loans and is mainly concentrated on the fluctuation of Hong Kong Prime Rate arising from the Company’s bank loans. The Company has not used any derivative instruments to mitigate its exposure associated with interest rate risk.

Liquidity Risk

Liquidity risk is the risk that the Company will encounter difficulty in meeting the obligations associated with its financial liabilities that are settled by delivering cash or another financial asset. The Company’s approach to managing liquidity is to ensure, as far as possible, that it will always have sufficient liquidity to meet its liabilities when due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to the Company’s reputation.

Typically, the Company ensures that it has sufficient cash on demand to meet expected operational expenses for a period of 60 days, including the servicing of financial obligations; this excludes the potential impact of extreme circumstances that cannot reasonably be predicted, such as natural disasters.

Labor Price Risk

Our business requires a substantial number of personnel. Any failure to retain stable and dedicated labor by us may lead to disruption to our business operations. Although we have not experienced any labor shortage to date, we have observed an overall tightening and increasingly competitive labor market. We have experienced, and expect to continue to experience, increases in labor costs due to increases in salary, social benefits and employee headcount. We compete with other companies in our industry and other labor-intensive industries for labor, and we may not be able to offer competitive remuneration and benefits compared to them. If we are unable to manage and control our labor costs, our business, financial condition and results of operations may be materially and adversely affected.

Fair Value Measurement

Accounting guidance defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact, and it considers assumptions that market participants would use when pricing the asset or liability.

J-LONG GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED MARCH 31, 2022 AND 2023

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Accounting guidance establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. Accounting guidance establishes three levels of inputs that may be used to measure fair value:

•        Level 1:    Quoted prices in active markets for identical assets or liabilities.

•        Level 2:    Observable, market-based inputs, other than quoted prices, in active markets for identical asset or.

•        Level 3:    Unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company’s financial instrument include cash and cash equivalents, accounts receivable, investment in marketable debt securities, other current assets, notes receivable, accounts payable, accruals and other current liabilities, contract liabilities, bank loans, lease liabilities and due from and to related parties. The carrying amounts of these financial instruments approximate their fair values due to the short-term nature of these instruments. For lease liabilities, fair value approximates their carrying value at the year end as the interest rates used to discount the host contracts approximate market rates. The carrying amount of the long-term bank loan approximates its fair value due to the fact that the related interest rate approximates the interest rates currently offered by financial institutions for similar debt instruments of comparable maturities.

Investment in marketable debt securities measured at fair value are classified in accordance with a valuation hierarchy that reflects the significance of the inputs used in determining their fair value, as per ASC 820 Fair Value Measurement as below:

	Total Fair Value	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
	USD	USD	USD	USD
March 31, 2022
Investment in marketable debt securities	441,440	441,440	—	—
Total investment in marketable debt securities	441,440	441,440	—	—
	Total Fair Value	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
	USD	USD	USD	USD
March 31, 2023
Investment in marketable debt securities	243,284	243,284	—	—
Total investment in marketable debt securities	243,284	243,284	—	—

There were no transfers of marketable debt securities between Level 1, Level 2, and Level 3 during the years ended March 31, 2022 and 2023.

Related Parties

The Company adopted ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

J-LONG GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED MARCH 31, 2022 AND 2023

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Cash and Cash Equivalents

Cash and cash equivalents consist of petty cash on hand and cash held in banks, which are highly liquid and have original maturities of three months or less and are unrestricted as to withdrawal or use. The Company maintains all bank accounts in Hong Kong. Cash balances in bank accounts in Hong Kong are protected under Deposit Protection Scheme in accordance with the Deposit Protection Scheme Ordinance. The maximum protection is up to HK$500,000 per depositor per Scheme member, including both principal and interest.

Accounts Receivable Net

Accounts receivable represent trade receivable and are recognized initially at fair value and subsequently adjusted for any allowance for doubtful accounts or expected credit loss. The Company grant credit to customers, without collateral, under normal payment terms (typically 0 to 30 days after invoicing). Generally, invoicing occurs after the products were delivered. The carrying value of such receivables, net of expected credit loss and allowance for doubtful accounts, represents its estimated realizable value. The Company expect to collect the outstanding balance of current accounts receivables, net within the next month. The Company use loss-rate methods to estimate allowance for credit loss.

For those past due balances over 1 year and other higher risk receivables identified by management are reviewed individually for collectability. In establishing an allowance for credit losses, the Company use reasonable and supportable information, which is based on historical collection experience, the financial condition of its customers and assumptions for the future movement of different economic drivers and how these drivers will affect each other. Loss-rate approach is based on the historical loss rates and expectations of future conditions. The Company writes off potentially uncollectible accounts receivable against the allowance for credit losses if it is determined that the amounts will not be collected or if a settlement with respect to a disputed receivable is reached for an amount that is less than the carrying value.

Notes receivable

Notes receivable represents bank or commercial drafts that have been arranged with third-party financial institutions by certain customers to settle their purchases from the Company. These notes with two to three months maturity dates were issued by Shanghai Commercial Bank Limited to repay customer’s balance to the Company. All notes receivable has been received subsequently.

Inventories

Inventories are valued using the lower of cost or net realizable value. Cost is principally determined using the weighted-average method. The Company records adjustments to inventory for excess quantities, obsolescence, or impairment, when appropriate, to reflect inventory at net realizable value. These adjustments are based upon a combination of factors including current sales volume, market conditions, lower of cost or market analysis and expected realizable value of the inventory.

Investment in marketable debt securities

We have designated the Company’s investments in certain marketable debt securities as available for sale. Available for sale securities are reported at fair value with unrealized gains or losses recorded as a component of other comprehensive income. Interest income is recorded on an accrual basis. Discounts and premiums to the face amount of debt securities are accreted and amortized using the effective interest rate method over the lives of the respective debt securities.

In any case where fair value might fall below amortized cost, we would consider whether that security is other than temporarily impaired using all available information about the collectability of the security. We would not consider that an other than temporary impairment for a debt security has occurred if (1) we do not intend to sell the debt security, (2) it is not more likely than not that we will be required to sell the debt security before recovery of its amortized cost basis and (3) the present value of estimated cash flows will fully cover the amortized cost of the security. We would consider that an other than temporary impairment has occurred if any of the above mentioned three conditions are not met.

J-LONG GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED MARCH 31, 2022 AND 2023

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

For a debt security for which an other than temporary impairment is considered to have occurred, we would recognize the entire difference between the amortized cost and the fair value in earnings if we intend to sell the debt security or it is more likely than not that we will be required to sell the debt security before recovery of its amortized cost basis. If we do not intend to sell the debt security and it is not more likely than not that we will be required to sell the debt security before recovery of its amortized cost basis, we would separate the difference between the amortized cost and the fair value of the debt security into the credit loss component and the noncredit loss component. The credit loss component would be recognized in earnings and the noncredit loss component would be recognized as a component of other comprehensive income.

Deferred Offering Costs

Deferred offering costs consist principally of all direct offering costs incurred by the Company, such as underwriting, legal, accounting, consulting, printing, and other registration related costs in connection with the initial public Offering (“IPO”) of the Company’s ordinary shares. Such costs are deferred until the closing of the offering, at which time the deferred costs are offset against the offering proceeds. In the event the offering is unsuccessful or aborted, the costs will be expensed.

Property, plant and equipment

Property, plant and equipment is stated at historical cost less accumulated depreciation and impairment losses. Historical cost includes expenditure that is directly attributable to the acquisition of the items.

Subsequent costs are included in the asset’s carrying amount or recognized as a separate asset, as appropriate, only when it is probable that future economic benefits associated with the item will flow to the Group and the cost of the item can be measured reliably. All other repairs and maintenance are charged to the consolidated statements of operations and comprehensive income during the financial period in which they are incurred.

Property, plant and equipment is calculated using the straight-line method to allocate their cost less their residual values over their estimated useful lives at the annual rate as follows:

Estimated depreciation rate
Building	2%
Plant and machinery	20%
Furniture and fixtures	20%
Motor vehicles	20%

The assets’ useful lives are reviewed, and adjusted if appropriate, at the end of each reporting period.

An item of property, plant and equipment is derecognized upon disposal or when no future economic benefits are expected to arise from the continued use of the asset. Any gain or loss arising on derecognition of the asset (calculated as the difference between the net disposal proceeds and the carrying amount of the item) is included in consolidated statements of operations and comprehensive income in the period in which the item is derecognized.

Gains or losses on disposals are determined by comparing proceeds with carrying amount and are recognized within “Other income (expense)” in the consolidated statements of operations and comprehensive income.

Impairment of long lived assets

The Company accounts for impairment of long-lived assets in accordance with Accounting Standards Codification (“ASC”) 360, Property, Plant and Equipment. (“ASC 360”). Long-lived assets consist primarily of property, plant and equipment. In accordance with ASC 360, the Company evaluates the carrying value of long-lived assets when it

J-LONG GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED MARCH 31, 2022 AND 2023

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

determines a triggering event has occurred, or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. When indicators exist, recoverability of assets is measured by a comparison of the carrying value of the asset group to the estimated undiscounted future net cash flows expected to be generated by the asset. Examples of such triggering events include a significant disposal of a portion of such assets, and adverse change in the market involving the business employing the related assets. If such assets are determined not to be recoverable, the Company performs an analysis of the fair value of the asset group and will recognize an impairment loss when the fair value is less than the carrying amounts of such assets. The fair value, based on reasonable and supportable assumptions and projections, require subjective judgments. Depending on the assumptions and estimates used, the appraised fair value projected in the evaluation of long-lived assets can vary within a range of outcomes. The Company considers the likelihood of possible outcomes in determining the best estimate for the fair value of the assets. The Company did not record any impairment charges for the years ended March 31, 2022 and 2023. There can be no assurance that future events will not have impact on company revenue or financial position which could result in impairment in the future.

Contract liabilities

Contract liabilities were recognized when the Company receives prepayment from customers resulting from purchase order. Contract liabilities will be recognized as revenue when the products are delivered. Contract liabilities were USD 208,021 and USD231,475 as of March 31, 2022 and 2023, respectively. For the years ended March 31, 2022 and 2023, the beginning balance of contract liabilities of USD371,690 and USD208,021 were recognized as revenue when the products are delivered.

Commitments and contingencies

In the normal course of business, the Company is subject to contingencies, such as legal proceedings and claims arising out of its business, which cover a wide range of matters. Liabilities for contingencies are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

If the assessment of a contingency indicates that it is probable that a material loss is incurred and the amount of the liability can be estimated, then the estimated liability is accrued in the Company’s financial statements. If the assessment indicates that a potentially material loss contingency is not probable, but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the nature of the guarantee would be disclosed.

Revenue recognition

Effective January 1, 2018, the Company adopted ASC Topic 606 using the modified retrospective adoption method. Based on the requirements of ASC Topic 606, revenue is recognized when control of the promised goods or services is transferred to the customers in an amount that reflects the consideration the Company expects to be entitled to receive in exchange for those goods or services. The Company offer a wide range of apparel solution services to cater to the customers’ needs for reflective and non-reflective garment trims, ranging from market trend analysis, product design and development and production to quality control. Revenue is recognized when the following 5-step revenue recognition criteria are met:

1)      Identify the contract with a customer

2)      Identify the performance obligations in the contract

3)      Determine the transaction price

J-LONG GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED MARCH 31, 2022 AND 2023

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

4)      Allocate the transaction price

5)      Recognize revenue when or as the entity satisfies a performance obligation

Revenue from product sales is recognized at the point in time control of the products is transferred, generally upon customer receipt based upon the standard contract terms. Shipping and handling activities are considered to be fulfillment activities rather than promised services and are not, therefore, considered to be separate performance obligations. The Company’s sales terms provide no right of return outside of a standard quality policy and returns are generally not significant. Payment terms for product sales are generally set at 0-30 days after the goods have been delivered.

Disaggregation of revenue

The Company disaggregates its revenue by product categories, and geographic areas which the Company believes best depicts how the nature, amount, timing, and uncertainty of the revenue and cash flows are affected by economic factors. The Company’s disaggregation of revenue for the years ended March 31, 2023 and 2022 is as following:

Revenues by product categories

	For the year ended March 31,
	2022	2023
	US$	US$
Heat Transfers	25,225,769	26,351,727
Fabrics	4,367,087	5,036,939
Woven Labels and Tapes	3,522,661	1,671,058
Sewing Badges	1,750,529	1,259,289
Piping	835,951	672,075
Zipper Pullers	1,364,567	657,601
Drawcords	89,677	176,751
Others	1,136,171	2,466,957
Total Revenues	38,292,412	38,292,397

Revenue by geographic areas

	For the year ended March 31,
	2022	2023
	USD	USD
Asia (excluded Hong Kong and China)	13,677,980	13,618,640
Hong Kong	14,822,478	12,536,891
China	5,096,557	3,900,174
Non-Asia	4,695,397	8,236,692
	38,292,412	38,292,397

Cost of sales

Cost of products sold is primarily comprised of direct materials and sub-contractor fee. Cost of products sold also includes the cost for products inspection, packing and design.

J-LONG GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED MARCH 31, 2022 AND 2023

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Selling and marketing expenses

Selling expenses mainly consists of commission paid, out-bound shipping cost and staff costs.

General and administrative expenses

General and administrative expenses mainly consist of administrative staff cost, depreciation of property, plant and equipment and other miscellaneous administrative expenses.

Leases

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), which requires lease assets and liabilities to be recorded on the balance sheet. The Company adopted this ASU and related amendments as of April 1, 2020 under the modified retrospective approach and elected to early adopt the following lease policies in conjunction with the adoption of ASU 2016-02: (i) for leases that have lease terms of 12 months or less, the Company elected not to apply ASC 842 recognition requirements; and (ii) the Company elected to apply the package of practical expedients for existing arrangements entered into prior to April 1, 2020 to not reassess (a) whether an arrangement is or contains a lease, (b) the lease classification applied to existing leases, and (c) initial direct costs.

The Company determines whether an arrangement is or contain a lease at inception. A lease for which substantially all the benefits and risks incidental to ownership remain with the lessor is classified by the lessee as an operating lease. All leases of the Company are currently classified as operating leases. Operating leases are included in operating lease right-of-use (“ROU”) assets, operating lease liability, current, and operating lease liability, non-current in the Company’s consolidated balance sheets. Please refer to Note 8 for the disclosures regarding the Company’s method of adoption of ASC 842 and the impacts of adoption on its financial position, results of operations and cash flows.

ROU assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent its obligation to make lease payments arising from the lease. The operating lease ROU assets and lease liabilities are recognized at lease commencement date based on the present value of lease payments over the lease term. As most of the Company’s leases do not provide an implicit rate, the Company uses its incremental borrowing rate based on the information available at lease commencement date in determining the present value of lease payments. The operating lease ROU assets also includes any lease payments made and excludes lease incentives. The Company’s lease terms may include options to extend or terminate the lease. Renewal options are considered within the ROU assets and lease liabilities when it is reasonably certain that the Company will exercise that option. Lease expenses for lease payments are recognized on a straight-line basis over the lease term.

For operating leases with a term of one year or less, the Company has elected not to recognize a lease liability or ROU asset on its consolidated balance sheets. Instead, it recognizes the lease payments as expenses on a straight-line basis over the lease term. Short-term lease costs are immaterial to its consolidated statements of operations and cash flows. The Company has operating lease agreements with insignificant non-lease components and have elected the practical expedient to combine and account for lease and non-lease components as a single lease component.

Income taxes

The Company accounts for income taxes under ASC 740. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

J-LONG GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED MARCH 31, 2022 AND 2023

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be reversed or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period including the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. Current income taxes are provided for in accordance with the laws of the relevant taxing authorities.

The provisions of ASC 740-10-25, “Accounting for Uncertainty in Income Taxes,” prescribe a more-likely-than-not threshold for consolidated financial statement recognition and measurement of a tax position taken (or expected to be taken) in a tax return. This interpretation also provides guidance on the recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, and related disclosures.

The Company did not accrue any liability, interest or penalties related to uncertain tax positions in its provision for income taxes line of its consolidated statements of income for the years ended March 31, 2023 and 2022, respectively. The Company does not expect that its assessment regarding unrecognized tax positions will materially change over the next 12 months.

Earnings per share

Basic earnings per share is computed by dividing net earnings attributable to ordinary shareholders by the weighted average number of ordinary shares outstanding during the year. Diluted earnings per share is calculated by dividing net income attributable to common shareholders by the weighted average number of common and dilutive common equivalent shares outstanding during the period. Common equivalent shares are not included in the denominator of the diluted loss per share calculation when inclusion of such shares would be anti-dilutive.

Recent accounting pronouncements

The Company is an “emerging growth company” (“EGC”) as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). Under the JOBS Act, EGC can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies.

Other accounting standards that have been issued by FASB that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption. The Company does not discuss recent standards that are not anticipated to have an impact on or are unrelated to its consolidated financial condition, results of operations, cash flows or disclosures.

3. INVESTMENT IN MARKETABLE DEBT SECURITIES

Investment in marketable debt securities consist of investments in listed corporate bonds and are accounted for as available-for-sale investments. Management determines the appropriate classification of its investment in marketable debt securities at the time of purchase and reevaluates the classifications at each balance sheet date. Investment in marketable debt securities are carried at fair value, with unrealized gains and losses, net of taxes, reported in other comprehensive income (loss), with the exception of unrealized losses believed to be other-than-temporary which are recorded in the consolidated statements of operations. As of March 31, 2022 and 2023, investment in marketable debt securities were carried at fair value. Fair values of investment in marketable debt securities were estimated using quoted market prices and were classified as level 1 in the fair value hierarchy.

In August 2017, the Company bought the bond — SOFTBANK 6.00% Perpetual Corp at the consideration of USD200,400 with no maturity date and the credit rating of bond is B+. In October 2022, the Company sold the bond and collected USD188,490. Loss of USD10,626 was recognized from the sale of bonds with the amount of USD 9,091 reclassified from other comprehensive income into earnings.

J-LONG GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED MARCH 31, 2022 AND 2023

3. INVESTMENT IN MARKETABLE DEBT SECURITIES (cont.)

In January 2017, the Company bought the bond — STANDARD CHARTERED PLC 7.75% Perpetual Corp at the consideration of USD200,500 with no maturity date and the credit rating of the bond is BB-.

In January 2017, the Company bought the bond — BLUE SKYVIEW Co. Ltd 7.125% Perpetual Corp at the consideration of USD200,200 with no maturity date and there was no credit rating of the bond.

At March 31, 2022 and 2023, the cost, net of allowance for credit losses, gross unrealized gains and losses and fair value of investment in marketable debt securities were as follow:

March 31, 2022	Cost	Gross Unrealized Gains, before tax	Gross Unrealized Losses, before tax	Allowance for Credit Losses	Fair Value
	USD	USD	USD	USD	USD
Corporate Bonds	597,246	—	(62,210)	(93,596)	441,440
Total Investments	597,246	—	(62,210)	(93,596)	441,440
March 31, 2023	Cost	Gross Unrealized Gains, before tax	Gross Unrealized Losses, before tax	Allowance for Credit Losses	Fair Value
	USD	USD	USD	USD	USD
Corporate Bonds	398,131	—	(497)	(154,350)	243,284
Total Investments	398,131	—	(497)	(154,350)	243,284

Impairment Losses on Investment in Marketable Debt Securities

For the fiscal years ended March 31, 2023 and 2022, losses resulting from the impairment of investment in marketable debt securities to reflect the decline in value considered to be other-than-temporary were USD60,754 and nil, respectively.

The following table shows our investments’ gross unrealized losses and fair value, aggregated by investment category and length of time that individual securities has been in a continuous unrealized loss position (market price at the end of the period was lower than the market price at the beginning of the period), at March 31, 2022 and 2023:

	Less than 12 months		12 Months or more		Total
March 31, 2022	Fair Value	Unrealized Losses, before tax	Fair Value	Unrealized Losses, before tax	Fair Value	Unrealized Losses, before tax
	USD	USD	USD	USD	USD	USD
Corporate Bonds	—	—	45,310	(60,011)	45,310	(60,011)
Total Investments	—	—	45,310	(60,011)	45,310	(60,011)
	Less than 12 months		12 Months or more		Total
March 31, 2023	Fair Value	Unrealized Losses, before tax	Fair Value	Unrealized Losses, before tax	Fair Value	Unrealized Losses, before tax
	USD	USD	USD	USD	USD	USD
Corporate Bonds	198,718	497	—	—	—	—
Total Investments	198,718	497	—	—	—	—

____________

(1)      The Company recorded an unrealized loss before tax of USD23,353 and unrealized loss before tax of USD7,388 for the year ended 2022 and 2023, respectively, which is included in other comprehensive income (loss).

J-LONG GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED MARCH 31, 2022 AND 2023

3. INVESTMENT IN MARKETABLE DEBT SECURITIES (cont.)

The unrealized losses at March 31, 2022 and 2023 are principally related to the impacts the COVID-19 pandemic had on credit markets. In addition, certain unrealized losses at March 31, 2022 and 2023 are related to the timing of the purchase of certain securities, which carry less yield than those currently available.

We expect to recover our cost on all securities except for those securities on which we recognized an allowance for credit loss. In addition, because we did not have the intent to sell the securities with unrealized losses and it was not more likely than not that we would be required to sell these securities prior to recovery of the cost, which may be maturity. If the Company determined that the declines were temporary and it had the ability and intent to continue to hold the investments, then the declines were recorded as unrealized losses in accumulated other comprehensive income (loss). Based on evaluation of available evidence, including recent changes in market interest rates, credit rating information and information obtained from regulatory filings, we believe the declines in fair value for these securities are other than temporary. Declines in fair values that are considered other-than-temporary are recorded as an impairment loss in the Consolidated Statements of Operations and Comprehensive Income (Loss).

The Bonds was issued by the listed company and the fair value was determined based on the market price in active market. The unrealized gain or loss was recognized in other comprehensive income (loss).

We recognized $27,821 and $21,422 of interest income on investment in marketable debt securities during the years ended March 31, 2022 and 2023, respectively. We do not measure a credit loss allowance on accrued interest receivable as we write off any accrued interest receivable balance in a timely manner when we have concerns regarding collectability.

The bond — BLUE SKYVIEW Co. Ltd 7.125% Perpetual Corp continuously deferred the distribution which is scheduled to be paid since July 26, 2020. Due to the uncertainty of receiving the interest income, no accrued interest has been recorded during the years ended March 31, 2022 and 2023.

Credit Impairments

The following table presents a rollforward of the changes in allowance for credit losses on available for sale fixed maturity securities by major investment category:

Years ending March 31,	2022 Total
USD
Balance, beginning of year	93,596
Additions:
Securities for which allowance for credit losses were not previously recorded	—
Purchases of available for sale debt securities accounted for as purchased credit deteriorated assets	—
Accretion of available for sale debt securities accounted for as purchased credit deteriorated assets	—
Reductions:
Securities sold during the period	—
Intent to sell security or more likely than not will be required to sell the security before recovery of its amortized cost basis	—
Additional net increases or decreases to the allowance for credit losses on securities that had an allowance recorded in a previous period, for which there was no intent to sell before recovery amortized cost basis	—
Write-offs charged against the allowance	—
Recoveries of amounts previously written off	—
Other	—
Balance, end of year	93,596

J-LONG GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED MARCH 31, 2022 AND 2023

3. INVESTMENT IN MARKETABLE DEBT SECURITIES (cont.)

Years ending March 31,	2023 Total
USD
Balance, beginning of year	93,596
Additions:
Securities for which allowance for credit losses were not previously recorded	60,754
Purchases of available for sale debt securities accounted for as purchased credit deteriorated assets	—
Accretion of available for sale debt securities accounted for as purchased credit deteriorated assets	—
Reductions:
Securities sold during the period	—
Intent to sell security or more likely than not will be required to sell the security before recovery of its amortized cost basis	—
Additional net increases or decreases to the allowance for credit losses on securities that had an allowance recorded in a previous period, for which there was no intent to sell before recovery amortized cost basis	—
Write-offs charged against the allowance	—
Recoveries of amounts previously written off	—
Other	—
Balance, end of year	154,350

4. ACCOUNTS RECEIVABLE, NET

Accounts receivable — third parties, net, consists of the following:

	As of March 31,
	2022	2023
	USD	USD
Accounts receivable – third parties	2,904,995	2,120,424
Less: allowance for credit loss	(34,648)	(34,648)
Accounts receivable, net	2,870,347	2,085,776

Accounts receivable- related parties, net, consists of the following:

	As of March 31,
	2022	2023
	USD	USD
Accounts receivable – related parties	183,254	19,101
Less: allowance for credit loss	(1,539)	(1,539)
Accounts receivable, net	181,715	17,562

J-LONG GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED MARCH 31, 2022 AND 2023

4. ACCOUNTS RECEIVABLE, NET (cont.)

The movements in the allowance for credit loss for the years ended March 31, 2022 and 2023 were as follows:

	For the year ended March 31,
	2022	2023
	USD	USD
Balance at beginning of the year	25,901	36,187
Addition (reduction) in bad debt allowance provision	10,286	—
Balance at end of the year	36,187	36,187

5. INVENTORIES

Inventories consisted of the following:

	As of March 31,
	2022	2023
	USD	USD
Finished goods	2,868,845	6,146,499
Impairment provision	(360,883)	(360,883)
Inventories, net	2,507,962	5,785,616

Impairment expenses were USD190,594 and USD Nil recognized for the year ended March 31, 2022 and 2023, respectively. Inventories recognized in cost of goods sold were USD29,164,263 and USD28,112,321 for the year ended March 31, 2022 and 2023, respectively.

6. NOTES RECEIVABLE

	As of March 31,
	2022	2023
	USD	USD
Notes receivable	250,419	393,442

Notes receivable are received from customers for the purchase of the Company’s products and are issued by financial institutions that entitle the Company to receive the full-face amounts from the financial institution at maturity, which bears no interest and generally ranges from two to three months from the date of issuance, and no discounted or transferred before maturity during the year ended March 31, 2022 and 2023.

7. PREPAID EXPENSES AND OTHER CURRENT ASSETS, NET

Prepaid expenses and other current assets consists of the following

	As of March 31,
	2022	2023
	USD	USD
Other Receivables, net	23,874	23,450
Deposit*	99,118	67,945
Prepayment	166,676	34,813
	289,668	126,208

____________

*        The balance mainly included the deposit paid to the supplier in advance and net off with the purchase payment subsequently.

J-LONG GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED MARCH 31, 2022 AND 2023

8. Leases

The Company leases office spaces for varying periods in Hong Kong. As the majority of the leases do not provide an implicit rate, the Company used an incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments. The Company’s lease agreements do not contain any material guarantees or restrictive covenants. The Company does not have any sublease activities. Short-term leases, defined as leases with initial term of 12 months or less, are not recorded on the Consolidated Balance Sheets. The most significant assets in the Company’s leasing portfolio relate to real estate. For purposes of calculating lease liabilities for such leases, the Company have combined lease and non-lease components.

The Company’s rights-of-use assets and lease liabilities recognized in the Consolidated Balances Sheets consist of the following:

	As of March 31,
	2022	2023
	USD	USD
Rights-of-use assets – operating lease	28,139	447,475
Operating lease liabilities – current	21,172	366,809
Operating lease liabilities – non-current	7,150	88,139
	28,322	454,948

The component of lease expenses are as follows:

	As of March 31,
	2022	2023
	USD	USD
Operating lease cost	21,795	311,708
Expenses for short-term lease within 12 months(1)	40,345	4,589

____________

(1)      primarily consisting of costs for property rates and taxes and other operating costs associated with short-term operating leases that are not included in the lease liability and are recognized in the period in which they are incurred.

Other information about the Company’s leases is as follows:

	As of March 31,
	2022	2023
	USD	USD
Weighted-average remaining lease term	1.3 years	1.2 years
Weighted average discount rate	1.98%	4.26%

J-LONG GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED MARCH 31, 2022 AND 2023

8. Leases (cont.)

The following is a maturity analysis of the annual undiscounted cash flows for lease liabilities as of March 31, 2022:

Total
USD
Years ending March 31,
2023	21,538
2024	7,179
2025	—
2026	—
2027 and thereafter	—
Total undiscounted lease payments	28,717
Less: imputed interest	(395)
Lease liabilities recognized in the Consolidated Balance Sheet	28,322

The following is a maturity analysis of the annual undiscounted cash flows for lease liabilities as of March 31, 2023:

Total
USD
Years ending March 31,
2024	379,510
2025	89,451
2026	—
2027	—
2028 and thereafter	—
Total undiscounted lease payments	468,961
Less: imputed interest	(14,013)
Lease liabilities recognized in the Consolidated Balance Sheet	454,948

9. PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consists of the following as of March 31, 2023 and 2022:

	As of March 31,
	2022	2023
	USD	USD
Buildings	5,125,754	3,586,301
Plant and machinery	298,378	299,916
Furniture and fixtures	860,902	904,325
Motor vehicles	109,423	109,423
Total	6,394,457	4,899,965
Less: accumulated depreciation	(2,972,454)	(2,532,829)
Total property, plant and equipment, net	3,422,003	2,367,136

Depreciation expenses were USD202,823 and USD169,283 recognized for the year ended March 31, 2022 and 2023, respectively. During the year ended March 31, 2023, the Company disposed the buildings with net book value of USD930,545 and received the sales proceeds of USD1,923,076, resulting in USD987,532 gain on disposal.

The properties with the net book value of USD3,197,849 and USD2,234,437 as of March 31, 2022 and 2023, respectively, which owned by JLHK were pledged for bank borrowings.

J-LONG GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED MARCH 31, 2022 AND 2023

10. BANK LOANS

The Company’s bank loans which are all denominated in HKD, consist of:

	Type	Interest rate	Maturity dates	As of March 31,
				2022	2023
				USD	USD
Short-term bank borrowings:
Hang Seng Bank Limited	Revolving loan	HIBOR+1.2%	—	628,205	—
				628,205	—
Long-term borrowings:
Hang Seng Bank Limited	Mortgage	HIBOR+1.6%	March 2027	700,319	571,055
Hang Seng Bank Limited	Mortgage	HIBOR+1.6%	March 2027	1,131,285	921,158
Hang Seng Bank Limited	Mortgage	HIBOR+1.6%	March 2027	312,450	254,415
Hang Seng Bank Limited	Mortgage	HIBOR+1.4%	December 2026	468,173	375,410
Hang Seng Bank Limited	Mortgage	HIBOR+1.6%	April 2027	426,880	—
Hang Seng Bank Limited	Mortgage	HIBOR+1.6%	April 2027	634,846	518,994
				3,673,953	2,641,032
Current portion of long-term borrowings				723,848	626,657
Non-current portion of long-term borrowings				2,950,105	2,014,375

Annual maturities of the Company’s long-term debt which comprise the term loans during the next five years following March 31, 2022 and thereafter are as follows:

Annual maturities
USD
Year ending March 31,
2023	1,352,053
2024	728,308
2025	741,429
2026	754,581
2027 and Thereafter	725,787
4,302,158

Annual maturities of the Company’s long-term debt which comprise the term loans during the next five years following March 31, 2023 and thereafter are as follows:

Annual maturities
USD
Year ending March 31,
2024	626,657
2025	655,953
2026	686,618
2027	660,209
2028 and Thereafter	11,595
2,641,032

J-LONG GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED MARCH 31, 2022 AND 2023

10. BANK LOANS (cont.)

JLHK entered into (as renewed or supplemented yearly where required) several banking facilities with banks in Hong Kong. The banking facilities were secured, details of which are set out as follows:

(a)     Unlimited joint or personal guarantee by the Controlling Shareholder Mr. Danny Tze Ching Wong and an immediate family member of Mr. Danny Tze Ching Wong; and

(b)    Legal charge over properties beneficially owned by JLHK, the Controlling Shareholder Mr. Danny Tze Ching Wong and an immediate family member of Mr. Danny Tze Ching Wong.

11. Accounts payable, accruals, and other current liabilities

Account payable, accruals and other current liabilities consists of the following:

	As of March 31,
	2022	2023
	USD	USD
Trade payables	6,784,584	5,239,101
Other payables	27,069	57,415
Accrued expenses	231,566	197,444
Advance from customers	61,242	55,788
	7,104,461	5,549,748

Changes in the advance from customers balance for the year ended March 31, 2022 and 2023 are as follows:

	2022	2023
	USD	USD
Balance at the beginning of the year	78,084	61,242
Revenue recognized during the year	(212,356)	(122,022)
Increase due to cash received	195,514	116,568
Customer deposit received	61,242	55,788

12. Accumulated other comprehesive loss

	Unrealized loss on investment in marketable debt securities
	Before tax amount	Income tax (expense) or benefit	Net-of-tax	Total
	USD	USD	USD	USD
Balance at April 1, 2021	(38,856)	6,411	(32,445)	(32,445)
Change in unrealized loss on investment in marketable debt securities	(23,354)	3,854	(19,500)	(19,500)
Balance at March 31, 2022	(62,210)	10,265	(51,945)	(51,945)
Change in unrealized loss on investment in marketable debt securities	61,714	(10,183)	51,531	51,531
Balance at March 31, 2023	(496)	82	(414)	(414)

J-LONG GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED MARCH 31, 2022 AND 2023

13. income tax

The Company and its subsidiaries file separate income tax returns.

In general, all of the tax returns of the Company’s HK entities remain subject to examination by the tax authorities for up to six years from the date of filing. The Company may also be subject to the examinations of the tax filings in other jurisdictions, which are not material to the consolidated financial statements.

Cayman Islands

Under the current laws of the Cayman Islands, the Company and its subsidiaries in Cayman Islands are not subject to tax on its income or capital gains. In addition, upon any payment of dividends by the Company, no Cayman Islands withholding tax is imposed.

British Virgin Islands

Under the current laws of the British Virgin Islands(“BVI”), the Company’s subsidiary in BVI is not subject to tax on its income or capital gains. In addition, upon any payment of dividends by the Company, no British Virgin Islands withholding tax is imposed.

Hong Kong

The Company’s subsidiaries established in Hong Kong are subject to Hong Kong profits tax at a rate of 16.5% on their taxable income generated from operations in Hong Kong before April 1, 2018. Starting from the financial year commencing on April 1, 2018, the two-tiered profits tax regime took effect, under which the tax rate is 8.25% for assessable profits on the first HK$2 million and 16.5% for any assessable profits in excess of HK$2 million.

Composition of income tax expenses

The following table sets forth current and deferred portion of income tax expenses:

	For the year ended March 31,
	2022	2023
	USD	USD
Current income tax expenses	908,315	1,111,813
Deferred income tax expense (recovery)	(31,919)	(14,087)
Income tax expense	876,396	1,097,726

J-LONG GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED MARCH 31, 2022 AND 2023

13. income tax (cont.)

Reconciliation between the income tax expenses computed by applying the Hong Kong enterprise tax rate to income before income taxes and actual provision were as follows:

	For the year ended March 31,
	2022	2023
	USD	USD
Income before income tax	5,360,038	7,753,877
Caymen Islands statutory income tax rate	0%	0%
Income tax calculated at statutory rate	—	—
(Increase)/decrease in income tax expense resulting from:
Rate differences in various jurisdictions	884,406	1,279,390
Tax effect of non-taxable income	(12)	(190,729)
Tax effect of non-deductible expenditure	46,357	45,073
Tax reduction allowed by Hong Kong government(1)	(22,436)	(21,923)
Deferred income tax expense	(31,919)	(14,085)
Income tax expense	876,396	1,097,726

____________

(1)      One-off tax reduction provided by the Hong Kong government.

	As of March 31,
	2022	2023
	USD	USD
Deferred tax assets	75,723	79,626
Deferred tax liabilities	—	—
Deferred tax assets, net	75,723	79,626

The significant components of the Company’s deferred tax assets and liabilities are as follows:

	As of March 31,
	2022	2023
	USD	USD
Deferred tax assets:
Property, plant and equipment	(58)	(11,440)
Impairment provision for inventories	59,545	59,545
Allowance for doubtful accounts	5,971	5,971
Impairment provision for marketable debt securities	—	25,468
Fair value change in investment in marketable debt securities	10,265	82
Total deferred tax assets	75,723	79,626
Net deferred tax assets	75,723	79,626

As of March 31, 2022 and 2023, the Company had no unrecognized tax benefit.

J-LONG GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED MARCH 31, 2022 AND 2023

14. CAPITAL STOCK

Ordinary Shares

We were incorporated as a Cayman Islands business company under the laws of the Cayman Islands on July 25, 2022. At incorporation, we were authorized to issue a maximum of 50,000,000 shares consisting of 50,000,000 ordinary shares, par value US$0.0001 each. By the adoption of the written resolutions of the shareholders and written resolutions of the directors dated November 8, 2023, the Company’s authorized share capital was increased to US$51,000. On November 8, 2023, the Company effected a stock split whereby each 3 issued and outstanding ordinary share were divided into 8 ordinary share. As a result of the share split, there were 30,000,000 ordinary shares issued and outstanding. As of the date of this prospectus, we are authorized to issue a maximum of 1,360,000,000 shares consisting of 1,360,000,000 ordinary shares, par value of US$0.0000375 each.

15. REVENUE AND SEGMENT INFORMATION

The Company follows FASB ASC Topic 280, Segment Reporting, which requires that companies disclose segment data based on how management makes decision about allocating resources to segments and evaluating their performance. Reportable operating segments include components of an entity about which separate financial information is available and which operating results are regularly reviewed by the chief operating decision maker (“CODM”), Mr. Danny Tze Ching Wong, to make decisions about resources to be allocated to the segment and assess each operating segment’s performance. The Company has primarily engaged in one segment which is the provision of sales of goods. Much of the information provided in these consolidated financial statements is similar to, or the same as, that reviewed on a regular basis by the Company’s CODM. As a result, the Company operates and manages its business as a single operating segment. For the years ended March 31, 2023 and 2022, assets within Hong Kong contributed over 90% of the Company’s total assets. Revenue within Asia contributed over 70% of the Company’s total revenue.

16. CONTINGENCY AND COMMITMENTS

Contingencies

In the ordinary course of business, the Company may be subject to legal proceedings regarding contractual and employment relationships and a variety of other matters. The Company records contingent liabilities resulting from such claims, when a loss is assessed to be probable, and the amount of the loss is reasonably estimable. In the opinion of management, there were no pending or threatened claims and litigation as of March 31, 2023 and through the issuance date of these consolidated financial statements.

Commitments

Effective December 22, 2021 and November 24, 2022, the Company has agreed to an annual purchase commitment for a period of one year with a significant vendor. The Company’s obligation to the vendor shall be satisfied by the submission of non-cancellable orders for each contract year with an aggregate value equal to or in excess of approximately USD 1,744,000 and USD 7,794,872, respectively.

J-LONG GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED MARCH 31, 2022 AND 2023

17. RELATED PARTY TRANSACTIONS

The Company’s relationships with related parties who had transactions with the Company are summarized as follows:

Related Party	Relationship to the Company
Mr. Danny Tze Ching Wong	Director, Chairman of the Board of Director and Controlling Shareholder
Mr. Edwin Chun Yin Wong	Director
Ms. Lui Wai Fun	The spouse of Mr. Danny Tze Ching Wong
Guangdong Rongmian Accessories Technology Co., Ltd.	A company owned as to 28% by Mr. Wong Chun Yin Edwin
Jiaxing Newsole Reflective Material Co., Ltd.	A company owned as to 90% by New Sole (Shanghai) Technology Ltd, which is owned as to 33% by Mr. Danny Tze Ching Wong
New Sole (Shanghai) Technology Ltd	A company owned as to 33% by Mr. Danny Tze Ching Wong
Charm Vision Holdings Limited	A company 99.9% owned by Mr. Danny Tze Ching Wong
J-Long Group Ltd	A company owned as to 10% by Mr. Danny Tze Ching Wong and 90% by Mr. Edwin Chun Yin Wong
Mega Image Production Limited	A company owned as to 90.91% by Charm Vision Holdings Limited and 9.09% by Mr. Danny Tze Ching Wong
Xsafe Limited	A company wholly owned by Mr. Danny Tze Ching Wong
Everlink Enterprises Limited	A company wholly owned by Mr. Danny Tze Ching Wong

a.    Accounts receivable, net — related parties

Related parties consisted of the following:

	As of March 31,
	2022	2023
	USD	USD
Name
Jiaxing Newsole Reflective Material Co., Ltd.	149,717	258
Guangdong Rongmian Accessories Technology Co., Ltd	33,537	18,843
Subtotal	183,254	19,101
Less: allowance for doubtful accounts	1,539	1,539
Total account receivable, net -related parties	181,715	17,562

b.    Due from related parties

Related parties consisted of the following:

	As of March 31,
	2022	2023
	USD	USD
Name
Mr. Danny Tze Ching Wong	1,860,425	2,108,688
Everlink Enterprises Limited	—	1,080
Total due from related parties	1,860,425	2,109,768

J-LONG GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED MARCH 31, 2022 AND 2023

17. RELATED PARTY TRANSACTIONS (cont.)

The advance due from related parties were unsecured, interest free and without fixed terms of repayment.

The outstanding amount due from the related parties as of March 31, 2023 will be fully settled by setting off against the dividends to be declared by JLHK and the remaining, if any, by cash, which JLHK expects to declare such dividends before the listing of our Ordinary Shares.

c.    Accounts payable — related parties

Related parties consisted of the following:

	As of March 31,
	2022	2023
	USD	USD
Name
Guangdong Rongmian Accessories Technology Co., Ltd	1,726,584	506,275
New Sole (Shanghai) Technology Ltd	892,073	1,783,376
Jiaxing Newsole Reflective Material Co., Ltd.	680,541	92,421
Total account payable – related parties	3,299,198	2,382,072

d.    Due to related parties

Related parties consisted of the following:

	As of March 31,
	2022	2023
	USD	USD
Name
Mega Image Production Limited	185,669	—
Charm Vision Holdings Limited	30,769	—
Mr. Edwin Chun Yin Wong	360	15,375
Ms. Lui Wai Fun	11,378	6,410
J-Long Group Ltd	—	218,590
Total due to related parties	228,176	240,375

The advance due to related parties were unsecured, interest free and without fixed terms of repayment.

e.    Sales to a related party

	For the Years Ended March 31,
	2022	2023
	USD	USD
Name
Guangdong Rongmian Accessories Technology Co., Ltd	817,685	195,332
Jiaxing Newsole Reflective Material Co., Ltd.	366,732	7,760
Total revenue from a related party	1,184,417	203,092

J-LONG GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED MARCH 31, 2022 AND 2023

17. RELATED PARTY TRANSACTIONS (cont.)

f.    Purchase from related parties

	For the Years Ended March 31,
	2022	2023
	USD	USD
Name
Guangdong Rongmian Accessories Technology Co., Ltd	8,147,625	7,431,504
New Sole (Shanghai) Technology Ltd	1,110,739	3,182,535
Jiaxing Newsole Reflective Material Co., Ltd.	2,044,746	1,561,334
Total purchase from related parties	11,303,110	12,175,373

g.    Rental fee paid to a related party for short term lease

	For the Years Ended March 31,
	2022	2023
	USD	USD
Name
Charm Vision Holdings Limited	30,769	—
Total rental fee paid to a related party	30,769	—

h.    Administration charges received from a related party

	For the Years Ended March 31,
	2021	2022
	USD	USD
Name
Xsafe Limited	5,962	5,962
Total Administration charges received from a related party	5,962	5,962

i.    Other related party transactions

Mr. Danny Tze Ching Wong provide guarantee in connection with certain loans the Company borrowed (see Note 10).

j.    Operating lease with related party

On April 1, 2022, the Company entered into lease agreements with Charm Vision Holdings Limited, which is 99.9% owned by Mr. Danny Tze Ching Wong, for J-Long’s office and warehouse. The lease term is two years from April 1, 2022 to March 31, 2024. The annual rent is USD216,831. The rent payment should be paid annually with the payment due in March 31 every calendar year. We paid aggregate rent related to J-Long’s office and warehouse was USD216,831 for the year ended March 31, 2023. As of March 31, 2023, the Company recognized operating lease liabilities, including both current and noncurrent portions, in the amount of USD211,685 and the corresponding operating lease right-of-use assets of USD207,078 for J-Long’s office and warehouse lease.

On January 1, 2023, the Company entered into a lease agreement with Charm Vision Holdings Limited, which is 99.9% owned by Mr. Danny Tze Ching Wong, for the carpark. The lease term is two years from January 1, 2023 to December 31, 2024. The annual rent is USD12,308. The rent payment should be paid annually with the payment due in March 31 every calendar year. We paid aggregate rent related to carpark was USD3,077 for the year ended March 31, 2023. As of March 31, 2023, the Company recognized operating lease liabilities, including both current and noncurrent portions, in the amount of USD20,683 and the corresponding operating lease right-of-use assets of USD20,570 for carpark lease.

J-LONG GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED MARCH 31, 2022 AND 2023

17. RELATED PARTY TRANSACTIONS (cont.)

k.    Sale-leaseback transactions

During the year ended March 31, 2023, the Company entered into a sale-leaseback transaction involving one property, with a limited liability company which is wholly owned by Mr. Danny Tze Ching Wong. Under this agreement, we sold assets with a net book value of USD50,134 for USD320,513. ASC 842 requires sale-leaseback transactions with related parties to be accounted for at their contractually-stated terms. Accordingly, we recognized a gain of USD270,379, which is included in other income in our consolidated statement of operations for the year ended March 31, 2023. The lease has been classified as an operating lease, the initial term of which is 2 years. During the years ended March 31, 2023, we paid aggregate rent pursuant to this lease agreement of USD11,215. As of March 31, 2023, the Company recognized operating lease liabilities, including both current and noncurrent portions, in the amount of USD35,448 and the corresponding operating lease right-of-use assets of USD35,036 for the lease.

During the year ended March 31, 2023, we entered into a sale-leaseback transaction involving one property, with a limited liability company which is wholly owned by Mr. Danny Tze Ching Wong. Under this agreement, we sold assets with a net book value of USD34,484 for USD346,154. ASC 842 requires sale-leaseback transactions with related parties to be accounted for at their contractually-stated terms. Accordingly, we recognized a gain of USD311,670, which is included in other income in our consolidated statement of operations for the year ended March 31, 2023. The lease has been classified as an operating lease, the initial term of which is 2 years. During the years ended March 31, 2023, we paid aggregate rent pursuant to this lease agreement of USD11,499. As of March 31, 2023, the Company recognized operating lease liabilities, including both current and noncurrent portions, in the amount of USD38,319 and the corresponding operating lease right-of-use assets of USD37,858 for the lease.

During the year ended March 31, 2023, we entered into a sale-leaseback transaction involving one property, with a limited liability company which is wholly owned by Mr. Danny Tze Ching Wong. Under this agreement, we sold assets which primary pledged for bank borrowings with a net book value of USD845,927 for USD1,256,410. ASC 842 requires sale-leaseback transactions with related parties to be accounted for at their contractually-stated terms. Accordingly, we recognized a gain of USD405,483 which net off with the early redemption cost for releasing the bank borrowings of USD5,000, which is included in other income in our consolidated statement of operations for the year ended March 31, 2023. The lease has been classified as an operating lease, the initial term of which is 2 years. During the years ended March 31, 2023, we paid aggregate rent pursuant to this lease agreement of USD40,258. As of March 31, 2023, the Company recognized operating lease liabilities, including both current and noncurrent portions, in the amount of USD141,662 and the corresponding operating lease right-of-use assets of USD139,897 for the lease.

18. SUBSEQUENT EVENTS

The Company has assessed all events from March 31, 2023, up through the date that these consolidated financial statements are available to be issued, and unless disclosed below, there are not any material subsequent events that require disclosure in these consolidated financial statements.

Shares split

By a resolution of the directors dated November 8, 2023, which became effective on November 8, 2023, the Company conducted a 8 for 3 forward-split of its, as of the date therein, issued and outstanding shares resulting in 30,000,000 ordinary shares to be issued and outstanding as of the date of the prospectus. The share split maintained our existing shareholders’ percentage ownership interests in the Company. The share split also decreased the par value of our ordinary shares from $0.0001 to $0.0000375. The share capital of the Company has been presented on a retroactive basis to reflect the shares split.

Authorized share capital

By the adoption of the written resolutions of the shareholders and written resolutions of the directors dated November 8, 2023, the Company’s authorized share capital was increased to US$51,000 divided into 1,360,000,000 shares of US$0.0000375 each.

J-Long Group Limited

Ordinary Shares

______________________________

PRELIMINARY PROSPECTUS

______________________________

Eddid Securities USA Inc.

            , 2023

Until and including            , 2023 (25 days after the date of this prospectus), all dealers that buy, sell, or trade our Ordinary Shares, whether or not participating in this offering, may be required to deliver a prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

[RESALE PROSPECTUS ALTERNATE PAGE]

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED , 2023

J-Long Group Limited

8,910,000 Ordinary Shares

This prospectus relates to the resale of 8,910,000 shares of our Ordinary Shares by the Selling Shareholders named in this prospectus. Of the 8,910,000 Ordinary Shares covered by this Resale Prospectus, 1,485,000 Ordinary Shares are subject to a leak-out agreement between Jipsy Trade Limited and the Company.

The Ordinary Shares offered by the Selling Shareholders may be sold by the Selling Shareholders from time-to-time in the open market, through privately negotiated transactions or a combination of these methods, at market prices prevailing at the time of sale or at negotiated prices. We will not receive any of the proceeds from the sale of the Ordinary Shares by the Selling Shareholders.

We intend to apply to list our Ordinary Shares on the Nasdaq Global Market under the symbol “JL.” This offering is contingent on the listing of our Ordinary Shares on the Nasdaq Global Market. However, there is no assurance that such application will be approved, and if our application is not approved by Nasdaq, we will not proceed with this offering.

Since there is currently no public market established for our securities, the Selling Shareholders will sell at a price between US$4 to US$6 per Ordinary Share, the price at which we sell shares in our public offering pursuant to the registration statement of which this prospectus is a part. No sales of the Ordinary Shares covered by this prospectus shall occur until after the closing of our IPO. Once, and if, our Ordinary Shares are listed on the NASDAQ Global Market and there is an established market for these resale shares, the Selling Shareholders may sell the resale shares from time to time at the market price prevailing on the NASDAQ Global Market at the time of offer and sale, or at prices related to such prevailing market prices or in negotiated transactions or a combination of such methods of sale directly or through brokers.

Investing in our Ordinary Shares is highly speculative and involves a high degree of risk. Before buying any shares, you should carefully read the discussion of material risks of investing in our Ordinary Shares in “Risk Factors.”

Our operations are solely located in Hong Kong, a special administrative region of the People’s Republic of China (“China” or the “PRC”), with its own governmental and legal system that is independent from mainland China, including having its own distinct laws and regulations. As of the date of this prospectus, we are not subject to the PRC government’s direct influence or discretion over the manner in which we conduct our business activities outside of the PRC. However, due to long-arm provisions under the current PRC laws and regulations, there remains regulatory uncertainty with respect to the implementation and interpretation of laws in China. However, because our operations are primarily located in Hong Kong and a number of our clients are mainland China companies, or companies that have shareholders or directors that are mainland China individuals, we are still subject to certain legal and operational risks associated with our operating subsidiary JLHK being based in Hong Kong. Additionally, the legal and operational risks associated with operating in mainland China may also apply to our operations in Hong Kong, and we face the risks and uncertainties associated with interpretation and the application of the complex and evolving PRC laws and regulations and as to whether and how the recent PRC government statements and regulatory developments, such as those relating to data and cyberspace security, and anti-monopoly concerns would be applicable to JL or JLHK, given the substantial operations of our sole operating subsidiary in Hong Kong and the possibilities that Chinese government may exercise significant oversight over the conduct of business in Hong Kong. We are also subject to the risks of uncertainty about any future actions of the PRC government or authorities in Hong Kong in this regard.

Should the PRC government choose to exercise significant oversight and discretion over the conduct of our business, they may intervene in or influence our operations. Such governmental actions:

•        could result in a material change in our operations and/or the value of our securities;

•        could significantly limit or completely hinder our ability to continue our operations;

•        could significantly limit or completely hinder our ability to offer or continue to offer our securities to investors; and

•        may cause the value of our securities to significantly decline or be worthless.

We are aware that recently, the PRC government has initiated a series of regulatory actions and new policies to regulate business operations in certain areas in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a variable interest entity (“VIE”) structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Since these statements and regulatory actions are new, it is highly uncertain how soon the legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. It is also highly uncertain what the potential impact such modified or new laws and regulations will have on JLHK’s daily business operation, its ability to accept foreign investments and the listing of our Ordinary Shares on U.S. or other foreign exchanges. The PRC government may intervene or influence our operations at any time and may exert more control over offerings conducted overseas and foreign investment in Hong Kong-based issuers. The PRC government may also intervene or impose restrictions on our ability to move out of Hong Kong to distribute earnings and pay dividends or to reinvest in our business outside of Hong Kong. Furthermore, PRC regulatory authorities may in the future promulgate laws, regulations or implementing rules that require our company or any of our subsidiaries to obtain regulatory approval from PRC authorities before this offering. These actions could result in a material change in our operations and could significantly limit or completely hinder our ability to complete this offering or cause the value of our Ordinary Shares to significantly decline or become worthless. See “Prospectus Summary — Recent Regulatory Developments in the PRC” for additional information.

We have been advised by CFN Lawyers, our counsel as to the laws of Hong Kong, that based on their understanding of the current Hong Kong laws, as of the date of this prospectus, the Company and JLHK are not required to obtain any permissions or approvals from Hong Kong authorities before listing in the United States and issuing our Ordinary Shares to foreign investors. No such permissions or approvals have been applied for by the Company and/or its subsidiaries or denied by any relevant authorities. As of the date of this prospectus, JLHK does not require any requisite permissions or approvals from the Hong Kong authorities to operate its businesses. All of our Hong Kong subsidiaries have received all requisite permissions or approvals from the Hong Kong authorities to operate their business in Hong Kong, including but not limited to their business registration certificates. However, we have been advised by CFN lawyers that uncertainties still exist, due to the possibility that laws, regulations, or policies in Hong Kong could change rapidly in the future.

As advised by our PRC Counsel, China Commercial Law Firm, as of the date of this prospectus, based on PRC laws and regulations effective as of the date of this prospectus, our operations in Hong Kong and our registered public offering in the United States are not subject to the review nor prior approval of the Cyberspace Administration of China (the “CAC”) nor the China Securities Regulatory Commission (the “CSRC”), because (i) the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings like ours under this prospectus are subject to this regulation; and (ii) JLHK was established and operate in Hong Kong and is not included in the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC. Uncertainties still exist, however, due to the possibility that laws, regulations, or policies in the PRC could change rapidly in the future. As further advised by China Commercial Law Firm, JL, Sun Choice, and our operating subsidiary, JLHK, are not required to obtain any permissions or approvals from any Chinese authorities to operate their business as of the date of this prospectus. No permissions or approvals have been applied for by the Company or denied by any relevant authority. In the event that (i) the PRC government expanded the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC and that we are required to obtain such permissions or approvals, or (ii) we inadvertently concluded that relevant permissions or approvals were not required or that we did not receive or maintain relevant permissions or approvals required, any action taken by the

PRC government could significantly limit or completely hinder our operations in Hong Kong and our ability to offer or continue to offer our Ordinary Shares to investors and could cause the value of such securities to significantly decline or be worthless and even delisting if our Ordinary Shares. The delisting of our Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment in the future.

Furthermore, as more stringent criteria, including the Holding Foreign Companies Accountable Act (the “HFCA Act”), have been imposed by the SEC and the Public Company Accounting Oversight Board (“PCAOB”), recently, our Ordinary Shares may be prohibited from trading if our auditor cannot be fully inspected. Our auditor, ZH CPA, LLC, the independent registered public accounting firm that issues the audit report included in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess ZH CPA, LLC’s compliance with applicable professional standards. ZH CPA, LLC is headquartered in Denver, Colorado, and can be inspected by the PCAOB. As of the date of this prospectus, our auditor is not subject to the determinations announced by the PCAOB on December 16, 2021, relating to the PCAOB’s inability to inspect or investigate completely registered public accounting firms headquartered in mainland China or Hong Kong because of a position taken by one or more authorities in the PRC or Hong Kong. On August 26, 2022, the SEC issued a statement announcing that the PCAOB signed a Statement of Protocol with the CSRC and the Ministry of Finance of the PRC, governing inspections and investigations of audit firms based in mainland China and Hong Kong. Pursuant to the Statement of Protocol, the PCAOB has independent discretion to select any issuer audits for inspection or investigation and has unfettered ability to transfer information to the SEC. However, uncertainties still exist whether this new framework will be fully complied with. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination. On December 29, 2022, the Accelerating Holding Foreign Companies Accountable Act was enacted, which amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three. See “Risk Factors — Risks Related to Our Ordinary Shares — Although the audit report included in this prospectus is prepared by U.S. auditors who are currently inspectable by the PCAOB, there is no guarantee that future audit reports will be prepared by auditors inspectable by the PCAOB and, as such, in the future investors may be deprived of the benefits of the PCAOB inspection program. Furthermore, trading in our securities may be prohibited under the HFCA Act if the SEC subsequently determines our audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely, and as a result, U.S. national securities exchanges, such as the Nasdaq, may determine to delist our securities. Furthermore, on December 29, 2022, the Accelerating Holding Foreign Companies Accountable Act was enacted, which amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, and thus reduced the time before our Ordinary Shares may be prohibited from trading or delisted” for additional information. We cannot assure you whether Nasdaq or other regulatory authorities will apply additional or more stringent criteria to us. Such uncertainty could cause the market price of our Ordinary Shares to be materially and adversely affected. Our management monitors the cash position of JLHK regularly and prepares budgets on a monthly basis to ensure it has the necessary funds to fulfill its obligations for the foreseeable future and to ensure adequate liquidity. In the event that there is a need for cash or a potential liquidity issue, it will be reported to our chief financial officer and subject to approval by our board of directors.

Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us. As of the date of this prospectus, there are no restrictions or limitation under the laws of Hong Kong imposed on the conversion of HK$ into foreign currencies and the remittance of currencies out of Hong Kong or across borders and to U.S investors. The laws and regulations of the PRC do not currently have any material impact on transfer of cash from JL to JLHK and Sun Choice or from JLHK and Sun Choice to JL, our shareholders and U.S. investors. However, the PRC government may, in the future, impose restrictions or limitations on our ability to transfer money out of Hong Kong, to distribute earnings and pay dividends to and from the other entities within our organization, or to reinvest in our business outside of Hong Kong. Such restrictions and limitations, if imposed in the future, may delay or hinder the expansion of our business to outside of Hong Kong and may affect our ability to receive funds from our operating subsidiary in Hong Kong. The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case, that restrict or otherwise unfavorably impact the ability or way we conduct our business, could require us to change certain aspects of our business to ensure compliance, which could decrease demand for our services, reduce revenues, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities. For a more detailed discussion of this risk, see “Transfers of Cash to and from Our Subsidiaries” and “Risk Factors — Risks Related to Our Ordinary Shares — We rely on dividends and other distributions on equity paid by our subsidiary to fund any cash and financing requirements we may have. In the future, funds may not be available to fund operations or for other use outside of Hong Kong, due to interventions in, or the imposition of restrictions and limitations on, our ability or our subsidiary by the PRC government to transfer cash. Any limitation on the ability of our subsidiary to make payments to us could have a material adverse effect on our ability to conduct our business and might materially decrease the value of our Ordinary Shares or cause them to be worthless” for additional information.

We are an “emerging growth company” as defined under the federal securities laws and, as such, will be subject to reduced public company reporting requirements. See “Prospectus Summary — Implications of Being an Emerging Growth Company and a Foreign Private Issuer” for additional information.

Neither the SEC nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is            , 2023

Neither we nor any of the Selling Shareholders have authorized anyone to provide you with any information or to make any representations other than as contained in this prospectus or in any free writing prospectuses we have prepared. Neither we nor the Selling Shareholders take any responsibility for, and provide no assurance about the reliability of, any information that others may give you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities. Our business, financial condition, results of operations and prospects may have changed since that date.

No action is being taken in any jurisdiction outside the U.S. to permit a public offering of our securities or possession or distribution of this prospectus in any such jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the U.S. are required to inform themselves about and to observe any restrictions about this offering and the distribution of this prospectus applicable to those jurisdictions.

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability and a majority of our outstanding securities are owned by non-U.S. residents. Under the rules of the U.S. Securities and Exchange Commission, or the SEC, we currently qualify for treatment as a “foreign private issuer.” As a foreign private issuer, we will not be required to file periodic reports and financial statements with the U.S. Securities and Exchange Commission, or the SEC, as frequently or as promptly as domestic registrants whose securities are registered under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

We obtained statistical data, market data and other industry data and forecasts used in this prospectus from market research, publicly available information and industry publications. While we believe that the statistical data, industry data and forecasts and market research are reliable, we have not independently verified the data.

Alt-i

THE OFFERING

Ordinary Shares offered by the Selling Shareholders	8,910,000 Ordinary Shares
Ordinary Shares outstanding before the offering:	30,000,000 Ordinary Shares
Ordinary Shares to be outstanding after our initial public offering pursuant to the Public Offering Prospectus:	31,400,000 Ordinary Shares
Offering price

Since there is currently no public market established for our securities, the Selling Shareholders will sell at a price between US$4 and US$6 per Ordinary Shares, the offering price which we sell our Ordinary Shares in our public offering pursuant to the registration statement of which this prospectus is a part.

Once, and if, our Ordinary Shares are listed on the NASDAQ Global Market and there is an established market for these resale shares, the Selling Shareholders may sell the resale shares from time to time at the market price prevailing on the NASDAQ Global Market at the time of offer and sale, or at prices related to such prevailing market prices or in negotiated transactions or a combination of such methods of sale directly or through brokers.

Listing	We have applied to list the Ordinary Shares on the NASDAQ Global Market
Proposed NASDAQ Global Market symbol	JL
Terms of the offering	The Selling Shareholders will determine when and how they will sell the securities offered in this prospectus.
Use of proceeds:	We will not receive any of the proceeds from the sale of the Ordinary Shares by the Selling Shareholders named in this prospectus.

Alt-1

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of our Ordinary Shares by the Selling Shareholders. In addition, the Underwriter will not receive any compensation from the sale of the Ordinary Shares by the Selling Shareholders. The Selling Shareholders will receive all of the net proceeds from the sales of Ordinary Shares offered by them under this prospectus. However, we will incur expenses in connection with the registration of our Ordinary Shares offered hereby.

Alt-2

SELLING SHAREHOLDERS

This prospectus covers the offering for resale of Ordinary Shares by the Selling Shareholders. This prospectus and any prospectus supplement will only permit the Selling Shareholders to sell the number of Ordinary Shares identified in the column “Number of Ordinary Shares to Be Sold.” We will not receive any proceeds from the sale of the Ordinary Shares by the Selling Shareholders.

The Selling Shareholders may sell, transfer or otherwise dispose of, at any time and from time to time, the Ordinary Shares in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus, subject to applicable law.

Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days of the determination date. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

As at the date of this prospectus, the Selling Shareholders, Capital Summit Enterprises Limited, Cherish Gloss Group Limited, Jipsy Trade Limited, Max Premier Enterprises Limited, Summer Explorer Investments Limited and Wise Total Solutions Group Limited, beneficially holds 4.95%, 4.95%, 4.95%, 4.95%, 4.95%, 4.95% of Ordinary Shares of the Company, respectively. Please refer to “Corporate History and Structure” on the Public Offering Prospectus for more information. The Ordinary Shares issued to the Selling Shareholders are “restricted” securities under applicable U.S. federal and state securities laws and are being registered to provide the Selling Shareholders the opportunity to sell those Ordinary Shares.

The Ordinary Shares being offered for resale by the Selling Shareholders consist of a total of Ordinary Shares. The following table sets forth the names of the Selling Shareholders, the number of shares of Ordinary Shares owned by each Selling Shareholder immediately prior to the date of this prospectus and the number of shares to be offered by the Selling Shareholder pursuant to this prospectus. The table also provides information regarding the beneficial ownership of our Ordinary Shares by the Selling Shareholder as adjusted to reflect the assumed sale of all of the shares offered under this prospectus.

Name of Selling Shareholder	Ordinary Shares Beneficially Owned Prior to Offering	Percentage Ownership Prior to Offering(1)	Number of Ordinary Shares to Be Sold	Number of Ordinary Shares owned After Offering(2)	Percentage Ownership After Offering
Wise Total Solutions Group Limited(3)(4)	1,485,000	4.95%	1,485,000	0	0%
Jipsy Trade Limited(3)(5)	1,485,000	4.95%	1,485,000	0	0%
Cherish Gloss Group Limited(3)(6)	1,485,000	4.95%	1,485,000	0	0%
Summer Explorer Investments Limited(3)(7)	1,485,000	4.95%	1,485,000	0	0%
Max Premier Enterprises Limited(3)(8)	1,485,000	4.95%	1,485,000	0	0%
Capital Summit Enterprises Limited(3)(9)	1,485,000	4.95%	1,485,000	0	0%

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(1)      Based on 30,000,000 Ordinary Shares issued and outstanding as of the date of this Resale Prospectus.

(2)      Since we do not have the ability to control how many, if any, of their shares each of the Selling Shareholders will sell, we have assumed that the Selling Shareholders will sell all of the shares offered herein for purposes of determining how many shares they will own after the offering and their percentage of ownership following the offering.

(3)      None of the Selling Shareholders have had any position, office or other material relationship within past three years with the Company. None of the Selling Shareholders is a broker dealer or an affiliate of a broker dealer. None of the Selling Shareholders have an agreement or understanding to distribute any of the Shares being registered.

(4)      Wise Total Solutions Group Limited is a company incorporated in the British Virgin Islands. Wise Total Solutions Group Limtied is beneficially wholly owned by Mr. Yik Hang Cheung. The registered address of Wise Total Solutions Group Limited is Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands.

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(5)      Jipsy Trade Limited is a company incorporated in the British Virgin Islands. Jipsy Trade Limited is beneficially wholly owned by Ms. Siu Ning Cheung. The registered address of Jipsy Trade Limited is Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands.

(6)      Cherish Gloss Group Limited is a company incorporated in the British Virgin Islands. Cherish Gloss Group Limited is beneficially wholly owned by Ms. Kuen Fuk Cherry Tsoi. The registered address of Cherish Gloss Group Limited is Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands.

(7)      Summer Explorer Investments Limited is a company incorporated in the British Virgin Islands. Summer Explorer Investments Limited is beneficially wholly owned by Mr. Ho Tung Ho, who is its sole shareholder and director. The registered address of Summer Explorer Investments Limited is Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands.

(8)      Max Premier Enterprises Limited is a company incorporated in the British Virgin Islands. Max Premier Enterprises Limited is beneficially wholly owned by Mr. Sai Ho Cheung. The registered address of Max Premier Enterprises Limited is OMC Chambers, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands.

(9)      Capital Summit Enterprises Limited is a company incorporated in the British Virgin Islands. Capital Summit Enterprises Limited is beneficially wholly owned by Ms. Lok Yi Chau. The registered address of Capital Summit Enterprises Limited is Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands.

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SELLING SHAREHOLDERS PLAN OF DISTRIBUTION

The Selling Shareholders and any of their pledgees, donees, assignees, and successors-in-interest may sell any or all of their Ordinary Shares being offered under this prospectus on any stock exchange, market, or trading facility on which our Ordinary Shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Shareholders may use any one or more of the following methods when disposing of Ordinary Shares:

•        ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•        block trades in which the broker-dealer will attempt to sell the Ordinary Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•        purchases by a broker-dealer as principal and resales by the broker-dealer for its account;

•        an exchange distribution in accordance with the rules of the applicable exchange;

•        privately negotiated transactions;

•        to cover short sales made after the date that the registration statement of which this prospectus is a part is declared effective by the SEC;

•        broker-dealers may agree with the Selling Shareholders to sell a specified number of such shares at a stipulated price per share;

•        a combination of any of these methods of sale; and

•        any other method permitted pursuant to applicable law.

The Ordinary Shares may also be sold under Rule 144 under the Securities Act, as amended, if available for a selling shareholder, rather than under this prospectus. The Selling Shareholders have the sole and absolute discretion not to accept any purchase offer or make any sale of the Ordinary Shares if they deem the purchase price to be unsatisfactory at any particular time.

The Selling Shareholders may pledge their Ordinary Shares to their brokers under the margin provisions of customer agreements. If a Selling Shareholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged Ordinary Shares.

Broker-dealers engaged by the Selling Shareholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholders (or, if any broker-dealer acts as agent for the purchaser of Ordinary Shares, from the purchaser) in amounts to be negotiated, which commissions as to a particular broker or dealer may be in excess of customary commissions to the extent permitted by applicable law.

If sales of Ordinary Shares offered under this prospectus are made to broker-dealers as principals, we would be required to file a post-effective amendment to the registration statement of which this prospectus is a part. In the post-effective amendment, we would be required to disclose the names of any participating broker-dealers and the compensation arrangements relating to such sales.

The Selling Shareholders and any broker-dealers or agents that are involved in selling the Ordinary Shares offered under this prospectus may be deemed to be “underwriters” within the meaning of the Securities Act in connection with these sales. Commissions received by these broker-dealers or agents and any profit on the resale of the Ordinary Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Any broker-dealers or agents that are deemed to be underwriters may not sell Ordinary Shares offered under this prospectus unless and until we set forth the names of the underwriters and the material details of their underwriting arrangements in a supplement to this prospectus or, if required, in a replacement prospectus included in a post-effective amendment to the registration statement of which this prospectus is a part.

The Selling Shareholders and any other persons participating in the sale or distribution of the shares offered under this prospectus will be subject to applicable provisions of the Exchange Act, and the rules and regulations under that act, including Regulation M. These provisions may restrict the activities of, and limit the timing of purchases and sales of any of the Ordinary Shares by, the Selling Shareholders or any other person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and

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other activities with respect to those securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

Rule 2710 requires member firms to satisfy the filing requirements of Rule 2710 in connection with the resale, on behalf of the Selling Shareholders, of the securities on a principal or agency basis. NASD Notice to Members 88-101 states that in the event a Selling Shareholder intends to sell any of the shares registered for resale in this prospectus through a member of FINRA participating in a distribution of our securities, such member is responsible for insuring that a timely filing, if required, is first made with the Corporate Finance Department of FINRA and disclosing to FINRA the following:

•        it intends to take possession of the registered securities or to facilitate the transfer of such certificates;

•        the complete details of how the Selling Shareholders’ shares are and will be held, including location of the particular accounts;

•        whether the member firm or any direct or indirect affiliates thereof have entered into, will facilitate, or will otherwise participate in any type of payment transaction with the Selling Shareholders, including details regarding any such transactions; and

•        in the event any of the securities offered by the Selling Shareholders are sold, transferred, assigned, or hypothecated by any Selling Shareholder in a transaction that directly or indirectly involves a member firm of FINRA or any affiliates thereof, that prior to or at the time of said transaction the member firm will timely file all relevant documents with respect to such transaction(s) with the Corporate Finance Department of FINRA for review.

No FINRA member firm may receive compensation in excess of that allowable under FINRA rules, including Rule 2710, in connection with the resale of the securities by the Selling Shareholders, which total compensation may not exceed 8%.

If any of the Ordinary Shares offered for sale pursuant to this prospectus are transferred other than pursuant to a sale under this prospectus, then subsequent holders could not use this prospectus until a post-effective amendment or prospectus supplement is filed, naming such holders. We offer no assurance as to whether any of the Selling Shareholders will sell all or any portion of the shares offered under this prospectus.

We have agreed to pay all fees and expenses we incur incident to the registration of the shares being offered under this prospectus. However, each Selling Shareholder and purchaser is responsible for paying any discounts, commissions, and similar selling expenses they incur.

We and the Selling Shareholders have agreed to indemnify one another against certain losses, damages, and liabilities arising in connection with this prospectus, including liabilities under the Securities Act.

Lock-up Agreement

Wise Total Solutions Group Limited, one of the Selling Shareholders selling 1,485,000 Ordinary Shares pursuant to the Resale Prospectus, has agreed to enter into customary lock-up agreements in favor of Eddid Securities USA Inc. that for a period of two (2) months after the effective date of the registration statement, they shall not offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares of the Company or any securities convertible into or exercisable or exchangeable for Ordinary Shares of the Company, subject to customary exceptions.

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Leak-Out Agreement

Jipsy Trade Limited has agreed to enter into a leak-out agreement with the Company pursuant to which Jipsy Trade Limited has agreed not to sell the Relevant Resale Shares for a period of 60 days after the date of the Public Offering Prospectus (the “Lock-up Period”), except as follows:

(a)     Jipsy Trade Limited may sell up to 33% of the Relevant Resale Shares if (i) the Nasdaq Official Closing Price of the Ordinary Shares of the Company as reported on nasdaq.com (“NOCP”) on ally two consecutive trading days equals or exceeds 120% of the offer price per share in the initial public offer; and (ii) the average daily trading volume (as reported as the NLS Volume on nasdaq.com) (“Trading Volume”) of the Ordinary Shares on Nasdaq over such two consecutive trading days equals or exceeds 100,000 Ordinary Shares;

(b)    Jipsy Trade Limited may sell up to all additional 33% of the Relevant Resale Shares if (i) the NOCP on any two consecutive trading days equals or exceeds 140% of the offer price per share in the initial public offering; and (ii) the average daily Trading Volume of the Ordinary Shares on the Nasdaq over such two consecutive trading days equals or exceeds 120,000 Ordinary Shares;

(c)     Jipsy Trade Limited may sell the remaining 34% of the Relevant Resale Shares if (i) the NOCP on any two consecutive trading days equals or exceeds 160% of the offer price per share in the initial public offering; and (ii) the average daily Trading Volume of the Ordinary Shares on Nasdaq over such two consecutive trading days equals or exceeds 150,000 Ordinary Shares.

For the purpose of clarity, the price and volume amounts in the above subparagraphs (a) through (c) shall be subject to adjustment for sub-divisions, consolidations or similar transactions affecting the Ordinary Shares following the effective date of the leak-out agreement. The conditions in the above subparagraphs are mutually inclusive and one condition need not be met before the others take effect. For example, if the offer price in this offering is $5.00, the average NOCP of the Ordinary Shares is $8.00 and the average Trading Volume of the Ordinary Shares on Nasdaq is 150,000 for any two consecutive days, then all three of the above-mentioned conditions have been met and all of the Relevant Resale Shares can be sold collectively.

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LEGAL MATTERS

The validity of our shares underlying our Ordinary Shares and certain other matters of Cayman Islands law will be passed upon for us by Appleby. We are being represented by K&L Gates LLP with respect to U.S. federal securities laws. Certain legal matters as to Hong Kong laws will be passed upon for us by CFN Lawyers. Certain legal matters as to PRC law will be passed upon for us by China Commercial Law Firm.

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8,910,000 Ordinary Shares

J-Long Group Limited

______________________________

RESALE PROSPECTUS

______________________________

You should rely only on the information contained in this Resale Prospectus. No dealer, salesperson or other person is authorized to give information that is not contained in this Resale Prospectus. This Resale Prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this Resale Prospectus is correct only as of the date of this prospectus, regardless of the time of the delivery of this prospectus or the sale of these securities.

Until            , 2023, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriter with respect to their unsold subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers.

Our post-offering Memorandum and Articles of Association, which will become effective immediately upon completion of this offering, will empower us to indemnify our directors and officers against certain liabilities they incur by reason of their being a director or officer of our Company.

We intend to enter into indemnification agreements with each of our directors and executive officers in connection with this offering. Under these agreements, we have agreed to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director or officer of our Company.

The underwriting agreement in connection with this offering also provides for indemnification of us and our officers, directors, or persons controlling us for certain liabilities.

We intend to obtain directors’ and officers’ liability insurance coverage that will cover certain liabilities of directors and officers of our company arising out of claims based on acts or omissions in their capacities as directors or officers.

Item 7. Recent Sales of Unregistered Securities.

During the past three years, we have issued the following securities which were not registered under the Securities Act. We believe that each of the following issuance was exempt from registration under the Securities Act in reliance on Regulation D under the Securities Act or pursuant to Section 4(2) of the Securities Act regarding transactions not involving a public offering or in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. No underwriters were involved in these issuance of securities.

Securities/Purchaser	Date of Issuance	Number of Securities(1)		Consideration
Ordinary Shares
Mr. Danny Tze Ching Wong	July 25, 2022	27,000,000	(2)	USD1,012.50
Mr. Edwin Chun Yin Wong	July 25, 2022	3,000,000		USD112.50

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(1)      Retroactively adjusted to reflect a share split of our Ordinary Shares at a ratio of 8-for-3, which occurred on November 8, 2023.

(2)      On September 20, 2023, Mr. Danny Tze Ching Wong entered into individual sale and purchase agreements with the pre-IPO shareholders, Capital Summit Enterprises Limited, Cherish Gloss Group Limited, Jipsy Trade Limited, Summer Explorer Investments Limited, Wise Total Solutions Group Limited, and Max Premier Enterprises Limited. According to these agreements, the Controlling Shareholder agreed to sell and each of the pre-IPO shareholders agreed to purchase 1,485,000 shares (Retroactively adjusted to reflect a share split of our Ordinary Shares at a ratio of 8-for-3, which occurred on November 8, 2023) of JL at a consideration of US$4,000,000. The shares were transferred on the same day upon execution of the instruments of transfer, with the consideration to be settled by way of promissory notes on or before June 30, 2024.

Item 8. Exhibits and Financial Statement Schedules.

(a)     The following documents are filed as part of this registration statement:

See the Exhibit Index attached to this registration statement, which is incorporated by reference herein.

(b)    Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or has been included in the consolidated financial statements or notes thereto.

Item 9. Undertakings.

(a)     The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)     To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information in the registration statement.

Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(4)    To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the act if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Form F-3.

(5)    That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)     If the registrant is relying on Rule 430B:

(A)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)    If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)     That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)    The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(c)     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the provisions described in Item 6 hereof, or otherwise, the registrant has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c)     The undersigned registrant hereby undertakes that:

(1)    For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)    For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
1.1†	Form of Underwriting Agreement
3.1†	Memorandum and Articles of Association, as currently in effect
3.2†	Form of Amended and Restated Memorandum and Articles of Association (to be effective in connection with the completion of this offering)
4.1†	Specimen certificate evidencing Ordinary Shares
5.1**	Opinion of Appleby regarding the validity of the Ordinary Shares being registered
8.1**	Opinion of Appleby (included in Exhibit 5.1)
8.2**	Opinion of CFN Lawyers regarding certain legal matters and tax matters of the subsidiaries in Hong Kong
10.1†	Form of Indemnification Agreement between the registrant and its officers and directors
10.2†	Form of Director Agreement between the registrant and its directors
10.3†	Form of Independent Director Agreement between the registrant and its independent directors
10.4†	Form of Employment Agreement between the registrant and its officers
10.5†	Bank Facilities dated June 10, 2022 between JLHK and Hang Seng Bank Limited
10.6†	Bank Facilities dated April 18, 2023 between JLHK and Hang Seng Bank Limited
10.7†	Agreement for Sale and Purchase dated October 11, 2022 between JLHK and Everlink Enterprises Limited
10.8†	Agreement for Sale and Purchase dated October 20, 2022 between JLHK and Everlink Enterprises Limited
10.9†	Agreement for Sale and Purchase dated October 27, 2022 between JLHK and Everlink Enterprises Limited
10.10†	Lease Contract, by and between Charm Vision Holdings Limited and JLHK, dated as of April 1, 2022
10.11†	Lease Contract, by and between Charm Vision Holdings Limited and JLHK, dated as of April 1, 2022
10.12†	Lease Contract, by and between Charm Vision Holdings Limited and JLHK, dated as of April 1, 2022
10.13†	Lease Contract, by and between Charm Vision Holdings Limited and JLHK, dated as of April 1, 2022
10.14†	Lease Contract, by and between Everlink Enterprises Limited and JLHK, dated as of October 13, 2022
10.15†	Lease Contract, by and between Everlink Enterprises Limited and JLHK, dated as of October 20, 2022
10.16†	Lease Contract, by and between Everlink Enterprises Limited and JLHK, dated as of October 27, 2022
10.17†	Form of Leak-Out Agreement between the registrant and Jipsy Trade Limited (included in Exhibit 1.1)
21.1†	List of Subsidiaries

Exhibit Number	Description of Exhibit
23.1†	Consent of ZH CPA, LLC, an independent registered public accounting firm
23.2**	Consent of Appleby (included in Exhibit 5.1)
23.3**	Consent of CFN Lawyers (included in Exhibit 8.2)
23.4**	Consent of China Commercial Law Firm
24.1†	Power of Attorney (included on signature page)
99.1†	Consent of Stephen Wayland Kan
99.2†	Consent of To Wai Suen
99.3†	Consent of Nathaniel Clifton Chan
99.4†	Audit Committee Charter
99.5†	Nominating Committee Charter
99.6†	Compensation Committee Charter
99.7†	Code of Business Conduct and Ethics
107†	Filing Fee Table

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†        Previously filed.

*        To be filed by amendment.

**      Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong, on December 15, 2023.

J-LONG GROUP LIMITED
By:	/s/ Danny Tze Ching Wong
Name: Danny Tze Ching Wong
Title: Director and Chairman

KNOW ALL BY THOSE PRESENT, that each person whose signature appears below hereby constitutes and appoints and each of them, his or her true and lawful agent, proxy, and attorney-in-fact, with full power of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to (1) act on, sign, and file with the SEC any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act, together with all schedules and exhibits thereto; (2) act on, sign, and file such certificates, instruments, agreements, and other documents as may be necessary or appropriate in connection therewith; (3) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act; and (4) take any and all actions that may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying, and confirming all that such agent, proxy, and attorney-in-fact or any of his or her substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Danny Tze Ching Wong	Chairman of the Board and Director	December 15, 2023
Name: Danny Tze Ching Wong
/s/ Edwin Chun Yin Wong	Chief Executive Officer and Director	December 15, 2023
Name: Edwin Chun Yin Wong
/s/ Wai Ha Tang	Chief Finance Officer	December 15, 2023
Name: Wai Ha Tang	(Principal Accounting and Financial Officer)

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act, the undersigned, the duly authorized representative in the United States of JL, has signed this registration statement or amendment thereto in New York, New York on December 15, 2023.

Authorized U.S. Representative Cogency Global Inc.
By:	/s/ Colleen A. De Vries
	Name:	Colleen A. De Vries
	Title:	Senior Vice President on behalf of Cogency Global Inc.